As filed with the Securities and Exchange Commission on February 15, 2024

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AETERNA ZENTARIS INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Canada	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

315 Sigma Drive

Summerville, South Carolina 29486

(843) 900-3223

(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Klaus Paulini, PhD

President and Chief Executive Officer

Aeterna Zentaris Inc.,

c/o Norton Rose Fulbright Canada, LLP,

222 Bay Street, Suite 3000,

PO Box 53, Toronto ON M5K 1E7, Canada

(843) 900-3211

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Janet Grove, Esq. Trevor Zeyl, Esq. Norton Rose Fulbright Canada LLP 222 Bay Street, Suite 3000, P.O. Box 53, Toronto ON M5K 1E7 Canada (416) 216-4792	Scott Saks, Esq. Norton Rose Fulbright US LLP 1301 Avenue of the Americas New York, New York 10019-6022 United States (212) 318-3151

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED February 15, 2024

PRELIMINARY PROSPECTUS

Up to 2,534,424 Aeterna Zentaris New Warrants

Up to 2,534,424 Common Shares

This prospectus relates to the issuance for no consideration of up to 2,534,424 common share purchase warrants (“Aeterna Zentaris New Warrants”) to all of the holders (the “Aeterna Shareholders”) of common shares, no par value per share (“Common Shares”), of Aeterna Zentaris Inc. (“Aeterna Zentaris”, “we”, “us”, “our” or the “Company”), and all of the holders (the “Aeterna Warrant Holders”) of our outstanding warrants to purchase Common Shares (“Aeterna Zentaris Adjusted Warrants”). Of the 2,534,424 Aeterna Zentaris New Warrants being issued, (i) 2,316,137 Aeterna Zentaris New Warrants are being issued to Aeterna Shareholders and (ii) 218,287 Aeterna Zentaris New Warrants are being issued to Aeterna Warrant Holders. This prospectus also relates to the up to 2,534,424 Common Shares issuable from time to time upon exercise of the Aeterna Zentaris New Warrants. We refer to the Common Shares issued or issuable upon exercise of the Aeterna Zentaris New Warrants, and the Aeterna Zentaris New Warrants being offered hereby, collectively, as the “securities.”

We are issuing the Aeterna Zentaris New Warrants to Aeterna Shareholders and Aeterna Warrant Holders in connection with our acquisition of all of the issued and outstanding common shares in the capital of Ceapro Inc., a corporation existing under the federal laws of Canada (“Ceapro”), pursuant to a plan of arrangement (the “Plan of Arrangement”) in accordance with an arrangement agreement, dated December 14, 2023, between the Company and Ceapro, as amended by the amendment agreement, dated January 16, 2024, between the Company and Ceapro (as so amended and may be further amended, supplemented or otherwise modified from time to time, the “Arrangement Agreement”).

In connection with the Plan of Arrangement, we are also issuing (i) up to 7,390,093 Common Shares (the “Aeterna Plan Shares”) to the holders of Ceapro’s outstanding common shares (“Ceapro Shares”), other than dissenting holders of Ceapro Shares who dissent, and (ii) replacement options (the “Replacement Options”) exercisable for up to 271,672 Common Shares in exchange for outstanding options to purchase Ceapro common shares that Ceapro issued pursuant to its employee plans (“Ceapro Options”), in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) promulgated thereunder. This prospectus does not relate to, and is not an offer to acquire, any of the Aeterna Plan Shares or Replacement Options, or any Common Shares issuable upon exercise of Replacement Options.

No Common Shares issuable upon exercise of Replacement Options will be issued or sold in the United States absent registration or an exemption from registration. Any public offering of Common Shares issuable upon exercise of Replacement Options in the United States will be made by means of a separate prospectus that may be obtained from us.

Each Aeterna Zentaris New Warrant will be exercisable, subject to adjustment, for one (1) Common Share at an exercise price of $0.01 per Common Share, will be exercisable at any time after the date of issuance and will expire three years from the date of issuance. The exercise price is paid on a cashless basis meaning that the number of Common Shares will be reduced by an amount equal to the aggregate exercise price of the Aeterna Zentaris New Warrants being exercised. Each Common Share (including Common Shares underlying the Aeterna Zentaris New Warrants) offered under this prospectus has associated with it one right to purchase a Common Share under our Rights Plan (as defined herein). Please see the section entitled “Description of Securities We are Offering” in this prospectus for a more detailed discussion.

Our Common Shares are currently listed on both the NASDAQ Capital Market (“NASDAQ”) and on the Toronto Stock Exchange (“TSX”) under the symbol “AEZS”. On February 13, 2024, the last reported sales price of our Common Shares on NASDAQ was $1.85 per share and on TSX was C$2.41 per share.

There is no established public trading market for the Aeterna Zentaris New Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Aeterna Zentaris New Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Aeterna Zentaris New Warrants will be limited.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed under “Risk Factors” beginning on page 16 of this prospectus, as well as those risk factors otherwise contained or incorporated by reference into this prospectus.

The securities offered by this prospectus have not been qualified in Canada and may not be offered or sold in Canada except pursuant to a Canadian prospectus or an exemption from the prospectus requirements under applicable Canadian securities laws. The Company has not filed and does not intend to file a Canadian prospectus in connection with the securities offered by this prospectus.

Delivery of the securities is expected to be made on or about, 2024, subject to customary closing conditions and the closing of the Plan of Arrangement.

The date of this prospectus is           , 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters.

The SEC allows us to “incorporate by reference” information into this prospectus and the registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus incorporates by reference the Annual Report on Form 20-F, as amended, we filed with the SEC as well as certain Current Reports on Form 6-K we have furnished and filed with the SEC.

References in this prospectus to the “Original Form 20-F” are to our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 23, 2023, which is incorporated herein by reference.

References in this prospectus to the “20-F Amendment” are to Amendment No. 1 to our Original Form 20-F on Form 20-F/A filed with the SEC on February 15, 2024, which is incorporated herein by reference.

References in this prospectus to the “Form 20-F” are to our Original Form 20-F, as amended by our 20-F Amendment, which are incorporated herein by reference as so amended.

References in this prospectus to the “Nine Month 6-K” are to our Current Report on Form 6-K filed with the SEC on November 11, 2023, which is incorporated by reference herein.

The full list of documents incorporated by reference into this prospectus and the registration statement of which this prospectus is a part are identified under the headings “Documents Incorporated by Reference.” Before purchasing any securities, you should carefully read this prospectus in its entirety, together with the additional information described under the headings, “Documents Incorporated by Reference” and “Where You Can Find Additional Information” in this prospectus.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction or in any circumstances where it is unlawful to make such offer or solicitation. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. If anyone provides you with different or inconsistent information, you should not rely on it. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf.

You should assume that the information contained in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. If any statement in this prospectus is inconsistent with a statement in another document having a later date—for example, a prospectus supplement filed after the date of this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Except as otherwise indicated, the information concerning Ceapro contained in this prospectus is based solely on information provided to Aeterna Zentaris by Ceapro or is taken from, or is based upon, publicly available information. Information concerning Ceapro should be read together with, and is qualified by, the documents and information related to Ceapro incorporated by reference herein. In the Arrangement Agreement, Ceapro provided a covenant to ensure that no information provided by it in connection with this prospectus will include any misrepresentation or omit to state a material fact required to be stated in this prospectus in order to make such information not misleading in light of the circumstances in which it is disclosed. Although we have no knowledge that would indicate that any of the information provided by Ceapro is untrue or incomplete, neither we nor any of our officers or directors assumes any responsibility for the failure by Ceapro to disclose facts or events which may have occurred or may affect the completeness or accuracy of such information but which are unknown to us. We have no knowledge of any material information concerning Ceapro that has not been generally disclosed.

In this prospectus, unless otherwise indicated, references to “we”, “us”, “our”, “Aeterna Zentaris” the “Corporation” or the “Company” are to Aeterna Zentaris Inc., a Canadian corporation, and its consolidated subsidiaries, prior to consummation of the Plan of Arrangement, unless it is clear that such terms refer only to Aeterna Zentaris Inc. excluding its subsidiaries.

In this prospectus, unless otherwise indicated, references to “Ceapro” are to Ceapro Inc., a corporation existing under the federal laws of Canada, and its consolidated subsidiaries, prior to consummation of the Plan of Arrangement, unless it is clear that such terms refer only to Ceapro Inc. excluding its subsidiaries.

In this prospectus, unless otherwise indicated, references to the “Combined Company” are to means Aeterna Zentaris, and its consolidated subsidiaries, after the completion of the Plan of Arrangement, unless it is clear that such terms refer only to Aeterna Zentaris, excluding its subsidiaries, after the completion of the Plan of Arrangement.

Capitalized terms used in this prospectus and not otherwise defined herein have the meaning set out in the Glossary of Defined Terms set forth below.

The financial statements included in or incorporated by reference into this prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and thus may not be comparable to financial statements of United States (“U.S.”) companies.

Certain information presented in this prospectus, including certain documents incorporated by reference herein, may include non-IFRS measures that are used by us as indicators of financial performance. These financial measures do not have standardized meanings prescribed under IFRS and our computation may differ from similarly-named computations as reported by other entities and, accordingly, may not be comparable. These financial measures should not be considered as an alternative to, or more meaningful than, measures of financial performance as determined in accordance with IFRS as an indicator of performance. We believe these measures may be useful supplemental information to assist investors in assessing our operational performance and our ability to generate cash through operations. The non-IFRS measures also provide investors with insight into our decision making as we use these non-IFRS measures to make financial, strategic and operating decisions.

Unless otherwise stated, currency amounts in this prospectus are stated in United States dollars, or “$” or “US$”. All references to “C$” are to Canadian dollars.

Aeterna Zentaris’ historical financial statements are presented in US dollars and Ceapro’s historical financial statements are presented in Canadian dollars. Unless otherwise indicated, all monetary information included or incorporated by reference in this prospectus related to Aeterna Zentaris is presented in US dollars and all monetary information in this prospectus related to Ceapro is presented in Canadian dollars.

The unaudited pro forma condensed consolidated financial information of the Combined Company included in this prospectus is presented in Canadian dollars. Aeterna Zentaris’ financial statements were translated from US dollars to Canadian dollars in the unaudited pro forma condensed consolidated statement of financial position of the Combined Company as at September 30, 2023 at a spot exchange rate of C$1.3520 = US$1.00. Aeterna Zentaris’ financial statements were translated from US dollars to Canadian dollars in the statement of income (loss) of the Combined Company at the average exchange rate of C$1.3056 = US$1.00 for the year ended December 31, 2022 and at the average exchange rate of C$1.3486 = US$1.00 for the nine months ended September 30, 2023.

It has not yet been determined which currency the Combined Company’s financial statements will be presented if the Plan of Arrangement is consummated.

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PROSPECTUS SUMMARY

This summary highlights selected information about us, Ceapro, the Plan of Arrangement, this offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, and information incorporated by reference into this prospectus, including the financial statements and related notes of Aeterna Zentaris and Ceapro, the unaudited pro forma combined consolidated financial statements and “Risk Factors,” before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Aeterna Zentaris

Aeterna Zentaris is a specialty biopharmaceutical company commercializing and developing therapeutics and diagnostic tests. The Company’s lead product, Macrilen® (macimorelin), is the first and only FDA and EMA approved oral test indicated for the diagnosis of patients with AGHD. Macimorelin is currently marketed under the tradename Ghryvelin™ in the European Economic Area and under the tradename “Macimorelin 60 mg granules for oral suspension in sachet” in the UK through an exclusive licensing agreement with Atnahs Pharma UK Ltd. (“Pharmanovia”). Aeterna Zentaris’ several other license and commercialization partners are also seeking approval for commercialization of macimorelin in Israel and the Palestinian Authority, the Republic of Korea, Turkey and several non-European Union Balkan countries. Aeterna Zentaris is actively pursuing business development opportunities for the commercialization of macimorelin in North America, Asia and the rest of the world. We are also leveraging the clinical success and compelling safety profile of macimorelin to develop the compound for the diagnosis of CGHD, an area of significant unmet need.

Aeterna Zentaris is also dedicated to the development of therapeutic assets and has established a pre-clinical pipeline to potentially address unmet medical needs across a number of indications, with a focus on rare or orphan, including neuromyelitis optica spectrum disorder and Parkinson’s disease, chronic hypoparathyroidism and ALS (Lou Gehrig’s Disease).

Corporate Information

Aeterna Zentaris was incorporated on September 12, 1990 under the CBCA and continues to be governed by the CBCA. Our registered address is located at 222 Bay St., Suite 3000, Toronto, Ontario, Canada M5K 1E7 c/o Norton Rose Fulbright Canada LLP and we operate another office located at 315 Sigma Drive, Summerville, South Carolina 29486; our telephone number is +1 (843) 900-3223 and our website is www.zentaris.com. None of the documents or information found on our website shall be deemed to be included in or incorporated by reference into this prospectus, unless such document is specifically incorporated herein by reference as provided under “Documents Incorporated by Reference.” For additional information with respect to Aeterna Zentaris please refer to our Form 20-F, which is incorporated herein by reference.

In May 2004, we changed our name to Aeterna Zentaris Inc. On July 15, 2022, we completed the 25-to-1 2022 share consolidation (reverse stock split) and, previously, on November 17, 2015, we also completed 100-to-1 share consolidation (reverse stock split). Our Common Shares commenced trading on a consolidated and adjusted basis on both the NASDAQ and the TSX on November 20, 2015.

We currently have three wholly-owned direct and indirect subsidiaries: Aeterna Zentaris GmbH (“AEZS Germany”), based in Frankfurt am Main, Germany and incorporated under the laws of Germany; Zentaris IVF GmbH, a direct wholly-owned subsidiary of AEZS Germany based in Frankfurt am Main, Germany and incorporated under the laws of Germany; and Aeterna Zentaris, Inc., an entity incorporated in the State of Delaware with an office in the Charleston, South Carolina area in the U.S.

Plan of Arrangement with Ceapro

On December 14, 2023, Aeterna Zentaris entered into an Arrangement Agreement with Ceapro, pursuant to which Aeterna Zentaris and Ceapro agreed that, subject to the terms and conditions set forth in the Arrangement Agreement, including the receipt of the approval of the stockholders of Aeterna Zentaris and Ceapro, the final order of the Court of King’s Bench of Alberta and certain regulatory and exchange approvals described below, on the Effective Date Aeterna Zentaris will acquire 100 percent of the Ceapro Shares pursuant to a company-approved plan of arrangement under the Canada Business Corporations Act (the “CBCA”) such that Ceapro will become a wholly-owned subsidiary of Aeterna Zentaris and Aeterna Zentaris will continue the operations of Aeterna Zentaris and Ceapro on a combined basis (the “Arrangement”). The terms of the Arrangement Agreement were the result of arm’s length negotiation between Aeterna Zentaris and Ceapro and their respective advisors.

If completed, the Plan of Arrangement will result in Aeterna Zentaris acquiring all of the issued and outstanding Ceapro Shares on the Effective Date, and Ceapro will become a wholly-owned subsidiary of Aeterna Zentaris and Aeterna Zentaris will continue the operations of Aeterna Zentaris and Ceapro on a combined basis.

On the Effective Date, existing Shareholders and former Ceapro Shareholders would own approximately 50% of the outstanding Common Shares assuming the exercise of all of the Aeterna Zentaris New Warrants and based on the number of Common Shares and Ceapro Shares issued and outstanding as of market close on December 13, 2023. For further information regarding the Combined Company, see section entitled “Information Concerning the Combined Company”.

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Aeterna Zentaris has applied to list all of its Common Shares issuable upon the exercise of the Aeterna Zentaris New Warrants on the TSX and has filed an initial listing application with the Nasdaq as the exchange has determined that the Plan of Arrangement constitutes a “change of control” under its rules and regulations. The parties intend to rely upon the exemption from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof and applicable state securities laws with respect to the issuance of the Consideration Shares and the Replacement Options pursuant to the Plan of Arrangement.

Following closing, Aeterna Zentaris and Ceapro have agreed to use their commercially reasonable efforts to delist the Ceapro Shares from the TSXV promptly following the Effective Date. Aeterna Zentaris and Ceapro also intend to apply for a decision for Ceapro to cease to be a reporting issuer under the Securities Laws of each jurisdiction of Canada in which it is a reporting issuer, if permitted by applicable Laws.

The Arrangement Agreement contains customary representations and warranties and is subject to customary conditions to closing and other restrictive covenants, including, but not limited to, the following:

●	Directors and Officers: Upon the occurrence of the Plan of Arrangement, effective as of the Effective Date, certain directors of Aeterna Zentaris will resign, the number of director seats on the Aeterna Zentaris Board will be increased and nominees of Ceapro will be appointed to fill such vacancies on the Aeterna Zentaris Board, to the extent permitted by law. Furthermore, Aeterna Zentaris will appoint a new Chief Executive Officer as of the Effective Date.

●	Non-Solicitation: Subject to certain exceptions, neither party will solicit or assist in the initiation of proposals that could result in an Acquisition Proposal by a third-party.

●	Notification of Proposals: A Party that receives an acquisition solicitation has to notify the other Party within 24 hours of its receipt of such solicitation and must provide certain information and details relating to such acquisition solicitation.

●	Superior Proposal: Notwithstanding other restrictions contained in the Plan of Arrangement, in the event a Party receives a superior proposal from a third-party, such Party may, subject to compliance with the terms of the Plan of Arrangement, enter into a definitive agreement with a party providing for an Acquisition Proposal so long as such Acquisition Proposal constitutes a Superior Proposal.

●	Termination of Arrangement Agreement: The parties may terminate the Arrangement Agreement upon the occurrence of certain conditions, and in any event, if the Effective Date has not occurred on or before June 14, 2024.

●	Termination Fees: Upon the occurrence of certain termination events pursuant to the terms of the Arrangement Agreement, Aeterna Zentaris shall be entitled to a fee of US$500,000 to be paid by Ceapro within the time(s) specified in the Arrangement Agreement in respect to each termination event.

For additional information with respect to the representations and warranties, conditions to closing and other terms in the Plan of Arrangement please refer to the section entitled “The Plan of Arrangement – Principal Terms of the Plan of Arrangement” and to the Arrangement Agreement incorporated by reference as Exhibit 2.1 to the registration statement of which this prospectus forms a part.

On December 14, 2023, each of the directors and officers of Aeterna Zentaris and Ceapro entered into lock-up agreements, the forms of which is attached to the Arrangement Agreement, pursuant to which, among other things, they have agreed to vote in favor of the Arrangement Agreement.

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Reason for the Plan of Arrangement

In reaching its conclusions and formulating its recommendation, the Aeterna Zentaris Board (excluding the Aeterna Zentaris Non-Participating Director) reviewed a significant amount of technical, financial and operational information relating to Ceapro and Aeterna Zentaris and considered a number of factors and reasons, including those listed below. The following is a summary of the principal reasons for the unanimous determination of the Aeterna Zentaris Board that the Plan of Arrangement is in the best interests of Aeterna Zentaris and the unanimous recommendation of the Aeterna Zentaris Board (excluding the Aeterna Zentaris Non-Participating Director) that Shareholders vote in favor of the Issuance Resolution.

●	Greater potential for stable cashflow to support R&D of potentially higher return pharmaceutical products. Ceapro currently generates revenues from two main active ingredients, oat beta glucan and avenanthramides, extracted and purified using its proprietary technology. Cash from these products are planned to be used along with Aeterna Zentaris’ revenue from the commercialization or licensing of the macimorelin product to support the development of the Combined Company’s roster of high potential-return products, ideally creating growing and sustainable revenue for the Combined Company and our combined investors.

●	Greater diversification of commercial and development product pipeline lowers risk. The Combined Company is expected to benefit from an extensive and diversified pipeline of innovative products in development, including Ceapro’s quicker to market biotechnology products and Aeterna Zentaris’ potentially higher return, but longer-horizon, products. With this pipeline rejuvenation, the Combined Company is anticipated to boast:

(i)	more products in the pipeline that are closer to potential commercialization;

(ii)	an enhanced ability to strategically focus financial and company resources in a manner that provides the most value to the Combined Company and shareholders; and

(iii)	a more compelling value proposition and lower risk profile.

●	Expanded pharmaceutical research and development capabilities. Both Aeterna Zentaris and Ceapro bring deep expertise and knowledge that are expected to play a key role in advancing the Combined Company and development pipeline. The Combined Company will have the infrastructure to support development activities and potentially offer improved efficiencies, in addition to cost savings. The Combined Company, we will also have an expanded development pipeline of products which we are committed to prioritizing as we evaluate what will provide the best overall potential for the Combined Company, shareholders and consumers.

●	Compelling North American + European combination. Ceapro has an operational presence in North America, which addresses another strategic consideration for Aeterna Zentaris, a Canadian company on North American markets but whose current operational footprint is largely European. While we expect to continue to maintain some presence in Europe, we believe Aeterna Zentaris needs to re-focus operations within the North American biotechnology market. We believe that combining with Ceapro, a company with an established presence in North America, provides better exposure to potential new investors, business development opportunities and talent.

●	Expertise and efficiencies. Both companies have expertise that can build upon each other, which is expected to result in a stronger Combined Company. For example, Aeterna Zentaris is adept at navigating the conduct of human clinical trials and the crucial regulatory approval process required to bring pharmaceutical products to market. The Combined Company plans to leverage this expertise with the higher value pharmaceutical opportunities being advanced by Ceapro for its active ingredients and technologies.

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●	Raymond James Fairness Opinion. The Aeterna Zentaris Strategic Committee and the Aeterna Zentaris Board received an opinion from Raymond James dated December 14, 2023, as to the fairness to the Shareholders, from a financial point of view, of the consideration to be paid by Aeterna Zentaris under the Plan of Arrangement, based upon and subject to the assumptions, limitations and qualifications set forth therein. A complete copy of the Raymond James Fairness Opinion is included as Annex D to this prospectus.

●	Dual-listing expected to improve trading volume and capital market profile. Shareholders of Aeterna Zentaris and Ceapro Shareholders will share in future value creation, with existing shareholders of Aeterna and Ceapro, assuming the exercise of the Aeterna Zentaris New Warrants, to each own approximately 50% of the Combined Company, respectively. The dual Nasdaq and TSX listing is expected to provide additional volume and an improved capital market profile for the Combined Company.

●	Strengthened combined balance sheet. The Combined Company will be well-capitalized to support ongoing commercial operations while strategically investing in product research and development to advance differentiated, innovative products.

●	Bolsters financial strength and capital markets profile. The pro forma cash balance of the Combined Company as at September 30, 2023 of C$57 million, with increased public float, liquidity, and access to capital, is expected to provide Aeterna Zentaris with greater capacity to pursue further growth and return capital to Shareholders.

●	Accretive transaction. The Plan of Arrangement is expected to deliver cash flow per share and net asset value per share accretion to Aeterna Zentaris.

●	Management strength and integration. Aeterna Zentaris will benefit from the integration of business leadership with extensive experience, bringing together the proven strengths and capabilities and focus on delivering increased value to shareholders. The Combined Company will also provide a platform to recruit qualified successors at both the management and board levels that will drive the success of the Combined Company.

●	Synergies. The complementary nature of Ceapro’s and Aeterna Zentaris’ combined asset base is expected to provide significant upside, increased diversification, less risk and the potential for improved efficiencies. The Combined Company would also be able to exploit any overlap in administrative functions and expenses that result from the Plan of Arrangement. The Combined Company is expected to be a long-term sustainable business, which is optimally positioned to deliver value to shareholders as the biopharma sector recovers from its current trough.

Effect of the Issuance Resolution

Upon completion of the Plan of Arrangement, Aeterna Zentaris expects to issue the following Consideration Shares, Replacement Options and Aeterna Zentaris New Warrants:

Purpose	Number of Common Shares	Percent of Common Shares of Combined Company(4)
Consideration Shares to Ceapro Shareholders(1)	7,390,093	50.00%
Common Shares upon exercise of Replacement Options(2)	271,672	1.84%
Common Shares upon exercise of Aeterna Zentaris New Warrants(3)	2,534,424	17.15%

Notes:

(1)	Assumes that (i) no Ceapro Shareholders have exercised their Dissent Rights, and (ii) there are 78,293,177 Ceapro Shares issued and outstanding.
(2)	Assumes that there are 2,878,666 Ceapro Options issued and outstanding immediately prior to the completion of the Plan of Arrangement.
(3)	Assumes that there are 4,855,876 Common Shares and 457,648 Aeterna Zentaris Adjusted Warrants issued and outstanding immediately prior to the completion of the Plan of Arrangement.
(4)	Assumes that there are 14,780,393 Common Shares of the Combined Company issued and outstanding immediately upon the completion of the Plan of Arrangement, including the exercise of all the Aeterna Zentaris New Warrants (but excluding the exercise of the Replacement Options).

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As set forth below, Shareholders and former Ceapro Shareholders are each expected to own approximately 50% of the issued and outstanding Common Shares of the Combined Company immediately following completion of the Plan of Arrangement, assuming the exercise of all of the Aeterna Zentaris New Warrants and based on the number of Common Shares and Ceapro Shares issued and outstanding as of market close on December 13, 2023. See section entitled “Information Concerning the Combined Company”.

	Number of Common Shares	Percent of Common Shares of Combined Company(4)
Common Shares held by current Shareholders(1)	4,855,876	32.85%
Common Shares upon exercise of Aeterna Zentaris New Warrants to be held by current Shareholders and current holders of Aeterna Zentaris Adjusted Warrants(1)(2)	2,534,424	17.15%
Total:	7,390,300	50.00%
Consideration Shares to be held by Ceapro Shareholders(3)	7,390,093	50.00%

Notes:

(1)	Assumes that there are 4,855,876 Common Shares issued and outstanding immediately prior to the completion of the Plan of Arrangement.
(2)	Assumes that there are 457,648 Aeterna Zentaris Adjusted Warrants issued and outstanding immediately prior to the completion of the Plan of Arrangement.
(3)	Assumes that (i) there are no Ceapro Shareholders who have exercised their Dissent Rights, and (ii) there are 78,293,177 Ceapro Shares issued and outstanding.
(4)	Assumes that there are 14,780,393 Common Shares of the Combined Company issued and outstanding immediately upon the completion of the Plan of Arrangement, including the exercise of all the Aeterna Zentaris New Warrants (but excluding the exercise of the Replacement Options).

Ceapro

Ceapro is a Canadian biopharmaceutical company involved in the development and commercialization of “active ingredients” derived from oats and other renewable plant resources for healthcare and cosmetic industries.

Over the last decade, Ceapro’s development projects have focused on its expertise in oats and developing new innovative natural health care products to address global needs. However, in order to exploit these opportunities, numerous challenges must be overcome, including securing adequate and quality feedstock, developing proper formulations, achieving manufacturing scale-up, and completing scientific testing. Ceapro’s dedicated team is constantly focused on overcoming these challenges to stay profitable and ahead of competitors by successfully fine-tuning and implementing proprietary enabling technologies.

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Ceapro has one reportable operating segment and revenue stream, being the operations relating to the active ingredient product technology industry. The active ingredient product technology industry involves the development of proprietary extraction technologies and the application of these technologies to the production and development and commercialization of active ingredients derived from oats and other renewable plant resources for the healthcare and cosmetic industries.

Ceapro’s products include:

●	a commercial line of natural active ingredients, including oat beta glucan, avenanthramides (colloidal oat extract), oat powder, oat oil, oat peptides and lupin peptides, which are marketed to the personal care, cosmetic, medical and animal health industries through Ceapro’s distribution partners and direct sales;

●	a commercial line of natural anti-aging skincare products, utilizing active ingredients including oat beta glucan and avenanthramides, which are marketed to the cosmeceuticals market through Ceapro’s wholly-owned subsidiary, Juvente DC Inc.; and

●	veterinary therapeutic products, including an oat shampoo, an ear cleanser and a dermal complex/conditioner, which are manufactured and marketed to veterinarians in Japan and Asia.

Other products and technologies are currently in the research and development or pre-commercial stage. These include:

●	a potential platform using Ceapro’s beta glucan formulations to deliver compounds used for treatments in both the personal and healthcare sectors;

●	a variety of novel enabling technologies including Pressurized Gas eXpanded drying technology which is currently being tested on oat and yeast beta glucan but may have application for multiple classes of compounds; and

●	the development of new technologies to increase the content of avenanthramides to high levels to enable new innovative products to be introduced to new markets including functional foods, nutraceuticals and botanical drugs. High levels of avenanthramides enable the production of powder formulation for the potential commercialization of products such as enriched oat flour as a functional food and the production of pills and/or tablets as a potential botanical drug.

For additional information with respect to Ceapro and its business, please refer to the section entitled “Information About Ceapro” in this prospectus and in the public filings available on Ceapro’s issuer profile on SEDAR+ at www.sedarplus.ca.

Combined Company

Overview

On completion of the Plan of Arrangement, (i) Aeterna Zentaris will acquire all of the issued and outstanding Ceapro Shares and Ceapro will become a wholly-owned subsidiary of Aeterna Zentaris, and (ii) each of the current Shareholders, as a group, and the Ceapro Shareholders, as a group, are expected to own approximately 50% of the issued and outstanding Common Shares assuming the exercise of the Aeterna Zentaris New Warrants and based on the number of Common Shares and Ceapro Shares issued and outstanding as of December 14, 2023. As a result, all of the assets of Ceapro will become indirectly held by the Combined Company.

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Name and Corporate Status

Following the Plan of Arrangement, Aeterna Zentaris (the Combined Company) will continue to exist under the CBCA, and Ceapro will continue to exist under the CBCA.

Upon the closing of the Plan of Arrangement, the Combined Company will initially continue under the name “Aeterna Zentaris Inc.” and the Common Shares (including the Consideration Shares issued pursuant to the Plan of Arrangement and the Common Shares issued upon conversion of the Aeterna Zentaris New Warrants following the Plan of Arrangement) will be listed for trading on the TSX and the Nasdaq initially under the symbol “AEZS”.

Although the Arrangement Agreement originally contemplated that the name of Aeterna Zentaris be immediately changed upon the closing of the Plan of Arrangement and that approval of such name change be sought from the Aeterna Shareholders at the Meeting, Aeterna Zentaris and Ceapro have since decided that it would be preferable that, as part of the integration efforts to be undertaken following closing, the Combined Company Board will finalize the selection of a new name for the Combined Company, which will be presented to the shareholders of the Combined Company at the next annual general meeting, which is expected to be held in the months following closing.

The Combined Company will be a reporting issuer in all of the provinces of Canada and will file reports with the SEC under Section 13(a) of the U.S. Securities Exchange Act of 1934.

Anticipated Corporate Structure

The corporate chart below sets forth the Combined Company’s subsidiaries, each of which will be wholly-owned, and the jurisdiction of incorporation of each entity.

Description of the Combined Company

The Combined Company will combine Ceapro’s business relating to the development and commercialization of natural products for the personal care, cosmetic, human and animal health industries using proprietary technology and natural renewable resources, and to the development of innovative products, technologies and delivery systems with Aeterna Zentaris’ business relating to the development and commercialization of therapeutics and diagnostic tests.

The Combined Company is expected to have the following characteristics:

●	Diversified commercial and development product pipeline. The Combined Company will benefit from an extensive and diversified pipeline of innovative products in development, including Ceapro’s quicker to market biotechnology products and Aeterna Zentaris’ potentially higher return, but longer-horizon, products. With this pipeline rejuvenation, the Combined Company is anticipated to boast:

○	more products in the pipeline that are closer to potential commercialization;

○	an enhanced ability to strategically focus financial and company resources in a manner that provides the most value to the Combined Company and shareholders; and

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○	a more compelling value proposition and lower risk profile.

●	Expanded pharmaceutical research and development capabilities. The Combined Company will have the established pharmaceutical research and development capabilities of both Aeterna Zentaris and Ceapro, as well as infrastructure to support development activities and potentially offer improved efficiencies in addition to cost savings.

●	Greater potential for stable cashflow to support R&D of potentially higher return pharmaceutical products. Ceapro currently generates revenues from two main active ingredients, oat beta glucan and avenanthramides, extracted and purified using its proprietary technology. Cash flow from these products are planned to be used along with Aeterna Zentaris’ revenue from the commercialization or licensing of Aeterna Zentaris’ macimorelin product to support the development of the Combined Company’s roster of high potential-return products, ideally creating growing and sustainable revenue for the Combined Company and our combined investors.

●	Stronger financial position and flexibility. The Combined Company will have increased financial flexibility with enhanced free cash flow and a strengthened balance sheet, with approximately C$57 million in unrestricted cash as of September 30, 2023 on a pro forma basis.

●	Strengthened expertise and efficiencies. Both Aeterna Zentaris and Ceapro have expertise that can build upon each other, which is expected to result in a stronger Combined Company. For example, Aeterna Zentaris is adept at navigating the conduct of human clinical trials and the crucial regulatory approval process required to bring pharmaceutical products to market. The Combined Company plans to leverage this expertise with the higher value pharmaceutical opportunities being advanced by Ceapro for its active ingredients and technologies.

●	North American + European operations. Ceapro has an operational presence in North America, while Aeterna Zentaris is a Canadian company that trades on North American markets but whose current operational footprint is largely European.

The business of the Combined Company and information relating to the Combined Company will be that of Aeterna Zentaris and Ceapro generally and as disclosed elsewhere in this prospectus, including, but not limited to, as further described in the section entitled “Information Concerning Ceapro” herein.

The head office of the Combined Company will be situated at 222 Bay St., Suite 3000, Toronto, Ontario, Canada M5K 1E7 c/o Norton Rose Fulbright Canada LLP.

The Combined Company will have its registered office located at 222 Bay St., Suite 3000, Toronto, Ontario, Canada M5K 1E7 c/o Norton Rose Fulbright Canada LLP.

Description of Share Capital

The authorized share capital of the Combined Company will continue to be as described in section entitled “Information Concerning Aeterna Zentaris” and the rights and restrictions of the Common Shares will remain unchanged.

Combined Company Shareholders and Principal Shareholders

The issued share capital of the Combined Company will change as a result of the consummation of the Plan of Arrangement to reflect the issuance of the Common Shares contemplated in the Plan of Arrangement. Based on the outstanding securities of Ceapro as of December 14, 2023, and without giving effect to the Consolidation, it is expected that Aeterna Zentaris will issue up to a maximum of 10,196,189 Common Shares in connection with the Plan of Arrangement (including the Consideration Shares and the Common Shares to be issued in respect of the Replacement Options and the Aeterna Zentaris New Warrants). If no outstanding Ceapro Options have been exercised prior to the Effective Time, and without giving effect to the consolidation, 271,672 Common Shares are expected to be reserved for issuance upon the exercise of the Replacement Options and 2,534,424 Common Shares are expected to be reserved for issuance upon the exercise of the Aeterna Zentaris New Warrants.

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On completion of the Plan of Arrangement, assuming that the current number of Common Shares and Ceapro Shares outstanding does not change from the date hereof and that no Ceapro Shareholders have exercised their Dissent Rights and not including the exercise of any Aeterna Zentaris New Warrants, it is expected that there will be 12,245,969 Common Shares issued and outstanding. Up to a maximum of 3,514,064 Common Shares will be issuable upon the exercise of outstanding convertible securities of Aeterna Zentaris, including, without limitation, the Replacement Options and the Aeterna Zentaris New Warrants to be issued pursuant to the Plan of Arrangement. On completion of the Plan of Arrangement, assuming that the current number of convertible securities of Aeterna Zentaris and Ceapro does not change from the respective dates of the information provided herein, and without giving effect to the Consolidation, it is expected that the total number of Common Shares issued and outstanding will be 15,760,033 on a fully-diluted basis.

To the knowledge of the directors and executive officers of Aeterna Zentaris as of the date of this prospectus, no person will beneficially own, or control or direct, directly or indirectly, voting securities of Aeterna Zentaris carrying 10% or more of the voting rights attached to the Common Shares following completion of the Plan of Arrangement.

Estimated Available Funds and Principal Purposes

Based on the consolidated financial statements of Aeterna Zentaris and Ceapro, respectively, as of September 30, 2023, Aeterna Zentaris has estimated working capital of approximately C$50.9 million and Ceapro had estimated working capital of approximately C$16.4 million. Based on the unaudited proforma combined consolidated financial information of the Combined Company as of September 30, 2023 set forth herein, the Combined Company would have estimated working capital of approximately C$60.2 million upon completion of the Plan of Arrangement.

Aeterna Zentaris has historically had negative cash flow from operating activities and has historically incurred net losses but, based on current operations, the Combined Company expects to meet its cash needs for the twelve-month period following the date hereof. To the extent that the Combined Company has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows or raise additional funds through the issuance of additional equity securities, loan financing or other means. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Combined Company as those previously obtained, or at all. See section entitled “Risk Factors”.

Pro-Forma Consolidated Capitalization

The following table sets forth the capitalization of the Combined Company assuming the completion of the Plan of Arrangement, but without giving effect to the Consolidation.

	As at September 30, 2023
	Actual	As Adjusted	As Adjusted
(unaudited) (in thousands, except per share data)	(in US $, except share date)	(in US $, except share date)	(in C$, except share date)

Number of Common Shares issued and outstanding	4,855,876	12,245,969	12,245,969

Cash and cash equivalents	38,756	42,188	57,038

Warrant liability	-	10	13
Deferred share unit liability	-	278	376
Total non-current liabilities	11,980	13,713	18,540
Shareholders’ equity:
Share capital	293,410	22,790	30,812
Warrants	5,085	-	-
Contributed surplus	90,682	3,663	4,952
Retained earnings (Deficit)	(362,088)	18,915	25,573
Accumulated other comprehensive income	(811)	-	-
Total capitalization	38,258	59,369	80,266

The number of our Common Shares that will be outstanding before the offering is based on 4,855,876 shares outstanding as of September 30, 2023, and excludes as of such date:

●	457,648 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $21.76 per share;
●	53,400 Common Shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $12.51 per share;
●	303,250 Common Shares reserved for future issuance under our 2018 Long-Term Incentive Plan dated March 27, 2018;

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The number of our Common Shares that will be outstanding immediately after the offering and the acquisition is based on 12,245,969 shares outstanding as of September 30, 2023, and excludes as of such date:

●	457,648 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $21.76 per share;
●	325,072 Common Shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $7.91 per share;
●	874,048 Common Shares reserved for future issuance under our 2018 Long-Term Incentive Plan dated March 27, 2018;
●	2,534,424 Common Shares issuable upon the exercise of Aeterna Zentaris New Warrants to be issued to investors in this offering at an exercise price of $0.01 per share;

Directors and Executive Officers

Following completion of the Plan of Arrangement, the Combined Company Board will be comprised of eight (8) directors. The directors of Combined Company will hold office until the next annual general meeting of Shareholders or until their respective successors have been duly elected or appointed, unless his or her office is vacated earlier in accordance with the articles of the Combined Company (being the articles of Aeterna Zentaris) or within the provisions of the CBCA.

Management of the Combined Company is expected to include executives from both Ceapro and Aeterna Zentaris. Gilles Gagnon, Ceapro’s current Chief Executive Officer, and Giuliano La Fratta, Aeterna Zentaris’ current Chief Financial Officer, will lead the Combined Company’s business following completion of the Plan of Arrangement as President and Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively. Upon closing of the Plan of Arrangement and as a component of near-term integration efforts, it is expected that the Combined Company Board will assess the composition of the Combined Company’s executive officer team (aside from the President and Chief Executive Officer and Senior Vice President and Chief Financial Officer) to determine which Ceapro and which Aeterna Zentaris executive officers will hold roles as executive officers of the Combined Company. Additional changes to the Combined Company Board and executive officers of the Combined Company may follow over the short, medium, and long-term as integration efforts progress and the Combined Company is in a better position to assess needs and recruit successors.

As of the Effective Date and assuming the exercise in full of the Aeterna Zentaris New Warrants, the Combined Company’s directors, President and Chief Executive Officer and Senior Vice President and Chief Financial Officer are expected to collectively hold 188,590 Common Shares (representing 1.28% of the total issued and outstanding Common Shares) as a group.

Other Recent Developments

Aeterna Zentaris

Macimorelin Commercialization Program

On March 15, 2023, with the Company’s consent, Consilient Health Limited (“Consilient” or “CH”) entered into an assignment agreement with Pharmanovia to transfer the current licensing agreement for the commercialization of macimorelin in the European Economic Area and the United Kingdom to Pharmanovia, as well as the current supply agreement pursuant to which the Company agreed to provide the licensed product. Also on March 15, 2023, the Company and Pharmanovia entered into an amendment agreement, pursuant to which the Company provided its acknowledgement and consent to the assignment agreement and agreed to certain amended terms which do not materially differ from the previous license and supply agreement with CH. To date, we have received total pricing milestone payments from CH of US$0.5 million (€0.5 million) relating to Ghryvelin™/Macimorelin 60 mg approved list prices in the United Kingdom, Germany and Spain. We shipped initial batches of macimorelin (Ghryvelin™/Macimorelin 60 mg) to Consilient in the first quarter of 2022. Consilient launched the product meanwhile in the United Kingdom, Sweden, Denmark, Finland, Germany and Austria. More EU countries are expected to follow pending re-imbursement negotiations. On April 19, 2022, we announced that the European Patent Office had issued a patent providing intellectual property protection of macimorelin in 27 countries within the European Union as well as additional European non-EU countries, such as the UK and Turkey, for macimorelin for use to diagnose growth hormone deficiency (“GHD”) in adults. In the meantime, the related Patent Cooperation Treaty patent application has been granted in Canada, Japan, South Korea, Eurasia and New Zealand.

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On May 9, 2023, the United States Patent and Trademark Office issued patent US11,644,474 to the Company protecting the use of macimorelin for the diagnosis of GHD in pediatrics.

Pipeline Expansion Opportunities

Please see Aeterna Zentaris’ management’s discussion and analysis for the three and nine months ended September 30, 2023 which is incorporated by reference herein for a summary of Aeterna Zentaris pipeline of expansion opportunities including:

●	AIM Biologicals: Targeted, highly specific autoimmunity modifying therapeutics for the potential treatment of neuromyelitis optica spectrum disorder (NMOSD) and Parkinson’s disease.

●	AEZS-150 – Delayed Clearance Parathyroid Hormone Fusion Polypeptides: Potential treatment for chronic hypoparathyroidism

●	AEZS-130 – Macimorelin Pre-Clinical Program

Ceapro

Over the last three fully completed years, Ceapro’s financial results have been solid, with an average year over year sales growth of 13.7% from C$15.1 million in 2020 to C$17.2 million in 2021 and C$18.8 million in 2022, with respective net profit of C$1.9 million, C$3.4 million and C$4.4 million. As a sales breakdown, Avenanthramides represents 60-65%, oat beta glucan 15-20% and oat oil 10-15%. 90% of these sales are made through Symrise AG, a global supplier of fragrances, flavors, food nutrition, and cosmetic ingredients, with whom Ceapro has renewed on March 10, 2022 a supply and distribution agreement with this long-time partner (the “Symrise Agreement”). The Symrise Agreement includes 11 exclusive customers, with Johnson and Johnson (“J&J”) representing approximately 50% of Ceapro’s business. On September 28, 2022, J&J announced Kenvue as the name for a new company to be formed from the planned spin-off of their consumer division. Kenvue started to be publicly traded on May 4, 2023 and became fully independent on August 23, 2023. Ceapro’s results were impacted by this planned spin-off, with the first nine months ending on September 30, 2023 showing a sales decline of nearly 50% from C$15. million in 2022 to C$8.0 million for the same period in 2023. Given statements made on July 20, 2023 in a press release announcing the first financial results of Kenvue, it appears that Kenvue has put emphasis on improving supply chain productivity and benefitted from some stock piling from the previous year. On August 25, 2023, Ceapro announced the signing of an amendment to the Symrise Agreement. Pursuant to the amendment, Ceapro has extended the term of the agreement for two years to December 31, 2026. The extended agreement also includes the potential to launch a new formulation of oat beta glucan mostly targeting the Chinese market.

Ceapro fully completed a transition to its new state of the art manufacturing site at the end of 2020. Since then, the team has produced and shipped an average of 300 metric tons of active ingredients per year. Given new technologies being developed at large scale, Ceapro believes that it is well-positioned to significantly increase its production capacity and offer additional products like yeast beta glucan and alginate for the nutraceutical sector.

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THE OFFERING

The Common Shares	Up to 2,534,424 Common Shares issuable from time to time upon exercise of the Aeterna Zentaris New Warrants. Each Common Share (including Common Shares underlying the Aeterna Zentaris New Warrants) offered under this prospectus has associated with it one right to purchase a Common Share under our Rights Plan (as defined herein). Please see the section entitled “Description of Securities We are Offering” in this prospectus for a more detailed discussion.

Aeterna Zentaris New Warrants

Each Aeterna Zentaris New Warrants will have an exercise price of US$0.01 per Common Share, will be exercisable at any time after the date of issuance and will expire on the third anniversary of the date of issuance. To better understand the terms of the Aeterna Zentaris New Warrants, you should carefully read the “Description of Securities We are Offering” section of this prospectus.

Offering Price	We are issuing the Aeterna Zentaris New Warrants to Aeterna Shareholders and Aeterna Warrant Holders for no consideration. The exercise price of the Aeterna Zentaris New Warrants for acquiring our Common Shares is US$0.01.

Exercise Price of Aeterna Zentaris New Warrants	Exercise of the Aeterna Zentaris New Warrants will be through a cashless exercise and no fractional Common Shares will be issued upon the exercise of Aeterna Zentaris New Warrants. Upon due exercise, each holder of Aeterna Zentaris New Warrants will receive a number of Common Shares equal to the aggregate number of Common Shares for which the Aeterna Zentaris New Warrants are exercised less the number of Common Shares that have an aggregate market price on the trading day on which such Aeterna Zentaris New Warrants are exercised that is equal to the Exercise Price for such Common Shares. All Aeterna Zentaris New Warrants must be exercised on a cashless basis.

Total Common Shares outstanding immediately after this offering and completion of the Plan of Arrangement	14,780,393 Common Shares, assuming that the maximum number of Aeterna Zentaris New Warrants offered by this prospectus are issued, all such Aeterna Zentaris New Warrants issued in this offering are exercised and the maximum number of our Common Shares are issued in the Plan of Arrangement, but excluding the exercise of the Replacement Options and our outstanding employment options and the Aeterna Zentaris Adjusted Warrants.

Use of Proceeds	We will not receive any proceeds from the issuance of the Aeterna Zentaris New Warrants to Aeterna Shareholders and Aeterna Warrant Holders. Because all Aeterna Zentaris New Warrants must be exercised on a cashless basis, we will also not receive any proceeds from the exercise of any Aeterna Zentaris New Warrants.

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NASDAQ Capital Market and TSX symbol

On January 8, 2024, we have applied for our Common Shares following consummation of the Plan of Arrangement to be listed on the NASDAQ and the TSX initially under the symbol “AEZS.” It is a condition to the Plan of Arrangement for our Common Shares following consumption of the Plan of Arrangement to be approved for continuing listing on the Nasdaq and TSX.

The Aeterna Zentaris New Warrants being issued in this prospectus are not listed on any securities exchange and we do not intend to list the Aeterna Zentaris New Warrants on NASDAQ, TSX or any other national securities exchange or any other recognized trading system, and we do not expect a market to develop for the Aeterna Zentaris New Warrants. Without a trading market, the liquidity of the Aeterna Zentaris New Warrants will be limited.

Risk factors	Before deciding to invest in our securities, you should carefully consider the risks related to our business, this offering and our securities. See “Risk Factors” on page 16 of this prospectus.

Dividend Policy	We have never declared or paid any cash dividends on our Common Shares. We do not anticipate paying any cash dividends in the foreseeable future.

The number of Common Shares to be outstanding after this offering and the Plan of Arrangement is based on 12,245,969 Common Shares outstanding as of September 30, 2023 and excludes:

●	457,648 Common Shares issuable upon the exercise of outstanding Aeterna Zentaris Adjusted Warrants at a weighted average exercise price of $21.76 per share;

●	53,400 Common Shares issuable upon the exercise of outstanding employee stock options at a weighted average exercise price of $12.51 per share;

●	874,048 Common Shares reserved for future issuance under our 2018 Long-Term Incentive Plan dated March 27, 2018;

●	271,672 Common Shares issuable upon the exercise of Replacement Options to be issued to investors in this offering; and

●	2,534,424 Common Shares issuable upon the exercise of Aeterna Zentaris New Warrants to be issued to investors in this offering at an exercise price of $0.01 per share.

Unless otherwise stated, outstanding share information throughout this prospectus excludes such outstanding securities.

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SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

The information in this prospectus and the exhibits attached hereto and incorporated herein by reference include forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, specifically Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that could result in outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements.

Forward-looking statements include, but are not limited to, the ability of the Company and Ceapro to successfully consummate the Plan of Arrangement pursuant to the Arrangement Agreement within the time expected or at all and, if completed, the anticipated benefits and synergies as well as the assets, cost structure, financial position, cash flows and growth prospects of the Combined Company.

Factors that could cause actual results or outcomes to differ materially from expectations include, among others, the following:

●	failure of the Company or Ceapro to receive shareholder approval;
●	regulatory approval and securities exchange approvals, including from the Nasdaq and the TSX;
●	our ability to raise capital and obtain financing to continue our currently planned operations;
●	our ability to regain compliance with the continued listing requirements of the NASDAQ and to maintain listing of our Common Shares on the NASDAQ;
●	our ability to continue as a going concern, which is dependent, in part, on our ability to transfer cash from Aeterna Zentaris GmbH (“AEZS Germany”) to Aeterna Zentaris and the U.S. subsidiary and to secure additional financing;
●	our now heavy dependence on the success of Macrilen™ (macimorelin) and related out-licensing arrangements and the continued availability of funds and resources to successfully commercialize the product, including our heavy reliance on the success of the license and assignment agreement with Novo Nordisk A/S (“Novo”);
●	our ability to enter into out-licensing, development, manufacturing, marketing and distribution agreements with other pharmaceutical companies and keep such agreements in effect;
●	our reliance on third parties for the manufacturing and commercialization of Macrilen™ (macimorelin);
●	potential disputes with third parties, leading to delays in or termination of the manufacturing, development, out-licensing or commercialization of our product candidates, or resulting in significant litigation or arbitration;
●	uncertainties related to the regulatory process;
●	unforeseen global instability, including the instability due to the global pandemic of the novel coronavirus;
●	our ability to efficiently commercialize or out-license Macrilen™ (macimorelin);
●	our reliance on the success of the pediatric clinical trial in the European Union (“E.U.”) and U.S. for Macrilen™ (macimorelin);
●	the degree of market acceptance of Macrilen™ (macimorelin);
●	our ability to obtain necessary approvals from the relevant regulatory authorities to enable us to use the desired brand names for our product;
●	our ability to successfully negotiate pricing and reimbursement in key markets in the E.U. for Macrilen™ (macimorelin);
●	any evaluation of potential strategic alternatives to maximize potential future growth and shareholder value may not result in any such alternative being pursued, and even if pursued, may not result in the anticipated benefits;
●	our ability to protect our intellectual property; and
●	the potential of liability arising from shareholder lawsuits and general changes in economic conditions.

Additional factors that could cause actual results to differ materially include those risks identified in the section entitled “Risk Factors” as well as in Item 3. “Key Information – Risk Factors” contained Form 20-F and its other filings and submissions from time to time with the SEC, which are available on the Company’s website located at www.aeterna.com. Investors should also consult the Company’s quarterly and annual filings with the Canadian and U.S. securities commissions for additional information on risks and uncertainties.

Many of these factors are beyond our control. We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to the Company and/or Ceapro, or persons acting on their behalf, are qualified in their entirety by these cautionary statements. Moreover, unless required by law to update these statements, we will not necessarily update any of these statements after the date hereof, either to conform them to actual results or to changes in their expectation.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below in this prospectus and the information in Item 3. “Key Information – Risk Factors” contained in the Form 20-F and our other subsequent filings and submissions to the SEC from time to time on Form 20-F and Form 6-K, including our unaudited interim consolidated financial statements and corresponding management’s discussion and analysis, as well as our subsequent consolidated financial statements and corresponding management’s discussion and analysis filed with the Canadian securities regulatory authorities. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business, if any of the risks described in our SEC filings or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

Risk Factors Relating to the Plan of Arrangement

The Plan of Arrangement is subject to satisfaction or waiver of several conditions, including receipt of the Stock Exchange Approvals, the Shareholder Approval and the Ceapro Securityholder Approval and there can be no certainty that all conditions precedent to the Plan of Arrangement will be satisfied or waived. Failure to complete the Plan of Arrangement could negatively impact the market price of the Common Shares.

Completion of the Plan of Arrangement is subject to satisfaction or waiver of several conditions, including, among other things, receipt of the Stock Exchange Approvals, the Shareholder Approval and the Ceapro Securityholder Approval and receipt of the Final Order and receipt (See the section entitled “The Plan of Arrangement – Principal Terms of the Arrangement Agreement” – “Conditions Precedent”). The completion of the Plan of Arrangement is conditional on, among other things, the receipt of the Regulatory Approvals. The completion of the Plan of Arrangement is also subject to the Consideration Shares and the Replacement Options to be issued pursuant to the Plan of Arrangement being exempt from the prospectus and registration requirements of applicable Securities Laws either by virtue of exemptive relief from the securities regulatory authorities of each of the provinces of Canada or by virtue of applicable exemptions under Securities Laws, including pursuant to the Section 3(a)(10) Exemption, and not being subject to resale restrictions, including under the U.S. Securities Act, subject to restrictions applicable to affiliates (as defined in Rule 405 of the U.S. Securities Act) of Aeterna Zentaris at the Effective Date or within 90 days of the Effective Date.

Certain of the conditions to completion of the Plan of Arrangement are outside of the control of Aeterna Zentaris. There can be no certainty, nor can Aeterna Zentaris provide any assurance, that all conditions precedent to the Plan of Arrangement will be satisfied or waived, or, if satisfied or waived, when they will be satisfied or waived and, accordingly, the Plan of Arrangement may not be completed. If, for any reason, the Plan of Arrangement is not completed or its completion is materially delayed and/or the Arrangement Agreement is terminated, the market price of the Common Shares may be materially adversely affected. In such events, Aeterna Zentaris’ business, financial condition or results of operations could also be subject to various material adverse consequences, including that Aeterna Zentaris would remain liable for costs relating to the Plan of Arrangement.

If the Plan of Arrangement is not completed and Aeterna Zentaris decides to seek another transaction, there can be no assurance that it will be able to find another merger on equivalent or more attractive terms than pursuant to the Plan of Arrangement. Furthermore, Ceapro may be entitled to a termination fee from Aeterna Zentaris upon the occurrence of certain events resulting in the termination of the Plan of Arrangement.

Restrictions on the Company’s business during the Interim Period.

The Arrangement Agreement imposes certain restrictions on the conduct of the Company’s business during the Interim Period, being the period between the execution of the Arrangement Agreement and the consummation of the Plan of Arrangement, which may have a negative impact on its performance. As the Plan of Arrangement is dependent upon the satisfaction of certain conditions, its completion is subject to uncertainty, and the Company’s customers and suppliers may delay or defer decisions concerning the Company which could have a negative impact on the Company’s business and operations, regardless of whether the Plan of Arrangement is ultimately completed.

16

Completion of the Plan of Arrangement is uncertain. Aeterna Zentaris has dedicated significant resources to pursuing the Plan of Arrangement and is restricted from taking certain specified actions while the Plan of Arrangement is pending and failure to complete the Plan of Arrangement could negatively impact Aeterna Zentaris’ business.

Aeterna Zentaris and Ceapro are subject to certain non-solicitation provisions under the Arrangement Agreement with respect to an Acquisition Proposal (see section entitled “Additional Covenants”). The Arrangement Agreement also restricts Aeterna Zentaris from taking certain specified actions until the Plan of Arrangement is completed, without the consent of Ceapro. These restrictions may prevent Aeterna Zentaris from pursuing attractive business opportunities that may arise prior to the completion of the Plan of Arrangement. As completion of the Plan of Arrangement is dependent upon satisfaction of certain conditions, the completion of the Plan of Arrangement is uncertain. If the Plan of Arrangement is not completed for any reason, the announcement of the Plan of Arrangement, the dedication of Aeterna Zentaris’ resources to the completion thereof and the restrictions that were imposed on Aeterna Zentaris under the Arrangement Agreement may have an adverse effect on the current or future operations, financial condition and prospects of Aeterna Zentaris as a standalone entity.

The Arrangement Agreement may be terminated by Aeterna Zentaris or Ceapro in certain circumstances, which could result in significant costs and could negatively impact the market price of the Common Shares.

In addition to termination rights relating to the failure to satisfy the conditions of closing, each of Aeterna Zentaris and Ceapro has the right, in certain circumstances, to terminate the Arrangement Agreement and the Arrangement. Accordingly, there is no certainty, nor can Aeterna Zentaris provide any assurance, that the Arrangement Agreement will not be terminated by either Aeterna Zentaris or Ceapro before the implementation of the Plan of Arrangement. Failure to complete the Plan of Arrangement could negatively impact the trading price of the Common Shares or otherwise adversely affect Aeterna Zentaris’ business. See the section entitled “The Plan of Arrangement – Principal Terms of the Arrangement Agreement – Termination of the Arrangement Agreement”.

Because the market price of the Common Shares and the Ceapro Shares will fluctuate and the Exchange Ratio is fixed, there can be no certainty with respect to the market value of the Consideration Shares that Ceapro Shareholders will receive for their Ceapro Shares under the Plan of Arrangement.

The Exchange Ratio is fixed and will not increase or decrease due to fluctuations in the market price of Common Shares or Ceapro Shares. The market price of the Common Shares or Ceapro Shares could each fluctuate significantly prior to the Effective Date in response to various factors and events, including, without limitation, the differences between Aeterna Zentaris and Ceapro’s actual financial or operating results and those expected by investors and analysts, changes in analysts’ projections or recommendations, changes in general economic or market conditions and broad market fluctuations. The underlying cause of any such change in relative market price may constitute an Aeterna Zentaris Material Adverse Effect or Ceapro Material Adverse Effect, the occurrence of which in respect of a Party could entitle the other Party to terminate the Arrangement Agreement or otherwise entitle either Party to terminate the Arrangement Agreement. As a result of such fluctuations, historical market prices are not indicative of future market prices or the market value of the Consideration Shares that the Ceapro Shareholders may receive on the Effective Date. There can also be no assurance that the trading price of the Common Shares will not decline following the completion of the Plan of Arrangement. Accordingly, the market value represented by the Exchange Ratio will also vary.

The issuance of a significant number of Common Shares and a resulting “market overhang” could adversely affect the market price of the Common Shares following completion of the Plan of Arrangement.

On completion of the Plan of Arrangement, a significant number of additional Common Shares will be issued and available for trading in the public market. The increase in the number of Common Shares may lead to sales of such shares or the perception that such sales may occur (commonly referred to as “market overhang”), either of which may adversely affect the market for, and the market price of, the Common Shares.

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The issuance of the Consideration Shares and the Common Shares upon the exercise of the Aeterna Zentaris New Warrants in connection with the Plan of Arrangement could result in the dilution of ownership and voting interests of current Shareholders.

As of the Record Date, Aeterna Zentaris has 4,855,876 Common Shares issued and outstanding. Immediately prior to the Consolidation and the Plan of Arrangement, it is expected that there will be 4,855,876 Common Shares issued and outstanding. It is anticipated that, upon completion of the Plan of Arrangement and assuming that the Consolidation is completed, there will be 12,245,969 Common Shares, 457,648 existing Common Share Purchase warrants, 53,400 Aeterna Zentaris Options, 196,920 Aeterna Zentaris DSUs, 2,534,424 Aeterna Zentaris New Warrants, and 271,672 Replacement Options issued and outstanding. This increase in the number of issued and outstanding Common Shares post-Arrangement may have a depressive effect on the price of the Common Shares. In addition, as a result of the issuance of such additional Common Shares, the voting power of the existing Shareholders will be substantially diluted. Aeterna Zentaris may, in its sole discretion in accordance with its constating documents and subject to applicable laws, including the policies of the TSX and Nasdaq, issue additional Common Shares or other securities (equity, debt or otherwise) from time to time, and the interests of the holders of Common Shares may be diluted thereby. Aeterna Zentaris’ constating documents permit the issuance of an unlimited number of Common Shares, and shareholders will have no pre-emptive rights in connection with such further issuances. In addition, when outstanding options are exercised or when Common Shares are issued on the vesting or settlement of outstanding share units, an investor will incur additional dilution. Accordingly, holders of Common Shares may suffer dilution.

The Raymond James Fairness Opinion is based on many factors.

The Company has obtained the Raymond James Fairness Opinion from Raymond James. The Raymond James Fairness Opinion is, of necessity, based on many factors, including an analysis of past results and certain assumptions governing future results. There can be no assurance that the Raymond James Fairness Opinion will prove, in retrospect, to have been accurate.

Aeterna Zentaris and Ceapro may be the targets of legal claims, securities class actions, derivative lawsuits and other claims. Any such claims may delay or prevent the Plan of Arrangement from being completed.

Aeterna Zentaris and Ceapro may be the target of securities class actions and derivative lawsuits which could result in substantial costs and may delay or prevent the Plan of Arrangement from being completed. Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into an agreement to acquire a public company or to be acquired. Third parties may also attempt to bring claims against Aeterna Zentaris and Ceapro seeking to restrain the Plan of Arrangement or seeking monetary compensation or other remedies. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Plan of Arrangement, then that injunction may delay or prevent the Plan of Arrangement from being completed.

In addition, political and public attitudes towards the Plan of Arrangement could result in negative press coverage and other adverse public statements affecting Aeterna Zentaris and Ceapro. Adverse press coverage and other adverse statements could lead to investigations by regulators, legislators and law enforcement officials or in legal claims or otherwise negatively impact the ability of Aeterna Zentaris to take advantage of various business and market opportunities. The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on Aeterna Zentaris’ business, financial condition and results of operations.

Aeterna Zentaris and Ceapro will incur substantial transaction fees and costs in connection with the proposed Arrangement. If the Plan of Arrangement is not completed, the costs may be significant and could have an adverse effect on Aeterna Zentaris.

Aeterna Zentaris and Ceapro have incurred and expect to incur additional material non-recurring expenses in connection with the Plan of Arrangement and completion of the transactions contemplated by the Arrangement Agreement, including costs relating to obtaining the Regulatory Approvals, the Shareholder Approval and the Ceapro Securityholder Approval. Additional unanticipated costs may be incurred by Aeterna Zentaris in the course of coordinating the businesses of Aeterna Zentaris and Ceapro after the completion of the Plan of Arrangement. If the Plan of Arrangement is not completed, Aeterna Zentaris will need to pay certain costs relating to the Plan of Arrangement incurred prior to the date the Plan of Arrangement was abandoned, such as legal, accounting, financial advisory and printing fees. Aeterna Zentaris is liable for its own costs incurred in connection with the Plan of Arrangement. Such costs may be significant and could have an adverse effect on Aeterna Zentaris’ future results of operations, cash flows and financial condition.

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Prior to the Effective Date, the Plan of Arrangement may divert the attention of Aeterna Zentaris’ management, and any such diversion could have an adverse effect on the business of Aeterna Zentaris.

The pending Arrangement could cause the attention of Aeterna Zentaris’ management to be diverted from the day-to-day operations of Aeterna Zentaris. These disruptions could be exacerbated by a delay in the completion of the Plan of Arrangement and could result in lost opportunities or negative impacts on performance, which could have a material and adverse effect on the business, financial condition and results of operations or prospects of Aeterna Zentaris if the Plan of Arrangement is not completed, and on the business of Aeterna Zentaris following the Effective Date.

The Aeterna Zentaris Board considered financial projections prepared by Aeterna Zentaris management in connection with the Plan of Arrangement. Actual performance of Aeterna Zentaris and Ceapro may differ materially from these projections.

The Aeterna Zentaris Board considered, among other things, certain projections, prepared by Aeterna Zentaris management, with respect to each of Ceapro (the “Ceapro Projections”) and Aeterna Zentaris (the “Aeterna Zentaris Projections”, together with the Ceapro Projections, the “Projections”). All such projections are based on assumptions and information available at the time the Projections were prepared. Aeterna Zentaris does not know whether the assumptions made will be realized. Such information can be adversely affected by known or unknown risks and uncertainties, many of which are beyond Aeterna Zentaris and Ceapro’s control. Further, financial forecasts of this type are based on estimates and assumptions that are inherently subject to risks and other factors such as counterparty performance, technical estimates, industry performance, legal and regulatory developments, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of Aeterna Zentaris and Ceapro, including the factors described in this “Risk Factors” section and under the section entitled “Forward-Looking Statements”, which factors and changes may impact such forecasts or the underlying assumptions. As a result of these contingencies, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than projected. In view of these uncertainties, the references to the Projections in this prospectus should not be regarded as an indication that Aeterna Zentaris, the Aeterna Zentaris Board, or any of its advisors or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results.

The Projections were prepared by Aeterna Zentaris management for internal use and to, among other things, assist Aeterna Zentaris in evaluating the Plan of Arrangement. The Projections were not prepared with a view toward public disclosure or toward compliance with IFRS, published guidelines of applicable securities regulatory authorities or the guidelines established by the Chartered Professional Accountants for preparation and presentation of prospective financial information. Neither Aeterna Zentaris’ independent registered public accounting firms, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the Projections.

There could be unknown or undisclosed risks or liabilities of Ceapro for which Aeterna Zentaris is not permitted to terminate the Arrangement Agreement.

While Aeterna Zentaris conducted due diligence with respect to Ceapro prior to entering into the Arrangement Agreement, there are risks inherent in any transaction. Specifically, there could be unknown or undisclosed risks or liabilities of Ceapro for which Aeterna Zentaris is not permitted to terminate the Arrangement Agreement. Any such unknown or undisclosed risks or liabilities could materially and adversely affect Aeterna Zentaris’ financial performance and results of operations. Aeterna Zentaris could encounter additional transaction and enforcement-related costs and may fail to realize any or all of the potential benefits from the Arrangement Agreement. Any of the foregoing risks and uncertainties could have a material adverse effect on Aeterna Zentaris’ business, financial condition and results of operations.

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Although Aeterna Zentaris has conducted due diligence on Ceapro, it has not verified the reliability of all of the information regarding Ceapro included in, or which may have been omitted from, this prospectus.

Unless otherwise indicated, all historical information regarding Ceapro contained in this prospectus, including all Ceapro financial information and all pro forma financial information of Ceapro reflecting the pro forma effects of the acquisition of Ceapro by Aeterna Zentaris, has been derived from Ceapro’s publicly disclosed information or provided by Ceapro. Although Aeterna Zentaris conducted due diligence on Ceapro to its satisfaction in connection with the Plan of Arrangement and has no reason to doubt the accuracy or completeness of such information, any inaccuracy or material omission in Ceapro’s publicly disclosed information, including the information about or relating to Ceapro contained in this prospectus, could result in unanticipated liabilities or expenses, increase the cost of integrating the companies or adversely affect Aeterna Zentaris’ operational and development plans and Aeterna Zentaris’ business, financial condition and results of operations.

Ceapro may be obligated to make substantial cash payments to Dissenting Ceapro Shareholders.

Registered holders of Ceapro Shares have the right to exercise Dissent Rights and demand payment equal to the fair value of their Ceapro Shares in cash. If Dissent Rights are properly exercised in respect of a significant number of Ceapro Shares, Ceapro will be obliged under the Arrangement Agreement to make a substantial cash payment to such Ceapro Shareholders, which could have an adverse effect post-closing on Aeterna Zentaris’ expected financial condition and cash resources. Further, Aeterna Zentaris’ obligation to complete the Plan of Arrangement is conditional upon Ceapro Shareholders holding no more than 10% of the outstanding Ceapro Shares having exercised Dissent Rights. Accordingly, the Plan of Arrangement may not be completed if Ceapro Shareholders exercise Dissent Rights in respect of more than 10% of the outstanding Ceapro Shares.

Uncertainty surrounding the Plan of Arrangement could adversely affect Aeterna Zentaris’ retention of personnel and could negatively impact future business and operations.

The Plan of Arrangement is dependent upon the satisfaction of various conditions, and as a result its completion is subject to uncertainty. In response to this uncertainty, current and prospective employees of Aeterna Zentaris may experience uncertainty about their future roles until such time as Aeterna Zentaris’ plans with respect to such employees are determined and announced. This may adversely affect Aeterna Zentaris’ ability to attract or retain key employees in the period until the Plan of Arrangement is completed or thereafter.

Risk Factors Relating to the Consolidation

Reducing the number of issued and outstanding Common Shares through the Consolidation is intended, absent other factors, to increase the per share market price of the Common Shares. However, the market price of the Common Shares will also be affected by the Company’s financial and operational results, its financial position, including its liquidity and capital resources, the development of its reserves and resources, industry conditions, the market’s perception of the Company’s business and other factors, which are unrelated to the number of Common Shares outstanding.

Having regard to these other factors, there can be no assurance that the market price of the Common Shares will increase following the implementation of the Consolidation to the extent sufficient to ensure compliance with the Bid Price Rule and allow for a listing of the Common Shares on the Nasdaq following the completion of the Plan of Arrangement, or that the market price of the Common Shares will not decrease in the future and result in noncompliance with the continuous listing Bid Price Rule. There can also be no assurance that the implementation of the Consolidation will, in and of itself, guarantee the continued listing of the Common Shares on the Nasdaq or that the Common Shares will not be delisted from the Nasdaq because the Company fails to meet other Nasdaq listing requirements.

The market price of the Common Shares immediately following the implementation of the Consolidation is expected to be approximately equal to the market price of the Common Shares prior to the implementation of the Consolidation multiplied by the Consolidation Ratio but there is no assurance that the anticipated market price immediately following the implementation of the Consolidation will be realized or, if realized, will be sustained or will increase. There is a risk that the total market capitalization of the Common Shares (the market price of the Common Shares multiplied by the number of Common Shares outstanding) after the implementation of the Consolidation may be lower than the total market capitalization of the Common Shares prior to the implementation of the Consolidation.

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Although the Company believes that establishing a higher market price for the Common Shares could increase investment interest for the Common Shares in equity capital markets by potentially broadening the pool of investors that may consider investing in the Company, including investors whose internal investment policies prohibit or discourage them from purchasing stocks trading below a certain minimum price, there is no assurance that implementing the Consolidation will achieve this result.

If the Consolidation is implemented and the market price of the Common Shares (adjusted to reflect the Consolidation Ratio) declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would have occurred if the Consolidation had not been implemented. Both the total market capitalization of a company and the adjusted market price of such company’s shares following a consolidation or reverse split may be lower than they were before the consolidation or reverse split took effect. The reduced number of Common Shares that would be outstanding after the Consolidation is implemented could adversely affect the liquidity of the Common Shares.

The Consolidation may result in some Shareholders owning “odd lots” of fewer than 100 Common Shares on a post-Common Consolidation basis. Odd lot Common Shares may be more difficult to sell, or may attract greater transaction costs per Share to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 Common Shares.

Risk Factors Relating to the Combined Company

In addition to the risk factors set forth under this “Risk Factors” section, those in Item 3. “Key Information – Risk Factors” in the Form 20-F incorporated by reference into this prospectus and included under the heading entitled “Information Concerning Ceapro – Risk Factors”, the following risk factors relate to Aeterna Zentaris (including Ceapro as its wholly-owned subsidiary) following the completion of the Plan of Arrangement:

Significant demands will be placed on the Combined Company and Aeterna Zentaris and Ceapro cannot provide any assurance that their systems, procedures and controls will be adequate to support the expansion of operations and associated increased costs and complexity following and resulting from the Plan of Arrangement.

As a result of the pursuit and completion of the Plan of Arrangement, significant demands will be placed on the managerial, operational and financial personnel and systems of Aeterna Zentaris and Ceapro. Aeterna Zentaris cannot provide any assurance that their systems, procedures and controls will be adequate to support the expansion of operations and associated increased costs and complexity following and resulting from the Plan of Arrangement. The future operating results of the Combined Company will be affected by the ability of its officers and key employees to manage changing business conditions, to integrate the acquisition of Ceapro, to implement a new business strategy and to improve its operational and financial controls and reporting systems.

The failure to achieve the desired synergies and benefits of the Plan of Arrangement could have a material adverse effect on the market price of the Common Shares following completion of the Plan of Arrangement.

The Plan of Arrangement has been agreed to with the expectation that its completion will result in an increase in sustained profitability, cost savings and enhanced growth opportunities for the Combined Company. These anticipated benefits will depend in part on whether Aeterna Zentaris and Ceapro’s operations can be integrated in an efficient and effective manner. The extent to which synergies are realized and the timing of such cannot be assured.

21

Aeterna Zentaris and Ceapro may be unable to successfully integrate their businesses and realize the anticipated benefits of the Plan of Arrangement. The failure to successfully integrate the businesses of Aeterna Zentaris and Ceapro could have a material adverse effect on the market price of the Common Shares following completion of the Plan of Arrangement.

The integration requires the dedication of substantial effort, time and resources on the part of management which may divert management’s focus and resources from other strategic opportunities and from operational matters during this process. In addition, the integration process could result in disruption of existing relationships with suppliers, employees, customers and other constituencies of each Party. There can be no assurance that management will be able to integrate the operations of each of the businesses successfully or achieve any of the synergies or other benefits that are anticipated as a result of the Plan of Arrangement. Most operational and strategic decisions and certain staffing decisions with respect to integration have not yet been made. These decisions and the integration of the two parties will present challenges to management, including the integration of systems and personnel of the two parties which may be geographically separated, unanticipated liabilities and unanticipated costs. It is possible that the integration process could result in the loss of key employees, the disruption of the respective ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the ability of management to maintain relationships with operators or employees or to achieve the anticipated benefits of the Plan of Arrangement. The performance of Aeterna Zentaris’ operations after completion of the Plan of Arrangement could be adversely affected if Aeterna Zentaris cannot retain key employees to assist in the integration and operation of Aeterna Zentaris and Ceapro.

The consummation of the Plan of Arrangement may pose special risks, including one-time write-offs, restructuring charges and unanticipated costs. Although Ceapro, Aeterna Zentaris and their respective advisors have conducted due diligence on the various operations, there can be no guarantee that Aeterna Zentaris will be aware of any and all liabilities of Ceapro or the Plan of Arrangement. As a result of these factors, it is possible that certain benefits expected from the Plan of Arrangement may not be realized. Any inability of management to successfully integrate the operations could have an adverse effect on the business, financial condition and results of operations of Aeterna Zentaris.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and may not be indicative of the results of operations or financial condition of Aeterna Zentaris’ financial condition or results of operations following completion of the Plan of Arrangement and the Consolidation.

The unaudited pro forma consolidated financial statements included in this prospectus are presented for illustrative purposes only to show the effect of the Plan of Arrangement and the Consolidation, and should not be considered to be an indication of the financial condition or results of operations of Aeterna Zentaris following completion of the foregoing. For example, the pro forma consolidated financial statements have been prepared using the consolidated historical financial statements of Aeterna Zentaris and Ceapro and do not represent a financial forecast or projection. In addition, the pro forma consolidated financial statements included in this prospectus is based in part on certain assumptions regarding the Plan of Arrangement and the Consolidation. These assumptions may not prove to be accurate, and other factors may affect Aeterna Zentaris’ results of operations or financial condition following completion of the foregoing. Accordingly, the historical and pro forma consolidated financial statements included in this prospectus do not necessarily represent Aeterna Zentaris’ results of operations and financial condition had Aeterna Zentaris and Ceapro as a combined entity during the periods presented, or of Aeterna Zentaris’ results of operations and financial condition following the Plan of Arrangement.

In preparing the pro forma consolidated financial statements contained in this prospectus, Aeterna Zentaris has given effect to, among other items, the Plan of Arrangement, including the issuance of the Consideration Shares and the Aeterna Zentaris New Warrants, and the Consolidation. The unaudited pro forma consolidated financial statements do not reflect all of the costs that are expected to be incurred by Aeterna Zentaris in connection with the Plan of Arrangement and the Consolidation. For example, the impact of any incremental costs incurred in integrating Aeterna Zentaris and Ceapro is not reflected in the pro forma consolidated financial statements. See also the notes to the unaudited pro forma consolidated financial statements included in section entitled “Unaudited Pro Forma Combined Consolidated Financial Information” included in this prospectus.

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Failure by Aeterna Zentaris and/or Ceapro to comply with applicable Laws prior to the Plan of Arrangement could subject the Combined Company to penalties and other adverse consequences following completion of the Plan of Arrangement.

Aeterna Zentaris is subject to the United States Foreign Corrupt Practices Act and Aeterna Zentaris and Ceapro are subject to the Corruption of Foreign Public Officials Act (Canada). The foregoing Laws prohibit companies and their intermediaries from making improper payments to officials for the purpose of obtaining or retaining business. In addition, such Laws require the maintenance of records relating to transactions and an adequate system of internal controls over financial reporting. There can be no assurance that either Party’s internal control policies and procedures, compliance mechanisms or monitoring programs will protect it from recklessness, fraudulent behavior, dishonesty or other inappropriate acts or adequately prevent or detect possible violations under applicable anti-bribery and anti-corruption legislation. A failure by Aeterna Zentaris or Ceapro to comply with anti-bribery and anti-corruption legislation could result in severe criminal or civil sanctions, and may subject Aeterna Zentaris to other liabilities, including fines, prosecution, potential debarment from public procurement and reputational damage, all of which could have a material adverse effect on the business, consolidated results of operations and consolidated financial condition of the Combined Company. Investigations by governmental authorities could have a material adverse effect on the business, consolidated results of operations and consolidated financial condition of the Combined Company.

Aeterna Zentaris and Ceapro are also subject to a wide variety of Laws relating to the environment, health and safety, intellectual property, taxes, employment, labor standards, money laundering, terrorist financing and other matters in the jurisdictions in which they operate. A failure by either of Aeterna Zentaris or Ceapro to comply with any such legislation prior to the Plan of Arrangement could result in severe criminal or civil sanctions, and may subject Aeterna Zentaris to other liabilities, including fines, prosecution and reputational damage, all of which could have a material adverse effect on the business, consolidated results of operations and consolidated financial condition of the Combined Company. The compliance mechanisms and monitoring programs adopted and implemented by either of Aeterna Zentaris or Ceapro prior to the Plan of Arrangement may not adequately prevent or detect possible violations of such applicable Laws. Investigations by governmental authorities could also have a material adverse effect on the business, consolidated results of operations and consolidated financial condition of the Combined Company.

Following the Plan of Arrangement, the trading price of the Common Shares cannot be guaranteed, may be volatile and could be less than, on an adjusted basis, the current trading prices of Aeterna Zentaris and Ceapro due to various market-related and other factors.

Securities markets have a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. Securities of companies in biotechnology, biopharmaceutical and related industries have experienced substantial volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved. There can be no assurance that continuing fluctuations in price will not occur. The market price per Common Share is also likely to be affected by changes in Aeterna Zentaris’ financial condition or results of operations. Other factors unrelated to the performance of Aeterna Zentaris that may have an effect on the price of Common Shares include the following: (a) current events affecting the economic situation in Canada, United States and internationally; (b) changes in the market price of the commodities that Aeterna Zentaris and Ceapro sell and purchase; (c) trends in the biotechnology and biopharmaceutical industries; (d) regulatory and/or government actions, rulings or policies; (e) changes in financial estimates and recommendations by securities analysts or rating agencies; (f) acquisitions and financings; (g) the economics of current and future projects and operations of Aeterna Zentaris and Ceapro; (h) quarterly variations in operating results; (i) the operating and share price performance of other companies, including those that investors may deem comparable; (j) the issuance of additional equity securities by Aeterna Zentaris or Ceapro, as applicable, or the perception that such issuance may occur; and (k) purchases or sales of blocks of Common Shares or Ceapro Shares, as applicable.

There are no assurances with respect to the resale of Common Shares, including the Consideration Shares and Common Shares issuable upon the exercise of the Aeterna Zentaris New Warrants issued under the Plan of Arrangement.

There can be no assurance that the publicly-traded market price of the Common Shares will be high enough to create a positive return for the existing investors. Further, there can be no assurance that the Common Shares will be sufficiently liquid so as to permit investors to sell their position in Aeterna Zentaris without adversely affecting the stock price. In such event, the probability of resale of the Common Shares would be diminished.

23

In the event that Aeterna Zentaris fails to satisfy any of the listing requirements of Nasdaq, including the Bid Price Rule, Nasdaq may reject Aeterna Zentaris’ application to list on Nasdaq

The Common Shares are currently listed on both the Nasdaq and the TSX under the symbol “AEZS”, however, under applicable Nasdaq rules and regulations, the Plan of Arrangement will be considered to be change of control requiring a new listing and, in such a circumstance, Aeterna Zentaris will be required to make a new application to list the Common Shares on Nasdaq following the completion of the Plan of Arrangement. To meet listing requirements on the Nasdaq, the Nasdaq requires, among other things, that listed securities have a minimum bid price of US$4.00 per share or a minimum closing price of US$2.00 to US$3.00 per share, with the specific requisite price based on the satisfaction of certain financial and liquidity requirements set forth in Nasdaq Listing Rules 5505(a) and (b) in accordance with the Bid Price Rule.

In addition to the Bid Price Rule, if the Plan of Arrangement is treated as a new listing, Nasdaq requires Aeterna Zentaris to have, depending on the applicable listing standard selected by Aeterna Zentaris: (i) stockholders’ equity of at least US$5 million, a market value of unrestricted publicly held shares of US$15 million, an operating history of 2 years, at least 1 million unrestricted publicly held shares outstanding, at least 300 unrestricted round lot shareholders, and at least 3 market makers; (ii) stockholders’ equity of at least US$4 million, a market value of unrestricted publicly held shares of US$15 million, a market value of listed securities of at least US$50 million, at least 1 million unrestricted publicly held shares outstanding, at least 300 unrestricted round lot shareholders, and at least 3 market makers; or (iii) stockholders’ equity of at least US$4 million, a market value of unrestricted publicly held shares of US$5 million, net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years) of at least US$750,000, at least 1 million unrestricted publicly held shares outstanding, at least 300 unrestricted round lot shareholders, and at least 3 market makers, in each case in addition to the Nasdaq’s corporate governance requirements.

It is possible that we may be a passive foreign investment company.

Adverse U.S. federal income tax rules apply to U.S. Holders who directly or indirectly hold stock of a PFIC. We would be classified as a PFIC for U.S. federal income tax purposes for a taxable year if (i) at least 75% of our gross income is “passive income” or (ii) at least 50% quarterly of the average value of our assets, including goodwill (based on annual quarterly average), is attributable to assets which produce passive income or are held for the production of passive income.

The determination of whether we are, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to various interpretations. Although the matter is not free from doubt, we believe that we were not a PFIC during our 2023 taxable year and it does not expect to be a PFIC for our 2024 taxable year. Because PFIC status is based on our income, assets and activities for the entire taxable year, and our market capitalization, it is not possible to determine whether we will be characterized as a PFIC for the 2024 taxable year until after the close of the taxable year. The tests for determining PFIC status are subject to a number of uncertainties. These tests are applied annually, and it is difficult to accurately predict future income, assets and activities relevant to this determination. In addition, because the market price of our Common Shares is likely to fluctuate, the market price may affect the determination of whether we will be considered a PFIC. Accordingly, there can be no assurance that we have not been, or will not be, a PFIC for any taxable year (including our 2024 taxable year).

If we were or are classified as a PFIC for U.S. federal income tax purposes, U.S. investors that hold Common Shares may be subject to potentially significant adverse U.S. federal income tax consequences.

If we were to constitute a PFIC for any year during a U.S. Holder’s holding period for Common Shares, then certain potentially adverse rules will affect the U.S. federal income tax consequences to such U.S. Holder, including resulting from the ownership and disposition of Common Shares. For a more detailed discussion of the PFIC rules, including the consequences and availability of certain elections, see “Material U.S. Federal Income Tax Considerations for U.S. Holders – Passive Foreign Investment Company Considerations”.

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Investments in biopharmaceutical companies are generally considered to be speculative in nature.

The prospects for companies operating in the biopharmaceutical industry are uncertain, given the very nature of the industry, in which companies often experience lengthy development time, extensive capital requirements, rapid technological developments and a high degree of competition based primarily on scientific and technological factors. These factors include the availability to obtain patent and other protection for technology and products, the ability to commercialize technological developments and the ability to obtain government approval for testing, manufacturing and marketing. Accordingly, investments in biopharmaceutical companies should be considered to be speculative assets.

The Combined Company may not achieve our projected development goals in the time-frames we announce and expect.

The Combined Company may set goals and make public statements regarding the timing of the accomplishment of objectives material to our success, such as the commencement, enrollment and anticipated completion of clinical trials, anticipated regulatory submission and approval dates and time of product launch. The actual timing of these events can vary dramatically due to factors such as delays or failures in any clinical trials, the uncertainties inherent in the regulatory approval process and delays in achieving manufacturing or marketing arrangements sufficient to commercialize any of our products or product candidates. There can be no assurance that the Combined Company will make regulatory submissions or receive regulatory approvals as planned. If the Combined Company fails to achieve one or more of its planned milestones, the share price of the Common Shares may decline.

Competition in our targeted markets is intense, and development by other companies could render any of our current or future products, non-competitive.

The biopharmaceutical field is highly competitive. New products developed by other companies in the industry could render any of the Combined Company’s future products uncompetitive or significantly less competitive. Competitors are developing and testing products and technologies that would compete with the Combined Company’s products. Some of these competitive products may be more effective or have an entirely different approach or means of accomplishing the desired effect. The Combined Company expects competition from pharmaceutical and biopharmaceutical companies and academic research institutions to continue to increase over time. Many competitors and potential competitors have substantially greater product development capabilities and financial, scientific, marketing and human resources than the Combined Company.

The Combined Company may infringe the intellectual property rights of others.

The Combined Company’s commercial success depends significantly on its ability to operate without infringing the patents and other intellectual property rights of third parties. There could be issued patents of which the Combined Company is not aware that the Combined Company’s products or methods may be found to infringe, or patents of which the Combined Company may become aware and believes that it does not infringe, but which it may ultimately be found to infringe. Moreover, patent applications and their underlying discoveries are in some cases maintained in secrecy until patents are issued. Because patents can take many years to issue, there may be currently pending applications of which the Combined Company is unaware that may later result in issued patents that the Combined Company’s products or technologies are found to infringe. Moreover, there may be published pending applications that do not currently include a claim covering our products or technologies, but, which nonetheless, provide support for a later drafted claim that, if issued, our products or technologies could be found to infringe.

If the Combined Company infringes or is alleged to infringe intellectual property rights of third parties, it will adversely affect its business. Third parties may own or control these patents or patent applications in the U.S. and abroad. These third parties could bring claims against the Combined Company or its collaborators that would cause us to incur substantial expenses and, if successful against the Combined Company, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against the Combined Company or its collaborators, the Combined Company could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit.

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The biopharmaceutical industry has produced a proliferation of patents, and it is not always clear to industry participants which patents cover various types of products. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. In the event of infringement or violation of another party’s patent or other intellectual property rights, the Combined Company may not be able to enter into licensing arrangements or make other arrangements at a reasonable cost. Any inability to secure licenses or alternative technology could result in delays in the introduction of the Combined Company’s products or lead to prohibition of the manufacture or sale of products by the Combined Company or its partners and collaborators.

Patent litigation is costly and time consuming and may subject us to liabilities.

If the Combined Company becomes involved in any patent litigation, interference, opposition, re-examination or other administrative proceedings, we will likely incur substantial expenses in connection therewith, and the efforts of our technical and management personnel will be significantly diverted. In addition, an adverse determination in litigation could subject the Combined Company to significant liabilities.

In carrying out operations, the Combined Company is expected to be dependent on a stable and consistent supply of ingredients and raw materials.

There can be no assurance that the Combined Company, its contract manufacturers or its licensees, will be able, in the future, to continue to purchase products from our current suppliers or any other supplier on terms that are favorable or similar to current terms or at all. An interruption in the availability of certain raw materials or ingredients, or significant increases in the prices we pay for them, could have a material adverse effect on the Combined Company’s business, financial condition, liquidity and operating results.

We are subject to intense competition for our skilled personnel, and the loss of key personnel or the inability to attract additional personnel could impair our ability to conduct our operations.

The Combined Company will be highly dependent on management and clinical, regulatory and scientific staff, the loss of whose services might adversely impact our ability to achieve the Combined Company’s objectives. Recruiting and retaining qualified management and clinical, scientific and regulatory personnel is critical to the Combined Company’s success. The competition for qualified personnel in the biopharmaceutical field is intense, and if the Combined Company is not able to retain qualified personnel and/or maintain positive relationships with outside consultants, the Combined Company may not be able to achieve its strategic and operational objectives.

The Combined Company may be subject to litigation in the future.

The Combined Company may, from time to time, be a party to litigation in the normal course of business. Monitoring and defending against legal actions, whether meritorious, is time-consuming for our management and detracts from the Combined Company’s ability to fully focus our internal resources on our business activities. In addition, legal fees and costs incurred in connection with such activities may be significant and the Combined Company could, in the future, be subject to judgments or enter into settlements of claims for significant monetary damages. A decision adverse to the Combined Company’s interests could result in the payment of substantial damages and could have a material adverse effect on the Combined Company’s cash flow, results of operations and financial position.

With respect to any litigation, the Combined Company’s insurance may not reimburse it, or may not be sufficient to reimburse, for the expenses or losses it may suffer in contesting and concluding such lawsuit. Substantial litigation costs, including the substantial self-insured retention that the Combined Company is required to satisfy before any insurance applies to a claim, unreimbursed legal fees or an adverse result in any litigation may adversely impact the Combined Company’s business, operating results or financial condition.

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The Combined Company will be subject to the risk of product liability claims, for which it may not have or may not be able to obtain adequate insurance coverage.

The sale and use of the Combined Company’s products will involve the risk of product liability claims and associated adverse publicity. Product liability claims might be made against the Combined Company directly by patients, healthcare providers or pharmaceutical companies, or others selling, buying or using our products. The Combined Company plans to maintain insurance covering its liability for preclinical and clinical studies as well as products liability insurance. However, the Combined Company may not have or be able to obtain or maintain sufficient and affordable insurance coverage, including coverage for potentially very significant legal expenses, and without sufficient coverage any claim brought against the Combined Company could have a materially adverse effect on our business, financial condition or results of operations.

It may be difficult for U.S. investors to obtain and enforce judgments against the Combined Company because of its Canadian incorporation and German presence.

The Combined Company will be a company existing under the laws of Canada. A number of the directors and officers of the Combined Company are residents of Canada or otherwise reside outside the U.S., and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside the U.S. Consequently, although the Combined Company will have appointed an agent for service of process in the U.S., it may be difficult for investors in the U.S. to bring an action against such directors or officers or to enforce against those persons or us a judgment obtained in a U.S. court predicated upon the civil liability provisions of federal securities laws or other laws of the U.S. investors should not assume that foreign courts (i) would enforce judgments of U.S. courts obtained in actions against us or such directors, officers or experts predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or “blue sky” laws of any state within the U.S. or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the U.S. federal securities laws or any such state securities or “blue sky” laws.

The Combined Company is subject to various internal control reporting requirements under applicable Canadian securities laws and the Sarbanes-Oxley Act in the U.S. The Combined Company can provide no assurance that it will, at all times in the future, be able to report that our internal controls over financial reporting are effective.

As a public company, the Combined Company is required to comply with Section 404 of the U.S. Sarbanes-Oxley Act of 2002 and National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian securities administrators. The Combined Company cannot be certain as to the time of completion of its internal control evaluation, testing and remediation actions or of their impact on the Combined Company’s operations. Upon completion of this process, the Combined Company may identify control deficiencies of varying degrees of severity under applicable SEC and Public Company Accounting Oversight Board (U.S.) rules and regulations. As a public company, the Combined Company is required to report, among other things, control deficiencies that constitute material weaknesses or changes in internal controls that, or that are reasonably likely to, materially affect internal controls over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. If the Combined Company fails to comply with the requirements of Section 404 of the U.S. Sarbanes-Oxley Act of 2002 or similar Canadian requirements, or if the Combined Company reports a material weakness, the Combined Company might be subject to regulatory sanction and investors may lose confidence in our consolidated financial statements, which may be inaccurate if the Combined Company fails to remedy such material weakness.

The Combined Company may have material weaknesses in its internal controls over financial reporting which could have a material adverse effect on the price of the Common Shares.

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Disclosure controls and procedures are designed to ensure that information required to be disclosed by a company in reports filed with securities regulatory agencies is recorded, processed, summarized and reported on a timely basis and is accumulated and communicated to a company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. Aeterna Zentaris has invested resources to document and analyze its system of disclosure controls and its internal control over financial reporting which the Combined Company is expected to continue to implement. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance with respect to the reliability of financial reporting and financial statement preparation.

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The Combined Company may incur losses associated with foreign currency fluctuations.

The Combined Company’s operations are, in many instances, conducted in currencies other than our functional currency or the functional currencies of our subsidiaries. Fluctuations in the value of currencies could cause the Combined Company to incur currency exchange losses. The Combined Company cannot assert with any assurance that it will not suffer losses as a result of unfavorable fluctuations in the exchange rates between the U.S. dollar, the euro, the Canadian dollar and other currencies.

Legislative actions, new accounting pronouncements and higher insurance costs may adversely impact our future financial position or results of operations.

Changes in financial accounting standards or implementation of accounting standards may cause adverse, unexpected revenue or expense fluctuations and affect the Combined Company’s financial position or results of operations. New pronouncements and varying interpretations of pronouncements are expected to occur in the future, and the Combined Company may make or be required to make changes in its accounting policies in the future. Compliance with changing regulations of corporate governance and public disclosure, notably with respect to internal controls over financial reporting, may result in additional expenses. Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for companies such as ours, and insurance costs are increasing as a result of this uncertainty.

Data security breaches may disrupt our operations and adversely affect the Combined Company operating results.

The Combined Company’s network security and data recovery measures and those of third parties with which it may contract with, may not be adequate to protect against computer viruses, cyber-attacks, breaches, and similar disruptions from unauthorized tampering with our computer systems. The misappropriation, theft, sabotage or any other type of security breach with respect to any of the Combined Company’s proprietary and confidential information that is electronically stored, including research or clinical data, could cause interruptions to the Combined Company’s operations, could result in a material disruption of the Combined Company’s clinical activities and business operations and could expose the Combined Company to third-party legal claims. Furthermore, the Combined Company could be required to make substantial expenditures of resources to remedy the cause of cyber-attacks or break-ins. This disruption could have a material adverse impact on the Combined Company’s business, operating results and financial condition. Additionally, any break-in or trespass of the Combined Company’s facilities that results in the misappropriation, theft, sabotage or any other type of security breach with respect to the Combined Company’s proprietary and confidential information, including research or clinical data, or that results in damage to the Combined Company’s research and development equipment and assets could have a material adverse impact on the Combined Company’s business, operating results and financial condition.

The Combined Company’s business processes personal information, both in connection with clinical activities and employees. The use of this information is critical to the Combined Company’s operations and innovation, including the development of the Combined Company’s products, as well as management of employees. New and evolving regulations, such as the European Union General Data Protection Regulation, could bring increased scrutiny on the Combined Company’s data management processes in the future. Any cyber-attacks or other failure to protect critical and sensitive systems and information could damage the Combined Company’s reputation, prompt litigation or lead to regulatory sanctions, all of which could materially affect the Combined Company’s financial condition and results of operation.

Risk Factors Relating to our Common Shares

The Common Share price is volatile and will likely continue to be volatile after the completion of the Plan of Arrangement, which may result from factors outside of the Combined Company’s control.

Between January 1, 2023 and December 31, 2023, the closing price of the Common Shares ranged from US$1.42 to US$3.89 per share on the Nasdaq and from C$1.91 to C$5.30 per share on the TSX. Between December 14, 2023, the date of the Arrangement Agreement, and February 13, 2024, the closing price of the Common Shares ranged from US$1.69 to US$2.33 per share on the Nasdaq and from C$2.28 to C$3.06 per share on the TSX.

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The Common Share price may be affected by developments directly affecting the Combined Company’s business and by developments out of the control of the Combined Company or unrelated to the Combined Company. The stock market generally, and the biopharmaceutical sector in particular, are vulnerable to abrupt changes in investor sentiment. Prices of shares and trading volume of companies in the biopharmaceutical industry can swing dramatically in ways unrelated to, or that bear a disproportionate relationship to, operating performance. The Common Share price and trading volume may fluctuate based on a number of factors including, but not limited to, the following:

●	developments regarding current or future third-party suppliers and licensee(s);

●	delays in anticipated clinical trial development or commercialization timelines;

●	announcements by the Combined Company regarding technological, regulatory or other matters;

●	arrivals or departures of key personnel;

●	governmental or regulatory action affecting the Combined Company’s product candidates and our competitors’ products in the U.S., Canada and other countries;

●	developments or disputes concerning patent or proprietary rights;

●	actual or anticipated fluctuations in our revenues or expenses;

●	general market conditions and fluctuations for the emerging growth and biopharmaceutical market sectors; and

●	economic conditions in the U.S. or abroad.

The Combined Company’s listing on both the Nasdaq and the TSX may increase price volatility due to various factors, including different ability to buy or sell the Common Shares, different market conditions in different capital markets, and different trading volumes. In addition, low trading volume may increase the price volatility of the Common Shares. A thin trading market could cause the share price of the Common Shares to fluctuate significantly more than the stock market as a whole.

In the event the Combined Company loses its foreign private issuer status as of June 30 of a given financial year, it would be required to comply with the U.S. domestic reporting regime under the Exchange Act, which could cause the Combined Company to incur additional legal, accounting and other expenses.

In order to maintain status as a foreign private issuer, either (a) a majority of the Common Shares must not be either directly or indirectly owned of record by residents of the U.S. or (b) (i) a majority of the executive officers and directors must not be U.S. citizens or residents, (ii) more than 50 percent of the Combined Company’s assets cannot be located in the U.S. and (iii) the Combined Company’s business must be administered principally outside the U.S.

There can be no assurance that the Combined Company will remain a foreign private issuer either in 2024 or in future financial years.

If the Combined Company loses its foreign private issuer status as of June 30 of any given financial year, it would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. The Combined Company may also be required to make changes in its corporate governance practices in accordance with various SEC rules and the Nasdaq listing standards. The regulatory and compliance costs to us of complying with the reporting requirements applicable to a U.S. domestic issuer under U.S. securities laws may be higher than the cost incurred as a foreign private issuer. As a result, the Combined Company would expect that a potential loss of foreign private issuer status at some future point in time could increase legal, financial reporting and accounting compliance costs, and it is difficult at this time to estimate by how much its legal, financial reporting and accounting compliance costs may increase in such eventuality.

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USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Aeterna Zentaris New Warrants to Aeterna Shareholders and Aeterna Warrant Holders. Because all Aeterna Zentaris New Warrants must be exercised on a cashless basis, we will also not receive any proceeds from the exercise of any Aeterna Zentaris New Warrants.

DIVIDEND POLICY

We have never declared nor paid dividends on our securities. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends on our securities is subject to the discretion of our Board of Directors and will depend upon various factors, including, without limitation, our results of operations and financial condition.

CAPITALIZATION

The following table presents the number of our issued and outstanding Common Shares and our consolidated cash and cash equivalents and capitalization as at September 30, 2023:

●	on an actual basis; and

●	on a pro-forma basis adjusted to reflect the offering and the acquisition.

The information below has been derived from and should be read in conjunction with, and is qualified in its entirety by, our unaudited consolidated financial statements as at September 30, 2023 and the Management’s Discussion and Analysis thereon incorporated by reference into this prospectus, Ceapro’s unaudited consolidated financial statements as at September 30, 2023 and the Management’s Discussion and Analysis for Interim Nine Month Periods Ended September 30, 2023 and 22 in Annex A and Annex B to this prospectus, and the unaudited pro forma condensed consolidated statement of financial position data of the Combined Company as at September 30, 2023 and the other information under “Unaudited Pro Form Condensed Consolidated Financial Information of the Combined Company” included herein. Figures are in thousands, except share data.

	As at September 30, 2023
(unaudited) (in thousands, except per share data)	Actual	As Adjusted	As Adjusted
	(in US $, except share data)	(in US $, except share data)	(in C$, except share data)

Number of Common Shares issued and outstanding	4,855,876	12,245,969	12,245,969

Cash and cash equivalents	38,756	42,188	57,038

Warrant liability	-	10	13
Deferred share unit liability	-	278	376
Total non-current liabilities	11,980	13,713	18,540
Shareholders’ equity:
Share capital	293,410	22,790	30,812
Warrants	5,085	-	-
Contributed surplus	90,682	3,663	4,952
Retained earnings (Deficit)	(362,088)	18,915	25,573
Accumulated other comprehensive income	(811)	-	-
Total capitalization	38,258	59,369	80,266

The number of our Common Shares that will be outstanding before the offering is based on 4,855,876 shares outstanding as of September 30, 2023, and excludes as of such date:

●	457,648 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $21.76 per share;

●	53,400 Common Shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $12.51 per share;

●	303,250 Common Shares reserved for future issuance under our 2018 Long-Term Incentive Plan dated March 27, 2018;

The number of our Common Shares that will be outstanding immediately after the offering and the acquisition is based on 12,245,969 shares outstanding as of September 30, 2023, and excludes as of such date:

●	457,648 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $21.76 per share;

●	325,072 Common Shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $7.91 per share;

●	874,048 Common Shares reserved for future issuance under our 2018 Long-Term Incentive Plan dated March 27, 2018;

●	2,534,424 Common Shares issuable upon the exercise of Aeterna Zentaris New Warrants to be issued to investors in this offering at an exercise price of $0.01 per share;

The following table sets forth the capitalization of the Combined Company assuming the completion of the Plan of Arrangement, but without giving effect to the Consolidation.

Type of Security	Number(1)
Common Shares		12,245,969
Aeterna Zentaris warrants(2)		2,992,072
Aeterna Zentaris options(3)		325,072
Aeterna Zentaris DSUs		196,920
Total Non-Current Liabilities	C$	18,540,364

Notes:

(1)	Please see section entitled “Unaudited Pro Forma Combined Consolidated Financial Information of the Combined Company.”
(2)	Amount includes Aeterna Zentaris Adjusted Warrants and Aeterna Zentaris New Warrants.
(3)	Amount includes Aeterna Zentaris Options and the Replacement Options.

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SELECTED HISTORICAL FINANCIAL INFORMATION OF AETERNA ZENTARIS

The following table sets forth summary consolidated financial and other data of Aeterna Zentaris as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 and as of September 30, 2023 and for each of the nine month periods ended September 30, 2023 and 2022. The following selected historical consolidated financial data of Aeterna Zentaris as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 was derived from Aeterna Zentaris’ historical consolidated financial statements included in Item 18 of our 20-F Amendment, which are incorporated by reference herein. The following selected historical consolidated financial data of Aeterna Zentaris as of September 30, 2023 and for each of the nine month periods ended September 30, 2023 and 2022 was derived from the Aeterna Zentaris’ unaudited condensed consolidated financial statements filed as Exhibit 99.1 to Nine-Month 6-K, which are incorporated by reference herein, and which, in the opinion of our management, have been prepared on the same basis as Aeterna Zentaris’ audited annual consolidated financial statements and reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of Aeterna Zentaris’ results of operations and financial position for such periods. Results for the nine month periods ended September 30, 2023 and 2022 are not necessarily indicative of results that may be expected for the entire year.

The consolidated financial statements of Aeterna Zentaris have been prepared in accordance with IFRS, which differs in certain respects from US Generally Accepted Accounting Principles (“U.S. GAAP”).

You should read the following information together with “Risk Factors” beginning on page 16 and “Capitalization” on page 30 of this prospectus, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed as Exhibit 99.2 to the Nine Month 6-K, Item 5. “Operating and Financial Review and Prospects” of our Original Form 20-F and the consolidated financial statements and notes thereto of Aeterna Zentaris filed as Exhibit 99.1 to the Nine Month 6-K and included in Item 18 of our 20-F Amendment.

Consolidated Statements of Financial Position Data

	As of September 30,	As of December 31,
(in thousands)	2023 (unaudited)	2022	2021
	US$	US$	US$
Cash and cash equivalents	38,756	50,611	65,300
Trade and other receivables and other current assets	3,064	4,648	5,447
Inventory	91	229	73
Restricted cash equivalents	320	322	335
Property and equipment	255	216	192
Other non-current assets	—	—	8,755
Total assets	42,486	56,026	80,102
Payables and accrued liabilities and income taxes payable	3,406	3,936	2,787
Current portion of provisions	56	45	34
Current portion of deferred revenues	90	2,949	4,815
Current portion of deferred gain	529	—	—
Lease liabilities	147	179	161
Non-financial non-current liabilities(1)	11,980	13,141	19,319
Total liabilities	16,208	20,250	27,116
Shareholders’ equity	26,278	35,776	52,986
Total liabilities and shareholders’ equity	42,486	56,026	80,102

(1) Comprised mainly of employee future benefits, deferred gain, non-current portion of deferred revenues and provisions.

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Consolidated Statements of Loss Information

	Nine months ended September 30,		Years ended December 31,
(in thousands, except per share data)	2023	2022	2022	2021	2020
	(unaudited)	(unaudited)
	US$	US$	US$	US$	US$
Revenues	4,377	3,155	5,640	5,260	3,652
Operating expenses
Cost of sales	167	106	157	90	2,317
Research and development	9,692	8,081	12,506	6,574	1,506
Selling, general and administrative	6,130	6,218	8,230	7,267	5,893
Gain on modification of building lease	—	—	—	—	(219)
Impairment of intangible assets	—	—	584	—	—
Impairment of goodwill	—	—	7,642	—	—
(Reversal of) impairment of other assets	—	—	124	—	(139)
Total operating expenses	15,989	14,405	29,243	13,931	9,358
Loss from operations	(11,612)	(11,250)	(23,603)	(8,671)	(5,706)
Gains (loss) due to changes in foreign currency exchange rates	(44)	977	879	215	572
Change in fair value of warrant liability	—	—	—	—	1,147
Interest income	739	—	—	—
Other finance costs	—	(3)	(3)	(21)	(736)
Net finance income (costs)	695	974	876	194	983
Loss before income taxes	(10,917)	(10,276)	(22,727)	(8,477)	(4,723)
Income tax (expense) recovery	—	—	—	109	(395)
Net loss	(10,917)	(10,276)	(22,727)	(8,368)	(5,118)
Basic and diluted loss per share	(2.25)	(2.12)	(4.68)	(1.82)	(3.11)

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SELECTED HISTORICAL FINANCIAL INFORMATION OF CEAPRO

The following table sets forth summary consolidated financial and other data of Ceapro as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 and as of September 30, 2023 and for each of the nine month periods ended September 30, 2023 and 2022. The following selected historical consolidated financial data of Ceapro as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 was derived from Ceapro’s historical consolidated financial statements beginning on page A-22 of Annex A to this prospectus. The following selected historical consolidated financial data of Ceapro as of September 30, 2023 and for each of the nine month periods ended September 30, 2023 and 2022 was derived from the Ceapro’s unaudited condensed interim consolidated financial statements beginning on page A-1 of Annex A to this prospectus, which, in the opinion of Ceapro’s management, have been prepared on the same basis as Ceapro’s audited annual consolidated financial statements and reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of Ceapro’s results of operations and financial position for such periods. Results for the nine month periods ended September 30, 2023 and 2022 are not necessarily indicative of results that may be expected for the entire year.

The consolidated financial statements of Ceapro have been prepared in accordance with IFRS, which differs in certain respects from U.S. GAAP.

You should read the following information together with “Risk Factors” beginning on page 16 of this prospectus, “Management Discussion and Analysis” of Ceapro for each of the nine month periods ended September 30, 2023 and 2022 and the three years ended December 31, 2022 included in Annex B and Annex C, respectively of this prospectus and the consolidated financial statements and the notes thereto of Ceapro as of September 30, 2023 and for each of the nine month periods ended September 30, 2023 and 2022 beginning on page A-1 of Annex A to this prospectus and as of December 31, 2022 and 2021 and for each of the three years ended December 31, 2022 beginning on page A-22 of Annex A to this prospectus.

Consolidated Statements of Financial Position Data

	As of September 30,	As of December 31,
(in thousands)	2023 (unaudited)	2022	2021 (Restated)[1]
	C$	C$	C$
Cash and cash equivalents	11,356	13,811	7,781
Trade receivables	983	2,820	2,093
Other receivables	82	65	46
Inventories	5,371	3,757	2,324
Prepaid expenses and deposits	214	135	163
Investment tax credits receivable	855	855	767
Deposits	77	77	79
Licenses	10	12	15
Property and equipment	14,996	16,202	17,500
Deferred tax assets	—	—	283
TOTAL ASSETS	33,944	37,734	31,051
Accounts payable and accrued liabilities	1,246	1,730	682
Current portion of lease liabilities	391	370	290
Long-term lease liabilities	1,953	2,249	2,359
Deferred tax liabilities	390	1,096	—
TOTAL LIABILITIES	3,981	5,445	3,331
Total Equity	29,963	32,289	27,720
TOTAL LIABILITIES AND EQUITY	33,944	37,734	31,051

1 During the year ended December 31, 2022, Ceapro corrected an error in its inventory costing. Consequently, Ceapro restated certain line items of its annual financial statements for the year ended December 31, 2021.

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Consolidated Statements of Loss Information

	Nine months ended September 30,		Years ended December 31,
(in thousands, except per share data)	2023	2022	2022	2021	2020
	(unaudited)	(unaudited)
		(Restated)1		(Restated)1
	C$	C$	C$	C$	C$
Total Revenues	7,982	15,517	18,840	17,195	15,121
Cost of goods sold	4,226	5,704	7,822	6,727	7,499
Gross margin	3,756	9,813	11,018	10,468	7,622
Research and product development	2,085	1,213	1,789	3,878	1,882
General and administration	5,119	2,707	3,700	3,240	3,283
Sales and marketing	34	21	30	47	111
Finance costs	153	152	185	207	231
(Loss) income from operations	(3,635)	5,720	5,314	3,096	2,115
Other income (expense)	(349)	(340)	(463)	(202)	259
(Loss) income before tax	(3,286)	6,060	5,777	3,298	1,856
Income tax (benefit) expense	(706)	1,432	1,379	(67)	—
Net (loss) income	(2,580)	4,628	4,398	3,365	1,856
Basic net (loss) income per common share	(0.03)	0.06	0.6	0.04	0.02
Diluted net (loss) income per common share	(0.03)	0.06	0.6	0.04	0.02

1 During the year ended December 31, 2022, Ceapro corrected an error in its inventory costing. Consequently, Ceapro restated certain line items of its annual financial statements for the year ended December 31, 2021 and its interim financial statements for the nine -months ended September 30, 2022.

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UNAUDITED PRO FORMA COMBINED CONSOLIDATED
FINANCIAL INFORMATION OF THE COMBINED COMPANY

The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of SEC Regulation S-X and applicable Canadian securities laws.

The following unaudited pro forma condensed consolidated statement of financial position of the Combined Company and its consolidated subsidiaries after giving effect to the Plan of Arrangement as of September 30, 2023 and the unaudited pro forma condensed consolidated statements of income (loss) of the Combined Company and its consolidated subsidiaries for the year ended December 31, 2022 and for the nine months ended September 30, 2023 present the combination of the financial information of Ceapro and Aeterna Zentaris Inc., after giving effect to the Plan of Arrangement.

The unaudited pro forma condensed consolidated statement of financial position as of September 30, 2023 gives pro forma effect to the Plan of Arrangement as if it had occurred on September 30, 2023. The unaudited pro forma condensed consolidated statements of income (loss) for the year ended December 31, 2022 and for the nine months ended September 30, 2023 give pro forma effect to the Plan of Arrangement as if they had occurred on January 1, 2022.

The unaudited pro forma condensed consolidated financial information has been derived from, and should be read in conjunction with, the historical financial statements of Ceapro and Aeterna Zentaris and the notes thereto, as well as the disclosures included and incorporated by reference in this prospectus. You should read the following summary unaudited pro forma condensed consolidated financial information together with “Risk Factors” beginning on page 16 and “Capitalization” on page 30 of this prospectus, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed as Exhibit 99.2 to the Nine Month 6-K, Item 5. “Operating and Financial Review and Prospects” of the Original Form 20-F, the consolidated financial statements and notes thereto of Aeterna Zentaris filed as Exhibit 99.1 to the Nine Month 6-K and included in Item 18 of out 20-F Amendment, “Management Discussions and Analysis” of Ceapro for each of the nine month periods ended September 30, 2023 and 2022 and the three years ended December 31, 2022 included in Annex B and Annex C, respectively of this prospectus and the consolidated financial statements and the notes thereto of Ceapro as of September 30, 2023 and for each of the nine month periods ended September 30, 2023 and 2022 beginning on page A-1 of Annex A attached to this prospectus and as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 beginning on page A-22 of Annex A attached to this prospectus.

The accounting policies used in the preparation of the unaudited pro forma condensed consolidated financial information incorporate the significant accounting policies used by Ceapro for the respective periods in the consolidated financial statements included in this prospectus.

The unaudited pro forma condensed consolidated financial information has been presented for illustrative purposes only and may not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Plan of Arrangement occurred on the dates indicated. Further, the unaudited pro forma condensed consolidated financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed consolidated financial information and are subject to change as additional information becomes available and analyses are performed.

Pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial information are based on items that are factually supportable, directly attributable to the Plan of Arrangement for which there are firm commitments and impact the unaudited pro forma condensed consolidated financial information for which completed financial effects are objectively determinable.

35

Description of the Plan of Arrangement

Aeterna Zentaris and Ceapro entered into a binding arrangement agreement (the “Arrangement Agreement”) dated December 14, 2023 pursuant to which Aeterna Zentaris will acquire all of the issued and outstanding common shares of Ceapro in a transaction (the “Plan of Arrangement”) that will be effected by way of a plan of arrangement of Ceapro under the Canada Business Corporations Act pursuant to which, at closing, each outstanding Class A voting common share of Ceapro (“Ceapro Common Share”) will be exchanged for 0.09439 of a common share of Aeterna Zentaris (“Aeterna Zentaris Common Share”) (the “Exchange Ratio”).

Additionally, as part of the Plan of Arrangement, Aeterna Zentaris will issue to its shareholders immediately prior to the closing of the Plan of Arrangement, 0.47698 of a share purchase warrant (“New Warrant”) for each Aeterna Zentaris Common Share held. The Plan of Arrangement also provides for the issuance of replacement options (“Replacement Options”) to holders of Ceapro’s outstanding options on similar terms, as adjusted by the Exchange Ratio.

As a result, following the closing of the Plan of Arrangement, Aeterna Zentaris will own all of the issued and outstanding Ceapro Common Shares. Following the closing of the Plan of Arrangement, former shareholders of Ceapro will own approximately 50% of the Combined Company and former shareholders of Aeterna Zentaris will own approximately 50% of the Combined Company, assuming the exercise of all New Warrants.

In order to ensure that Aeterna Zentaris meets the Nasdaq listing requirements under Nasdaq Listing Rules 5505(a) and (b) which require, among other things, that listed securities of Aeterna Zentaris have a minimum bid price of US$4.00 per share, or a minimum closing price of US$2.00 to US$3.00 per share, the issued and outstanding Aeterna Zentaris Common Shares will consolidate on the basis of a range of one post-consolidation Aeterna Zentaris Common Share for every three to four pre-consolidation Aeterna Zentaris Common Shares (the “Consolidation”).

In order to become effective, the Plan of Arrangement requires, among other things, Aeterna Zentaris shareholder approval, Ceapro shareholder approval, regulatory approvals, including approval of the Plan of Arrangement by the Court of Kings Bench of Alberta, receipt of various stock exchange approvals and the satisfaction of certain closing conditions customary to transactions of this nature.

Anticipated Accounting Treatment

The Plan of Arrangement will be accounted for as a reverse business acquisition in accordance with IFRS. Aeterna Zentaris will be treated as the “acquiree” for accounting purposes. Ceapro has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances, and accordingly the Plan of Arrangement is treated as a reverse take over.

●	Ceapro’s existing shareholders and Aeterna Zentaris’ existing shareholders will have the equal voting interest in the Combined Company under fully diluted basis considering the New Warrants with an approximately 50.0% voting interest each;

●	The Ceapro Chief Executive Officer will continue as Chief Executive Officer of the Combined Company;

●	Directors of Ceapro will form a majority on the board of directors of the Combined Company; and

●	Ceapro is the larger entity based on historical total assets, excluding cash on hand, and revenues.

The fair value of the consideration for the acquisition of the Aeterna Zentaris Common Shares will ultimately be based on the market price of the Ceapro Common Shares immediately prior to the closing of the Plan of Arrangement. The market price of the Combined Company Common Share is expected to be influenced by a number of factors that are out of the control of the Combined Company, included but not limited to the market’s perception of the Plan of Arrangement and other developments that could arise between the filing of this prospectus and the closing of the Plan of Arrangement.

On January 8, 2024, the trading price of Ceapro Common Shares was C$0.18 per share. For purposes of the accompanying unaudited pro forma condensed consolidated financial information, the estimated fair value of the Combined Company Common Shares is preliminary and will change based on fluctuations in the trading prices of the Ceapro Common Shares through to the closing of the Plan of Arrangement. Adjustments to the Combined Company’s ultimate accounting for the Plan of Arrangement arising from such changes could be material.

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Basis of Pro Forma Presentation

All dollar amounts are expressed in Canadian dollars (“C$”) unless otherwise noted as US dollars (“US$”). The historical financial information of Aeterna Zentaris has been translated to C$ from US$ based on exchange rates disclosed in the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

The following summarizes the pro forma ownership of Combined Company Common Shares following the Plan of Arrangement:

%
Shares held by current Ceapro shareholders	50.0%
Shares held by current Aeterna Zentaris shareholders(1)	50.0
Pro Forma Combined Company Common Shares	100.0%

(1)	Includes the 2,534,424 Combined Company Common Shares issuable to the current Aeterna Zentaris shareholders and Aeterna Zentaris warrant holders upon exercise of their New Warrants.

Additional Combined Company Common Shares could be issued in the future that would dilute the above ownership percentages:

Exercisable currently or immediately following the closing of the Plan of Arrangement
Existing warrants issued by Aeterna Zentaris	457,648
Replacement options held by Ceapro employees	231,443
Existing options held by Aeterna Zentaris employees	21,677

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Unaudited Pro Forma Condensed Consolidated Statement of Financial Position as of September 30, 2023

	Ceapro Inc.	Aeterna Zentaris Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined Company
	C$	C$	C$		C$
	Note 4(a)	Note 3
ASSETS
Current assets
Cash and cash equivalents	11,355,731	52,398,112	(2,766,181)	4(d)	57,038,264
			(3,949,398)	4(e)
Trade and other receivables	—	738,192	1,064,739	4(b)	1,802,931
Trade receivables	982,895	—	(982,895)	4(b)	—
Other receivables	81,844	—	(81,844)	4(b)	—
Inventory	5,370,967	123,032			5,493,999
Income taxes receivable	—	156,832			156,832
Prepaid expenses and other current assets	214,371	3,247,504			3,461,875
Total current assets	18,005,808	56,663,672	(6,715,579)		67,953,901

Non-current assets
Investment tax credits receivable	854,895	—			854,895
Deposits	76,954	—			76,954
Licenses	10,366	—			10,366
Restricted cash equivalents	—	432,640			432,640
Property and equipment	14,996,189	344,760			15,340,949
Intangible assets	—	—	2,950,064	4(c)	2,950,064
Total non-current assets	15,938,404	777,400	2,950,064		19,665,868
Total assets	33,944,212	57,441,072	(3,765,515)		87,619,769

LIABILITIES
Current liabilities
Payables and accrued liabilities	1,246,197	4,461,600			5,707,797
Provisions	—	75,712			75,712
Income taxes payable	—	143,312			143,312
Deferred revenues	—	121,680			121,680
Deferred gain	—	715,208			715,208
Warrant liability	—	—	4,828,499	4(c)	13,093
			(4,815,406)	4(f)
DSU liability	—	—	376,117	4(c)	376,117
Lease liabilities	391,241	198,744			589,985
Total current liabilities	1,637,438	5,716,256	389,210		7,742,904
Non-current liabilities
Deferred revenues	—	2,226,744			2,226,744
Deferred tax liabilities	390,109	—			390,109
Lease liabilities	1,953,295	94,640			2,047,935
Employee future benefits	—	13,661,960			13,661,960
Provisions	—	213,616			213,616
Total non-current liabilities	2,343,404	16,196,960	—		18,540,364
Total liabilities	3,980,842	21,913,216	389,210		26,283,268

Shareholders’ equity
Share capital	16,721,867	396,690,320	(396,690,320)	4(c)	30,811,996
			9,274,723	4(c)
			4,815,406	4(f)
Contributed surplus	4,941,386	129,476,984	(129,476,984)	4(c)	4,951,849
			10,463	4(c)
Retained earnings (deficit)	8,300,117	(489,542,976)	(3,949,398)	4(e)	25,572,656
			493,492,374	4(c)
			20,038,720	4(c)
			(2,766,181)	4(d)
Accumulated other comprehensive loss	—	(1,096,472)	1,096,472	4(c)	—
Total shareholders’ equity	29,963,370	35,527,856	(4,154,725)		61,336,501
Total liabilities and shareholders’ equity	33,944,212	57,441,072	(3,765,515)		87,619,769

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Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) for the year ended December 31, 2022

	Ceapro Inc.	Aeterna Zentaris Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined Company
	C$	C$	C$		C$
	(except share and per share data)
	Note 5(a)	Note 3
Revenues	18,839,607	7,363,584			26,203,191
Cost of goods sold	7,821,908	204,979			8,026,887
Gross margin	11,017,699	7,158,605	—		18,176,304

Research and development	1,788,666	16,327,834	231,748	5(f)	18,348,248
Selling, general and administrative	—	10,745,088	3,730,056	5(b)	21,190,723
			2,766,181	5(d)
			3,949,398	5(e)
General and administration	3,700,498	—	(3,700,498)	5(b)	—
Sales and marketing	29,558	—	(29,558)	5(b)	—
Finance costs	184,967	—	(184,967)	5(b)	—
Impairment of intangible assets	—	762,470			762,470
Impairment of goodwill	—	9,977,395			9,977,395
Impairment of other assets	—	161,894			161,894
Bargain purchase gain	—	—	(20,038,720)	5(c)	(20,038,720)
Income (loss) from operations	5,314,010	(30,816,076)	13,276,360		(12,225,706)

Finance costs	—	3,917	184,967	5(b)	188,884
Other income	(462,905)	(1,147,622)			(1,610,527)
Income (loss) before income taxes	5,776,915	(29,672,371)	13,091,393		(10,804,063)

Income tax expense	1,378,817	—	(636,222)	5(g)	742,595
Net income (loss)	4,398,098	(29,672,371)	13,727,615		(11,546,658)

Basic and diluted loss per share	0.06			7	(0.78)

Weighted average number of shares outstanding
Basic	77,961,714			7	14,780,393
Diluted	78,582,083			7	14,780,393

39

Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) for the nine months ended September 30, 2023

	Ceapro Inc.	Aeterna Zentaris Inc.	Transaction Accounting Adjustments	Notes	Pro Forma Combined Company
	C$	C$	C$		C$
	(except share and per share data)
	Note 6(a)	Note 3
Revenues	7,982,542	5,902,822			13,885,364
Cost of goods sold	4,226,411	225,216			4,451,627
Gross margin	3,756,131	5,677,606	—		9,433,737

Research and development	2,085,127	13,070,631	179,536	6(c)	15,335,294
Selling, general and administrative	—	8,266,918	5,152,869	6(b)	13,419,787
General and administration	5,119,395	—	(5,119,395)	6(b)	—
Sales and marketing	33,474	—	(33,474)	6(b)	—
Finance costs	152,894	—	(152,894)	6(b)	—
Loss from operations	(3,634,759)	(15,659,943)	(26,642)		(19,321,344)

Finance income	—	(996,615)	152,894	6(b)	(843,721)
Other expense (income)	(348,957)	59,338			(289,619)
Loss before income taxes	(3,285,802)	(14,722,666)	(179,536)		(18,188,004)

Income tax benefit	(705,859)	—			(705,859)
Net loss	(2,579,943)	(14,722,666)	(179,536)		(17,482,145)

Basic and diluted loss per share	(0.03)			7	(1.18)

Weighted average number of shares outstanding (basic and diluted)	78,265,631			7	14,780,393

Notes to Pro Forma Condensed Consolidated Financial Information

1.	Description of the Plan of Arrangement

Summary of business

Ceapro is a Canadian biopharmaceutical company involved in the development and commercialization of “active ingredients” derived from oats and other renewable plant resources for healthcare and cosmetic industries. Ceapro’s primary business activities relate to the development and commercialization of natural products for the personal care, cosmetic, human and animal health industries using proprietary technology, natural, renewable resources and developing innovative products, technologies and delivery systems.

Aeterna Zentaris is a specialty biopharmaceutical company commercializing and developing therapeutics and diagnostic tests. Aeterna Zentaris’ lead product, Macrilen® (macimorelin), is the first and only U.S. Food and Drug Administration (“FDA”) and European Medicines Agency (“EMA”) approved oral test indicated for the diagnosis of patients with adult growth hormone deficiency (“AGHD”). Macimorelin is currently marketed under the tradename Ghryvelin™ in the European Economic Area and the United Kingdom through an exclusive licensing agreement with Pharmanovia. Aeterna Zentaris’ several other license and commercialization partners are also seeking approval for commercialization of macimorelin in Israel and the Palestinian Authority, the Republic of Korea, Turkey and several non-European Union Balkan countries. Aeterna Zentaris is actively pursuing business development opportunities for the commercialization of macimorelin in North America, Asia and the rest of the world. Aeterna Zentaris is also dedicated to the development of therapeutic assets and has taken steps to establish a pre-clinical pipeline to potentially address unmet medical needs across several indications with a focus on rare or orphan indications.

40

Aeterna Zentaris and Ceapro entered into a binding arrangement agreement (the “Arrangement Agreement”) dated December 14, 2023 pursuant to which Aeterna Zentaris will acquire all of the issued and outstanding common shares of Ceapro (the “Plan of Arrangement”). The Plan of Arrangement will be effected by way of a plan of arrangement of Ceapro under the Canada Business Corporations Act pursuant to which, at closing, each outstanding Ceapro common share will be exchanged for 0.09439 of a Aeterna Zentaris Common Share (the “Exchange Ratio”).

Additionally, as part of the Plan of Arrangement, Aeterna Zentaris will issue to its shareholders immediately prior to the closing of the Plan of Arrangement, 0.47698 of a share purchase warrant (“New Warrant”) for each Aeterna Zentaris Common Share held. The Plan of Arrangement also provides for the issuance of replacement options (“Replacement Options”) to holders of Ceapro’s outstanding options on similar terms, as adjusted by the Exchange Ratio.

As a result, following the closing of the Plan of Arrangement, Aeterna Zentaris will own all of the issued and outstanding Ceapro Common Shares. Following the closing of the Plan of Arrangement, former shareholders of Ceapro will own approximately 50% of the Combined Company and former shareholders of Aeterna Zentaris will own approximately 50% of the Combined Company, assuming the exercise of all New Warrants.

In order to ensure that Aeterna Zentaris meets the Nasdaq listing requirements under Nasdaq Listing Rules 5505(a) and (b) which require, among other things, that listed securities of Aeterna Zentaris have a minimum bid price of US$4.00 per share, or a minimum closing price of US$2.00 to US$3.00 per share, the issued and outstanding Aeterna Zentaris Common Shares will consolidate on the basis of a range of one post-consolidation Aeterna Zentaris Common Share for every three to four pre-consolidation Aeterna Zentaris Common Shares (the “Consolidation”).

In order to become effective, the Plan of Arrangement requires, among other things, Aeterna Zentaris shareholder approval, Ceapro shareholder approval, regulatory approvals, including approval of the Plan of Arrangement by the Court of Kings Bench of Alberta, receipt of various stock exchange approvals and the satisfaction of certain closing conditions customary to transactions of this nature.

2.	Basis of presentation

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of SEC Regulation S-X and applicable Canadian securities laws.

The Plan of Arrangement will be accounted for as a reverse business acquisition in accordance with IFRS. Aeterna Zentaris will be treated as the “acquiree” for accounting purposes. Ceapro has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances, and accordingly the Plan of Arrangement is treated as a reverse take over.

41

The fair value of the consideration for the acquisition of the Aeterna Zentaris Common Shares will ultimately be based on the market price of the Ceapro Common Shares immediately prior to the closing of the Plan of Arrangement. The market price of the Combined Company Common Share is expected to be influenced by a number of factors that are out of the control of the Combined Company, included but not limited to the market’s perception of the Plan of Arrangement and other developments that could arise between the filing of this prospectus and the closing of the Plan of Arrangement.

On January 8, 2024, the trading price of Ceapro Common Shares was C$0.18 per share. For purposes of the accompanying unaudited pro forma condensed consolidated financial information, the estimated fair value of the Combined Company Common Shares is preliminary and will change based fluctuations in the trading prices of the Ceapro Common Shares through to the closing of the Plan of Arrangement. Adjustments to the Combined Company’s ultimate accounting for the Plan of Arrangement arising from such changes could be material. The following unaudited pro forma condensed consolidated statement of financial position of the Combined Company and its consolidated subsidiaries after giving effect to the Plan of Arrangement as of September 30, 2023 and the unaudited pro forma condensed consolidated statements of income (loss) of the Combined Company and its consolidated subsidiaries for the nine months ended September 30, 2023 and for the year ended December 31, 2022 present the combination of the financial information of Ceapro and Aeterna Zentaris, after giving effect to the Plan of Arrangement.

The unaudited pro forma condensed consolidated financial information does not include any operating efficiencies or cost savings and accordingly only includes Plan of Arrangement accounting adjustments. The Plan of Arrangement accounting adjustments presented in the pro forma financial information are made to provide relevant information necessary for an understanding of the Combined Company reflecting the accounting for the Plan of Arrangement.

The unaudited pro forma condensed consolidated statement of financial position as of September 30, 2023 has been prepared by management for the purposes of presenting the impact of the Plan of Arrangement as if it had occurred on September 30, 2023. The unaudited pro forma condensed consolidated statement of income (loss) for the nine months ended September 30, 2023 and for the year ended December 31, 2022 have been prepared by management for the purposes of presenting the impact of the Plan of Arrangement as if it had occurred on January 1, 2022.

The unaudited pro forma condensed consolidated financial information has been derived from and should be read in conjunction with:

The unaudited pro forma condensed consolidated financial information, including the notes thereto, should be read in conjunction with the Ceapro and Aeterna Zentaris historical financial statements, and their respective Management’s Discussion and Analysis of financial condition and results of operations included elsewhere and incorporated by reference in this prospectus. The historical financial information of Ceapro and Aeterna Zentaris are prepared in accordance with the IFRS.

The unaudited pro forma condensed consolidated financial information is based on assumptions and adjustments that are described in the accompanying notes. The pro forma adjustments presented herein are preliminary and are based on available financial information and certain estimates and assumptions. Management believes that such assumptions provide a reasonable basis for presenting all the significant effects of the contemplated transactions, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied to the unaudited pro forma condensed consolidated financial information. The actual adjustments to the consolidated financial statements of the Combined Company will likely differ from the pro forma adjustments herein.

42

The unaudited pro forma condensed consolidated financial information has been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Plan of Arrangement occurred on the dates indicated. Further, the unaudited pro forma condensed consolidated financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors, and it is possible the difference may be material.

The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed consolidated financial information and are subject to change as additional information becomes available and analyses are performed.

Pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial information are based on items that are factually supportable, directly attributable to the Plan of Arrangement of or which there are firm commitments and impact the unaudited pro forma condensed consolidated financial information for which completed financial effects are objectively determinable.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the Plan of Arrangement are based on certain currently available information and certain assumptions and methodologies that Management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Plan of Arrangement based on information available at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.

Ceapro and Aeterna Zentaris have not had any historical relationship prior to the Plan of Arrangement. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the pro forma ownership of Combined Company Common Shares following the Plan of Arrangement:

%
Shares held by current Ceapro shareholders	50.0%
Shares held by current Aeterna Zentaris shareholders(1)	50.0
Pro Forma Combined Company Common Shares	100.0%

(1)	Includes the 2,534,424 Combined Company Common Shares issuable to the current Aeterna Zentaris shareholders and Aeterna Zentaris warrant holders upon exercise of their New Warrants.

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Additional Combined Company Common Shares could be issued in the future that would dilute the above ownership percentages:

Exercisable currently or immediately following the closing of the Plan of Arrangement
Existing warrants issued by Aeterna Zentaris	457,648
Replacement options held by Ceapro employees	231,443
Existing options held by Aeterna Zentaris employees	21,677

3.	Adjustments to Unaudited Pro Forma Condensed Consolidated Financial Information

The historical financial information of Aeterna Zentaris was presented in US dollars. The following tables reflect the adjusted financial statements derived from the audited consolidated financial statements of Aeterna Zentaris as at and for the year ended December 31, 2022 and the unaudited condensed interim consolidated financial statements of Aeterna Zentaris for the nine months ended September 30, 2023 as a result of the translation from U.S. dollars to Canadian dollars and reclassifications from line to line in order to provide a consistent classification and presentation with the Combined Company’s consolidated financial statement presentation (the “adjustments”). Management has reviewed and determined there were no significant differences in accounting policies applied by Aeterna Zentaris and Ceapro. These adjustments reflect Management’s best estimates based upon the information currently available to Management and could be subject to change once more detailed information is obtained.

The statement of financial position as at September 30, 2023 was translated at a spot exchange rate of C$1.3520 = US$1.00. The statement of income (loss) for the year ended December 31, 2022 was translated at the average exchange rate of C$1.3056 = US$1.00, and the statement of income (loss) for the nine months ended September 30, 2023 was translated at the average exchange rate of C$1.3486 = US$1.00.

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The table below presents Aeterna Zentaris’ statement of financial position as at September 30, 2023, converted in Canadian dollars:

	Thousands of US$	Reclassifications	US$	C$
ASSETS
Current assets
Cash and cash equivalents	38,756		38,756,000	52,398,112
Trade and other receivables	546		546,000	738,192
Inventory	91		91,000	123,032
Income taxes receivable	116		116,000	156,832
Prepaid expenses and other current assets	2,402		2,402,000	3,247,504
Total current assets	41,911	—	41,911,000	56,663,672

Non-current assets
Restricted cash equivalents	320		320,000	432,640
Property and equipment	255		255,000	344,760
Total non-current assets	575	—	575,000	777,400
Total assets	42,486	—	42,486,000	57,441,072

LIABILITIES
Current liabilities
Payables and accrued liabilities	3,300		3,300,000	4,461,600
Provisions	56		56,000	75,712
Income taxes payable	106		106,000	143,312
Deferred revenues	90		90,000	121,680
Deferred gain	529		529,000	715,208
Lease liabilities	147		147,000	198,744
Total current liabilities	4,228	—	4,228,000	5,716,256
Non-current liabilities
Deferred revenues	1,647		1,647,000	2,226,744
Lease liabilities	70		70,000	94,640
Employee future benefits	10,105		10,105,000	13,661,960
Provisions	158		158,000	213,616
Total non-current liabilities	11,980	—	11,980,000	16,196,960
Total liabilities	16,208	—	16,208,000	21,913,216

Shareholders’ equity
Share capital	293,410		293,410,000	396,690,320
Warrants	5,085	(5,085)	—	—
Contributed surplus	90,682	5,085	95,767,000	129,476,984
Deficit	(362,088)		(362,088,000)	(489,542,976)
Accumulated other comprehensive loss	(811)		(811,000)	(1,096,472)
Total Shareholders’ equity	26,278	—	26,278,000	35,527,856
Total liabilities and shareholders’ equity	42,486	—	42,486,000	57,441,072

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The table below presents Aeterna Zentaris’ statement of net loss for the year ended December 31, 2022, converted in Canadian dollars.

	Thousands of US$	Reclassifications	US$	C$
Revenues	5,640		5,640,000	7,363,584
Cost of goods sold		157	157,000	204,979
Gross margin			5,483,000	7,158,605

Expenses
Cost of sales	157	(157)
Research and development	12,506		12,506,000	16,327,834
Selling, general and administrative	8,230		8,230,000	10,745,088
Impairment of intangible assets	584		584,000	762,470
Impairment of goodwill	7,642		7,642,000	9,977,395
Impairment of other assets	124		124,000	161,894
Total operating expenses	29,243

Loss from operations	(23,603)	—	(23,603,000)	(30,816,076)

Finance costs	—	3	3,000	3,917
Other income	—	(879)	(879,000)	(1,147,622)

Gain due to changes in foreign currency exchange rates	(879)	879
Other finance costs	3	(3)
Net finance income	(876)	876

Net loss	(22,727)	—	(22,727,000)	(29,672,371)

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The table below presents Aeterna Zentaris’ statement of net loss for the nine months ended September 30, 2023, converted in Canadian dollars.

	Thousands of US$	Reclassifications	US$	C$
Revenues	4,377		4,377,000	5,902,822
Cost of goods sold		167	167,000	225,216
Gross margin			4,210,000	5,677,606

Expenses
Cost of sales	167	(167)
Research and development	9,692		9,692,000	13,070,631
Selling, general and administrative	6,130		6,130,000	8,266,918
Total operating expenses	15,989

Loss from operations	(11,612)	—	(11,612,000)	(15,659,943)

Finance income	—	(739)	(739,000)	(996,615)
Other expense (income)	—	44	44,000	59,338

Loss due to changes in foreign currency exchange rates	44	(44)
Interest income	(739)	739
Net finance income	(695)	695

Net loss	(10,917)	—	(10,917,000)	(14,722,666)

4.	Adjustments to the Pro Forma Condensed Consolidated Statement of Financial Position

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(a)	Derived from the consolidated statement of financial position of Ceapro Inc. as at September 30, 2023.
(b)	To reflect reclassifications from line to line in order to provide a consistent classification and presentation of the Combined Company consolidated financial statement presentation.

Pro forma Transaction Accounting Adjustments

(c) Business acquisition

To reflect the preliminary estimated gain on bargain purchase recognized in accordance with IFRS 3, for the excess of the net acquisition date amounts of the identifiable assets acquired and liabilities assumed over the fair value of consideration transferred.

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The following table reflects the effect of Aeterna Zentaris’ preliminary purchase price allocation:

	Number	C$
Purchase price
Equity instruments:
Shares deemed issued to Aeterna Zentaris shareholders(1)	4,855,876	9,274,723
Replacement share-based payment awards:
Equity-settled options(2)	53,400	10,463
Cash-settled DSUs(2)	196,920	376,117
		9,661,303

Provisional recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents(4)		48,448,714
Trade and other receivables		738,192
Inventories		123,032
Income tax receivables		156,832
Prepaid expenses and deposits		3,247,504
Restricted cash equivalents		432,640
Property and equipment		344,760
Intangible assets(5)		2,950,064
Accounts payable and accrued liabilities		(4,461,600)
Provisions		(289,328)
Income tax payable		(143,312)
Deferred revenues		(2,348,424)
Deferred gain		(715,208)
Lease liabilities		(293,384)
Employee future benefits		(13,661,960)
Warrant liability(3)		(4,828,499)
Total provisional identifiable net assets (liabilities)		29,700,023
Gain on bargain purchase		(20,038,720)
Total		9,661,303

(1)	The fair value of the 4,855,876 common shares deemed issued to Aeterna Zentaris shareholders of C$1.91 per share was based on the listed share price of Ceapro as at January 8, 2024, after giving effect to the exchange of each outstanding Ceapro Common Share for 0.09439 of a Aeterna Zentaris Common Share.

(2)	In accordance with the terms of the Arrangement Agreement, Aeterna Zentaris’ share-based payment awards held by employees of Aeterna Zentaris continued with no modifications and are deemed to be replacement awards issued.

The value of the replacement awards is C$393,905, after taking into account an estimated forfeiture rate of nil. The consideration for the business combination includes C$10,463 for equity-settled options and C$376,117 for cash-settled DSUs transferred to employees of Aeterna Zentaris when the acquiree’s awards were substituted by the replacement awards, which relates to past service. The balance of C$7,325 will be recognized as post-acquisition compensation cost.

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The fair value at acquisition date was estimated using a Black-Scholes option pricing model, considering the terms and conditions upon which the options and DSUs were granted, using the following assumptions:

	Options		DSUs
Expected dividend yield		0.0%		0.0%
Weighted average expected volatility		65%		65%
Weighted average risk-free rate		3.69%		3.08%
Weighted average expected life (years)		2.79		9.13
Share price	C$	1.91	C$	1.91
Weighted average exercise price	C$	10.62		—
Weighted average fair value	C$	0.33	C$	1.91

The expected volatility of these options and DSUs was determined using historical volatility rates and the expected life was determined using the weighted average life of past options issued.

Prior to the Plan of Arrangement, the conditions of the DSUs were modified which caused a change in their classification to cash-settled share-based payments.

(3)	The fair value of the warrant liability of C$4,828,499 includes C$13,093 for the 457,648 existing warrants of Aeterna Zentaris and C$4,815,406 for the 2,534,424 New Warrants issued to Aeterna Zentaris shareholders and warrant holders.

The fair value of the 457,648 warrants deemed issued to Aeterna Zentaris warrant holders was estimated using a Black-Scholes option pricing model, considering the terms and conditions upon which the warrants were issued, using the following assumptions:

Warrants
Expected dividend yield	0.0%
Weighted average expected volatility	65%
Weighted average risk-free rate	4.91%
Weighted average expected life (years)	1.87
Share price	$1.91
Weighted average exercise price	$21.76
Weighted average fair value	$0.03

The fair value of the 2,534,424 New Warrants issued to Aeterna Zentaris shareholders was based on the listed share price of Ceapro as at January 8, 2024 less the exercise price of US$0.01, after giving effect to the exchange of each outstanding Ceapro Common Share for 0.09439 of a Aeterna Zentaris Common Share.

(4)	The fair value of cash and cash equivalents was based on the carrying value balance per note 3. The balance was adjusted to recognize the payment of estimated non-recurring incremental transaction costs of Aeterna Zentaris described in note 4(e).

(5)	The identifiable intangible assets consist of patents expiring between 2027 and 2041 which will be amortized on their respective remaining patent life.

The final determination of the purchase price allocation of the business acquisition will be based on Aeterna Zentaris’ net assets acquired as of the acquisition date. The purchase price allocation may change materially based on the receipt of more detailed information. Therefore, the actual allocations will differ from the pro forma adjustments presented.

(d)	To reflect the payment of C$2,766,181 estimated non-recurring incremental transaction costs of Ceapro, including banking, printing, legal and accounting services which are incremental cost of the Plan of Arrangement, that are not recorded in its September 30, 2023 financial statements as an increase to general and administrative expense as if the transactions had occurred on September 30, 2023. The transaction is not expected to have a recurring impact.

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(e)	To reflect the payment of C$3,949,398 estimated non-recurring incremental transaction costs of Aeterna Zentaris, including banking, printing, legal and accounting services which are incremental cost of the Plan of Arrangement, that are not recorded in its September 30, 2023 financial statements as an increase to general and administrative expense as if the transactions had occurred on September 30, 2023. The transaction is not expected to have a recurring impact.

(f)	To reflect the exercise of the 2,534,424 New Warrants to purchase Combined Company Common Shares by Aeterna Zentaris shareholders and warrant holders on a cashless basis. This assumes that all holders would exercise their New Warrants.

5.	Adjustments to the Pro Forma Condensed Consolidated Statement of income (loss) for the year ended December 31, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(a)	Derived from the consolidated statement of net income and comprehensive income of Ceapro Inc. for the year ended December 31, 2022.

(b)	To reflect reclassifications from line to line in order to provide a consistent classification and presentation of the Combined Company consolidated financial statement presentation.

Pro forma Transaction Accounting Adjustments

(c)	To reflect the preliminary gain on bargain purchase recognized in accordance with IFRS 3, for the excess of the net acquisition date amounts of the identifiable assets acquired and liabilities assumed over the fair value of consideration transferred. The adjustment is not expected to have a continuing effect on the operating results of the Combined Company (see note 4(c)).

(d)	To reflect Ceapro’s estimated incremental advisory, legal, accounting, and other professional fees of C$2,766,181 related to the Plan of Arrangement. This estimate may change as additional information becomes known. The transaction is not expected to have a recurring impact.

(e)	To reflect Aeterna Zentaris’ estimated incremental advisory, legal, accounting, and other professional fees of C$3,949,398 related to the Plan of Arrangement. This estimate may change as additional information becomes known. The transaction is not expected to have a recurring impact.

(f)	To reflect the amortization of identifiable intangible assets acquired in the Plan of Arrangement (see note 4(c)).

(g)	To reflect income tax related to the pro forma Plan of Arrangement accounting adjustments estimated using a rate of 23%.

6.	Adjustments to the Pro Forma Condensed Consolidated Statement of income (loss) for the nine months ended September 30, 2023

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(a)	Derived from the consolidated statement of loss (income) and comprehensive loss (income) of Ceapro Inc. for the nine months ended September 30, 2023.

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(b)	To reflect reclassifications from line to line in order to provide a consistent classification and presentation of the Combined Company consolidated financial statement presentation.

Pro forma Transaction Accounting Adjustments

(c)	To reflect the amortization of identifiable intangible assets acquired in the Plan of Arrangement (see note 4(c)).

7.	Pro forma loss per share

For purposes of the unaudited pro forma condensed consolidated financial information, the pro forma loss per share figures have been calculated using the pro forma weighted average number of Combined Company Common Shares which would have been outstanding for the nine months ended September 30, 2023 and year ended December 31, 2022, assuming the completion of the Plan of Arrangement, on January 1, 2022.

Basic and diluted net loss per share is calculated by dividing the net loss for the period by the pro forma weighted average number of Combined Company Common Shares that would have been outstanding during the period using the treasury stock method. The weighted average number of common shares was determined by taking the historical weighted average number of Company Common Shares and adjusting for the shares issued under the Plan of Arrangement:

	Year ended		Nine months ended
	December 31, 2022		September 30, 2023
Net loss	C$	(11,546,658)	C$	(17,482,145)

On a pre-Consolidation basis:
Basic and diluted weighted-average shares outstanding		14,780,393		14,780,393
Basic and diluted loss per share	C$	(0.78)	C$	(1.18)

On the basis of a consolidation ratio of one post-consolidation Aeterna Zentaris Common Share for every three pre-consolidation Aeterna Zentaris Common Shares:
Basic and diluted weighted-average shares outstanding		4,926,798		4,926,798
Basic and diluted loss per share	C$	(2.34)	C$	(3.55)

On the basis of a consolidation ratio of one post-consolidation Aeterna Zentaris Common Share for every four pre-consolidation Aeterna Zentaris Common Shares:
Basic and diluted weighted-average shares outstanding		3,695,098		3,695,098
Basic and diluted loss per share	C$	(3.12)	C$	(4.73)

Combined Company Common Shares owned by Ceapro shareholders (2)		7,390,093		7,390,093
Combined Company Common Shares owned by Aeterna Zentaris shareholders(1) (2)		7,390,300		7,390,300
Total weighted average number of Combined Company Common Shares outstanding on a pre-Consolidation basis		14,780,393		14,780,393

Items excluded from the calculation of diluted net loss per share due to their anti-dilutive effect:
Stock options (2)		253,120		253,120
Warrants (2)		457,648		457,648

(1)	Includes the 2,534,424 Common Shares issuable to the current Aeterna Shareholders and Aeterna Warrant Holders upon exercise of their Aeterna Zentaris New Warrants.

(2)	Figures are on a pre-Consolidation basis.

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THE PLAN OF ARRANGEMENT

Details of the Plan of Arrangement

On December 14, 2023, Aeterna Zentaris and Ceapro entered into the Arrangement Agreement pursuant to which, among other things, Aeterna Zentaris agreed to acquire all of the issued and outstanding Ceapro Shares. The Plan of Arrangement will be effected pursuant to a court-approved arrangement under Section 192 of the CBCA. Subject to receipt of the Shareholder Approval, the Ceapro Securityholder Approval, the Regulatory Approvals, the Stock Exchange Approvals, the Final Order (after a hearing considering the substantive and procedural fairness of the Plan of Arrangement to the Ceapro Shareholders) and the satisfaction or waiver of certain other conditions in the Arrangement Agreement, Aeterna Zentaris will acquire all of the issued and outstanding Ceapro Shares on the Effective Date.

If completed, the Plan of Arrangement will result in Aeterna Zentaris acquiring all of the issued and outstanding Ceapro Shares on the Effective Date, and Ceapro will become a wholly-owned subsidiary of Aeterna Zentaris and Aeterna Zentaris will continue the operations of Aeterna Zentaris and Ceapro on a combined basis.

On the Effective Date, existing Shareholders and former Ceapro Shareholders would own approximately 50% of the outstanding Common Shares assuming the exercise of all of the Aeterna Zentaris New Warrants and based on the number of Common Shares and Ceapro Shares issued and outstanding as of market close on December 13, 2023.

Aeterna Zentaris has applied to list all of its Common Shares issuable upon the exercise of the Aeterna Zentaris New Warrants on the TSX and has filed an initial listing application with the Nasdaq as the exchange has determined that the Plan of Arrangement constitutes a “change of control” under its rules and regulations. The parties intend to rely upon the exemption from the registration requirements of the U.S. Securities Act pursuant to Section 3(a)(10) thereof and applicable state securities laws with respect to the issuance of the Consideration Shares and the Replacement Options pursuant to the Plan of Arrangement.

Following closing, Aeterna Zentaris and Ceapro have agreed to use their commercially reasonable efforts to delist the Ceapro Shares from the TSXV promptly following the Effective Date. Aeterna Zentaris and Ceapro also intend to apply for a decision for Ceapro to cease to be a reporting issuer under the Securities Laws of each jurisdiction of Canada in which it is a reporting issuer, if permitted by applicable Laws.

Background of the Plan of Arrangement

Aeterna Zentaris’ management and the Aeterna Zentaris Board regularly reviews its overall corporate strategy and long-term strategic plan with the goal of maximizing shareholder value, including for the purpose of identifying and investigating strategic opportunities and accretive transactions that could complement and expand its existing portfolio. Management also occasionally engages external financial advisors to assist with the review and analysis of its growth strategy. The Arrangement Agreement was the result of arm’s length negotiations among representatives of Aeterna Zentaris and Ceapro and their respective legal and financial advisors, as more fully described herein, and the following is a summary of the principal events leading up to the execution and public announcement of the Plan of Arrangement.

On December 1, 2021, the Aeterna Zentaris Strategic Committee was established to evaluate, consider, recommend to the Aeterna Zentaris Board and implement opportunities to maximize shareholder value including, without limitation, through financings, mergers and acquisitions, partnerships, business development or other strategic opportunities.

From December 2021 to April 2022, the Aeterna Zentaris Strategic Committee met with prospective financial advisors to discuss the potential terms of an engagement in connection with sourcing strategic opportunities for Aeterna Zentaris. In May 2022, the Aeterna Zentaris Strategic Committee retained a financial advisor to identify suitable opportunities for Aeterna Zentaris. From May 2022 to September 2022, the Aeterna Zentaris Strategic Committee, with its financial advisor, engaged in a comprehensive strategic review process, which diverse consideration of value creating alternatives; however the efforts to identify suitable strategic opportunities for Aeterna Zentaris were unsuccessful and, in September 2022, the engagement between Aeterna Zentaris and the financial advisor ended.

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Over the course of September 2022, Aeterna Zentaris met with other prospective financial advisors to discuss potential terms of engagement in connection with undertaking a strategic process for Aeterna Zentaris.

On September 23, 2022, the Aeterna Zentaris Strategic Committee engaged Raymond James to provide financial advisory services regarding strategic opportunities for the Company.

From early to mid October 2022, Raymond James met with the Aeterna Zentaris Strategic Committee and its legal advisor, Norton Rose, to discuss the Company’s strategy, the process to be undertaken to identify strategic opportunities for the Company and the information that would be shared with potential counterparties.

From mid October to late December 2022, Raymond James reached out to a number of potential counterparties, including Ceapro, to assess their interest in a strategic transaction with the Company. Throughout this period, Raymond James and members of management of the Company engaged certain potential counterparties in discussions regarding potential strategic opportunities and provided the Aeterna Zentaris Strategic Committee with periodic updates on the status of such discussions.

On December 15, 2022, in order to enable ongoing discussion regarding a potential strategic transaction, the Company entered into a mutual non-disclosure agreement with Ceapro and commenced a period of reciprocal due diligence, initially focused on the financial aspects of each party’s business. Prior to the execution of the mutual non-disclosure agreement, Gilles Gagnon, President and CEO of Ceapro and member of the Ceapro Board and the Aeterna Zentaris Board, declared his conflict of interest and resigned from the Aeterna Zentaris Strategic Committee.

On December 20, 2022, Carolyn Egbert, Chair of the Aeterna Zentaris Strategic Committee, spoke to Geneviève Foster, Chair of the Ceapro Special Committee, at that time, to discuss potential synergies and strategic value for the parties from a strategic transaction between the parties.

On January 7, 2023, the Aeterna Zentaris Strategic Committee received an initial draft of a non-binding term sheet (the “Letter of Intent”) dated January 6, 2023 from Ceapro regarding a potential combination of the two businesses. The Letter of Intent contemplated, among other things: (i) that the proposed strategic transaction would be structured as an all-stock merger acquisition by Ceapro of Aeterna Zentaris, with Shareholders of Aeterna Zentaris owning between 41-45% and Ceapro Shareholders owning 55-59% of the Combined Company, respectively, assuming the Company was in possession of between US$25 million to US$30 million of net available cash (being cash that is available for use by the Combined Company at the closing of the transaction subject to adjustments for certain expenses and costs related to the transaction); (ii) a governance structure that would include (A) the CEO of Ceapro, Gilles Gagnon, as CEO of the Combined Company; (B) a board of directors comprised of members from both parties; and (iii) an exclusivity period through April 7, 2023.

On January 8, 2023, the Aeterna Zentaris Strategic Committee met with their financial and legal advisors, Raymond James and Norton Rose, to discuss the Letter of Intent, its key components and potential next steps. The Aeterna Zentaris Strategic Committee identified a number of terms that would require further negotiation, including with respect to the amount of net available cash to be used in the valuation of the Company. The Aeterna Zentaris Strategic Committee instructed Raymond James and Norton Rose to engage with Ceapro’s financial and legal advisors, Bloom Burton and Blakes, to consider revisions to the Letter of Intent, determine an optimal transaction structure and to continue to advance the legal and financial diligence review of Ceapro.

On January 12, 2023, following discussions between Raymond James and Bloom Burton regarding certain terms of the Letter of Intent, the Aeterna Zentaris Strategic Committee received an updated Letter of Intent dated January 11, 2023, from Ceapro, which included: (i) a further revised pro forma share ownership distribution range with Shareholders of Aeterna Zentaris owning between 39-47% and Ceapro Shareholders owning between 53-61% of the Combined Company, respectively, and a revised target net available cash of US$25 million to US$35 million; (ii) that the board of the Combined Company would include two existing member of the Aeterna Zentaris Board; and (iii) an extended exclusivity period through April 13, 2023.

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On January 16, 2023, the Aeterna Zentaris Strategic Committee held a meeting to review the amended Letter of Intent and supporting documentation as well as receive updates from their advisors on the legal and financial diligence that had been undertaken. The principal points of discussion by the Aeterna Zentaris Strategic Committee related to the treatment of the Company’s projected net available cash position, certain closing conditions related to the Company’s Nasdaq listing and the proposed board composition of the Combined Company. The Aeterna Zentaris Strategic Committee instructed Norton Rose to prepare an updated version of the Letter of Intent reflecting its positions with respect to the board composition of the Combined Company and the Company’s net available cash position.

On January 20, 2023, the Aeterna Zentaris Strategic Committee met to review and approve the updated Letter of Intent. The updated Letter of Intent was provided to Ceapro on January 22, 2023.

On January 26, 2023, the Aeterna Zentaris Strategic Committee received a further updated Letter of Intent from Ceapro, which included revisions to the treatment of the Company’s net available cash (including the incorporation of a new adjustment for expenses related to Ceapro’s listing on the TSX and Nasdaq), the board composition of the Combined Company and an extension of the exclusivity period to March 31, 2023.

On January 28, 2023, the Aeterna Zentaris Strategic Committee met to review the updated Letter of Intent. The Aeterna Zentaris Strategic Committee instructed Raymond James and Norton Rose to engage Ceapro’s financial and legal advisors directly to discuss the outstanding business issues with a view to finalizing the Letter of Intent.

Following discussions amongst the advisors, on January 31, 2023, Ceapro provided the Company with a further revised Letter of Intent, which reflected further revisions to provisions relating to the treatment of the Company’s net available cash, including the treatment of certain Ceapro expenses, and the board composition of the Combined Company.

On February 1, 2023, the Company provided Ceapro with a further revised Letter of Intent, which included revisions to provisions relating to the treatment of the Company’s net available cash and timing of its calculation and the board composition of the Combined Company.

On February 5, 2023, Ms. Egbert and Ronald W. Miller, Chair of the Ceapro Board, had a call to discuss and resolve certain key issues between the parties, including regarding the valuations of the parties and the board composition of the Combined Company. The Aeterna Zentaris Strategic Committee met on February 5, 2023, following her call with Mr. Miller, and Ms. Egbert conveyed to the Aeterna Zentaris Strategic Committee that while Ceapro intended to proceed with the transaction, it would first reconsider the proposed structure of the transaction before proposing alternative structures for the Aeterna Zentaris Strategic Committee’s consideration.

From February 5, 2023 to February 14, 2023, Norton Rose and Raymond James met regularly with Blakes and Bloom Burton, respectively, in an effort to finalize the terms of the Letter of Intent. Following such discussions, on February 14, 2023, Ceapro submitted a further updated Letter of Intent. The updated Letter of Intent contemplated, among other things: (i) that the transaction would be structured as a “reverse takeover” with Aeterna as the purchaser and with Shareholders of Aeterna Zentaris owning 46.8% and Ceapro Shareholders owning 53.2% of the Combined Company, respectively, based on an equity valuation for the Company of $22.6 million and assuming the Company is in possession of US$35 million of net available cash; (ii) the inclusion of share purchase warrants that would be issued to existing Shareholders in order to unlock the net available cash value of the Company; and (iii) a governance structure that would include: (A) the CEO of Ceapro, Gilles Gagnon, as CEO of the Combined Company; and (B) a board of directors comprised of seven (7) members from both parties, with two (2) to three (3) members being existing members of the Aeterna Zentaris Board.

On February 14, 2023, the Aeterna Zentaris Strategic Committee met to discuss the updated Letter of Intent that had been received from Ceapro. At this meeting, based partially on the input from its legal and financial advisors, the Aeterna Zentaris Strategic Committee determined that Aeterna Zentaris should continue negotiations regarding a potential transaction with Ceapro on the basis of the terms set forth in the updated Letter of Intent and the parties agreed to negotiate exclusively until March 15, 2023 (with an automatic 30-day extension to April 15, 2023 if the parties did not otherwise terminate the Letter of Intent). The Company executed the Letter of Intent with Ceapro on February 15, 2023.

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From mid February 2023 to mid March 2023, the parties, together with their respective financial and legal advisors, continued to undertake legal and financial diligence and discuss post-closing strategies for the Combined Company.

On March 17, 2023, Ms. Egbert met with Geneviève Foster, a member of the Ceapro Board and the Ceapro Special Committee, in Montreal to discuss the terms of the potential transaction and the progress that the parties had made. Following this meeting, both Ms. Egbert and Ms. Foster determined that further alignment on the terms of the potential transaction were needed and both parties instructed their advisors to continue engaging in discussions in an effort to finalize the terms of the potential transaction.

From mid March 2023 to mid April 2023, the parties, together with their respective financial and legal advisors, engaged each other in discussion on the terms of the potential transaction and continued to undertake legal and financial diligence of each other. In mid April 2023, Ceapro indicated to Aeterna Zentaris that, while it remained committed to proceed with the proposed transaction, it was considering the impact of its valuation of the Company’s pension plan on the overall valuation attributed to Aeterna Zentaris under the transaction. Ceapro requested a two-week extension to the exclusivity period.

On April 16, 2023, the Aeterna Zentaris Strategic Committee received a revised Letter of Intent from Ceapro, which was revised to reflect, among other things: (i) a decrease in the Company’s valuation from $22.6 million to $18 million (resulting in Shareholders of Aeterna Zentaris owning 34% and Ceapro Shareholders owning 66% of the Combined Company, respectively); (ii) the removal of the net available cash closing condition and related adjustment for expenses related to Ceapro’s listing on the TSX and Nasdaq; and (iii) the extension of the exclusivity period until May 15, 2023.

The Aeterna Zentaris Strategic Committee met on April 17, 2023 to discuss the revised Letter of Intent and determined that the proposed revisions were a significant departure from the previously agreed to terms of the Letter of Intent that was executed on February 15, 2023. The Aeterna Zentaris Strategic Committee, through their advisors, communicated to Ceapro that they were not receptive to the proposed revisions in the updated Letter of Intent but were committed to continuing to work to resolve the outstanding issues.

On April 29, 2023, Raymond James informed Ceapro’s financial advisor, Bloom Burton, that Aeterna Zentaris would be prepared to consider a transaction with Ceapro if the valuation to be attributed to Aeterna Zentaris was to be US$24 million, and Shareholders were to be issued contingent value rights in order to enable them to participate in the future economics of the existing programs at Aeterna Zentaris.

On May 19, 2023, the Aeterna Zentaris Strategic Committee met to discuss the status of the transaction. They determined that, since the parties had not been able to resolve the outstanding issues identified in the updated Letter of Intent, discussions with Ceapro should be terminated to allow the Company to pursue other strategic opportunities.

Thereafter, on June 9, 2023, Raymond James and Bloom Burton discussed the willingness of both parties to re-engage in discussions along the lines of the transaction last proposed by Ceapro. On June 12, 2023, Ceapro decided to re-engage with Aeterna Zentaris under those conditions and, on June 14, 2023, Ceapro submitted an updated letter of intent to Aeterna Zentaris, which was substantially in the same form that had been submitted to Aeterna Zentaris on April 17, 2023, except that: (i) Aeterna Zentaris’ valuation had been increased from US$18 million to US$21 million, resulting in the shareholders of Aeterna Zentaris owning 43% and the Ceapro Shareholders owning 57% of the Combined Company, respectively; (ii) further clarification had been made in respect of the aggregate value of the share purchase warrants, which would be equal to the difference between Aeterna Zentaris’ equity valuation of US$21 million and the market capitalization of Aeterna Zentaris at the date of signing of the Arrangement Agreement; and (iii) exclusivity was proposed to be extended until July 15, 2023. These revised terms were agreed to by the parties and, following various further discussions with Aeterna Zentaris and their respective legal and financial advisors, on July 7, 2023, Blakes delivered to Aeterna Zentaris a first draft of the Arrangement Agreement pursuant to which the proposed transaction would be carried out by way of plan of arrangement. On July 14, 2023, Aeterna Zentaris delivered a revised draft of the Arrangement Agreement to the Ceapro Special Committee. In parallel, from mid-June to mid-August 2023, the parties, together with their respective financial and legal advisors, recommended legal and financial diligence and engaged in discussions regarding the various structural elements of the proposed transaction.

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During this time period, the Aeterna Zentaris Strategic Committee met on July 18, 2023, July 25, 2023, July 28, 2023, August 1, 2023, August 3, 2023, August 8, 2023 and August 15, 2023 to receive updates from the Company’s management and its advisors with respect to the proposed transaction, including the due diligence process and related delays the parties were experiencing in obtaining certain requested information, as well as the status of the Arrangement Agreement.

On August 22, 2023, Giuliano La Fratta, the Company’s CFO, provided the Aeterna Zentaris Strategic Committee with a summary of the financial diligence work that a third-party provider had undertaken on behalf of the Company. The Aeterna Zentaris Strategic Committee discussed the third-party provider’s recommendations, including that the Company should obtain additional information from Ceapro to support its financial projections and that the Aeterna Zentaris Strategic Committee consider the impact of Ceapro’s second quarter financial statements, once publicly filed, on the Arrangement Agreement. The Aeterna Zentaris Strategic Committee instructed Mr. La Fratta and Raymond James to obtain additional financial support for Ceapro’s financial projections and determined to resume discussions on the Arrangement Agreement with Ceapro following Ceapro’s filing of its second quarter financial statements.

The Aeterna Zentaris Strategic Committee met on August 29, 2023 and September 3, 2023 to discuss Ceapro’s second quarter financial results and the impact they had, in part, on the relative valuations of the parties. The Aeterna Zentaris Strategic Committee, on the advice of its legal and financial advisors and taking into account the reduction in Ceapro’s share price and revenue outlook, determined that it would be in the best interests of Shareholders for the Company to amend the terms of the transaction to reflect a merger of equals transaction structure, where shareholders of Aeterna Zentaris and Ceapro would each own 50% of the Combined Company on the closing of the transaction and the Combined Company Board would reflect proportionate representation from each of Ceapro and Aeterna Zentaris. The Aeterna Zentaris Strategic Committee instructed Raymond James to engage Bloom Burton to advance this proposal with Ceapro.

Between September 3, 2023 and October 11, 2023, the parties, together with their respective financial and legal advisors, engaged in discussions and recurring meetings regarding various elements of the proposed transaction and cross-functional due diligence to maintain momentum of the diligence process.

On October 11, 2023, the parties agreed, in principle, to pursue a merger of equals transaction where, among other things, shareholders of Aeterna Zentaris and Ceapro would each own 50% of the Combined Company and the board of the Combined Company Board would be comprised of four existing Ceapro directors, three members of the existing Aeterna Zentaris Board and Gilles Gagnon, a current member of the Ceapro Board and the Aeterna Zentaris Board.

On October 20, 2023, Blakes delivered a draft Arrangement Agreement to Norton Rose. On November 1, 2023, Norton Rose delivered a revised draft of the Arrangement Agreement to Ceapro. Between November 1, 2023 and December 13, 2023, Aeterna Zentaris’ senior management with its financial and legal advisors, finalized its due diligence and the proposed terms of the Arrangement Agreement and advanced the ancillary documents with a view to completing the negotiations and, if desirable, seeking final approval of the Aeterna Zentaris Board. Over the course of this period, numerous further drafts of the Arrangement Agreement and ancillary documents were exchanged between the parties. In addition, during that period the Aeterna Zentaris Strategic Committee met on November 7, 2023, November 14, 2023, November 21, 2023, November 24, 2023, November 28, 2023, December 5, 2023, December 7, 2023 and December 11, 2023 to receive updates from its senior management and legal and financial advisors on the status of the transaction documents and due diligence.

Early in the morning of December 14, 2023, the Aeterna Zentaris Strategic Committee met with the Aeterna Zentaris Board (excluding Gilles Gagnon, who had his conflict of interest and recused himself from attendance at that meeting) and Aeterna Zentaris’ senior management, together with representatives of Norton Rose and Raymond James, to review and consider the terms of the Arrangement Agreement. Representatives of Aeterna Zentaris’ senior management and Norton Rose reported on the most recent revisions that had been made to the draft Arrangement Agreement and the ancillary agreements and the Aeterna Zentaris Strategic Committee was provided with the opportunity to ask questions of Aeterna Zentaris’ senior management and of the legal and financial advisors. The Aeterna Zentaris Strategic Committee received an oral fairness opinion from Raymond James, which was subsequently confirmed by delivery of a written opinion, that, as of December 14, 2023, the Plan of Arrangementis fair, from a financial point of view, to the Shareholders. After discussion and consideration, including a review of the transaction terms, the Raymond James Fairness Opinion and other relevant matters, the Aeterna Zentaris Strategic Committee unanimously determined that the Plan of Arrangement and the entering into of the Arrangement Agreement are in the best interests of Aeterna Zentaris and that the Plan of Arrangement is fair to the Shareholders and recommended to the Aeterna Zentaris Board that the Aeterna Zentaris Board approve the Plan of Arrangement and the entering into of the Arrangement Agreement and ancillary agreements, and recommend that Shareholders vote in favour of the Plan of Arrangement.

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Following the December 14, 2023 Aeterna Zentaris Strategic Committee and Aeterna Zentaris Board meetings, Aeterna Zentaris and Ceapro executed the Arrangement Agreement early in the morning on December 14, 2023 and jointly announced the Plan of Arrangement prior to markets opening on December 14, 2023.

On January 16, 2024, the Arrangement Agreement was amended by the parties to clarify the timing and sequence of the steps involved in the Plan of Arrangement.

Principal Terms of the Arrangement Agreement

The following is a summary of the principal terms of the Arrangement Agreement. This summary does not purport to be complete and may not contain all of the information about the Arrangement Agreement that is important to the Shareholders. The rights and obligations of the parties are governed by the express terms and conditions of the Arrangement Agreement and not by this summary or any other information contained in this prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, which is incorporated by reference as Exhibit 2.1 to the registration statement of which this prospectus forms a part. The Plan of Arrangement is also attached hereto as Schedule A to the Arrangement Agreement.

On December 14, 2023, Aeterna Zentaris entered into the Arrangement Agreement with Ceapro, pursuant to which Aeterna Zentaris and Ceapro agreed that, subject to the terms and conditions set forth in the Arrangement Agreement, Aeterna Zentaris will acquire 100 percent of the Ceapro Shares pursuant to the Plan of Arrangement under the CBCA. The Arrangement Agreement was subsequently amended by the parties on January 16, 2024 in order to clarify the timing and sequence of the steps involved in the Plan of Arrangement.

The terms of the Arrangement Agreement were the result of Arm’s Length negotiation between Aeterna Zentaris and Ceapro and their respective advisors.

On December 14, 2023, each of the directors and officers of Aeterna Zentaris and Ceapro entered into lock-up agreements, the forms of which are attached to the Arrangement Agreement, pursuant to which, among other things, they have agreed to vote in favour of the Aeterna Zentaris Resolutions and the Arrangement Resolution, as applicable. See section entitled “Lock-up Agreements” below.

All references to Sections and Schedules in this section are to the corresponding Sections and Schedules of the Arrangement Agreement.

Conditions Precedent

Mutual Conditions

The Arrangement Agreement provides that the respective obligations of Aeterna Zentaris and Ceapro to consummate the transactions contemplated thereby, including the Plan of Arrangement, are subject to the fulfillment, on or before the Effective Time, of each of the following conditions precedent, each of which may be waived only with the mutual consent of Aeterna Zentaris and Ceapro:

●	the Arrangement Resolution shall have been approved and adopted by the Ceapro Shareholders at the Ceapro Meeting in accordance with the Interim Order;

●	the Aeterna Zentaris Resolutions (other than the special resolution approving the name change for the Combined Company) shall have been approved and adopted by the Shareholders at the Meeting;

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●	the Interim Order and the Final Order shall each have been obtained on terms consistent with the Arrangement Agreement, and shall not have been set aside or modified in a manner unacceptable to Ceapro or Aeterna Zentaris, acting reasonably, on appeal or otherwise;

●	there shall not exist any prohibition at Law, including a cease trade order, injunction or other prohibition or order at Law or under applicable legislation, and there shall not have been any action taken under any Law or by any Governmental Entity or other regulatory authority, that makes it illegal or otherwise directly or indirectly restrains, enjoins, prevents or prohibits the consummation of the Plan of Arrangement;

●	the Consideration Shares and Replacement Options to be issued pursuant to the Plan of Arrangement shall be exempt from the prospectus and registration requirements of applicable Securities Laws either by virtue of exemptive relief from the securities regulatory authorities of each of the provinces of Canada or by virtue of applicable exemptions under Securities Laws, including pursuant to the Section 3(a)(10) Exemption, and will not be subject to resale restrictions, including under the U.S. Securities Act, subject to restrictions applicable to affiliates (as defined in Rule 405 of the U.S. Securities Act) of Aeterna Zentaris at the Effective Date or within 90 days of the Effective Date;

●	Aeterna Zentaris shall have entered into the Aeterna Zentaris New Warrant Agreement and the Aeterna Zentaris New Warrants shall have been issued to the Shareholders, as set forth in Section 2.10 of the PlArrangement Agreement and the Plan of Arrangement;

●	the Stock Exchange Approvals shall have been obtained;

●	the Regulatory Approvals shall have been obtained; and

●	the Arrangement Agreement shall not have been terminated pursuant to its terms.

Additional Conditions in Favour of Ceapro

The Arrangement Agreement provides that the obligations of Ceapro to consummate the transactions contemplated thereby, including the Plan of Arrangement, are subject to the fulfillment of each of the following conditions precedent on or before the Effective Date or such other time as specified below (each of which is for the exclusive benefit of Ceapro and may be waived by Ceapro in whole or in part at any time):

●	all covenants of Aeterna Zentaris under the Arrangement Agreement to be performed on or before the Effective Date shall have been duly performed by Aeterna Zentaris in all material respects, and Ceapro shall have received a certificate of Aeterna Zentaris addressed to Ceapro and dated the Effective Date, signed by a senior executive officer of Aeterna Zentaris (on behalf of Aeterna Zentaris and without personal liability), confirming the same as at the Effective Date;

●	the representations and warranties of Aeterna Zentaris with respect to organization and qualification, authority, capitalization and subsidiaries shall be true and correct in all respects as at the Effective Date as though made on and as at the Effective Date (except for representations and warranties made as at a specified date, the accuracy of which shall be determined as at that specified date), except for such failures to be so true and correct that are de minimis, and all other representations and warranties of Aeterna Zentaris set forth in the Arrangement Agreement shall be true and correct in all respects (disregarding for such purpose any materiality or an Aeterna Zentaris Material Adverse Effect qualification contained in any such representation or warranty) as at the Effective Date as though made on and as at the Effective Date (except for representations and warranties made as at a specified date, the accuracy of which shall be determined as at that specified date), except where the failure or failures of any such representations and warranties to be so true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have an Aeterna Zentaris Material Adverse Effect, and Ceapro shall have received a certificate of Aeterna Zentaris addressed to Ceapro and dated the Effective Date, signed by a senior executive officer of Aeterna Zentaris (on behalf of Aeterna Zentaris and without personal liability), confirming the same as at the Effective Date;

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●	since the date of the Arrangement Agreement, there shall not have occurred any Aeterna Zentaris Material Adverse Effect, and Aeterna Zentaris shall have provided to Ceapro a certificate of a senior executive officer of Aeterna Zentaris (on behalf of Aeterna Zentaris and without personal liability) certifying the same as at the Effective Date;

●	on the Effective Date, the outstanding securities of Aeterna Zentaris shall be as represented to Ceapro; and

●	Aeterna Zentaris shall have complied with its obligations under Section 2.12 of the Arrangement Agreement and the Depositary shall have confirmed receipt of the Consideration Shares contemplated thereby.

Additional Conditions in Favour of Aeterna Zentaris

The Arrangement Agreement provides that the obligations of Aeterna Zentaris to consummate the transactions contemplated thereby, including the Plan of Arrangement, are subject to the fulfillment of each of the following conditions precedent on or before the Effective Date or such other time as specified below (each of which is for the exclusive benefit of Aeterna Zentaris and may be waived by Aeterna Zentaris in whole or in part at any time):

●	all covenants of Ceapro under the Arrangement Agreement to be performed on or before the Effective Date shall have been duly performed by Ceapro in all material respects, and Aeterna Zentaris shall have received a certificate of Ceapro, addressed to Aeterna Zentaris and dated the Effective Date, signed by a senior executive officer of Ceapro (on behalf of Ceapro and without personal liability), confirming the same as at the Effective Date;

●	the representations and warranties of Ceapro with respect to organization and qualification, authority, capitalization and subsidiaries shall be true and correct in all respects as at the Effective Date as though made on and as at the Effective Date (except for representations and warranties made as at a specified date, the accuracy of which shall be determined as at that specified date), except for such failures to be so true and correct that are de minimis, and all other representations and warranties of Ceapro set forth in the Arrangement Agreement shall be true and correct in all respects (disregarding for such purpose any materiality or Ceapro Material Adverse Effect qualification contained in any such representation or warranty) as at the Effective Date as though made on and as at the Effective Date (except for representations and warranties made as at a specified date, the accuracy of which shall be determined as at that specified date), except where the failure or failures of any such representations and warranties to be so true and correct in all respects would not, individually or in the aggregate, reasonably be expected to have a Ceapro Material Adverse Effect; and Aeterna Zentaris shall have received a certificate of Ceapro addressed to Aeterna Zentaris and dated the Effective Date, signed by a senior executive officer of Ceapro (on behalf of Ceapro and without personal liability), confirming the same as at the Effective Date;

●	since the date of the Arrangement Agreement there shall not have occurred any Ceapro Material Adverse Effect, and Ceapro shall have provided to Aeterna Zentaris a certificate of a senior executive officer of Ceapro (on behalf of Ceapro and without personal liability) certifying the same as at the Effective Date;

●	on the Effective Date, the outstanding securities of Ceapro shall be as disclosed to Aeterna Zentaris; and

●	holders of no more than 10% of the total issued and outstanding Ceapro Shares shall have exercised Dissent Rights (and not withdrawn such exercise) and Aeterna Zentaris shall have received a certificate of a senior executive officer of Ceapro confirming the same as at the Effective Date.

Notice and Cure Provisions

Under the Arrangement Agreement, each Party is required to give prompt notice to the other of the occurrence, or failure to occur, at any time from the date of the Arrangement Agreement until the earlier to occur of the termination of the Arrangement Agreement and the Effective Time of any event or state of facts which occurrence or failure would, or would be likely to:

●	cause any of the representations or warranties of such Party contained in the Arrangement Agreement to be untrue or inaccurate in any material respect on the date of the Arrangement Agreement or at the Effective Time; or

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●	result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party under the Arrangement Agreement prior to the Effective Time.

Under the Arrangement Agreement, Ceapro may not exercise its rights to terminate the Arrangement Agreement pursuant to Section 8.2(c)(i) of the Arrangement Agreement and Aeterna Zentaris may not exercise its right to terminate the Arrangement Agreement pursuant to Section 8.2(d)(ii) of the Arrangement Agreement unless the party intending to rely thereon has delivered a written notice to the other Party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis for the non-fulfilment or the applicable condition or termination right, as the case may be. If any such notice is delivered, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may terminate the Arrangement Agreement until the expiration of a period of ten Business Days from such notice, and then only if such matter has not been cured by such date. If such notice has been delivered prior to the making of the application for the Final Order or the Ceapro Meeting or the Meeting, such application and/or meetings shall be postponed, if and to the extent necessary, until the expiry of such period.

Representations and Warranties

Except for its status as the contractual document that establishes and governs the legal relations among Aeterna Zentaris and Ceapro with respect to the Plan of Arrangement, Aeterna Zentaris and Ceapro do not intend for the Arrangement Agreement to be a source of factual, business or operational information about Aeterna Zentaris or Ceapro. The Arrangement Agreement contains representations and warranties made by Aeterna Zentaris to Ceapro, and by Ceapro to Aeterna Zentaris, which are summarized below. These representations and warranties have been made by each Party solely for the benefit of the other Party and:

●	were not intended as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by certain confidential disclosures that were made to the other Party in connection with the negotiation of the Arrangement Agreement, which disclosures are not reflected in the Arrangement Agreement and are subject in some cases, to specified exceptions and qualifications contained in the Arrangement Agreement; and

●	may apply standards of materiality (including, in the case of Aeterna Zentaris, an Aeterna Zentaris Material Adverse Effect and in the case of Ceapro, a Ceapro Material Adverse Effect) that may be different from that considered material to Shareholders or Ceapro Shareholders, or that may have been used for the purpose of allocating risk between the parties rather than for the purpose of establishing facts.

Moreover, information concerning the subject matter of the representations and warranties in the Arrangement Agreement were made as of specific dates specified therein and may have changed since the date of the Arrangement Agreement. For the foregoing reasons, you should not rely on the representations and warranties contained in the Arrangement Agreement as statements of factual information at the time they were made or otherwise.

The representations and warranties in the Arrangement Agreement relate to, among other things, (a) fairness opinions and board approvals, (b) organization and qualification; subsidiaries, (c) intra-group agreements, (d) authority relative to the Arrangement Agreement, (e) absence of material change, (f) absence of violations, (g) required consents, (h) governmental filings, (i) capitalization, (j) ownership of subsidiaries, (k) reporting status and securities laws matters, (l) public filings, (m) Aeterna Zentaris financial statements, (n) financial reporting, (o) books and records, (p) minute books, (q) absence of undisclosed liabilities, (r) Taxes, (s) litigation, (t) material contracts, (u) compliances with Laws and Permits, (v) intellectual property, (w) information technology, (x) employment matters, (y) related party transactions, (z) restrictions on business activities, (aa) brokers, (bb) insurance, (cc) anti-corruption, economic sanctions and money-laundering, (dd) compliance with health products laws, (ee) insolvency, (ff) real property, (gg) leased real properties, (hh) product liabilities, (ii) privacy, security and anti-spam, (jj) significant shareholders, (kk) shareholders’ and similar agreements, (ll) auditors, (mm) tax residence of the parties, (nn) material facts not withheld, (oo) absence of pending acquisitions and (pp) United States Securities Laws.

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Covenants

The Arrangement Agreement also contains customary negative and affirmative covenants of each of Aeterna Zentaris and Ceapro.

Covenants of Aeterna Zentaris Regarding the Conduct of Business

●	Aeterna Zentaris covenants and agrees that, during the Interim Period, except as (i) expressly required or permitted by the Arrangement Agreement, (ii) required by applicable Laws or any Governmental Entities, or (iii) consented to by Ceapro in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Aeterna Zentaris (which, for the purposes of Section 5.1 of the Arrangement Agreement, shall include Aeterna Zentaris’ subsidiaries) shall (A) conduct its business and operations in the ordinary course of business consistent with past practice, and (B) use commercially reasonable efforts to (x) maintain and preserve its business organization, assets, goodwill and properties, (y) keep available the services of its employees, maintain good relationships with suppliers, customers, landlords, creditors, distributors, joint venture partners and all other Persons having business relationship with Aeterna Zentaris or its subsidiaries, and (z) maintain in effect all of Aeterna Zentaris’ existing Permits. Without limiting the generality of the foregoing, from the date of the Arrangement Agreement until the earlier of the Effective Time and the time that the Arrangement Agreement is terminated in accordance with its terms, except as required or permitted by the Arrangement Agreement or as previously agreed to by Ceapro, Aeterna Zentaris shall not, and shall cause each of its subsidiaries not to, directly or indirectly, without the prior written consent of Ceapro (such consent not to be unreasonably withheld, conditioned or delayed):

○	(A) amend its or its subsidiaries’ articles or by-laws or other comparable organizational documents; (B) split, combine or reclassify any shares in the capital of Aeterna Zentaris or its subsidiaries; (C) issue, grant, deliver, sell or pledge, or agree to issue, grant, deliver, sell or pledge, any shares of Aeterna Zentaris or its subsidiaries, or any rights convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares or other securities of Aeterna Zentaris or its subsidiaries, other than the issuance of Common Shares pursuant to the terms of the Aeterna Zentaris Options and Aeterna Zentaris Warrants outstanding on the date hereof; (D) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding securities of Aeterna Zentaris or its subsidiaries, (E) amend the terms of any of its securities; (F) adopt a plan of liquidation or resolution providing for the liquidation or dissolution of Aeterna Zentaris or any of its subsidiaries; (G) amend its accounting policies or adopt new accounting policies, in each case except as required in accordance with IFRS or Law; or (H) enter into any agreement with respect to any of the foregoing;

○	(A) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets or otherwise), directly or indirectly, any assets, securities, properties, interests, business, corporation, partnership or other business organization or division thereof, or make any investment either by the purchase of securities, contribution of capital, property transfer, or purchase of any other property or assets of any other Person (including, without limitation, Ceapro), other than pursuant to a Contract in existence on the date hereof; (B) incur, create, assume or otherwise become liable for or permit its subsidiaries to become liable for, any indebtedness for borrowed money or any other liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or make any loans, capital contributions, investments or advances; (C) waive, release, grant or transfer any rights of material value; or (D) authorize or propose any of the foregoing or enter into any agreement to do any of the foregoing;

○	declare any dividend, or make any other distribution whatsoever to its securityholders;

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○	except in the ordinary course of business (A) sell, pledge, hypothecate, lease, license, sell and lease back, mortgage, dispose of or encumber or otherwise transfer any assets, tangible or intangible, securities, properties, interests or businesses of Aeterna Zentaris or its subsidiaries; (B) pay, discharge or satisfy any material liabilities or obligations; or (C) authorize or propose any of the foregoing or enter into any agreement to do any of the foregoing;

○	other than as is required to comply with applicable Laws or Material Contracts, or in accordance with the Aeterna Zentaris Stock Option Plan: (A) grant to any officer, employee, consultant or director of Aeterna Zentaris or its subsidiaries an increase in compensation in any form, or grant any general salary increase; (B) make any loan to any officer, employee, consultant or director of Aeterna Zentaris or its subsidiaries; (C) take any action with respect to the grant of any severance, termination or change of control bonus or pay to, or enter into any employment agreement, deferred compensation, severance, termination or change of control or other similar agreement (or amend any such existing agreement) with, or hire or terminate employment (except for “just cause” or “serious reason”, each as defined and interpreted in accordance with applicable Law) of, any officer, employee, consultant or director of Aeterna Zentaris or any of its subsidiaries; (D) increase any benefits payable under any existing severance or termination pay policies or employment agreements, or adopt or materially amend any bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of directors, officers, employees, consultants or former directors, officers, employees or consultants of Aeterna Zentaris or any of its subsidiaries; (E) increase bonus levels or other benefits payable to any director, executive officer, consultant or employee of Aeterna Zentaris or any of its subsidiaries; (F) provide for accelerated vesting, removal of restrictions or an exercise of any share based or share related awards (including stock options, share appreciation rights, deferred share units, performance units and restricted share awards) upon a change of control occurring on or prior to the Effective Time; or (G) establish, adopt, amend, engage in or initiate any negotiation with respect to (except as required by applicable Law) any collective bargaining agreement or similar agreement;

○	waive the restrictive covenant obligations of any employees of Aeterna Zentaris or any of its subsidiaries;

○	settle, pay, discharge, satisfy, compromise, waive, assign or release (i) any material action, claim or proceeding brought against Aeterna Zentaris or any of its subsidiaries; or (ii) any action, claim or proceeding brought by any present, former or purported holder of its securities in connection with the transactions contemplated by the Arrangement Agreement or the Plan of Arrangement;

○	enter into any agreement or arrangement that limits or otherwise restricts in any material respect Aeterna Zentaris or its subsidiaries or any successor thereto, or that would, after the Effective Time, limit or restrict in any material respect Aeterna Zentaris or its subsidiaries from competing in any manner;

○	waive, release or assign any material rights, claims or benefits of Aeterna Zentaris or its subsidiaries;

○	authorize, make or commit to make capital expenditures in excess of US$70,000, other than as previously agreed to by Ceapro;

○	other than as previously agreed to by Ceapro: (A) enter into any agreement that if entered into prior to the date hereof would be a Material Contract; (B) modify or amend in any material respect, transfer or terminate any Material Contract, or waive, release or assign any material rights or claims thereto or thereunder; or (C) enter into or modify any Contract or series of Contracts resulting in a new Contract or series of related new Contracts or enter into any modifications to an existing Contract or series of related existing Contracts outside of the ordinary course of business;

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○	take any action or fail to take any action which action or failure to act would result, under any Securities Laws or any rules of the TSX or the Nasdaq, in the material loss, expiration or surrender of any right of Aeterna Zentaris, or the loss of any material benefit of Aeterna Zentaris, or that would reasonably be expected to cause any Governmental Entity to institute proceedings for the suspension, revocation or limitation of any rights of Aeterna Zentaris necessary to conduct its businesses as now conducted and as proposed to be conducted upon completion of the Plan of Arrangement, or fail to prosecute with commercially reasonable due diligence any pending applications to any Governmental Entities for Permits or approvals including with respect to Intellectual Property;

○	take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the ability of Aeterna Zentaris to consummate the transactions contemplated by the Arrangement Agreement;

○	enter into a new line of business, or abandon or discontinue any existing lines of business;

○	fail to reasonably defend all claims or other Legal Proceedings against Aeterna Zentaris or any of its subsidiaries challenging or affecting Aeterna Zentaris IP;

○	dispose of, transfer or allow to lapse any material rights in any of the Aeterna Zentaris IP, other than in the ordinary course of business consistent with past practice, or disclose any material trade secrets to a third party;

○	(A) waive, amend or voluntarily terminate any inbound license in favour of Aeterna Zentaris with respect to Aeterna Zentaris IP or any Intellectual Property material to any Aeterna Zentaris Products, (B) amend any Contract with respect to the use of any Aeterna Zentaris IP, or (C) amend or waive any rights under any Material Contract, or enter into any Contract that would be a Material Contract if in effect on the date of the Arrangement Agreement, in each case with respect to Aeterna Zentaris Products;

○	commence (other than planning) or terminate any phase I, phase II, phase III or phase IV human clinical trial involving Aeterna Zentaris Products; or

○	agree, resolve, promise or commit to do any of the foregoing.

●	Aeterna Zentaris covenants and agrees that, during the Interim Period, Aeterna Zentaris shall, and shall cause its subsidiaries to, in each case to the extent reasonably practicable and permitted under applicable Law:

○	consult with Ceapro in connection with any proposed meeting with any Regulatory Authority relating to any Aeterna Zentaris Products;

○	inform Ceapro within two Business Days following receipt of any material communication (written or oral) with or from any Regulatory Authority relating to any Aeterna Zentaris Product;

○	promptly inform Ceapro of, and provide Ceapro with a reasonable opportunity to review (it being agreed that three Business Days constitutes a reasonable opportunity to review), any material filing proposed to be made by or on behalf of Aeterna Zentaris or any of its subsidiaries, and any material correspondence or other material communication proposed to be submitted or otherwise transmitted, to any Regulatory Authority by or on behalf of Aeterna Zentaris or any of its subsidiaries; and

○	promptly notify Ceapro and provide Ceapro with a reasonable opportunity to review (it being agreed that three Business Days constitutes a reasonable opportunity to review), prior to making any material change to any study, protocol, trial, manufacturing plan or development timeline relating to any Aeterna Zentaris Product, except where such change must be made in less than three Business Days when required by Law or a Governmental Entity.

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●	During the Interim Period, Aeterna Zentaris shall use commercially reasonable efforts to cause the current insurance (or re-insurance) policies maintained by Aeterna Zentaris or any of its subsidiaries, including directors’ and officers’ insurance, not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance or reinsurance companies of nationally recognized standing having comparable deductibles and providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

●	Aeterna Zentaris shall promptly notify Ceapro in writing of any circumstance or development during the Interim Period that, to the knowledge of Aeterna Zentaris, constitutes or could reasonably be expected to constitute an Aeterna Zentaris Material Adverse Effect.

●	During the Interim Period, Aeterna Zentaris shall be in compliance with the rules and policies of the TSX and the Nasdaq and the Common Shares shall be listed for trading thereon.

Covenants of Aeterna Zentaris Relating to the Plan of Arrangement

Aeterna Zentaris shall and shall cause its subsidiaries to perform all obligations required to be performed by Aeterna Zentaris or any of its subsidiaries under the Arrangement Agreement, co-operate with Ceapro in connection therewith, and do or cause to be done all such further acts and things as may be necessary or reasonably desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in the Arrangement Agreement, including the execution and delivery of such documents as Ceapro may reasonably require. Without limiting the generality of the foregoing, Aeterna Zentaris shall and, where applicable, shall cause its subsidiaries to:

●	apply for and use commercially reasonable efforts to obtain all required approvals from Governmental Entities, including the Regulatory Approvals, relating to Aeterna Zentaris or its subsidiaries which are typically applied for by Aeterna Zentaris and, in doing so, keep Ceapro informed as to the status of the proceedings related to obtaining such approvals, including providing Ceapro with copies of all related applications and notifications, in draft form, in order for Ceapro to provide its comments thereon, which shall be given due and reasonable consideration;

●	upon reasonable notice and subject to the Confidentiality Agreement and applicable Laws, until the earlier of the Effective Date and termination of the Arrangement Agreement, provide Ceapro and its Representatives reasonable access, during normal business hours, to the, books contracts and records as well as to the management personnel of Aeterna Zentaris and its subsidiaries on an as reasonably requested basis as well as reasonable access to Aeterna Zentaris’ and its subsidiaries’ properties for the purpose of confirming the representations and warranties of Aeterna Zentaris contained in the Arrangement Agreement;

●	use commercially reasonable efforts to obtain as soon as practicable following execution of the Arrangement Agreement all third-party consents, approvals and notices required under any of the Material Contracts, as applicable;

●	allow Representatives of Ceapro (including legal and financial advisors) to attend the Meeting;

●	use all commercially reasonable efforts to satisfy the Stock Exchange Approvals as they relate to the TSX and the Nasdaq;

●	to the extent permitted by applicable Law, as promptly as reasonably practicable following the Effective Date, cause a registration statement on Form S-8 to be filed with the SEC which registers the issuance of Common Shares issuable upon exercise of the Replacement Options and, if Aeterna Zentaris is not permitted by applicable Law to file a Form S-8 registering the issuance of the Common Shares issuable upon exercise of Replacement Options, Aeterna Zentaris shall promptly file a registration statement on appropriate form to register the resale of the Common Shares issuable upon exercise of the Replacement Options or otherwise take all necessary actions to cause the Common Shares issuable upon exercise of the Replacement Options to be issued without restrictive legends;

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●	as promptly as reasonably practicable prior to the Effective Date, cause a registration statement on the applicable form to be filed with the SEC that registers the issuance of the Aeterna Zentaris New Warrants and the Common Shares is-suable upon exercise of the Aeterna Zentaris New Warrants; and

●	defend all lawsuits or other legal, regulatory or other proceedings against Aeterna Zentaris or any of its subsidiaries challenging or affecting the Arrangement Agreement or the consummation of the transactions contemplated hereby.

Covenants of Aeterna Zentaris Regarding the Board and Management

●	Aeterna Zentaris shall use commercially reasonable efforts to cause to be delivered to Ceapro on the Effective Date, resignations, effective on the Effective Date, of the directors of Aeterna Zentaris agreed to by the parties, with, to the extent permitted by Law, nominees of Ceapro to fill such vacancies and to be appointed to the Aeterna Zentaris Board immediately after each such resignation in accordance with the proposed Aeterna Zentaris Board set out below. Without limiting the foregoing, Aeterna Zentaris shall ensure that, upon the completion of the Plan of Arrangement, and shall use commercially reasonable efforts to ensure that until the next annual general meeting of Aeterna Zentaris’ Shareholders, the Aeterna Zentaris Board will be reconstituted such that the Aeterna Zentaris Board will be comprised solely of Gilles Gagnon, Ronald W.Miller, Ulrich Kosciessa, Geneviève Foster, William Li, Carolyn Egbert, Peter Edwards and Dennis Turpin. The chair of the Aeterna Zentaris Board upon completion of the Plan of Arrangement shall be the chair of the Ceapro Board as of the date hereof, and the chair shall not be entitled to a casting vote in the case of a tie vote at any meeting of the Aeterna Zentaris Board.

●	Aeterna Zentaris shall cause Gilles Gagnon to be appointed as the Chief Executive Officer and Giuliano La Fratta to remain appointed as the Chief Financial Officer of Aeterna Zentaris as of the Effective Date.

Covenants of Ceapro Regarding the Conduct of Business

●	Ceapro covenants and agrees that, during the Interim Period, except as (i) expressly required or permitted by the Arrangement Agreement, (ii) required by applicable Laws or any Governmental Entities, or (iii) consented to by Aeterna Zentaris in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Ceapro (which, for the purposes of Section 5.4 of the Arrangement Agreement shall include Ceapro’s subsidiaries) shall (A) conduct its business and operations in the ordinary course of business consistent with past practice, and (B) use commercially reasonable efforts to (x) maintain and preserve its business organization, assets, goodwill and properties, (y) keep available the services of its employees, maintain good relationships with suppliers, customers, landlords, creditors, distributors, joint venture partners and all other Persons having business relationship with Ceapro or its subsidiaries, and (z) maintain in effect all of Ceapro’s existing Permits. Without limiting the generality of the foregoing, from the date of the Arrangement Agreement until the earlier of the Effective Time and the time that the Arrangement Agreement is terminated in accordance with its terms, except as required or permitted by the Arrangement Agreement or as previously agreed to by Aeterna Zentaris, Ceapro shall not, and shall cause each of its subsidiaries not to, directly or indirectly, without the prior written consent of Aeterna Zentaris (such consent not to be unreasonably withheld, conditioned or delayed):

○	(A) amend its or its subsidiaries’ articles or by-laws or other comparable organizational documents; (B) split, combine or reclassify any shares in the capital of Ceapro or its subsidiaries; (C) issue, grant, deliver, sell or pledge, or agree to issue, grant, deliver, sell or pledge, any shares of Ceapro or its subsidiaries, or any rights convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares or other securities of Ceapro or its subsidiaries, other than the issuance of Ceapro Shares pursuant to the terms of the Ceapro Options outstanding on the date hereof; (D) redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding securities of Ceapro or its subsidiaries, (E) amend the terms of any of its securities; (F) adopt a plan of liquidation or resolution providing for the liquidation or dissolution of Ceapro or its subsidiaries; (G) amend its accounting policies or adopt new accounting policies, in each case except as required in accordance with IFRS or Law; or (H) enter into any agreement with respect to any of the foregoing;

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○	(A) acquire (by merger, amalgamation, consolidation or acquisition of shares or assets or otherwise), directly or indirectly, any assets, securities, properties, interests, business, corporation, partnership or other business organization or division thereof, or make any investment either by the purchase of securities, contribution of capital, property transfer, or purchase of any other property or assets of any other Person (including, without limitation, Aeterna Zentaris), other than pursuant to a Contract in existence on the date hereof; (B) incur, create, assume or otherwise become liable for or permit its subsidiaries to become liable for, any indebtedness for borrowed money or any other liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or make any loans, capital contributions, investments or advances; (C) waive, release, grant or transfer any rights of material value; or (D) authorize or propose any of the foregoing or enter into any agreement to do any of the foregoing;

○	declare any dividend, or make any other distribution whatsoever to its securityholders;

○	except in the ordinary course of business (A) sell, pledge, hypothecate, lease, license, sell and lease back, mortgage, dispose of or encumber or otherwise transfer any assets, tangible or intangible, securities, properties, interests or businesses of Ceapro or its subsidiaries; (B) pay, discharge or satisfy any material liabilities or obligations; or (C) authorize or propose any of the foregoing or enter into any agreement to do any of the foregoing;

○	other than as is required to comply with applicable Laws or Material Contracts, or in accordance with the Ceapro Stock Option Plan: (A) grant to any officer, employee, consultant or director of Ceapro or its subsidiaries an increase in compensation in any form, or grant any general salary increase; (B) make any loan to any officer, employee, consultant or director of Ceapro or its subsidiaries; (C) take any action with respect to the grant of any severance, termination or change of control bonus or pay to, or enter into any employment agreement, deferred compensation, severance, termination or change of control or other similar agreement (or amend any such existing agreement) with, or hire or terminate employment (except for “just cause” or “serious reason”, each as defined and interpreted in accordance with applicable Law) of, any officer, employee, consultant or director of Ceapro or any of its subsidiaries; (D) increase any benefits payable under any existing severance or termination pay policies or employment agreements, or adopt or materially amend any bonus, profit sharing, option, pension, retirement, deferred compensation, insurance, incentive compensation, compensation or other similar plan, agreement, trust, fund or arrangement for the benefit of directors, officers, employees, consultants or former directors, officers, employees or consultants of Ceapro or any of its subsidiaries; (E) increase bonus levels or other benefits payable to any director, executive officer, consultant or employee of Ceapro or any of its subsidiaries; (F) provide for accelerated vesting, removal of restrictions or an exercise of any share based or share related awards (including stock options, share appreciation rights, deferred share units, performance units and restricted share awards) upon a change of control occurring on or prior to the Effective Time; or (G) establish, adopt amend, engage in or initiate any negotiation with respect to (except as required by applicable Law) any collective bargaining agreement or similar agreement;

○	waive the restrictive covenant obligations of any employees of Ceapro or its subsidiaries;

○	settle, pay, discharge, satisfy, compromise, waive, assign or release (A) any material action, claim or proceeding brought against Ceapro or any of its subsidiaries; or (B) any action, claim or proceeding brought by any present, former or purported holder of its securities in connection with the transactions contemplated by the Arrangement Agreement or the Plan of Arrangement;

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○	enter into any agreement or arrangement that limits or otherwise restricts in any material respect Ceapro or its subsidiaries or any successor thereto, or that would, after the Effective Time, limit or restrict in any material respect Ceapro or its subsidiaries from competing in any manner;

○	waive, release or assign any material rights, claims or benefits of Ceapro or its subsidiaries;

○	authorize, make or commit to make capital expenditures in excess of US$70,000, other than as previously agreed to by Aeterna Zentaris;

○	other than as previously agreed to by Aeterna Zentaris (A) enter into any agreement that if entered into prior to the date hereof would be a Material Contract; (B) modify or amend in any material respect, transfer or terminate any Material Contract, or waive, release or assign any material rights or claims thereto or thereunder; or (C) enter into or modify any Contract or series of Contracts resulting in a new Contract or series of related new Contracts or enter into any modifications to an existing Contract or series of related existing Contracts outside of the ordinary course of business;

○	take any action or fail to take any action which action or failure to act would result, under any Securities Laws or any rules of the TSXV, in the material loss, expiration or surrender of any right of Ceapro, or the loss of any material benefit of Ceapro, or that would reasonably be expected to cause any Governmental Entity to institute proceedings for the suspension, revocation or limitation of any rights of Ceapro necessary to conduct its businesses as now conducted and as proposed to be conducted upon completion of the Plan of Arrangement, or fail to prosecute with commercially reasonable due diligence any pending applications to any Governmental Entities for Permits or approvals including with respect to Intellectual Property;

○	take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the ability of Ceapro to consummate the transactions contemplated by the Arrangement Agreement;

○	enter into a new line of business, or abandon or discontinue any existing lines of business;

○	fail to reasonably defend all claims or other Legal Proceedings against Ceapro or any of its subsidiaries challenging or affecting Ceapro IP;

○	dispose of, transfer or allow to lapse any material rights in any of the Aeterna Zentaris IP, other than in the ordinary course of business consistent with past practice, or disclose any material trade secrets to a third party;

○	(A) waive, amend or voluntarily terminate any inbound license in favour of Ceapro with respect to Ceapro IP or any Intellectual Property material to any Ceapro Products, (B) amend any Contract with respect to the use of any Ceapro IP, or (C) amend or waive any rights under any Material Contract, or enter into any Contract that would be a Material Contract if in effect on the date hereof, in each case with respect to Ceapro Products; or

○	agree, resolve, promise or commit to do any of the foregoing.

●	Ceapro covenants and agrees that, during the Interim Period, Ceapro shall, and shall cause its subsidiaries to, in each case to the extent reasonably practicable and permitted under applicable Law:

○	consult with Aeterna Zentaris in connection with any proposed meeting with any Regulatory Authority relating to any Ceapro Products;

○	inform Aeterna Zentaris within two Business Days following receipt of any material communication (written or oral) with or from any Regulatory Authority relating to any Ceapro Product;

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○	promptly inform Aeterna Zentaris of, and provide Aeterna Zentaris with a reasonable opportunity to review (it being agreed that three Business Days constitutes a reasonable opportunity to review), any material filing proposed to be made by or on behalf of Ceapro or any of its subsidiaries, and any material correspondence or other material communication proposed to be submitted or otherwise transmitted, to any Regulatory Authority by or on behalf of Ceapro or any of its subsidiaries; and

○	promptly notify Aeterna Zentaris and provide Aeterna Zentaris with a reasonable opportunity to review (it being agreed that three Business Days constitutes a reasonable opportunity to review), prior to making any material change to any study, protocol, trial, manufacturing plan or development timeline relating to any Ceapro Product, except where such change must be made in less than three Business Days when required by Law or a Governmental Entity.

●	During the Interim Period, Ceapro shall use commercially reasonable efforts to cause the current insurance (or re-insurance) policies maintained by Ceapro or any of its subsidiaries, including directors’ and officers’ insurance, not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance or reinsurance companies of nationally recognized standing having comparable deductibles and providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

●	Ceapro shall promptly notify Aeterna Zentaris in writing of any circumstance or development during the Interim Period that, to the knowledge of Ceapro, constitutes, or could reasonably be expected to constitute, a Ceapro Material Adverse Effect.

●	During the Interim Period, Ceapro shall be in compliance with the rules and policies of the TSXV and the Ceapro Shares shall be listed for trading thereon.

Covenants of Ceapro Relating to the Plan of Arrangement

Ceapro shall, and shall cause its subsidiaries to, perform all obligations required to be performed by Ceapro or its subsidiaries under the Arrangement Agreement, co-operate with Aeterna Zentaris in connection therewith, and do or cause to be done all such further acts and things as may be necessary or reasonably desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in the Arrangement Agreement, including the execution and delivery of such documents as Aeterna Zentaris may reasonably require. Without limiting the generality of the foregoing, Ceapro shall and, where applicable shall cause its subsidiaries to:

●	apply for and use commercially reasonable efforts to obtain all required approvals from Governmental Entities, including the Regulatory Approvals relating to Ceapro or its subsidiaries which are typically applied for by Ceapro and, in doing so, keep Aeterna Zentaris informed as to the status of the proceedings related to obtaining such approvals, including providing Aeterna Zentaris with copies of all related applications and notifications in draft form, in order for Aeterna Zentaris to provide its comments thereon, which shall be given due and reasonable consideration;

●	upon reasonable notice and subject to the Confidentiality Agreement and applicable Laws, until the earlier of the Effective Date and termination of the Arrangement Agreement, provide Aeterna Zentaris and its Representatives reasonable access, during normal business hours, to the books, contracts and records as well as to the management personnel of Ceapro and its subsidiaries on an as reasonably requested basis as well as reasonable access to Ceapro’s and its subsidiaries’ properties for the purpose of confirming the representations and warranties of Ceapro contained in the Arrangement Agreement;

●	use commercially reasonable efforts to obtain as soon as practicable following execution of the Arrangement Agreement all third party consents, approvals and notices required under any of the Material Contracts, as applicable;

●	allow Representatives of Aeterna Zentaris (including legal and financial advisors) to attend the Ceapro Meeting;

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●	use all commercially reasonable efforts to obtain the Stock Exchange Approvals as they relate to the TSXV;

●	use all commercially reasonable efforts, in a timely manner, to (i) assist and cooperate with Aeterna Zentaris, (ii) furnish or cause to be furnished to Aeterna Zentaris all information regarding Ceapro and its affiliates, subsidiaries and securities and (iii) take such other actions, in each case as may be required or necessary and/or reasonably requested by Aeterna Zentaris in complying with Securities Laws and/or the rules and regulations of the TSX and the Nasdaq in connection with, and in order to consummate, the Plan of Arrangement and the transactions contemplated thereby, including those required by, or in connection with, (w) Aeterna Zentaris’ listing on the TSX and the Nasdaq and obtaining the Stock Exchange Approvals, (x) the registration under the U.S. Securities Act of the issuance of the Aeterna Zentaris New Warrants and the Common Shares issuable upon exercise of the Aeterna Zentaris Options, the Aeterna Zentaris Warrants, the Replacement Options and the Aeterna Zentaris New Warrants, (y) the issuance of the Consideration Shares and the Replacement Options in a transaction exempt from, or not subject to, the registration requirements of the U.S. Securities Act, including the Section 3(a)(10) Exemption, or, if necessary or required to consummate the Plan of Arrangement, the registration thereof under the Securities Act, and (z) Aeterna Zentaris’ existing and continued registration under the Exchange Act (collectively, the “Transactions”);

●	use all commercially reasonable efforts, in a timely manner, to (i) furnish Aeterna Zentaris with all information regarding Ceapro and its affiliates, subsidiaries and securities, including such financial statements and data and other customary information with respect to Ceapro and its subsidiaries, (x) as may be required or necessary to be included in any application, submission, registration statement, report or other document or any supplement or amendment thereto, furnished, filed or provided to the TSX, the Nasdaq, the SEC or any other governmental authority in order to comply with Securities Laws and/or the rules and regulations of the TSX and the Nasdaq in connection with, or in order to consummate, the Transactions, including pursuant to Form 20-F, Form F-1, Form S-8, or any other registration statement or report form under the U.S. Securities Act or Exchange Act, Regulation S-K and/or Regulation S-X promulgated under U.S. Securities Laws, including financial statements audited by an accounting firm registered with the Public Company Accounting Oversight Board and qualified to audit financial statements of companies pursuant to the rules and regulations of the SEC (the “Aeterna Zentaris Transaction Regulatory Documents”), and (y) reasonably necessary to permit Aeterna Zentaris to prepare pro forma financial statements for inclusion in the Aeterna Zentaris Transaction Regulatory Documents; (ii) assist Aeterna Zentaris in the preparation of any pro forma financial statements to be included in the Aeterna Zentaris Transaction Regulatory Documents; (iii) consent to the inclusion or incorporation in any Aeterna Zentaris Transaction Regulatory Documents of the historical audited consolidated financial statements and unaudited consolidated interim financial statements of Ceapro included or incorporated by reference in such Aeterna Zentaris Transaction Regulatory Documents; (iv) obtain the consents of Ceapro’s independent auditors required for all audited financial statements of Ceapro included or incorporated by reference in such Aeterna Zentaris Transaction Regulatory Documents; (v) obtain the consents of Ceapro’s independent auditors required for all audited financial statements of Ceapro included or incorporated by reference in such Aeterna Zentaris Transaction Regulatory Documents; and (vi) take such other actions and assist and cooperate with Aeterna Zentaris in the preparation, filing and/or submission of any of the foregoing, and in responding and resolving any comments received from the TSX, the Nasdaq, the SEC or any other governmental authority in connection therewith;

●	ensure that no information provided to Aeterna Zentaris pursuant to Section 5.5 [Covenants of Ceapro Relating to the Plan of Arrangement] of the Arrangement Agreement will include any Misrepresentation or misstatement of a material fact or omit to state a material fact required to be stated therein in order to make such statements not misleading in light of the circumstances in which they are made; and Ceapro shall promptly notify Aeterna Zentaris if at any time before the Effective Date Ceapro becomes aware that any such information contains a Misrepresentation or misstatement of a material fact, or will omit to state a material fact, and shall provide Aeterna Zentaris updated and corrected information so that such information is not misleading and does not contain any such misstatement or omission; and

●	defend all lawsuits or other legal, regulatory or other proceedings against Ceapro or any of its subsidiaries challenging or affecting the Arrangement Agreement or the consummation of the transactions contemplated hereby.

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Mutual Covenants

Each of the parties covenants and agrees that, except as contemplated in the Arrangement Agreement, during the Interim Period, it shall:

●	as promptly as practicable furnish to any Governmental Entity filing materials in the event that either Party reasonably determines that a Regulatory Approval from such Governmental Entity is required;

●	as promptly as practicable, cooperate in good faith and use its commercially reasonable efforts to obtain all Regulatory Approvals, including: (i) promptly furnishing to the other Party such information and assistance as may reasonably be required in order to prepare any notification, application, filing or request in connection with a Regulatory Approval, (ii) consulting with, and considering in good faith, any suggestions or comments made by the other Party with respect to the documentation relating to the Regulatory Approval process, (iii) providing and submitting on a timely basis, and as promptly as practicable, all documentation and information that is required or advisable, and (iv) cooperating in the preparation and submission of all applications, notices, filings and submissions to Governmental Entities;

●	promptly inform the other Party of any material communication received by that Party in respect of obtaining or concluding the Regulatory Approvals;

●	use commercially reasonable efforts to respond promptly to any request or notice from any Governmental Entity requiring the parties, or any one of them, to supply additional information that is relevant to the review of the transactions contemplated by the Arrangement Agreement in respect of obtaining or concluding the Regulatory Approvals;

●	permit the other Party to review in advance any proposed applications, notices, filings and submissions to Governmental Entities (including responses to requests for information and inquiries from any Governmental Entity) in respect of obtaining or concluding the Regulatory Approvals;

●	promptly provide the other parties with any filed copies of applications, notices, filings and submissions that were submitted to a Governmental Entity in respect of obtaining or concluding the Regulatory Approvals;

●	not participate in any substantive meeting or discussion with Governmental Entities in respect of obtaining or concluding the Regulatory Approvals unless it consults with the other Party in advance and gives the other Party the opportunity to attend and participate in thereat, unless a Governmental Entity requests otherwise; and

●	use commercially reasonable efforts and cause its subsidiaries to use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder as set forth in Article 6 of the Arrangement Agreement to the extent the same is within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Plan of Arrangement, including using commercially reasonable efforts to: (i) obtain all Regulatory Approvals required to be obtained by it; (ii) effect all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by it in connection with the Plan of Arrangement; (iii) oppose, lift or rescind any injunction or restraining order against it or other order or action against it seeking to stop, or otherwise adversely affecting its ability to make and complete, the Plan of Arrangement; and (iv) co-operate with the other Party in connection with the performance by it and its subsidiaries of their obligations hereunder.

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TSXV Delisting

Subject to Securities Laws, Aeterna Zentaris and Ceapro shall use their commercially reasonable efforts to cause the Ceapro Shares to be de-listed from the TSXV and to be withdrawn from the OTCQX designation with effect promptly following the acquisition by Aeterna Zentaris of the Ceapro Shares pursuant to the Plan of Arrangement.

Additional Covenants

Non-Solicitation

During the Interim Period, and except as otherwise expressly provided in Section 7.1 [Non-Solicitation] of the Arrangement Agreement, neither Party shall, directly or indirectly, or through any of its Representatives, and each Party shall cause its subsidiaries not to and shall not permit its Representatives to:

●	solicit, assist, initiate, knowingly encourage or facilitate (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals whatsoever which could constitute or lead to, or is related to, an Acquisition Proposal;

●	engage, encourage or participate in any discussions or negotiations with any Person (other than the other Party or its Representatives) regarding an Acquisition Proposal or any inquiry, proposal or offer that reasonably would be expected to constitute or lead to an Acquisition Proposal, provided that, for greater certainty, a Party may advise any Person making an unsolicited Acquisition Proposal that such Acquisition Proposal does not constitute a Superior Proposal when the Ceapro Board or the Aeterna Zentaris Board, as applicable, has so determined;

●	make a Change in Recommendation;

●	approve, accept, endorse or recommend, or propose publicly to accept, approve, endorse or recommend, any inquiry, proposal or offer that is, could reasonably result in, or is related to, any Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal until five Business Days following formal announcement of such Acquisition Proposal shall not be considered a violation of Section 7.1(a)(iii) of the Arrangement Agreement); or

●	accept, approve, endorse, recommend or enter into or publicly propose to accept, approve, endorse, recommend or enter into, any agreement, understanding or arrangement or other contract that is, could reasonably result in, or is related to, an Acquisition Proposal.

Except as otherwise provided in Section 7.1 [Non-Solicitation] of the Arrangement Agreement, each Party shall, and shall cause its subsidiaries and its and their respective Representatives to, immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Persons (other than the other Party and its Representatives) conducted heretofore by such Party, or its or their respective Representatives with respect to any inquiry, proposal offer that is, could reasonably result in, or is related to, a potential Acquisition Proposal and, in connection therewith, each Party will: discontinue access to any of its confidential information (and not establish or allow access to any of its confidential information, or any data room, virtual or otherwise) and shall as soon as possible request (and exercise all rights it has to require) the return or destruction of all confidential information (including all material including or incorporating or otherwise reflecting any material confidential information) regarding such Party and its subsidiaries previously provided to any such Person or any other Person. Each Party represents and warrants that it has not terminated, waived, amended or modified, and agrees that, except as permitted by Section 7.1(b) [Non-Solicitation] of the Arrangement Agreement, neither it nor any of its subsidiaries shall terminate, waive, amend or modify any provision of any existing confidentiality agreement standstill agreement or similar agreement relating to a potential Acquisition Proposal to which it or any of its subsidiaries is a party (it being acknowledged and agreed that the automatic termination of any standstill provisions of any such agreement as the result of the entering into an announcement of the Arrangement Agreement by the parties, pursuant to the express terms of any such agreement, shall not be a violation of Section 7.1(a) [Non-Solicitation] of the Arrangement Agreement) and each Party shall actively prosecute and enforce all such provisions.

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Notwithstanding Sections 7.1(a) and 7.1(b) [Non-Solicitation] of the Arrangement Agreement or any other provision of the Arrangement Agreement or of any other agreement between Ceapro and Aeterna Zentaris, if at any time following the date of the Arrangement Agreement and prior to obtaining the Ceapro Securityholder Approval at the Ceapro Meeting, as regards Ceapro, or the Shareholder Approval at the Meeting, as regards Aeterna Zentaris, a Party (the “Solicited Party”) receives an unsolicited written Acquisition Proposal, the Solicited Party and its Representatives may engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal (including waiving a standstill, use, business purpose or similar restriction) and may provide copies of, access to or disclosure of information with respect to the Solicited Party and its subsidiaries, if and only if:

●	the board of directors of the Solicited Party (with the Ceapro Non-Participating Directors or the Aeterna Zentaris Non-Participating Director, as applicable, abstaining from voting) determines in good faith, upon the recommendation of the Ceapro Special Committee or the Aeterna Zentaris Strategic Committee, as applicable, that the Acquisition Proposal constitutes or could reasonably be expected to constitute or lead to a Superior Proposal;

●	such Person was not restricted from making such Acquisition Proposal pursuant to an existing confidentiality, standstill, non-disclosure, use, business purpose or similar agreement or restriction with the Solicited Party or its subsidiaries;

●	the Acquisition Proposal did not arise as a result of a violation, in any material respect, of Article 7 of the Arrangement Agreement;

●	prior to providing copies of, access to or disclosure of confidential information with respect to the Solicited Party and its subsidiaries, the Solicited Party enters into a confidentiality and standstill agreement with such Person which is customary in such situations and which is no less favourable to the Solicited Party and no more favourable to the counterparty than the confidentiality and standstill provisions contained in the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”) provided that such Acceptable Confidentiality Agreement may not include any provision that is operative prior to the termination of the Arrangement Agreement that provides for an exclusive right to negotiate with the Solicited Party or that restricts the Solicited Party from complying with the Arrangement Agreement.

Notwithstanding any restrictions contained herein, the Solicited Party shall not be prohibited from considering whether, or determining that, such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal.

Notification of Proposals

A Solicited Party shall promptly notify the other Party, at first orally and then in writing within 24 hours following the date it receives or becomes aware of an Acquisition Proposal or any inquiry, proposal or offer that relates to or that constitutes or could lead to an Acquisition Proposal (or any request for copies of, access to, or disclosure of, any non-public or confidential information relating to the Solicited Party), in each case in connection with a potential Acquisition Proposal. Such notice shall indicate the identity of the Person making such proposal, inquiry, offer or request and include a copy of the Acquisition Proposal and such other details of the Acquisition Proposal known by the Solicited Party. The Solicited Party shall keep the other Party promptly and fully informed of the status and any material developments, including any change to the material terms, of such inquiry, proposal, offer or request and shall respond promptly to all reasonable inquiries by the other Party with respect thereto and shall provide copies of any written documents or correspondence provided to the Solicited Party relating to such Acquisition Proposal.

Provided that the Solicited Party has complied with Section 7.2 [Notification of Proposals] of the Arrangement Agreement, at all times following the date of the Arrangement Agreement and prior to obtaining the Ceapro Securityholder Approval, as regards Ceapro, or the Shareholder Approval, as regards Aeterna Zentaris, if the Solicited Party (the “Terminating Party”) receives an Acquisition Proposal which the board of directors of the Terminating Party (other than the Ceapro Non-Participating Director or the Aeterna Zentaris Non-Participating Director, as applicable), concludes in good faith, following consultation with its financial and outside legal advisors, constitutes a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, the Terminating Party may, following its compliance with the procedures contained in Section 7.2 [Notification of Proposals] of the Arrangement Agreement, and subject to compliance with the procedures set forth in Sections 8.2 [Termination] and 8.3 [Termination Fees] of the Arrangement Agreement, terminate the Arrangement Agreement to enter into a definitive agreement with respect to such Superior Proposal.

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Superior Proposals

Notwithstanding Section 7.1 [Non-Solicitation] of the Arrangement Agreement and subject to compliance with the obligations in Sections 7.1 [Non-Solicitation] and 7.2 [Notification of Proposals] of the Arrangement Agreement, a Terminating Party may enter into a definitive agreement (a “Proposed Agreement”) with a third party providing for an Acquisition Proposal, if such Acquisition Proposal constitutes a Superior Proposal; provided that the Terminating Party may do so only after:

●	it has provided the other Party with written notice that the board of directors of the Terminating Party (other than the Ceapro Non-Participating Director or the Aeterna Zentaris Non-Participating Director, as applicable), has determined that it has received a Superior Proposal (a “Superior Proposal Notice”), which shall summarize the material terms of the Superior Proposal or other agreement relating to such Superior Proposal and, (x) in the case of Ceapro, shall specify the value or range in financial terms that the Ceapro Board has, in consultation with its financial advisors, determined should be ascribed to any non-cash consideration offered in the Superior Proposal, and (y) in the case of Aeterna Zentaris, shall specify the financial value placed by the Aeterna Zentaris Board on such Superior Proposal and the determining factors that have been considered by the Aeterna Zentaris Board to conclude that the Acquisition Proposal constitutes a Superior Proposal; and

●	at least five Business Days (the “Response Period”) have elapsed from the date that is the later of the date on which the other Party received the Superior Proposal Notice and the date on which the other Party received a copy of the proposed definitive agreement for the Superior Proposal from the Terminating Party.

During the Response Period, the Terminating Party acknowledges and agrees that the other Party shall have the right, but not the obligation, to offer to amend the terms of the Arrangement Agreement and the Plan of Arrangement. If the other Party does so, then the board of directors and the special committee of the Terminating Party shall review with its financial and legal advisors any such proposal by the other Party to determine (acting in good faith and in accordance with its fiduciary duties) whether the Acquisition Proposal to which the Terminating Party is responding would continue to be a Superior Proposal when assessed against the amended Arrangement Agreement and Plan of Arrangement as proposed by the other Party. If the board of directors of the Terminating Party (other than the Ceapro Non-Participating Director or the Aeterna Zentaris Non-Participating Director, as applicable) determines that the Acquisition Proposal would thereby cease to be a Superior Proposal, it will cause the other Party to enter into an amendment to the Arrangement Agreement and the Plan of Arrangement reflecting the offer by the other Party to amend the terms of the Arrangement Agreement and Plan of Arrangement and will further agree not to enter into the applicable Proposed Agreement (it being acknowledged and agreed that this further agreement will not restrict the Terminating Party from further engaging, in strict compliance with the terms of the Arrangement Agreement, with the Person making the Acquisition Proposal) and not to withdraw, modify or change any recommendation regarding the Plan of Arrangement save and except to reaffirm its recommendation of the amended Plan of Arrangement.

If (i) the other Party does not offer to amend the terms of the Arrangement Agreement and Plan of Arrangement within the Response Period or (ii) the board of directors of the Terminating Party (other than the Ceapro Non-Participating Director or the Aeterna Zentaris Non-Participating Director, as applicable) determines acting in good faith, upon recommendation of its special committee, and in the proper discharge of its fiduciary duties (after consultation with its financial advisor and after receiving advice from its outside legal counsel) that the Acquisition Proposal would nonetheless remain a Superior Proposal with respect to the other Party’s proposal to amend the Arrangement Agreement and the Plan of Arrangement, and therefore rejects the other Party’s offer to amend the Arrangement Agreement and the Plan of Arrangement, the Terminating Party shall be entitled to terminate the Arrangement Agreement pursuant to Section 8.2 [Termination] of the Arrangement Agreement following the expiry of the Response Period and enter into the Proposed Agreement upon such termination of the Arrangement Agreement and payment to the other Party of the amount payable pursuant Section 8.2 [Termination] of the Arrangement Agreement.

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Each successive material modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement of Section 7.3(a) [Superior Proposals] the Arrangement Agreement and the other Party shall be afforded a new Response Period (except that references to the five Business Days period in the definition of Response Period shall be deemed to be references to a three Business Days period).

The board of directors of the Terminating Party shall promptly reaffirm its recommendation of the Plan of Arrangement by news release after any Acquisition Proposal which is not determined to be a Superior Proposal is publicly announced or the Terminating Party determines that a proposed amendment to the terms of the Arrangement Agreement as contemplated under Section 7.3(b) [Response to Superior Proposal] of the Arrangement Agreement would result in an Acquisition Proposal constituting a Superior Proposal no longer being a Superior Proposal. The Terminating Party shall provide the other Party and its outside legal counsel with a reasonable opportunity to review the form and content of any such new release and shall make all reasonable amendments to such new release as requested by the other Party and its legal counsel.

If the Terminating Party provides a Superior Proposal Notice to the other Party after a date that is five or less Business Days before the Ceapro Meeting or the Meeting, as applicable, the other Party shall be entitled, at its sole discretion, to require the Terminating Party to postpone or adjourn the Ceapro Meeting or the Meeting, as applicable (the “Terminating Party Meeting”), to a date acceptable to both parties (acting reasonably) that is not more than ten Business Days after the scheduled date of the Ceapro Meeting or the Meeting, as applicable, but in any event to a date that is not less than five Business Days prior to the Outside Date, provided however that in the event that the Terminating Party Meeting is so postponed or adjourned, then the other Party shall also postpone or adjourn its Ceapro Meeting or Meeting, as applicable, as required to align with the date of the Terminating Party Meeting.

Nothing in the Arrangement Agreement shall prevent a Party or its board of directors from responding through a directors’ circular or otherwise as required by applicable Securities Laws to an Acquisition Proposal that it determines is not a Superior Proposal. Further, nothing in the Arrangement Agreement shall prevent the board of directors of a Party from making any disclosure to its shareholders if the board of directors of such Party, acting in good faith and upon the advice of its outside legal counsel, shall have first determined that the failure to make such disclosure would be inconsistent with its fiduciary duties or such disclosure is required by applicable Law. The other Party and its advisors shall be given a reasonable opportunity to review and comment on the content of any such disclosure.

Access to Information; Confidentiality

Upon reasonable notice and subject to the Confidentiality Agreement and applicable Law, each Party shall, and shall cause its subsidiaries and their respective Representatives to, afford to the other Party and its Representatives, such reasonable access during normal business hours, including for the purpose of facilitating integration business planning, to the other Party’s and its subsidiaries’ officers, employees, agents, properties, books, records and Contracts, and shall furnish the other Party with all data and information as such Party may request, on an as reasonably requested basis.

Insurance and Indemnification

Unless otherwise agreed upon by the parties, prior to the Effective Date, Ceapro shall purchase customary “tail” policies of directors’ and officers’ liability insurance for a period of up to six years providing protection no less favourable in the aggregate to the protection provided by the policies maintained by Ceapro and its subsidiaries which are in effect immediately prior to the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date and after the Effective Time, Aeterna Zentaris will and will cause Ceapro and its subsidiaries to, maintain such tail policies in effect without any reduction in scope or coverage for six years from the Effective Time; provided that the cost of such policies shall not exceed 300% of the current annual aggregate premium for such policies currently maintained by Aeterna Zentaris and its subsidiaries.

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Each of Aeterna Zentaris and Ceapro agrees that it shall directly honour all rights to indemnification or exculpation now existing in favour of present and former employees, officers and directors of Aeterna Zentaris and its subsidiaries and Ceapro and its subsidiaries, respectively, to the extent that they are disclosed to the other Party, and acknowledges that such rights, to the extent they are disclosed to the other Party, shall survive the completion of the Plan of Arrangement and shall continue in full force and effect for a period of not less than six years from the Effective Date.

The provisions of Section 7.5 [Insurance and Indemnification] of the Arrangement Agreement are intended for the benefit of, and shall be enforceable by, each insured or indemnified Person, his or her heirs and his or her legal representatives and, for such purpose. Furthermore, Section 7.5 [Insurance and Indemnification] of the Arrangement Agreement shall survive the termination of the Arrangement Agreement as a result of the occurrence of the Effective Date for a period of six years.

In the event that Aeterna Zentaris, Ceapro or any of their respective successors (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that any such successor and assigns assumes all of the obligations set forth in Section 7.5 [Insurance and Indemnification] of the Arrangement Agreement.

Termination of the Arrangement Agreement

The Arrangement Agreement may be terminated at any time prior to the Effective Time:

●	by mutual written agreement of Aeterna Zentaris and Ceapro;

●	by either Aeterna Zentaris or Ceapro, if:

○	the Effective Date shall not have occurred on or before the Outside Date, except that the right to terminate the Arrangement Agreement under Section 8.2(b)(i) [Termination after Outside Date] of the Arrangement Agreement shall not be available to any Party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under the Arrangement Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by the Outside Date;

○	after the date of the Arrangement Agreement, there shall be enacted or made any applicable Law or there shall exist any injunction or court order that makes consummation of the Plan of Arrangement illegal or otherwise prohibits or enjoins Aeterna Zentaris or Ceapro from consummating the Plan of Arrangement and such applicable Law, injunction or court order shall have become final and non-appealable; except that the right to terminate the Arrangement Agreement under Section 8.2(b)(ii) [Termination because of applicable law] of the Arrangement Agreement shall not be available to any Party whose failure to fulfill any of its obligations or breach of any of its representations or warranties under the Arrangement Agreement shall have been a material cause of the occurrence or continuation of the occurrence of such restraint or illegality;

○	the Arrangement Resolution shall have failed to obtain the Ceapro Securityholder Approval at the Ceapro Meeting (including any adjournment or postponement thereof) in accordance with the Interim Order; or

○	the Aeterna Zentaris Resolutions (excluding, for the purposes of Section 8.2(b)(iv) of the Arrangement Agreement, the special resolution approving the name change for the Combined Company) shall have failed to obtain the Shareholder Approval at the Meeting (including any adjournment or postponement thereof);

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●	by Ceapro, if:

○	the Ceapro Board authorizes Ceapro, in accordance with the terms and procedures of Sections 7.1 [Non-Solicitation], 7.2 [Notification of Proposals], and 7.3 [Superior Proposals] of the Arrangement Agreement, to enter into a Proposed Agreement, provided that it has otherwise complied with the terms of the Arrangement Agreement with respect thereto and provided that no termination under Section 8.2(c)(i) [Ceapro Superior Proposal] shall be effective unless and until Ceapro shall have paid to Aeterna Zentaris the Ceapro Termination Fee;

○	prior to obtaining the Shareholder Approval, the Aeterna Zentaris Board (other than the Aeterna Zentaris Non-Participating Director) (A) fails to unanimously recommend or withdraws, amends or modifies (or proposes publicly to withdraw, amend, modify or qualify), in a manner adverse to Ceapro, the Aeterna Zentaris Board Recommendation, (B) accepts, approves, endorses or recommends, or publicly proposes to accept, approve, endorse or recommend an Acquisition Proposal or takes no position or a neutral position, in each case, with respect to a publicly announced or otherwise publicly disclosed Acquisition Proposal for more than five Business Days (or beyond the third Business Day prior to the date of the Meeting, if sooner), (C) accepts, approves, executes or enters into, or publicly proposes to accept, approve, execute or enter into, any agreement, letter of intent, agreement in principle or understanding in respect of an Acquisition Proposal, (D) fails to affirm publicly and without qualification the Aeterna Zentaris Board Recommendation within five Business Days following the public announcement of an Acquisition Proposal in respect of Aeterna Zentaris and the written request of Ceapro to provide such reaffirmation, provided that if such request is made fewer than five Business Days prior to the Ceapro Meeting then, notwithstanding the foregoing, the Aeterna Zentaris Board in receipt of such request shall have make such affirmation as soon as practicable prior to the Ceapro Meeting, it being further agreed that no such request for such affirmation shall be made except once per publicly announced Acquisition Proposal or material modification of such Acquisition Proposal, or (E) resolves to take any of the prohibited actions above (each, a “Aeterna Zentaris Change in Recommendation”) or Aeterna Zentaris willfully breaches Sections 7.1 [Non-Solicitation], 7.2 [Notification of Proposals], and 7.3 [Superior Proposals] of the Arrangement Agreement in any material respect;

○	subject to Section 6.5 [Notice and Cure] of the Arrangement Agreement, any breach of any representation or warranty or failure to perform any covenant or obligation on the part of Aeterna Zentaris under the Arrangement Agreement occurs that would cause any condition in Section 6.1 [Mutual Conditions Precedent], Section 6.2(a) [Aeterna Zentaris Covenants Condition] or Section 6.2(b) [Aeterna Zentaris Representations and Warranties Condition] of the Arrangement Agreement not to be satisfied, and such breach or failure is incapable of being cured or is not cured in accordance with the terms of Section 6.5 [Notice and Cure] of the Arrangement Agreement, provided, however, that Ceapro is not then in breach of the Arrangement Agreement so as to cause any of the conditions set forth in Section 6.1 [Mutual Conditions Precedent], Section 6.3(a) [Ceapro Covenants Conditions] or Section 6.3(b) [Ceapro Representations and Warranties Condition] of the Arrangement Agreement not to be satisfied; or

○	there shall occur after the date of the Arrangement Agreement any change, effect, event, circumstance or fact that constitutes an Aeterna Zentaris Material Adverse Effect;

●	by Aeterna Zentaris, if:

○	the Aeterna Zentaris Board, in accordance with the terms and procedures of Sections 7.1 [Non-Solicitation], 7.2 [Notification of Proposals], and 7.3 [Superior Proposals] of the Arrangement Agreement, authorizes Aeterna Zentaris to enter into a Proposed Agreement, provided that it has otherwise complied with the terms of the Arrangement Agreement with respect thereto and provided that no termination under Section 8.2(d)(i) of the Arrangement Agreement shall be effective unless and until Aeterna Zentaris shall have paid to Ceapro the Aeterna Zentaris Termination Fee;

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○	prior to obtaining the Ceapro Securityholder Approval, the Ceapro Board (other than the Ceapro Non-Participating Director) (A) fails to unanimously recommend or withdraws, amends or modifies (or proposes publicly to withdraw, amend, modify or qualify), in a manner adverse to Aeterna Zentaris, the Ceapro Board Recommendation, (B) accepts, approves, endorses or recommends, or publicly proposes to accept, approve, endorse or recommend an Acquisition Proposal or takes no position or a neutral position, in each case, with respect to a publicly announced or otherwise publicly disclosed Acquisition Proposal for more than five Business Days (or beyond the third Business Day prior to the date of the Ceapro Meeting, if sooner), (C) accepts, approves, executes or enters into, or publicly proposes to accept, approve, execute or enter into, any agreement, letter of intent, agreement in principle or understanding in respect of an Acquisition Proposal, (D) fails to affirm publicly and without qualification the Ceapro Board Recommendation within five Business Days following the public announcement of an Acquisition Proposal in respect of Ceapro and the written request of Aeterna Zentaris to provide such reaffirmation, provided that if such request is made fewer than five Business Days prior to the Meeting, (i) then, notwithstanding the foregoing, the Ceapro Board in receipt of such request shall have make such affirmation as soon as practicable prior to the Meeting, it being further agreed that no such request for such affirmation shall be made except once per publicly announced Acquisition Proposal or material modification of such Acquisition Proposal, or (E) resolves to take any of the prohibited actions above (each, a “Ceapro Change in Recommendation”) or Ceapro willfully breaches Sections 7.1 [Non-Solicitation], 7.2 [Notification of Proposals], and 7.3 [Superior Proposals] of the Arrangement Agreement in any material respect;

○	subject to Section 6.5 [Notice and Cure] of the Arrangement Agreement, any breach of any representation or warranty or failure to perform any covenant or obligation on the part of Ceapro under the Arrangement Agreement occurs that would cause any condition in Section 6.1 [Mutual Conditions Precedent], Section 6.3(a) [Ceapro Covenants Conditions] or Section 6.3(b) [Ceapro Representations and Warranties Condition] of the Arrangement Agreement not to be satisfied, and such breach or failure is incapable of being cured or is not cured in accordance with the terms of Section 6.5 of the Plan of Arrangement, provided, however, that Aeterna Zentaris is not then in breach of the Arrangement Agreement so as to cause any of the conditions set forth in Section 6.1 [Mutual Conditions Precedent], Section 6.2(a) [Aeterna Zentaris Covenants Condition] and Section 6.2(b) [Aeterna Zentaris Representations and Warranties Condition] of the Arrangement Agreement not to be satisfied; or

○	there shall occur after the date of the Arrangement Agreement any change, effect, event, circumstance or fact that constitutes a Ceapro Material Adverse Effect.

The party desiring to terminate the Arrangement Agreement pursuant to Section 8.2 [Termination] of the Arrangement Agreement (other than pursuant to Section 8.2(a) [Termination by Mutual Agreement] of the Arrangement Agreement) shall give notice of such termination to the other Party. If the Arrangement Agreement is terminated pursuant to Section 8.2 [Termination] of the Arrangement Agreement, the Arrangement Agreement shall become void and of no effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or Representative of such Party) to any other Party hereto, except as otherwise expressly contemplated in the Arrangement Agreement, and provided that the provisions of the last paragraph of Section 8.2 [Termination] of the Arrangement Agreement and Sections 7.3(g) [Response to Acquisition Proposals], 8.3 [Termination Fees], 9.3 [Notices], 9.4 [Governing Law], 9.5 [Injunctive Relief] and 9.8 [Entire Agreement; Binding Effect and Assignment] of the Arrangement Agreement and the provisions of the Confidentiality Agreement (pursuant to the terms set out therein) shall survive any termination of the Arrangement Agreement pursuant to Section 8.2 [Termination] of the Arrangement Agreement; provided further that neither the termination of the Arrangement Agreement nor anything contained in Section 8.2 [Termination] of the Arrangement Agreement shall relieve a Party from any liability for breach of the Arrangement Agreement arising prior to such termination.

Termination Fees

Aeterna Zentaris shall be entitled to a fee of $500,000 (the “Ceapro Termination Fee”) upon the occurrence of any of the following events (each a “Ceapro Termination Fee Event”) which shall be paid by Ceapro to Aeterna Zentaris within the time specified below in respect of each such Ceapro Termination Fee Event:

●	the Arrangement Agreement is terminated by Aeterna Zentaris pursuant to Section 8.2(d)(ii) [Ceapro Change in Recommendation] of the Arrangement Agreement, in which case the Ceapro Termination Fee shall be paid on or prior to the first Business Day following such termination;

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●	the Arrangement Agreement will be terminated by Ceapro pursuant to Section 8.2(c)(i) [Ceapro Superior Proposal] in which case the Ceapro Termination Fee shall be paid prior to or concurrent with such termination; or

●	the Arrangement Agreement is terminated by either Party pursuant to Section 8.2(b)(iii) [No Ceapro Shareholder Approval] of the Arrangement Agreement, but only if, in the case of Section 8.3(a)(iii) [Acquisition Proposal and No Ceapro Shareholder Approval] of the Arrangement Agreement, prior to the earlier of the termination of the Arrangement Agreement or the holding of the Ceapro Meeting, an Acquisition Proposal shall have been made to Ceapro, or the intention to make an Acquisition Proposal with respect to Ceapro shall have been publicly announced by any Person (other than Aeterna Zentaris) and within twelve months following the date of such termination:

○	an Acquisition Proposal is consummated by Ceapro (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in (iii) above); or

○	Ceapro and/or one or more of its subsidiaries enters into a definitive agreement in respect of, or the Ceapro Board approves or recommends, an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in (iii) above) and at any time thereafter, such Acquisition Proposal is later consummated (whether or not within 12 months after such termination);

provided, however, that for the purposes of Section 8.3(a)(iii) [Acquisition Proposal and No Ceapro Shareholder Approval] of the Arrangement Agreement all references to “20%” in the definition of Acquisition Proposal shall be changed to “50%”; and in which case the Ceapro Termination Fee shall be payable on or prior to the consummation of the applicable transaction referred to therein; or

●	the Arrangement Agreement is otherwise validly terminated pursuant to Section 8.2 of the Arrangement Agreement if at such time Aeterna Zentaris is entitled to terminate the Arrangement Agreement pursuant to pursuant to Section 8.2(d)(ii) [Ceapro Change in Recommendation] in which case the Ceapro Termination Fee shall be paid on or prior to the third Business Day following such termination.

Ceapro shall be entitled to a fee of $500,000 (the “Aeterna Zentaris Termination Fee”) upon the occurrence of any of the following events (each an “Aeterna Zentaris Termination Fee Event”) which shall be paid by Aeterna Zentaris to Ceapro within the time specified below in respect of each such Aeterna Zentaris Termination Fee Event:

●	the Arrangement Agreement is terminated by Ceapro pursuant to Section 8.2(d)(i) [Aeterna Zentaris Change in Recommendation] of the Arrangement Agreement, in which case the Aeterna Zentaris Termination Fee shall be paid on or prior to the first Business Day following such termination;

●	the Arrangement Agreement will be terminated by Aeterna Zentaris pursuant to Section 8.2(d)(i) [Aeterna Superior Proposal] of the Arrangement Agreement, in which case the Aeterna Zentaris Termination Fee shall be paid prior to or concurrent with such termination;

●	the Arrangement Agreement is terminated by either Party pursuant to Section 8.2(b)(iv) [No Shareholder Approval] of the Arrangement Agreement, but only if, in the case of Section 8.3(b)(ii) [Acquisition Proposal and No Ceapro Shareholder Approval] of the Arrangement Agreement, prior to the earlier of the termination of the Arrangement Agreement or the holding of the Meeting, an Acquisition Proposal shall have been made to Aeterna Zentaris, or the intention to make an Acquisition Proposal with respect to Aeterna Zentaris shall have been publicly announced by any Person (other than Ceapro) and within twelve months following the date of such termination:

○	an Acquisition Proposal is consummated by Aeterna Zentaris (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in (iii) above); or

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○	Aeterna Zentaris and/or one or more of its subsidiaries enters into a definitive agreement in respect of, or the Aeterna Zentaris Board approves or recommends, an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in (iii) above) and at any time thereafter, such Acquisition Proposal is consummated (whether or not within 12 months after such termination);

provided, however, that for the purposes of Section 8.3(a)(iii) [Acquisition Proposal and No Shareholder Approval] of the Arrangement Agreement all references to “20%” in the definition of Acquisition Proposal shall be changed to “50%”; and in which case the Aeterna Zentaris Termination Fee shall be payable on or prior to the consummation of the applicable transaction referred to therein; or

●	the Arrangement Agreement is otherwise validly terminated pursuant to Section 8.2 [Termination] of the Arrangement Agreement if at such time Ceapro is entitled to terminate the Arrangement Agreement pursuant to pursuant to Section 8.2(c)(ii) [Aeterna Zentaris Change in Recommendation] of the Arrangement Agreement in which case the Aeterna Zentaris Termination Fee shall be paid on or prior to the third Business Day following such termination.

The Ceapro Termination Fee and the Aeterna Zentaris Termination Fee shall be payable by the applicable Party to the other Party by wire transfer in immediately available funds to an account specified in writing by the party receiving the payment.

Only one Ceapro Termination Fee is payable by Ceapro and only one Aeterna Zentaris Termination Fee is payable by Aeterna Zentaris.

Each of the parties acknowledges that the agreements contained in Section 8.3 [Termination Fees] of the Arrangement Agreement are an integral part of the transactions contemplated in the Arrangement Agreement and that, without those agreements, the parties would not enter into the Arrangement Agreement. The parties further acknowledge and agree that the Ceapro Termination Fee or the Aeterna Zentaris Termination Fee, as applicable, (i) is a payment of liquidated monetary damages which are a genuine pre-estimate of the damages which the party entitled to receive such fee will suffer or incur as a result of the cancellation, termination and disposition of all rights and obligations with respect to Arrangement in the circumstances in which the Ceapro Termination Fee or the Aeterna Zentaris Termination Fee, as applicable, is payable, (ii) represents consideration for the disposition by the payee of its rights under the Arrangement Agreement, and (iii) is not a payment for lost profits or a penalty, and that no Party shall take any position inconsistent with the foregoing. Each of the parties irrevocably waives any right it may have to raise as a defense that any such liquidated damages are excessive or punitive. Each of the parties hereby acknowledges and agrees that, upon termination of the Arrangement Agreement under circumstances where a Party is entitled to the Ceapro Termination Fee or the Aeterna Zentaris Termination Fee and such termination fee is paid in full, the party receiving the applicable termination fee shall be precluded from any other remedy against the other Party at law or in equity or otherwise (including, without limitation, an order for specific performance), and shall not seek to obtain any recovery, judgment, or damages of any kind, including consequential, indirect, or punitive damages, against the other Party or any of its subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates in connection with the Arrangement Agreement or the transactions contemplated hereby. However, the foregoing limitation does not apply in the event of fraud or willful or intentional breach of the Arrangement Agreement by a Party.

Expenses

Except as otherwise provided in the Arrangement Agreement, all fees, costs and expenses incurred in connection with the Arrangement Agreement and the Plan of Arrangement shall be paid by the party incurring such fees, costs or expenses.

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General Provisions

Specific Performance

The parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of the Arrangement Agreement and to enforce compliance with the terms of the Arrangement Agreement or to otherwise obtain specific performance of any such provisions, any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief hereby being waived. Notwithstanding the foregoing, while each Party may pursue both a grant of specific performance in accordance with Section 9.5 [Injunctive Relief] of the Arrangement Agreement and the payment of monetary damages, under no circumstances shall a Party be permitted or entitled to receive both a grant of specific performance of the other Party’s obligations to complete the transactions contemplated hereby and any monetary damages (including all or any portion of the Ceapro Termination Fee or the Aeterna Zentaris Termination Fee, as applicable), except in the event of fraud or willful or intentional breach of the Arrangement Agreement by the other Party.

Amendment

The Arrangement Agreement and, subject to Section 5.01 [Amendments to Plan of Arrangement] of the Plan of Arrangement, the Plan of Arrangement, may, at any time and from time to time before or after the holding of the Ceapro Meeting and Meeting but not later than the Effective Time, be amended or varied by mutual written agreement of the parties, and any such amendment may, subject to the Interim Order and the Final Order and applicable Law, without limitation:

●	change the time for performance of any of the obligations or acts of the parties;

●	waive any inaccuracies or modify any representation or warranty contained in the Arrangement Agreement or in any document delivered pursuant thereto;

●	waive compliance with or modify any of the covenants contained in the Arrangement Agreement and waive or modify the performance of any of the obligations of the parties; and/or

●	waive compliance with or modify any mutual conditions precedent contained in the Arrangement Agreement.

Waiver

Any Party may (i) extend the time for the performance of any of the obligations or acts of the other Party, (ii) waive compliance, except as provided in the Arrangement Agreement, with any of the other Party’s agreements or the fulfilment of any conditions to its own obligations contained in the Arrangement Agreement, or (iii) waive inaccuracies in any of the other Party’s representations or warranties contained in the Arrangement Agreement or in any document delivered by the other Party; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived.

The failure or delay by a Party in enforcing, or insisting upon strict performance of, any provision of the Arrangement Agreement does not constitute a waiver of such provision or in any way affect the enforceability of the Arrangement Agreement (or any of its provisions) or deprive a Party of the right, at any time or from time to time, to enforce or insist upon strict performance of that provision or any other provision of the Arrangement Agreement.

Governing Law and Jurisdiction

The Arrangement Agreement is governed, including as to validity, interpretation and effect, by the laws of the Province of Alberta and the laws of Canada applicable therein. Each of the parties irrevocably attorned to the exclusive jurisdiction of the courts of the Province of Alberta in respect of all matters arising under and in relation to the Arrangement Agreement and waived any defences to the maintenance of an action in the courts of the Province of Alberta.

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Regulatory Matters

Court Approval

The Plan of Arrangement requires approval by the Court under Section 192 of the CBCA. Prior to the mailing of this prospectus, on January 18, 2024, Ceapro obtained the Interim Order providing for the calling and holding of the Ceapro Meeting and other procedural matters.

If the Meeting and Ceapro Meeting are held as scheduled and are not adjourned and/or postponed and the Shareholder Approval is obtained and the Ceapro Securityholder Approval is obtained and the other necessary conditions at that point in time are satisfied or waived, it is expected that Ceapro will apply for the Final Order approving the Plan of Arrangement on March 27, 2024.

At the hearing for the Final Order, the Court will consider, among other things, the procedural and substantive fairness and reasonableness of the Plan of Arrangement. The Court has broad discretion under the CBCA when making orders with respect to the Plan of Arrangement. The Court may approve the Plan of Arrangement, either as proposed or amended, in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit. Depending upon the nature of any required amendments, Ceapro and/or Aeterna Zentaris may determine not to proceed with the Plan of Arrangement.

Stock Exchange Listing Approval and Delisting Matters

The Common Shares currently trade on the TSX and on the Nasdaq under the trading symbol “AEZS”. It is a mutual condition to the completion of the Plan of Arrangement that the Stock Exchange Approvals should have been obtained, including, (i) the conditional approval of the TSXV of the Plan of Arrangement; and (ii) the conditional approval of the TSX and the approval of the Nasdaq of the listing or continued listing of the Common Shares, including the outstanding Common Shares, the Consideration Shares and the Common Shares underlying the Aeterna Zentaris Options, the Replacement Options, the Aeterna Zentaris Adjusted Warrants and the Aeterna Zentaris New Warrants, including approval by the Nasdaq of the initial listing of Aeterna Zentaris following consummation of the Plan of Arrangement.

The Ceapro Shares currently trade on the TSXV under the symbol “CZO” and are quoted on the OTCQX under the symbol “CRPOF”. The TSXV issued its conditional approval of the Plan of Arrangement on January 22, 2024. Pursuant to the Arrangement Agreement, Aeterna Zentaris and Ceapro have agreed to use their commercially reasonably efforts to cause the Ceapro Shares to be de-listed from the TSXV with effect promptly following the acquisition by Aeterna Zentaris of the Ceapro Shares pursuant to the Plan of Arrangement.

Canadian Securities Law Matters

Aeterna Zentaris is a reporting issuer in all of the provinces of Canada. Following the Effective Date, Aeterna Zentaris will continue to be a reporting issuer in all of the provinces and territories of Canada.

Subject to applicable Laws, Aeterna Zentaris plans to apply to the applicable Canadian Securities Authorities to have Ceapro cease to be a reporting issuer promptly following the Effective Date, following the implementation of which, Ceapro will cease to have public reporting obligations under Canadian Securities Laws.

The issue of the Aeterna Zentaris New Warrants pursuant to the Plan of Arrangement will constitute distributions of securities which are exempt from the prospectus requirements of Canadian Securities Laws. The Aeterna Zentaris New Warrants may be resold in each province and territory of Canada, provided: (i) that Aeterna Zentaris is a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade; (ii) the trade is not a “control distribution” as defined in National Instrument 45-102 – Resale of Securities; (iii) no unusual effort is made to prepare the market or create a demand for those securities; (iv) no extraordinary commission or consideration is paid in respect of that trade; and (v) if the selling security holder is an insider or officer of Aeterna Zentaris (as such terms are defined by Canadian Securities Laws), the insider or officer has no reasonable grounds to believe that Aeterna Zentaris is in default of Canadian Securities Laws.

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All Shareholders are urged to obtain legal advice with respect to applicable Canadian Securities Laws and to determine the Canadian conditions and restrictions applicable to the Aeterna Zentaris securities issuable pursuant to the Plan of Arrangement.

Lock-Up Agreements

Summary

On December 14, 2023 and prior to entering into the Arrangement Agreement:

●	each of the directors and officers of Aeterna Zentaris entered into Ceapro Lock-Up Agreements pursuant to which, among other things, they have agreed in favour of Ceapro to vote in favour of the Aeterna Zentaris Resolutions, on the terms and subject to the conditions set forth in the Ceapro Lock-Up Agreements. As of the Record Date, the directors and officers of Aeterna Zentaris subject to the Ceapro Lock-Up Agreements held or exercised control or direction over approximately 6,756 Common Shares, representing approximately 0.14% of the issued and outstanding Common Shares; and

●	each of the directors and officers of Ceapro have entered into Aeterna Zentaris Lock-Up Agreements pursuant to which, among other things, they have agreed in favour of Aeterna Zentaris to vote in favour of the Arrangement Resolution, on the terms and subject to the conditions set forth in the Aeterna Zentaris Lock-Up Agreements. As of the date of the Record Date, the directors and officers of Ceapro subject to the Aeterna Zentaris Lock-Up Agreements held or exercised control or direction over 1,990,468 Ceapro Shares, representing approximately 2.54% of the issued and outstanding Ceapro Shares, and 1,985,000 Ceapro Options, for a total of 3,975,468 Ceapro securities, representing 4.90% of the total issued and outstanding Ceapro securities.

Covenants

The Aeterna Zentaris Lock-Up Agreement and the Ceapro Lock-Up Agreements set forth, among other things, the covenant and agreement of the Aeterna Zentaris and Ceapro directors and officers to:

●	vote their voting securities of Aeterna Zentaris or Ceapro, as applicable, held directly or indirectly by the director or officer (currently held or acquired after the date of the agreement) (the “Holder Securities”) (i) in favour of the Aeterna Zentaris Resolutions or the Arrangement Resolution, as applicable, and any other matter necessary or advisable for the completion and consummation of the Plan of Arrangement at the Meeting or the Ceapro Meeting, as applicable, and (ii) against any proposed action or resolution that is inconsistent with or which would be reasonably expected to impede, interfere with, materially delay or otherwise adversely affect the consummation of the Plan of Arrangement;

●	not to grant or agree to grant any proxy, power of attorney or other right to vote the Holder Securities, or enter into any voting trust or pooling or other agreement with respect to the calling of meetings of shareholders of Aeterna Zentaris or Ceapro, as applicable, including the Meeting or the Ceapro Meeting, as applicable, or the giving of any consents or approvals of any kind with respect to the Holder Securities, in each case other than pursuant to the Arrangement Agreement;

●	not to requisition or join in the requisition of any meeting of any of the securityholders of Aeterna Zentaris or Ceapro, as applicable, for the purpose of considering any resolution;

●	to deliver or to cause to be delivered to Aeterna Zentaris or Ceapro, as applicable, as soon as practicable, and in any event at least ten Business Days prior to the date of the Meeting or the Ceapro Meeting, as applicable, duly executed proxies or voting instruction forms voting in favour of the Aeterna Zentaris Resolutions or the Arrangement Resolution, as applicable, instructing the holder thereof to vote in favour of the Aeterna Zentaris Resolution or the Arrangement Resolution, as applicable, and naming those individuals as may be designated by Aeterna Zentaris or Ceapro in the Prospectus or the Ceapro Circular, as applicable, and not to take, nor permit any Person on behalf of the director or officer to take, any action to withdraw, amend or invalidate any proxy or voting instruction form, as the case may be, deposited pursuant to the Arrangement Agreement notwithstanding any statutory or other rights or otherwise which the director or officer might have;

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●	not to directly or indirectly exercise any rights of appraisal, rights of dissent or rights to demand the repurchases of the Holder Securities in connection with the Plan of Arrangement;

●	except in the director or officer’s capacity as a director and/or officer of Aeterna Zentaris or Ceapro, as applicable, to the extent permitted by the Arrangement Agreement, (i) to immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Persons conducted prior to the date of the agreement with respect to any potential Acquisition Proposal, and (ii) not to, directly or indirectly, make or participate in or take any action that would reasonably be expected to result in an Acquisition Proposal, or engage in any discussion, negotiation or inquiries relating thereto or accept any Acquisition Proposal;

●	not to, directly or indirectly, sell, transfer, pledge or assign or agree to sell, transfer, pledge or assign any of the Holder Securities or any interest therein other than in connection with the Plan of Arrangement; and

●	not to take any other action of any kind, directly or indirectly, which could reasonably be expected to impede, frustrate, interfere with, postpone, prevent, adversely effect or delay the completion of the Plan of Arrangement or the other transactions contemplated by the Arrangement Agreement.

Alternative Transactions

In the event that, in lieu of or in conjunction with the Plan of Arrangement, Aeterna Zentaris seeks to complete the acquisition of all of the issued and outstanding Ceapro Shares other than as contemplated by the Arrangement Agreement on a basis that: (a) provides for economic terms which, in relation to the Holder Securities, on an after-tax basis, are at least equivalent to or better than those contemplated by the Arrangement Agreement; and (b) is otherwise on terms and conditions not more onerous on the director or officer than the Plan of Arrangement (any such transaction in this section, an “Alternative Transaction”), then the director or officer will, during the term of the Aeterna Zentaris Lock-Up Agreement or the Ceapro Lock-Up Agreement, as applicable, upon request of the other company, support the completion of such Alternative Transaction in the same manner as the Plan of Arrangement in accordance with the terms and conditions of the Arrangement Agreement. In the event of any proposed Alternative Transaction, the references in the Aeterna Zentaris Lock-Up Agreement and the Ceapro Lock-Up Agreement to the Plan of Arrangement will be deemed to be changed to “Alternative Transaction” and all terms, covenants, representations and warranties of such agreements shall be and shall be deemed to have been made in the context of the Alternative Transaction.

Termination

The Aeterna Zentaris Lock-Up Agreements and the Ceapro Lock-Up Agreements will terminate and be of no further force and effect upon the earlier of: (a) the termination of the Arrangement Agreement in accordance with its terms; (b) the mutual agreement in writing of the director or officer and Aeterna Zentaris or Ceapro, as applicable, or (c) the Effective Time.

Recommendations of the Aeterna Zentaris Strategic Committee and Aeterna Zentaris Board

After extensive review and analysis and careful consideration of the factors set forth below under the heading “Reasons for the Recommendation”, the recommendation of the Aeterna Zentaris Strategic Committee and the Raymond James Fairness Opinion, the Aeterna Zentaris Board (excluding the Aeterna Zentaris Non-Participating Director) unanimously (i) determined that the Plan of Arrangement is fair to the Shareholders; (ii) determined that the Plan of Arrangement, the election of the Conditional Nominees and the Consolidation are in the best interests of the Company; (iii) approved the entering into of the Arrangement Agreement and, subject to approval of the Shareholders, the completion of the issuance of the Consideration Shares and the Aeterna Zentaris New Warrants, the nomination of the Conditional Nominees and the Consolidation; and (iv) resolved to recommended that the Shareholders vote in favor of the Issuance Resolution, the Conditional Nominee Resolution and the Consolidation Resolution.

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Reasons for the Recommendation

In reaching its conclusions and formulating its recommendation, the Aeterna Zentaris Board consulted with representatives of Aeterna Zentaris’ management team and its legal and financial advisors. The Aeterna Zentaris Board also received the recommendation of the Aeterna Zentaris Strategic Committee, and reviewed a significant amount of technical, financial and operational information relating to Aeterna Zentaris and Ceapro and considered a number of factors and reasons, including those listed below.

The Plan of Arrangement is attractive for Shareholders, as it is expected to create a long-term sustainable business, which is optimally positioned to deliver value as the biopharma sector recovers from its current levels. The following is a summary of the principal reasons for the unanimous determination of the Aeterna Zentaris Board that the Plan of Arrangement is in the best interests of Aeterna Zentaris and the unanimous recommendation of the Aeterna Zentaris Board that Shareholders vote FOR the Issuance Resolution.

●	Greater potential for stable cashflow to support R&D of potentially higher return pharmaceutical products. Ceapro currently generates revenues from two main active ingredients, oat beta glucan and avenanthramides, extracted and purified using its proprietary technology. Cash from these products are planned to be used along with Aeterna Zentaris’ revenue from the commercialization or licensing of the macimorelin product to support the development of the Combined Company’s roster of high potential-return products, ideally creating growing and sustainable revenue for the Combined Company and our combined investors.

●	Greater diversification of commercial and development product pipeline lowers risk. The Combined Company will benefit from an extensive and diversified pipeline of innovative products in development, including Ceapro’s quicker to market biotechnology products and Aeterna Zentaris’ potentially higher return, but longer-horizon, products. With this pipeline rejuvenation, the Combined Company is anticipated to boast:

○	more products in the pipeline that are closer to potential commercialization;

○	an enhanced ability to strategically focus financial and company resources in a manner that provides the most value to the Combined Company and shareholders; and

○	a more compelling value proposition and lower risk profile.

●	Expanded pharmaceutical research and development capabilities. Both Aeterna Zentaris and Ceapro bring deep expertise and knowledge that will play a key role in advancing the Combined Company and development pipeline. The Combined Company will have the infrastructure to support development activities and potentially offer improved efficiencies, in addition to cost savings. As a Combined Company, we will also have an expanded development pipeline of products which we are committed to prioritizing as we evaluate what will provide the best overall potential for the Combined Company, shareholders and consumers.

●	Compelling North American + European combination. Ceapro has an operational presence in North America, which addresses another strategic consideration for Aeterna Zentaris, a Canadian company on North American markets but whose current operational footprint is largely European. While we expect to continue to maintain some presence in Europe, we believe Aeterna Zentaris needs to re-focus our operations within the North American biotechnology market. We believe that combining with Ceapro, who has an established presence in North America, provides better exposure to potential new investors, business development opportunities and talent.

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●	Expertise and efficiencies. Both companies have expertise that can build upon each other, which is expected to result in a stronger Combined Company. For example, Aeterna Zentaris is adept at navigating the conduct of human clinical trials and the crucial regulatory approval process required to bring pharmaceutical products to market. The Combined Company plan to leverage this expertise with the higher value pharmaceutical opportunities being advanced by Ceapro for its active ingredients and technologies.

●	Dual-listing expected to improve trading volume and capital market profile. Shareholders and Ceapro Shareholders will share in future value creation, with existing shareholders of Aeterna and Ceapro, assuming the exercise of the Aeterna Zentaris New Warrants, to each own 50% of the Combined Company, respectively. The dual Nasdaq and TSX listing is expected to provide additional volume and an improved capital market profile for the Combined Company.

●	Strengthened combined balance sheet. The Combined Company will be well-capitalized to support ongoing commercial operations while strategically investing in product research and development to advance differentiated, innovative products.

●	Bolsters financial strength and capital markets profile. The pro forma cash balance of the Combined Company as at September 30, 2023 of C$57 million, with increased public float, liquidity, and access to capital, is expected to provide Aeterna Zentaris with greater capacity to pursue further growth and return capital to Shareholders.

●	Accretive transaction. The Plan of Arrangement is expected to deliver cash flow per share and net asset value per share accretion to Aeterna Zentaris.

●	Management strength and integration. Aeterna Zentaris will benefit from the integration of business leadership with extensive experience, bringing together the proven strengths and capabilities and focus on delivering increased value to shareholders. The Combined Company will also provide a platform to recruit qualified successors at both the management and board levels that will drive the success of the Combined Company.

●	Synergies. The complementary nature of Ceapro’s and Aeterna Zentaris’ combined asset base is expected to provide significant upside, increased diversification, less risk and the potential for improved efficiencies. The Combined Company would also be able to exploit any overlap in administrative functions and expenses that result from the Plan of Arrangement. The Combined Company is expected to be a long-term sustainable business, which is optimally positioned to deliver value to shareholders as the biopharma sector recovers from its current trough.

●	Risks. The business, operations, assets, financial condition, operating results and prospects of Aeterna Zentaris are subject to significant uncertainty, including prevailing market conditions in the biopharmaceutical sector. The Combined Company plans to prioritize agility, innovation, and adaptability to navigate the challenges and uncertainties inherent in the biopharmaceutical industry. The Combined Company also plans to implement a robust risk management strategy, and to leverage the combined expertise of Aeterna Zentaris and Ceapro to identify and address potential challenges. Continuous monitoring of industry trends and proactive decision-making is anticipated to be key to maintaining a competitive edge.

In making its determinations and recommendations, the Aeterna Zentaris Board also observed that a number of procedural safeguards were in place to permit the Aeterna Zentaris Board to protect the interests of Aeterna Zentaris, Shareholders and other Aeterna Zentaris stakeholders. These procedural safeguards include, among others:

●	Raymond James Fairness Opinion. The Aeterna Zentaris Strategic Committee and the Aeterna Zentaris Board received an opinion from Raymond James dated December 14, 2023, as to the fairness to the Shareholders, from a financial point of view, of the consideration to be paid by Aeterna Zentaris under the Plan of Arrangement, based upon and subject to the assumptions, limitations and qualifications set forth therein. See section entitled “Fairness Opinion of Raymond James & Associates, Inc.” A complete copy of the Raymond James Fairness Opinion is included as Annex D to this prospectus.

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●	Role of Aeterna Zentaris Strategic Committee. The Plan of Arrangement was reviewed and evaluated by the Aeterna Zentaris Strategic Committee, comprised of members of the Aeterna Zentaris Board who are independent of Ceapro. Following consultation with its legal and financial advisors and receipt of the Raymond James Fairness Opinion, the Aeterna Zentaris Strategic Committee unanimously recommended to the Aeterna Zentaris Board that the Aeterna Zentaris Board determine that the Plan of Arrangement and entering into the Arrangement Agreement are in the best interest of Aeterna Zentaris and that the Aeterna Zentaris Board (excluding the Aeterna Zentaris Non-Participating Director) recommend that Shareholders vote in favour of the Issuance Resolution.

●	Due diligence. Management of Aeterna Zentaris and its technical, legal and financial advisors conducted extensive due diligence on Ceapro from January to March 2023 (with respect to publicly available information) and from April to December 2023 (with respect to non-public information contained in Ceapro’s virtual data room). In addition, management of Aeterna Zentaris completed diligence on the business of Ceapro, including, without limitation, a comprehensive patent portfolio analysis; human resource due diligence; Ceapro business plan assessment; operational due diligence; analysis and assessment of quality overall summary (QOS) related to the investigational medicinal product (IMP) for Ceapro’s phase II clinical trial application for avenanthramide tablets; assessment of good clinical practice (GCP) and good manufacturing practice (GMP) with respect to clinical activities; assessment of COREALIS Pharma documentation related to avenanthramide tablets manufacturing; and assessment of notice of authorization for the clinical trial application for avenanthramide CP-AV-106F (Tablet).

●	Arm’s Length transaction. The terms of the Arrangement Agreement and the Plan of Arrangement are the result of a comprehensive negotiation process, undertaken with the oversight and participation of the Aeterna Zentaris Strategic Committee, as well as Aeterna Zentaris’ legal counsel and financial advisors.

●	Conduct of Aeterna Zentaris’ business. The Aeterna Zentaris Strategic Committee and the Aeterna Zentaris Board believe that the restrictions imposed on Aeterna Zentaris’ business and operations during the pendency of the Plan of Arrangement are reasonable and not unduly burdensome.

●	Ability to respond to Superior Proposals. Notwithstanding the limitations contained in the Arrangement Agreement on Aeterna Zentaris’ ability to solicit interest from third parties, the Arrangement Agreement allows the Aeterna Zentaris Board, in the exercise of its fiduciary duties, to engage in discussions or negotiations regarding any unsolicited competing Acquisition Proposals for Aeterna Zentaris that constitutes or would reasonably be expected to constitute a Superior Proposal. See section entitled “Other Covenants – Superior Proposals”.

●	Reasonable Ceapro Termination Fee. The amount of the Ceapro Termination Fee, being $500,000, payable under certain circumstances, is within the range of termination fees that are considered reasonable for a transaction of the nature and size of the Plan of Arrangement. See section entitled “Termination Fees”.

●	Shareholder Approval. The Issuance Resolution must be approved by the affirmative vote of at least a simple majority (50% plus one vote) of the votes cast by Shareholders present in person (or online) or represented by proxy and entitled to vote at the Meeting.

●	Deal Certainty. The completion of the Plan of Arrangement is subject to a limited number of conditions, which in the view of the Aeterna Zentaris Board, after receiving legal and financial advice, are reasonable in the circumstances. Accordingly, it offers relative deal certainty.

The Aeterna Zentaris Strategic Committee and the Aeterna Zentaris Board also considered a variety of risks and other potentially negative factors relating to the Plan of Arrangement including certain matters described under the heading “ Risk Factors”. The Aeterna Zentaris Strategic Committee and the Aeterna Zentaris Board (excluding the Aeterna Zentaris Non-Participating Director) believed that overall, the anticipated benefits of the Plan of Arrangement to Aeterna Zentaris outweighed these risks and negative factors.

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The information and factors described above and considered by the Aeterna Zentaris Strategic Committee and the Aeterna Zentaris Board (excluding the Aeterna Zentaris Non-Participating Director) in reaching their determinations and recommendations are not intended to be exhaustive, but include material factors considered by the Aeterna Zentaris Strategic Committee and the Aeterna Zentaris Board. In view of the wide variety of factors and the amount of information considered in connection with the Aeterna Zentaris Strategic Committee and the Aeterna Zentaris Board’s evaluation of the Plan of Arrangement and the complexity of these matters, the Aeterna Zentaris Strategic Committee and the Aeterna Zentaris Board did not find it practicable to, and did not quantify or otherwise attempt to assign any relative weight to each of the specific factors considered in reaching its conclusion and recommendation. The recommendation of the Aeterna Zentaris Strategic Committee and the Aeterna Zentaris Board (excluding the Aeterna Zentaris Non-Participating Director) was made after consideration of all of the above-noted and other factors and in light of the Aeterna Zentaris Strategic Committee and the Aeterna Zentaris Board’s knowledge of the business, financial condition and prospects of Aeterna Zentaris and Ceapro and were based upon the advice of Aeterna Zentaris’ financial advisors and legal counsel. In addition, individual members of the Aeterna Zentaris Strategic Committee and the Aeterna Zentaris Board may have assigned different weights to different factors.

Raymond James Fairness Opinion

Aeterna Zentaris retained Raymond James to act as its financial advisor in connection with the Plan of Arrangement. As part of this mandate, Raymond James was requested to provide the Aeterna Zentaris Board with its opinion as to the fairness to Shareholders, from a financial point of view, of the Exchange Ratio under the Plan of Arrangement.

In connection with the Plan of Arrangement, Raymond James provided the Aeterna Zentaris Board with a written opinion on December 14, 2023 that on the basis of the particular assumptions, limitations and qualifications set forth therein, Raymond James is of the opinion that, as of December 14, 2023, and after giving effect to the issuance of the Aeterna Zentaris New Warrants, the Exchange Ratio is fair, from a financial point of view, to Shareholders.

The full text of the Raymond James Fairness Opinion, which sets forth, among other things, the assumptions made, matters considered, procedures followed and limitations and qualifications in connection with the Raymond James Fairness Opinion, is included as Annex D attached to this prospectus. This summary of the Raymond James Fairness Opinion is qualified in its entirety by the full text of the opinion and the Shareholders are urged to review the Raymond James Fairness Opinion in its entirety.

The Raymond James Fairness Opinion was prepared at the request of and for the information and assistance of the Aeterna Zentaris Board in connection with its consideration of the Plan of Arrangement. The Raymond James Fairness Opinion does not constitute a recommendation as to whether or not Shareholders should vote in favour of the Aeterna Zentaris Resolutions or any other matter. The Raymond James Fairness Opinion is one of a number of factors taken into account by the Aeterna Zentaris Strategic Committee and the Aeterna Zentaris Board (excluding the Aeterna Zentaris Non-Participating Director), as applicable, in recommending and approving the terms of the Arrangement Agreement and the Plan of Arrangement, determining that the Plan of Arrangement is in the best interests of Aeterna Zentaris and unanimously (excluding the Aeterna Zentaris Non-Participating Director) recommending that Shareholders vote FOR the Issuance Resolution.

Pursuant to the terms of the engagement letter with the Aeterna Zentaris Board, dated effective September 23, 2022, Aeterna Zentaris has agreed to pay Raymond James a fee for rendering its opinion and certain fees for its advisory services in connection with the Plan of Arrangement, which is payable upon the completion of the Plan of Arrangement. Aeterna Zentaris has also agreed to reimburse Raymond James for its reasonable travel and out-of-pocket expenses and to indemnify Raymond James in certain circumstances. Neither Raymond James nor any of its affiliates is an insider, associate or affiliate (as such terms are defined in the applicable Canadian Securities Laws) of Aeterna Zentaris or Ceapro or any of their respective associates or affiliates.

Principal Steps of the Plan of Arrangement

The following description of the Plan of Arrangement is qualified in its entirety by reference to the full text of the Plan of Arrangement, which is attached hereto as a Schedule A to the Arrangement Agreement, which is incorporated by reference as Exhibit 2.1 to the registration statement of which this prospectus forms a part.

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If the Issuance Resolution, the Conditional Nominee Resolution and the Consolidation Resolutions are approved at the Meeting, the Arrangement Resolution is approved at the Ceapro Meeting, the Final Order approving the Plan of Arrangement is issued by the Court and the applicable conditions to the completion of the Plan of Arrangement are satisfied or waived, the Plan of Arrangement will take effect commencing and effective as at the Effective Time (which will be at 12:01 a.m. (Edmonton time)) on the Effective Date (which is expected to occur on April 1, 2024). Each of the events set out below will occur and will be deemed to occur sequentially in the following order, except where noted, without any further authorization, act or formality on the part of any person:

●	immediately prior to the Effective Date and not through the effect of the filing of the Articles of Arrangement and the issuance of the Certificate of Arrangement, Aeterna Zentaris shall issue 2,534,424 Aeterna Zentaris New Warrants to the holders of Common Shares and the holders of Aeterna Zentaris Adjusted Warrants;

●	each Ceapro Option outstanding immediately prior to the Effective Time (whether vested or unvested) shall cease to represent an option or other right to acquire Ceapro Shares and shall, without any further act or formality by or on behalf of the holder thereof, be exchanged by the holder thereof for a Replacement Option to acquire from Aeterna Zentaris such number of Common Shares equal to the product of: (A) that number of Ceapro Shares that were issuable upon exercise of such Ceapro Option immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, provided that, if the foregoing would result in the issuance of a fraction of a Common Share on any particular exercise of Replacement Options, then the number of Common Shares otherwise issued shall be rounded down to the nearest whole number of Common Shares. The exercise price per Common Share subject to a Replacement Option shall be an amount equal to the quotient of: (A) the exercise price per Ceapro Share subject to each such Ceapro Option immediately before the Effective Time; divided by (B) the Exchange Ratio, provided that the aggregate exercise price payable on any particular exercise of Replacement Options shall be rounded up to the nearest whole cent. All other terms and conditions of a Replacement Option, including the term to expiry, vesting requirements, conditions to and manner of exercising, will be subject to and in accordance with the Aeterna Zentaris Stock Option Plans, as the same may be amended from time to time, and the rules and regulations of the TSX and Nasdaq. Notwithstanding any of the foregoing, in respect only of Ceapro Optionholders whom are resident in Canada (within the meaning of the Tax Act) or who received their Ceapro Options in respect of the performance of duties of an office or employment in Canada (for the purposes of the Tax Act), it is intended that the provisions of subsection 7(1.4) of the Tax Act apply to the exchange of a Ceapro Option for a Replacement Option. Therefore, in the event that the Replacement Option In-The-Money Amount in respect of a Replacement Option exceeds the Ceapro Option In-The-Money Amount in respect of the Ceapro Option for which it is exchanged, then the exercise price per Common Share of such Replacement Option will be increased accordingly by the minimum amount necessary to ensure that the Replacement Option In-The-Money Amount in respect of the Replacement Option does not exceed the Ceapro Option In-The-Money Amount in respect of such Ceapro Option. It is further intended that each Ceapro Option that is held by a holder who is subject to taxation in the United States will be exchanged for a Replacement Option in a manner compliant with Section 409A of the Code and further that if such Ceapro Option is an “incentive stock option” (as defined in Section 422 of the Code) in a manner compliant with Section 424 of the Code, this section 2.03(b) will be construed consistently with such intent;

●	subject to Section 3.01 of the Plan of Arrangement, each Ceapro Share held by a Dissenting Shareholder in respect of which Dissent Rights have been validly exercised shall, without any further act or formality by or on behalf of the Dissenting Shareholder, be deemed to be assigned and transferred by the Dissenting Shareholder to Ceapro in consideration for a debt claim against Ceapro for the amount determined under Article 3 of the Plan of Arrangement, and:

○	such Dissenting Shareholder shall cease to be the holder thereof and shall cease to have any rights as a Ceapro Shareholder other than the right to be paid the fair value of such Ceapro Shares in accordance with the Plan of Arrangement;

○	the name of each Dissenting Shareholder shall be removed as the holder of such Ceapro Shares from the register of Ceapro Shareholders as of the Effective Time;

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○	each Dissenting Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to assign and transfer such Ceapro Share in accordance with Section 2.03(c) of the Plan of Arrangement; and

○	Aeterna Zentaris shall be deemed to be the transferee of such Ceapro Shares free and clear of all liens and shall be entered in the register of holders of the Ceapro Shares maintained by or on behalf of Ceapro.

●	each Ceapro Share held by a Ceapro Shareholder (other than Ceapro Shares held by Dissenting Shareholders) shall, without any further act or formality by or on behalf of the Ceapro Shareholders, be deemed to be assigned and transferred by the holder thereof to Aeterna Zentaris in exchange for the Consideration Shares, and:

○	such Ceapro Shareholder shall cease to be the holder thereof and shall cease to have any rights as a Ceapro Shareholder other than the right to be paid the Consideration Shares in accordance with the Plan of Arrangement;

○	the name of each Ceapro Shareholder shall be removed as the holder of such Ceapro Shares from the register of Ceapro Shareholders as of the Effective Time;

○	each Ceapro Shareholder shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to assign and transfer such Ceapro Share in accordance with Section 2.03(d) of the Plan of Arrangement; and

○	Aeterna Zentaris shall be deemed to be the transferee of such Ceapro Shares free and clear of all liens and shall be entered in the register of holders of the Ceapro Shares maintained by or on behalf of Ceapro.

Aeterna Zentaris New Warrants and Aeterna Zentaris New Warrant Agreement

In connection with the Arrangement Agreement, Aeterna Zentaris has agreed to enter into the Aeterna Zentaris New Warrant Agreement with the Aeterna Zentaris Warrant Agent, substantially in the form attached to this prospectus as Exhibit 4.2. The Aeterna Zentaris New Warrant Agreement provides for the issuance of the Aeterna Zentaris New Warrants.

A summary of the material terms of the Aeterna Zentaris New Warrant Agreement is set forth below:

●	Issue of Warrants: Prior to the closing of the Plan of Arrangement, (i) Shareholders as of the Warrant Issuance Record Date will receive 0.47698 of an Aeterna Zentaris New Warrant for each Common Share held, and (ii) holders of Aeterna Zentaris Adjusted Warrants as of the Warrant Issuance Record Date will receive 0.47698 Aeterna Zentaris New Warrants for each Aeterna Zentaris Adjusted Warrant held. Each whole Aeterna Zentaris New Warrant entitles the holder of such warrant to purchase from Aeterna Zentaris one Common Share at an exercise price of US$0.01 (the “Exercise Price”).

Each Aeterna Zentaris New Warrant expires three years from the date of issuance (the “Expiry Date”). The Aeterna Zentaris New Warrants will only be issued if the Final Order is obtained.

No fractional Aeterna Zentaris New Warrants will be issued and the number of Aeterna Zentaris New Warrants issued to each holder will be rounded down the nearest whole number of Aeterna Zentaris New Warrants. No consideration will be paid for any rounded down fraction of an Aeterna Zentaris New Warrant.

●	Holders: Aeterna Zentaris New Warrants will be distributed as a record date distribution to Shareholders as of the Warrant Issuance Record Date.

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●	Exercise of Warrants: Aeterna Zentaris New Warrants are exercisable at any point up and until the Expiry Date. Exercise of the Aeterna Zentaris New Warrants will be through a cashless exercise and no fractional Common Shares will be issued upon the exercise of Aeterna Zentaris New Warrants. Upon due exercise, each holder of Aeterna Zentaris New Warrants will receive a number of Common Shares equal to the aggregate number of Common Shares for which the Aeterna Zentaris New Warrants are exercised less the number of Common Shares that have an aggregate market price on the trading day on which such Aeterna Zentaris New Warrants are exercised that is equal to the Exercise Price for such Common Shares. All Aeterna Zentaris New Warrants must be exercised on a cashless basis.

Beneficial holders of Aeterna Zentaris New Warrants can exercise their Aeterna Zentaris New Warrants by following the processes required by the intermediary that holds their Aeterna Zentaris New Warrants on their behalf. Registered holders of Aeterna Zentaris New Warrants can exercise their Aeterna Zentaris New Warrants by (i) completing the exercise notice attached to the warrant certificate which will be in the form attached as Schedule “B” to the Aeterna Zentaris New Warrant Agreement (see Exhibit 4.2 to the registration statement of which this prospectus forms a part), and (ii) delivering such warrant certificate and the executed exercise notice to the Aeterna Zentaris Warrant Agent.

●	Expiry Date: The Aeterna Zentaris New Warrants expire at the Expiry Time on the Expiry Date, being the date which is three years from the date of issuance. The Expiry Time means 4:30 p.m. (Toronto time) on the Expiry Date or such earlier time as may be required by the intermediaries holding Aeterna Zentaris New Warrants on behalf of beneficial holders.

●	Adjustment Provisions: The Exercise Price and exercise number of the Aeterna Zentaris New Warrants are subject to adjustment upon the occurrence of certain events, including, among other things, stock splits, subdivisions, reclassifications, combinations, distributions of securities, certain repurchases of Common Shares and certain transactions involving Aeterna Zentaris.

●	No Listing: The Aeterna Zentaris New Warrants will not be listed for trading on any stock exchange, including the TSX or the Nasdaq.

●	Warrant Agent: Aeterna Zentaris will appoint Computershare Trust Company of Canada, a trust company licensed to carry on trust business in all provinces of Canada, as the Aeterna Zentaris Warrant Agent under the Aeterna Zentaris New Warrant Agreement. The Aeterna Zentaris Warrant Agent will remain unchanged following the completion of the Plan of Arrangement.

●	Transferability of Warrants: Subject to applicable laws, Aeterna Zentaris New Warrants and all rights attached thereto may be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, by the holders. Holders are urged to consult legal counsel before effecting a transfer of Aeterna Zentaris New Warrants. Beneficial holders of Aeterna Zentaris New Warrants will need to comply with the procedures required by the intermediaries who hold the Aeterna Zentaris New Warrants on their behalf to transfer their Aeterna Zentaris New Warrants.

Transfer Agent and Warrant Agent

Computershare Trust Company of Canada, the transfer agent of Aeterna Zentaris can be contacted either by mail at Computershare Trust Company of Canada, 100 University Ave., 8th Floor, Toronto (Ontario) M5J 2Y1, by telephone at 1.800.564.6253, by fax at 1.888.453.0330 or by Internet at www.investorcentre.com/service, or in French at www.centredesinvestisseurs.com/service. Computershare Trust Company of Canada is also the warrant transfer agent of Aeterna Zentaris and can be contacted either by mail at Computershare Trust Company of Canada, 650 Blvd. De Maisonneuve West, 7th Floor, Montreal, Quebec H3A 3T2 or by email at noticesctmontreal@computershare.com.

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Procedure for the Plan of Arrangement to Become Effective

Procedure

The Plan of Arrangement is proposed to be carried out pursuant to Section 192 of the CBCA. The following procedural steps must be taken in order for the Plan of Arrangement to become effective:

●	the Shareholder Approvals must be obtained;

●	the Ceapro Securityholder Approval must be obtained;

●	the Court must grant the Final Order approving the Plan of Arrangement;

●	all conditions precedent to the Plan of Arrangement, as set forth in the Arrangement Agreement, must be satisfied or waived by the appropriate party;

●	the Final Order and the Articles of Arrangement in the form prescribed by the CBCA must be filed with the Director; and

●	the Certificate of Arrangement must be issued by the Director.

Time for Completion of the Plan of Arrangement

Subject to the provisions of the Arrangement Agreement, the Plan of Arrangement will become effective at 12:01 a.m. (Edmonton time) on the Effective Date, being the date upon which all of the conditions to completion of the Plan of Arrangement as set out in the Arrangement Agreement have been satisfied or waived in accordance with the Arrangement Agreement, all documents agreed to be delivered thereunder have been delivered to the satisfaction of the recipient, acting reasonably, and the Certificate of Arrangement having been issued by the Director.

The Effective Date will occur following the satisfaction or waiver of all conditions to completion of the Plan of Arrangement as set out in the Arrangement Agreement (excluding any conditions that, by their terms, cannot be satisfied until the Effective Date). If the Meeting and the Ceapro Meeting are held as scheduled and are not adjourned and/or postponed and the Ceapro Securityholder Approval is obtained, it is expected that Ceapro will apply for the Final Order approving the Plan of Arrangement on March 27, 2024. If the Final Order is obtained in a form and substance satisfactory to Aeterna Zentaris and Ceapro, and the applicable conditions to completion of the Plan of Arrangement are satisfied or waived (excluding any conditions that, by their terms, cannot be satisfied until the Effective Date), Aeterna Zentaris expects the Effective Date to occur on April 1, 2024; however, it is possible that completion may be delayed beyond this date if the conditions to implementation of the Plan of Arrangement cannot be met on a timely basis. Subject to certain limitations, each Party may terminate the Arrangement Agreement if the Plan of Arrangement is not consummated by the Outside Date, which date can be extended by mutual agreement of the parties.

Although Aeterna Zentaris and Ceapro’s objective is to have the Effective Date occur as soon as reasonably practicable after the Meeting and the Ceapro Meeting, the Effective Date could be delayed for several reasons, including, but not limited to, any delay in obtaining any required Stock Exchange Approvals or Regulatory Approvals. Aeterna Zentaris or Ceapro may determine not to complete the Plan of Arrangement without prior notice to, or action on the part of, Shareholders or the Ceapro Securityholders. See the section entitled “The Plan of Arrangement – Principal Terms of the Arrangement Agreement – Additional Covenants”.

Ceapro Securityholder Approval of the Plan of Arrangement

To be effective, the Arrangement Resolution must be approved, with or without variation, by the affirmative vote of:

●	at least 66 2/3% of the votes cast by the Ceapro Shareholders, present in person or represented by proxy at the Ceapro Meeting; and

●	at least 66 2/3% of the votes cast by the Ceapro Securityholders present in person or represented by proxy at the Ceapro Meeting, voting together as a single class,

(the “Ceapro Securityholder Approval”).

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Court Approval and Completion of the Plan of Arrangement

The Plan of Arrangement requires approval by the Court under Section 192 of the CBCA. Prior to the mailing of the Ceapro Circular, Ceapro obtained the Interim Order providing for the calling and holding of the Ceapro Meeting and other procedural matters.

Subject to the approval of the Arrangement Resolution by the Ceapro Securityholders at the Ceapro Meeting and the approval of the Issuance Resolution by Shareholders at the Meeting, the hearing in respect of the Final Order is scheduled to take place on March 27, 2024 at 2:00 p.m., or as soon thereafter as is reasonably practicable. At the hearing in respect of the Final Order, the Court will consider, among other things, the fairness and reasonableness of the Plan of Arrangement and the rights of every Person affected. The Court may approve the Plan of Arrangement in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit and subject to the terms of the Arrangement Agreement. The Court has further been advised that the Final Order granted by the Court will constitute the basis for the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof with respect to the Consideration Shares and the Replacement Options to be issued pursuant to the Plan of Arrangement.

Participation in the hearing on the Final Order, including who may participate and present evidence or argument and the procedure for doing so, is subject to the terms of the Interim Order and any subsequent direction of the Court. Any Ceapro Securityholder or other person who wishes to participate, to appear, to be represented, and to present evidence or arguments at the hearing, must serve and file a notice of appearance and satisfy the other requirements of the Court, as directed in the Interim Order appended to the Ceapro Circular as Appendix D and as the Court may direct in the future. In the event that the hearing is postponed, adjourned or rescheduled then, subject to further direction of the Court, only those persons having previously served a notice of appearance in compliance with the Interim Order will be given notice of the new date.

Assuming the Final Order is granted and the other conditions to closing contained in the Arrangement Agreement are satisfied or waived, then the Articles of Arrangement will be filed with the Director to give effect to the Plan of Arrangement.

Although Aeterna Zentaris and Ceapro’s objective is to have the Effective Date occur as soon as possible after the Meeting and the Ceapro Meeting, the Effective Date could be delayed for a number of reasons, including, but not limited to, an objection before the Court at the hearing of the application for the Final Order or any delay in obtaining any required approvals or clearances. Aeterna Zentaris or Ceapro may determine not to complete the Plan of Arrangement without prior notice to or action on the part of Shareholders or the Ceapro Securityholders. See the section entitled “The Plan of Arrangement – Principal Terms of the Arrangement Agreement – Additional Covenants”.

Treatment of Incentive Securities

As more particularly set forth in the Plan of Arrangement, each Ceapro Option outstanding immediately prior to the Effective Time (whether vested or unvested) will cease to represent an option or other right to acquire Ceapro Shares and will be exchanged for a Replacement Option to purchase from Aeterna Zentaris such number of Common Shares equal to (A) that number of Ceapro Shares that were issuable upon exercise of such Ceapro Option immediately prior to the Effective Time, multiplied by (B) the Exchange Ratio, rounded down to the nearest whole number of Common Shares, at an exercise price per Common Share equal to the quotient determined by dividing: (X) the exercise price per Ceapro Share at which such Ceapro Option was exercisable immediately prior to the Effective Time, by (Y) the Exchange Ratio, rounded up to the nearest whole cent. All other terms and conditions of such Replacement Option, including the term to expiry, vesting requirements and conditions to and manner of exercising, shall be the same as the Ceapro Option for which it was exchanged, and any certificate or option agreement previously evidencing the Ceapro Option shall thereafter evidence and be deemed to evidence such Replacement Option, subject to certain adjustments and considerations more particularly set forth in the Arrangement Agreement with respect to Canadian and United States tax matters.

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The Consolidation

Reason For the Consolidation Resolution

The Common Shares are currently listed on both the Nasdaq and the TSX under the symbol “AEZS”. Under the rules and regulations of the Nasdaq, the Plan of Arrangement is considered to be a business combination resulting in a change of control and, therefore, Aeterna Zentaris is required to submit a new application to list the Common Shares on Nasdaq following the completion of the Plan of Arrangement. In connection with the Nasdaq change of control application, the Combined Company must also satisfy the initial listing requirements of the Nasdaq.

Accordingly, the Consolidation Resolution is being proposed with a range of potential Consolidation Ratios from three (3) to four (4) pre-Consolidation Common Shares for every one (1) post-Consolidation Common Share, with the exact Consolidation Ratio to be determined by the Aeterna Zentaris Board in its sole discretion, in order to ensure that Aeterna Zentaris meets the Nasdaq listing requirements under Nasdaq Listing Rules 5505(a) and (b). Nasdaq Listing Rules 5505(a) and (b) require, among other things, that listed securities of Aeterna Zentaris have a minimum bid price of US$4.00 per share or a minimum closing price of US$2.00 to US$3.00 per share, with the specific requisite price based on the satisfaction of certain financial and liquidity requirements set forth in such rules (collectively, the “Bid Price Rule”). To ensure that Aeterna Zentaris meets the Bid Price Rule, the Aeterna Zentaris Board determined that the Consolidation Ratio of one post-Consolidation Common Share for every three to four pre-Consolidation Common Shares is in the best interest of the Company.

In determining the precise Consolidation Ratio within the aforementioned range of ratios to implement, if any, following the receipt of Shareholder Approval, the Aeterna Zentaris Board may consider, among other things, factors such as:

●	the treatment of the Plan of Arrangement as a business combination under the Nasdaq policies;

●	the number of Consideration Shares issuable in connection with the Plan of Arrangement;

●	the number of Common Shares issuable upon the exercise of Replacement Options and Aeterna Zentaris New Warrants;

●	the number of Common Shares issuable upon the exercise of currently outstanding convertible securities;

●	the outlook for the trading price of the Common Shares;

●	threshold prices of brokerage houses or institutional investors that could impact their ability to invest or recommend investments in the Common Shares;

●	the greatest overall reduction of our administrative costs; and

●	prevailing general market and economic conditions.

General Effects of the Consolidation

At the close of business on February 9, 2024, the closing price of the Common Shares on the TSX was C$2.40 per Common Share, the closing price of the Common Shares on the Nasdaq was US$1.79 per Common Share, and there were 4,855,876 Common Shares issued and outstanding. Based on such number of issued and outstanding Common Shares, immediately following the completion of the Consolidation, there will be approximately 1,618,625 Common Shares issued and outstanding if the Aeterna Zentaris Board elects to use the minimum ratio of 3:1 and approximately 1,213,969 Common Shares issued and outstanding if the Aeterna Zentaris Board elects to use the maximum ratio of 4:1 (in each case disregarding any resulting fractional Common Shares).

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Voting rights and other rights of the holders of Common Shares prior to the implementation of the Consolidation will not be affected by the Consolidation, other than as a result of the creation and disposition of fractional Common Shares as described below. For example, a holder of 2% of the voting power attached to the outstanding Common Shares immediately prior to the implementation of the Consolidation will generally continue to hold 2% of the voting power attached to the Common Shares immediately after the implementation of the Consolidation. The number of registered Shareholders will not be affected by the Consolidation.

The Consolidation may result in some Shareholders owning “odd lots” of fewer than 100 Common Shares. Odd lot Common Shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 Common Shares. The Aeterna Zentaris Board believes, however, that these potential effects are outweighed by the anticipated benefits of the Consolidation.

Effect on Beneficial Shareholders

Beneficial Shareholders (i.e., non-registered Shareholders) holding Common Shares through an intermediary (a securities broker, dealer, bank or financial institution) should be aware that the intermediary may have different procedures for processing the Consolidation than those that will be put in place by the Company for registered Shareholders. If Shareholders hold their Common Shares through an intermediary and they have questions in this regard, they are encouraged to contact their intermediaries.

Effect on Aeterna Zentaris Adjusted Warrants

As of the date of this prospectus, we had outstanding Aeterna Zentaris Adjusted Warrants to acquire 457,648 Common Shares. The terms of each of our outstanding Aeterna Zentaris Adjusted Warrants require that adjustments be made to both the number of Common Shares underlying the Aeterna Zentaris Adjusted Warrants as well as the applicable Exercise Price(s) in accordance with a specific formula set out in the Aeterna Zentaris Adjusted Warrants. In addition, we will, in accordance with the terms of the Aeterna Zentaris Adjusted Warrants in the event the Consolidation is implemented, deliver to each holder of Aeterna Zentaris Adjusted Warrants a confirmation of the post-Consolidation number of Common Shares underlying the Aeterna Zentaris Adjusted Warrants as well as the adjusted Exercise Price(s).

Effect on Stock Options

As of the date of this prospectus, there were 53,400 Aeterna Zentaris Options issued and outstanding under the Aeterna Zentaris Stock Option Plans to acquire an equal number of Common Shares. The Aeterna Zentaris Stock Option Plans authorize the Aeterna Zentaris Board to make appropriate adjustments to any outstanding Aeterna Zentaris Options in the event of any change in the Common Shares through a consolidation of the Common Shares. The Aeterna Zentaris Board has determined that upon the implementation of the Consolidation, each then outstanding Aeterna Zentaris Option will be adjusted as follows:

●	the number of unissued Common Shares that may be purchased through the exercise of an Aeterna Zentaris Option will be reduced on the same proportionate basis as the reduction in the issued and outstanding Common Shares based on the Consolidation Ratio; and

●	the price for which one (1) Common Share may be purchased pursuant to the exercise of an Aeterna Zentaris Option will be increased in inverse proportion to the reduction in the number of Common Shares based on the Consolidation Ratio.

Effect on Aeterna Zentaris DSUs

As of the date of this prospectus, there were 196,920 Aeterna Zentaris DSUs issued and outstanding under the 2018 Long-Term Incentive Plan. The 2018 Long-Term Incentive Plan authorizes the Aeterna Zentaris Board to make appropriate adjustments to any outstanding Aeterna Zentaris DSUs in the event of any change in the Common Shares through a consolidation of the Common Shares.

The Aeterna Zentaris Board has determined that upon the implementation of the Consolidation, each then outstanding Aeterna Zentaris DSU will be adjusted such that the number of Common Shares (or the cash equivalent) that a holder of Aeterna Zentaris DSU will receive upon settlement of such Aeterna Zentaris DSU will be reduced on the same proportionate basis as the reduction in the issued and outstanding Common Shares based on the Consolidation Ratio.

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No Fractional Shares

No fractional Common Shares will be issued in connection with the Consolidation and no cash will be paid in lieu of fractional post-Consolidation Common Shares. No amount will be paid by Aeterna Zentaris for any fractional shares. After the Consolidation, Shareholders will have no further interest with respect to their fractional Common Shares and such Shareholders will not have any voting, dividend or other rights in respect of such fractional Common Shares. In the event that a Shareholder would otherwise be entitled to receive a fractional Common Share upon the occurrence of the Consolidation such fractional Common Shares will be deemed to have been tendered by its registered owner to Aeterna Zentaris for cancellation for no consideration.

Accounting Consequences

If the Consolidation is implemented, net income or loss per Common Share, and other per Common Share amounts, will be increased because there will be fewer Common Shares issued and outstanding. In future financial statements, net income or loss per Common Share and other per Common Share amounts for periods ending before the Consolidation took effect would be recast to give retroactive effect to the Consolidation.

INFORMATION CONCERNING AETERNA ZENTARIS

Our agent for service of process and SEC matters in the U.S. is our wholly-owned subsidiary, Aeterna Zentaris, Inc., located at 315 Sigma Drive, Summerville, South Carolina 29486.

Business Overview

Aeterna Zentaris is a specialty biopharmaceutical company commercializing and developing therapeutics and diagnostic tests. The Company’s lead product, Macrilen® (macimorelin), is the first and only FDA and EMA approved oral test indicated for the diagnosis of patients with AGHD. Macimorelin is currently marketed under the tradename Ghryvelin™ in the European Economic Area and under the tradename “Macimorelin 60 mg granules for oral suspension in sachet” in the UK through an exclusive licensing agreement with Atnahs Pharma UK Ltd. (“Pharmanovia”). Aeterna Zentaris’ several other license and commercialization partners are also seeking approval for commercialization of macimorelin in Israel and the Palestinian Authority, the Republic of Korea, Turkey and several non-European Union Balkan countries. Aeterna Zentaris is actively pursuing business development opportunities for the commercialization of macimorelin in North America, Asia and the rest of the world. We are also leveraging the clinical success and compelling safety profile of macimorelin to develop the compound for the diagnosis of CGHD, an area of significant unmet need.

Aeterna Zentaris is also dedicated to the development of therapeutic assets and has established a pre-clinical pipeline to potentially address unmet medical needs across a number of indications, with a focus on rare or orphan, including neuromyelitis optica spectrum disorder and Parkinson’s disease, chronic hypoparathyroidism and ALS (Lou Gehrig’s Disease).

Macimorelin Commercialization Program

On March 15, 2023, with the Company’s consent, Consilient Health Limited (“Consilient” or “CH”) entered into an assignment agreement with Pharmanovia to transfer the current licensing agreement for the commercialization of macimorelin in the European Economic Area and the United Kingdom to Pharmanovia, as well as the current supply agreement pursuant to which the Company agreed to provide the licensed product. Also on March 15, 2023, the Company and Pharmanovia entered into an amendment agreement, pursuant to which the Company provided its acknowledgement and consent to the assignment agreement and agreed to certain amended terms which do not materially differ from the previous license and supply agreement with CH. To date, we have received total pricing milestone payments from CH of US$0.5 million (€0.5 million) relating to Ghryvelin™/Macimorelin 60 mg approved list prices in the United Kingdom, Germany and Spain. We shipped initial batches of macimorelin (Ghryvelin™/Macimorelin 60 mg) to Consilient in the first quarter of 2022. Consilient launched the product meanwhile in the United Kingdom, Sweden, Denmark, Finland, Germany and Austria. More EU countries are expected to follow pending re-imbursement negotiations. On April 19, 2022, we announced that the European Patent Office had issued a patent providing intellectual property protection of macimorelin in 27 countries within the European Union as well as additional European non-EU countries, such as the UK and Turkey, for macimorelin for use to diagnose growth hormone deficiency (“GHD”) in adults. In the meantime, the related Patent Cooperation Treaty patent application has been granted in Canada, Japan, South Korea, Eurasia and New Zealand.

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On May 9, 2023, the United States Patent and Trademark Office issued patent US11,644,474 to the Company protecting the use of macimorelin for the diagnosis of GHD in pediatrics.

Since November 2020, Novo Nordisk Healthcare AG (“Novo”) marketed macimorelin under the tradename Macrilen® through the license agreement and the amended license agreement (collectively the “Novo Amendment”), for the diagnosis of AGHD. On August 26, 2022, the Company announced that Novo had exercised its right to terminate the Novo Amendment. Following a 270-day notice period in connection with Novo’s termination of the Novo Amendment, the Company regained full rights to Macrilen® in the U.S. and Canada on May 23, 2023, and the sales of Macrilen® are temporarily discontinued in the U.S. commercial market for the diagnosis of AGHD, until an anticipated re-launch with an alternate commercialization partner. The Company continues to actively strategize and seek alternate development and commercialization partners for Macrilen® in the U.S. and other territories. The decision to temporarily discontinue sales of Macrilen® in the United States does not have any impact on the sales and commercialization efforts in the UK and European Economic Area.

On June 25, 2020, Aeterna Zentaris announced that it entered into an exclusive distribution and related quality agreement with MegaPharm Ltd., a leading Israel-based biopharmaceutical company, for the commercialization in Israel and in the Palestinian Authority of macimorelin, to be used in the diagnosis of patients with AGHD and in clinical development for the diagnosis of CGHD. Under the terms of the agreement, MegaPharm Ltd. will be responsible for obtaining registration to market macimorelin in Israel and the Palestinian Authority, while Aeterna Zentaris will be responsible for manufacturing, product supply, quality assurance and control, regulatory support, and maintenance of the relevant intellectual property. In June 2021, MegaPharm Ltd. filed an application to the Ministry of Health of Israel for regulatory approval of macimorelin in Israel, which was approved in November 2022.

Aeterna Zentaris entered into license and supply agreements with NK Meditech Ltd. (“NK”), a subsidiary of PharmBio Korea, effective November 30, 2021, and a distribution and commercialization agreement with ERKim Pharmaceuticals Bulgaria Eood (“ER-Kim”), effective February 1, 2022. The agreements with NK are related to the development and commercialization of macimorelin for the diagnosis of AGHD and CGHD in the Republic of Korea, while the agreement with ER-Kim is related to the commercialization of macimorelin for the diagnosis of growth hormone deficiency in children and adults in Turkey and some non-European Union Balkan countries.

Macimorelin Clinical Program

On January 28, 2020, we announced the successful completion of patient recruitment for the first pediatric study of macimorelin as a growth hormone stimulation test for the evaluation of GHD in children. This study, AEZS-130-P01 (“Study P01”), was the first of two studies as agreed with the EMA in our Pediatric Investigation Plan (the “PIP”) for macimorelin as a GHD diagnostic. Macimorelin, a ghrelin agonist, is an orally active small molecule that stimulates the secretion of growth hormone from the pituitary gland into the circulatory system. The goal of Study P01 was to establish a dose that can both be safely administered to pediatric patients and cause a clear rise in growth hormone concentration in subjects ultimately diagnosed as not having GHD. The recommended dose derived from Study P01 is being evaluated in the pivotal second study, Study P02, on diagnostic efficacy and safety (the “DETECT-trial”). Study P01 was an international, multicenter study, which was conducted in Hungary, Poland, Ukraine, Serbia, Belarus and Russia. Study P01 was an open label, group comparison, dose escalation trial designed to investigate the safety, tolerability, and pharmacokinetic/pharmacodynamic (“PK/PD”) of macimorelin acetate after ascending single oral doses of macimorelin at 0.25, 0.5, and 1.0 milligram per kilogram body weight in pediatric patients from 2 to less than 18 years of age with suspected CGHD. We enrolled a total of 24 pediatric patients across the three cohorts of the study. Per study protocol, all enrolled patients completed four study visits after successful completion of the screening period. At Visit 1 and Visit 3, a provocative growth hormone stimulation test was conducted according to the study sites’ local practices. At Visit 2, the macimorelin test was performed, and following the oral administration of the macimorelin solution, blood samples were taken at predefined times for PK/PD assessment. Visit 4 was a safety follow-up visit at study end.

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The final study results from Study P01 were published in the second quarter of 2020 indicating positive safety and tolerability data for use of macimorelin in CGHD, as well as PK/PD data observed in a range as expected from the adult studies.

On April 7, 2020, we announced the decision of the EMA to accept our modification request of our PIP as originally approved in March 2017, which covered the conduct of two pediatric studies and defined relevant key elements in the outline of these studies. Aeterna Zentaris believes this EMA decision supports the development of one globally harmonized study protocol for test validation, specifically Study P02, which we expect to be accepted both in Europe and the U.S.

In late 2020, we entered into the start-up phase for the DETECT-trial, evaluating macimorelin for the diagnosis of CGHD. The DETECT-trial is an open-label, single dose, multicenter and multinational study expected to enroll approximately 100 subjects worldwide (including sites in U.S. and EU), with at least 40 pre-pubertal and 40 pubertal subjects. The study design is expected to be suitable to support a claim for potential stand-alone testing, if successful. On April 22, 2021, the U.S. FDA Investigational New Drug Application associated with this clinical trial became active, (see: https://clinicaltrials.gov/ct2/show/NCT04786873), and on May 13, 2021, we announced the opening of the first clinical site in the U.S. Under the Novo Amendment, and following Novo’s notice to terminate the Novo Amendment, Novo has funded DETECT-trial costs up to US$10.1 million (€9.4 million). Any additional trial costs incurred over US$10.1 million (€9.4 million) will be paid by Aeterna Zentaris.

On January 26, 2022, Aeterna Zentaris announced that the DETECT-trial had experienced unavoidable delays in site initiation and patient enrollment due to the rise of the Omicron variant in the COVID-19 pandemic. Furthermore, in February 2022, due to the Russian invasion of Ukraine, the clinical trial activities planned in both Russia and Ukraine were halted and consequently, no patients have been enrolled in either of these countries’ clinical sites to date. On January 17, 2023, Aeterna Zentaris provided a business update, highlighting that bolstered enrollment was expected by the engagement of an additional Clinical Research Organization and the replacement of inactive countries and sites with three new countries (Armenia, Slovakia, and Turkey) as well as additional sites in the U.S. In March 2023, we received approval for and activated our first site in Slovakia. In January 2023, sites in Armenia and Turkey were approved and activated. The last-patient first visit for the DETECT-trial is currently expected in February 2024.

Pipeline Expansion Opportunities

Please see Aeterna Zentaris’ management’s discussion and analysis for the three and nine months ended September 30, 2023 which is incorporated by reference herein for a summary of Aeterna Zentaris pipeline of expansion opportunities including:

●	AIM Biologicals: Targeted, highly specific autoimmunity modifying therapeutics for the potential treatment of neuromyelitis optica spectrum disorder (NMOSD) and Parkinson’s disease.

●	AEZS-150 - Delayed Clearance Parathyroid Hormone Fusion Polypeptides: Potential treatment for chronic hypoparathyroidism.

●	AEZS-130 - Macimorelin Pre-Clinical Program

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Description of Share Capital

Our authorized share capital structure consists of an unlimited number of shares of the following classes (all classes are without nominal or par value): Common Shares and first preferred shares (the “First Preferred Shares”) and second preferred shares (the “Second Preferred Shares” and, together with the First Preferred Shares, the “Preferred Shares”), both issuable in series. As at the date hereof, there were approximately 4,855,876 Common Shares outstanding. No Preferred Shares have been issued to date. We have also issued warrants to acquire Common Shares in connection with certain equity financings.

Common Shares

The holders of the Common Shares are entitled to one vote for each Common Share held by them at all meetings of shareholders, except meetings at which only shareholders of a specified class of shares are entitled to vote. In addition, the holders are entitled to receive dividends if, as and when declared by the Aeterna Zentaris Board on the Common Shares. Finally, the holders of the Common Shares are entitled to receive our remaining property upon any liquidation, dissolution or winding-up of our affairs, whether voluntary or involuntary. Shareholders have no liability to further capital calls as all shares issued and outstanding are fully paid and non-assessable.

Preferred Shares

The Preferred Shares are issuable in series with rights and privileges specific to each class. The holders of Preferred Shares are generally not entitled to receive notice of or to attend or vote at meetings of shareholders. The holders of First Preferred Shares are entitled to preference and priority to any participation of holders of Second Preferred Shares, Common Shares or shares of any other class of shares of our share capital ranking junior to the First Preferred Shares with respect to dividends and, in the event of our liquidation, the distribution of our property upon our dissolution or winding-up, or the distribution of all or part of our assets among the shareholders, to an amount equal to the value of the consideration paid in respect of such shares outstanding, as credited to our issued and paid-up share capital, on an equal basis, in proportion to the amount of their respective claims in regard to such shares held by them. The holders of Second Preferred Shares are entitled to preference and priority to any participation of holders of Common Shares or shares of any other class of shares of our share capital ranking junior to the Second Preferred Shares with respect to dividends and, in the event of our liquidation, the distribution of our property upon our dissolution or winding-up, or the distribution of all or part of our assets among the shareholders, to an amount equal to the value of the consideration paid in respect of such shares outstanding, as credited to our issued and paid-up share capital, on an equal basis, in proportion to the amount of their respective claims in regard to such shares held by them.

The Aeterna Zentaris Board may, from time to time, provide for additional series of Preferred Shares to be created and issued, but the issuance of any Preferred Shares is subject to the general duties of the directors under the CBCA to act honestly and in good faith with a view to our best interests and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Warrants

For a description of the Aeterna Zentaris Warrants, see note 17 – share capital, warrants and other capital, to the audited consolidated financial statements for the years ended December 31, 2022, 2021 and 2020.

Trading Price and Volume of Common Shares

The following tables set forth information relating to the monthly trading of the Common Shares on the TSX and the Nasdaq, respectively, for the 12-month period prior to the date of this prospectus.

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TSX

Month	High (C$)	Low (C$)	Volume
February 2023	5.15	4.37	22,273
March 2023	4.59	3.35	39,809
April 2023	4.48	3.18	48,369
May 2023	4.32	3.52	9,216
June 2023	3.93	3.34	17,151
July 2023	4.23	3.30	13,951
August 2023	4.10	3.45	11,080
September 2023	3.62	3.25	14,399
October 2023	3.36	1.92	29,160
November 2023	3.20	1.91	33,542
December 2023	3.24	2.38	26,725
January 2024	3.06	2.45	19,320
February 1 to February 9, 2024	2.44	2.28	4,135

Nasdaq

Month	High (US$)	Low (US$)	Volume
February 2023	3.90	3.23	208,148
March 2023	3.45	2.49	380,744
April 2023	3.38	2.32	391,012
May 2023	3.30	2.50	224,031
June 2023	2.99	2.51	188,828
July 2023	3.20	2.56	245,258
August 2023	3.09	2.53	219,491
September 2023	2.74	2.39	131,885
October 2023	2.51	1.41	259,962
November 2023	2.24	1.36	236,743
December 2023	2.42	1.78	345,794
January 2024	2.33	1.82	292,640
February 1 to February 9, 2024	1.86	1.69	65,790

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Prior Sales

For the 12-month period prior to the date of this prospectus, Aeterna Zentaris has issued the Common Shares and securities that are convertible into Common Shares listed in the table below:

Date	Security	Exercise Price or Base Price per Security (US$)	Number of Securities
June 14, 2023	Aeterna Zentaris DSUs	—	100,000

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth, as at December 31, 2023, the information with respect to all of our compensation plans pursuant to which our equity securities are authorized for issuance:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights (US$)	(c) Number of securities remaining available for further issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	250,320	2.67	303,250
Equity compensation plans not approved by security holders	—	—	—
Total:	250,320	2.67	303,250

INFORMATION CONCERNING CEAPRO

The following information was furnished by Ceapro or derived from publicly available documents filed by Ceapro. With respect to such information, Aeterna Zentaris has relied exclusively upon Ceapro, without independent verification by Aeterna Zentaris. Although Aeterna Zentaris does not have any knowledge that would indicate that such information is untrue or incomplete, neither Aeterna Zentaris nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information, nor for the failure by Ceapro to disclose events or information that may affect the completeness or accuracy of such information.

The following disclosure contains a number of forward-looking statements. See the section entitled “Special Note on Forward-Looking Statements” below as well as section entitled “Risk Factors”. Readers are cautioned that actual results may vary.

Business Overview

Ceapro is a Canadian biopharmaceutical company involved in the development and commercialization of “active ingredients” derived from oats and other renewable plant resources for healthcare and cosmetic industries. Ceapro’s primary business activities relate to the development and commercialization of natural products for the personal care, cosmetic, human and animal health industries using proprietary technology, natural, renewable resources and developing innovative products, technologies and delivery systems.

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Ceapro’s products include:

●	a commercial line of natural active ingredients, including oat beta glucan, avenanthramides (colloidal oat extract), oat powder, oat oil, oat peptides and lupin peptides, which are marketed to the personal care, cosmetic, medical and animal health industries through Ceapro’s distribution partners and direct sales;

●	a commercial line of natural anti-aging skincare products, utilizing active ingredients including oat beta glucan and avenanthramides, which are marketed to the cosmeceuticals market through Ceapro’s wholly-owned subsidiary, Juvente DC Inc.; and

●	veterinary therapeutic products, including an oat shampoo, an ear cleanser and a dermal complex/conditioner, which are manufactured and marketed to veterinarians in Japan and Asia.

Other products and technologies are currently in the research and development or pre-commercial stage. These include:

●	a potential platform using Ceapro’s beta glucan formulations to deliver compounds used for treatments in both the personal and healthcare sectors;

●	a variety of novel enabling technologies including Pressurized Gas eXpanded drying technology which is currently being tested on oat and yeast beta glucan but may have application for multiple classes of compounds; and

●	the development of new technologies to increase the content of avenanthramides to high levels to enable new innovative products to be introduced to new markets including functional foods, nutraceuticals and botanical drugs. High levels of avenanthramides enable the production of powder formulation for the potential commercialization of products such as enriched oat flour as a functional food and the production of pills and/or tablets as a potential botanical drug.

Ceapro has one reportable operating segment and revenue stream, being the operations relating to the active ingredient product technology industry.

The active ingredient product technology industry involves the development of proprietary extraction technologies and the application of these technologies to the production and development and commercialization of active ingredients derived from oats and other renewable plant resources for the healthcare and cosmetic industries. Active ingredients produced include oat beta glucan and avenanthramides. These and similar manufactured products are sold primarily through distribution networks.

Ceapro continues to grow its customer base and presence in the personal care market and to explore and validate new product applications for its established value drivers, avenanthramides and oat beta glucan, as well as for new products such as alginate and beta glucan from yeast to penetrate into the nutraceutical and pharmaceutical markets. Ceapro’s primary marketing strategy is to sell principally through a distribution network instead of selling directly to end-users and as a result sales and marketing expenses are negligible.

To fund its operations, Ceapro relies upon revenues primarily generated from the sale of active ingredients, the proceeds of public and private offerings of equity securities and debentures, government grants and loans, and other investment offerings.

Over the last decade, Ceapro’s development projects have focused on its expertise in oats and developing new innovative natural health care products to address global needs. Oats have a host of well-documented health care benefits. However, in order to exploit these opportunities, numerous challenges must be overcome, including securing adequate and quality feedstock, developing proper formulations, achieving manufacturing scale-up, and completing scientific testing. Ceapro’s dedicated team is constantly focused on overcoming these challenges to stay profitable and ahead of competitors by successfully fine-tuning and implementing proprietary enabling technologies.

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Beta glucan extracted from yeast is a new product being developed by Ceapro’s team using one of these enabling technologies called “Pressurized Gas eXpanded Technology” (PGX). The objective is to develop this product as an immune modulator and potentially as an inhalable therapeutic. Additionally, Ceapro’s team is working on the development of novel drug delivery systems focusing specifically on alginates (ALG) and yeast beta glucan (YBG), generating composites and cross-linked polymers with tuneable properties, which can form strips, pads, masks or fast-dissolving orodispersible films. Over 100 runs have been performed with PGX YBG-ALG on the PGX demo scale and these new chemical complexes appear to be currently the most promising commercial application from a cost evaluation and market potential perspective. From a commercialization perspective, it is planned to be positioned as an immune-boosting nutraceutical. Positive results have been obtained with YBG and/or ALG formulations impregnated with CoQ10 showing superior bioavailability data than commercially available CoQ10 products.

In summary, Ceapro develops both technologies and products coming from the use of these technologies. Ceapro’s portfolio and pipeline is as follows:

●	Oat beta glucan: Marketed to serve the cosmetic sector.

●	Avenanthramides: Marketed to serve the cosmetic sector as a liquid formulation. Potential to sell as functional food under a powder formulation to be added to superfine oat flour to form an enriched oat flour. Lab scale has been completed for drying and purification of avenanthramides and commercial scale project is expected to be completed in H2, 2024 upon receipt of remaining equipment. Expected cost to finalize this in-house project is around C$0.5 million.

●	Clinical Research: Phase 1-2a as a potential anti-inflammatory product. Study being conducted by Montreal Heart Institute. Clinical trial is expected to have included 96 subjects/patients (72 healthy volunteers in Phase and 24 patients in Phase 2) upon completion. Enrollment for Phase 1 started mid-December 2023. Phase 2a to follow in H2, 2024 and is expected to be completed by the end of Q1 2025. Ceapro is the sponsor. Expected remaining cost for this project is between C$3 million to C$3.5 million.

Chemical complexes/Delivery systems:

●	Pre-clinical Research: Yeast beta glucan: planned to be developed as an immune booster and as a potential inhalotherapeutic for lung fibrotic diseases. Product specifications completed. Toxicology study is expected to be initiated in first half of 2024 before getting to human trial.

●	Pre-clinical Research: Yeast beta glucan/CoQ10: planned to be developed as an immune/energy booster.

Technology:

●	PGX Technology: Demo scale: 10 liters vessel: completed. Pilot scale: 50 liters vessel: expected to be completed and commissioned during Q1 2024, subject to timely delivery of key remaining components. 100 liters: expected to be completed by end of Q3, 2024 along with Austrian based Natex GmbH. Expected cost to complete both pilot scale projects is between C$2.5 million to C$3 million.

●	Yeast beta glucan to be used during the PGX pilot testing phases. Output from such capacity to be considered as small-scale commercialization batches with a potential for commercialization of yeast beta glucan as an immune booster starting in Q1 2025.

Please refer to the Ceapro’s Annual Report dated April 19, 2023 for the financial year ended December 31, 2022 for additional information on Ceapro’s development projects.

Production

Ceapro’s dedicated production team successfully responded to the growing market demand for the cosmeceutical base business by producing over 300 metric tons of active ingredients in 2022. As part of its ordinary course operations, Ceapro successfully passed audits conducted by three major customers at its Edmonton facility and received renewal of its site licence from the Health Canada Natural Product Directorate for a period of two years, which enables Ceapro to manufacture, package, label, release and distribute final products.

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Specialized Skill and Knowledge

Ceapro has a broad range of expertise in natural product chemistry, microbiology, biochemistry, immunology and process engineering. These skills merge in the fields of active ingredients, biopharmaceuticals and drug-delivery solutions. Ceapro relies on its employee base whose skills and knowledge are critical to maintaining its success and always strives to identify and retain key employees in order to be competitive with compensation and working conditions.

Ceapro has entered into limited life licence agreements for exclusive rights to new technologies. As part of the licence agreements, Ceapro works to develop and scale up the new technologies with the goal of commercializing the technologies or products derived from such technologies. The development of these new technologies is a costly, complex and time-consuming process, and the investment in this development often involves a prolonged time period until a return is achieved on the investment. Ceapro’s ability to successfully develop and scale-up new technologies within the expiry periods of the licence agreements is dependent on a number of key factors such as hiring and retaining employees who have specialized knowledge and expertise pertaining to the development of the technologies, being able to access third party specialists, being able to source key equipment or supplies in a timely manner, and delays in research and development programs related to products derived from the technologies. Commercial success depends on many factors including the degree of innovation of the products developed, access to funding for scale-up opportunities, uncertainties inherent in the regulatory approval processes, delays in manufacturing or marketing arrangements, and sufficient support from strategic partners if applicable.

Competitive Conditions

Ceapro’s competitive success depends, in part, on its ability to obtain and maintain patents and trademarks and to secure and protect trade secrets, proprietary technology and manufacturing processes, and other intellectual property rights either developed internally or acquired, and to operate without infringing on the proprietary rights of others or have others infringe on its rights. Although Ceapro expends resources and efforts to patent its discoveries and innovations, there can be no assurance that patent applications will result in the issuance of patents, or that any patents issued to Ceapro will provide it with adequate protection or any competitive advantages, or that such patents will not be successfully challenged by third parties. As an intellectual property strategy, Ceapro intends to prepare and file “application patents” from the use of its products. However, Ceapro cannot be assured competitors will not independently develop products similar to Ceapro’s Products designed to circumvent exclusive rights granted to Ceapro.

New Products

Ceapro’s strategic path is to continue to grow its customer base and presence in the personal care market, and to explore and validate new product applications for its established value drivers, avenanthramides and oat beta glucan, as well as for new products like alginate and beta glucan from yeast to penetrate into the nutraceutical and pharmaceutical markets.

Raw Materials

Ceapro is involved in the development of proprietary extraction technology and the application of this technology to the production of extracts and “active ingredients” from oats and other renewable plant resources. Ceapro adds further value to its extracts by supporting their use in cosmeceutical, nutraceutical and therapeutics products for humans and animals. Ceapro has historically been able to source the direct raw materials required for the specific formulation of its products, including grain and grain-derived materials, at varying prices which allowed it to produce finished goods. The raw materials that Ceapro purchases in the ordinary course may be subject to variation due to the season’s output in grain quality.

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Intangible Properties

During the year ended December 31, 2014, and as amended on February 2, 2015, Ceapro entered into a licence agreement with the University of Alberta (the “PGX Agreement”) for the rights to an enabling PGX that would allow the development, production, and commercialization of powder formulations that could be used as active ingredients for all industrial applications. PGX is a patented platform technology that simultaneously purifies, micronizes, dries, and combines aqueous solutions of biopolymers into fine structured open porous materials with unique morphologies using carbon dioxide (CO2) and ethanol at mild temperatures. The technology can overcome some of the challenges associated with the drying of high molecular weight biopolymers using conventional technologies. The moderate PGX processing conditions minimizes any potential degradation. The PGX drying process can also reduce the required carbon footprint, increase product shelf-life and lead to novel high value products including functional foods, nutraceuticals, cosmeceuticals and pharmaceuticals. The resulting matrix also has increased surface area that can be loaded with actives using an impregnation technology that was perfected by Ceapro and this becomes a unique enabling technology that can be used to produce innovative delivery systems. The PGX Agreement expires after a term of 20 years or after the expiration of the last patent obtained, whichever event shall occur first.

During the year ended December 31, 2012, Ceapro entered into a licence agreement with the Canadian Government for a new technology to increase the concentration of avenanthramides in oats (the “Avenanthramides Agreement”). This unique technology represents a way to manage the risks related the availability and quality of raw material used in production and provides for the ability to produce higher concentrations of avenanthramides which should enable the production of larger quantities of product allowing Ceapro to grow its cosmeceutical sector while also allowing for the development of pharmaceutical-grade powder formulations as part of Ceapro’s transition to nutraceuticals and pharmaceuticals. The Avenanthramides Agreement remains in force until the last patent has expired which will be in March of 2030, or until the patents have been abandoned.

Cycles

Demand for Ceapro’s Products varies from year to year and there is no seasonality or cyclical trend that can be specifically derived from the last decade.

Economic Dependence

Ceapro derives over 90% of its sales and related accounts receivable from one distribution partner, Symrise AG, a global supplier of fragrances, flavors, food nutrition, and cosmetic ingredients, and Ceapro is continually seeking to expand its customer base. Ceapro’s future success in its base business cosmeceuticals market is dependent upon the continued demand by this distributor and their underlying customers, and the expansion of Ceapro’s customer base. Any decline in or loss of demand from this distributor or their underlying customers may have a negative impact on Ceapro’s revenues and an adverse impact on its business, financial condition, and results of operations, as was the case in 2023. On August 25, 2023, Ceapro announced the signing of an amendment to its exclusive long-term supply and distribution agreement with Symrise AG. Pursuant to the amendment, Ceapro has extended the term of the agreement for two years to December 31, 2026.

Ceapro’s business growth depends on its ability to access global markets through distribution partnerships. Ceapro’s marketing strategy emphasizes providing technical support to its distributors and their customers to maximize the value of its technology and product utilization. Ceapro’s vision and business strategy are supported by Ceapro’s commitment to the following core values:

●	adding value to all aspects of Ceapro’s business;

●	enhancing the health of humans and animals;

●	discovering and commercializing new, therapeutic natural ingredients and bioprocessing technologies;

●	producing the highest quality work possible in products, science and business; and

●	developing personnel through guidance, opportunities and encouragement.

To support these objectives, Ceapro relies on strong intellectual and human capital resources and is developing a strong base of partnerships and strategic alliances to exploit Ceapro’s technology. The current economic environment provides challenges in obtaining financial resources to fully exploit opportunities. To fund its operations, Ceapro relies upon revenues primarily generated from the sale of active ingredients, the proceeds of public and private offerings of equity securities and debentures, government grants and loans, and other investment offerings.

Environmental Protection

The operations of Ceapro are subject to a variety of federal, provincial and local laws, regulations and guidelines, including various environmental and health and safety regulations, regulating the conduct of its operations, the requirements for its products, the protection of the environment, the operation of its equipment and the handling and disposal of substances used in its operations. Ceapro believes that it is currently in compliance with such laws and regulations. Such laws or regulations are subject to change. Accordingly, it is impossible for Ceapro to predict the cost or impact of such laws and regulations on Ceapro’s future operations.

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Violations of safety, health, and environmental regulations could limit operations and expose Ceapro to liability, cost and reputational impact. In addition to maintaining compliance with national and provincial standards, Ceapro maintains internal safety and health programs.

Employees

As of December 31, 2023, Ceapro had 24 employees and/or contractors who provide the technical expertise relating to its operations. Additionally, as of December 31, 2023, Ceapro had 8 employees and/or contractors responsible for accounting, administration and corporate development activities who are predominantly located at Ceapro’s head office.

History

The key highlights of Ceapro’s financial year ended on December 31, 2021 include the development of avenanthramide pills for a Phase 1 study, the advancing the development of innovative delivery systems with new chemical complexes and the processing of yeast beta glucan from various sources for the development of an immune booster and as a potential inhalable therapeutic for lung fibrosis including COVID-19. Refer to Ceapro’s ongoing disclosure documentation available electronically at www.sedarplus.ca under Ceapro’s profile for additional information on Ceapro’s business development over the most recent years, including the Ceapro Annual Report.

Recent Developments

Over the last three fully completed years, Ceapro’s financial results have reflected an average year over year sales growth of 13.7% from C$15.1M in 2020 to C$17.2M in 2021 and C$18.8M in 2022, with respective net profit of C$1.9M, C$3.4M and C$4.4M. As a sales breakdown, Avenanthramides represents 60-65%, oat beta glucan 15-20% and oat oil 10-15%. 90% of these sales are made through Symrise AG, a global supplier of fragrances, flavors, food nutrition, and cosmetic ingredients, with whom Ceapro has renewed on March 10, 2022 a supply and distribution agreement with this long-time partner (the “Symrise Agreement”). The Symrise Agreement includes 11 exclusive customers, with Johnson and Johnson (“J&J”) representing approximately 50% of Ceapro’s business. On September 28, 2022, J&J announced Kenvue as the name for a new company to be formed from the planned spin-off of their consumer division. Kenvue started to be publicly traded on May 4, 2023 and became fully independent on August 23, 2023. Ceapro’s results were impacted by this planned spin-off, with the first nine months ending on September 30, 2023 showing a sales decline of nearly 50% from C$15.5M in 2022 to C$8.0M for the same period in 2023. Given statements made on July 20, 2023 in a press release announcing the first financial results of Kenvue, it appears that Kenvue has put emphasis on improving supply chain productivity and benefitted from some stock piling from the previous year. On August 25, 2023, Ceapro announced the signing of an amendment to the Symrise Agreement. Pursuant to the amendment, Ceapro has extended the term of the agreement for two years to December 31, 2026. The extended agreement also includes the potential to launch a new formulation of oat beta glucan mostly targeting the Chinese market.

Ceapro fully completed a transition to its new state of the art manufacturing site at the end of 2020. Since then, Ceapro has produced and shipped an average of 300 metric tons of active ingredients per year. Given new technologies being developed at large scale, Ceapro believes that it is well-positioned to significantly increase its production capacity and offer additional products like yeast beta glucan and alginate for the nutraceutical sector.

Name, Address and Incorporation

Ceapro Inc. is the corporation resulting from the amalgamation of Ceapro Inc. and Ceapro Veterinary Products Inc. pursuant to a vertical short-form amalgamation under the CBCA effective April 1, 2016. Ceapro’s head office address is located at 7824 – 51 Avenue NW Edmonton, Alberta, Canada T6E 6W2 and its registered office address is located at Suite 2900, Manulife Place, 10180 – 101 Street NW, Edmonton, Alberta, Canada T5J 3V5.

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Ceapro is currently a reporting issuer in the provinces of Alberta and British Columbia and the Ceapro Shares are currently listed and posted for trading on the TSXV under the symbol “CZO” and quoted on the OTCQX under the symbol “CRPOF”.

Intercorporate Relationships

Ceapro has two direct wholly-owned subsidiaries: Juvente DC Inc., incorporated under the CBCA, and Ceapro (P.E.I) Inc., incorporated under the Business Corporation Act (Prince Edward Island).

Selected Consolidated Financial Information

The following table sets forth selected financial information for the periods indicated and as at the dates indicated therein. The selected financial information has been derived from and is qualified in its entirety by the Ceapro Financial Statements and Ceapro MD&As attached to this prospectus as Annexes A, B and C, respectively, and should be read in conjunction therewith. The Ceapro Financial Statements were prepared in accordance with IFRS.

	Nine months ended September 30, 2023 (unaudited)	Financial Year ended December 31, 2022	Financial Year Ended December 31, 2021 (restated)
	C$	C$	C$
Total Assets	33,944,212	37,734,471	31,051,027
Total Liabilities	3,980,842	5,445,382	3,330,974
Total Equity	29,963,370	32,289,089	27,720,053
Revenue	7,982,542	18,839,607	17,195,329
Net (loss) income and Comprehensive (loss) income for the period	(2,579,943)	4,398,098	3,365,455

Description of Capital Structure

Share Capitalization

Ceapro’s authorized share capital structure consists of an unlimited number of Ceapro Shares. As of the date hereof, there were 78,293,177 Ceapro Shares and 2,878,666 Ceapro Options issued and outstanding.

Common Shares

The holders of the Ceapro Shares are entitled to one vote for each Ceapro Share held by them at all meetings of shareholders. In addition, the holders are entitled to receive dividends if, as and when declared by the Ceapro Board on the Ceapro Shares. Finally, the holders of the Ceapro Shares are entitled to receive Ceapro’s remaining property upon any liquidation, dissolution or winding-up of Ceapro’s affairs, whether voluntary or involuntary. Ceapro Shareholders have no liability to further capital calls as all shares issued and outstanding are fully paid and non-assessable.

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Prior Sales

During the preceding twelve months, the only sales by Ceapro of Ceapro Shares or securities convertible into or carrying rights to acquire Ceapro Shares were as follows:

Date	Type of Security	Number of Securities	Issue/Exercise Price		Aggregate Issue Price
May 1, 2023	Ceapro Options (1)	150,000	C$	0.58	C$	0.58
July 10, 2023	Ceapro Options (1)	30,000	C$	0.435	C$	0.435
Total:	-	180,000		-		-

Note:

(1)	Ceapro Options to purchase Ceapro Shares granted as compensation to directors, officers, employees and consultants, each exercisable until five years following the date of grant and vesting 1/3 immediately on the date of grant, 1/3 one year following the date of grant and 1/3 two years following the date of grant.

Trading Price and Volume of the Ceapro Shares

The outstanding Ceapro Shares are listed on the TSXV under the symbol “CZO” and quoted on the OTCQX under the symbol “CRPOF”. On February 9, 2024, the closing trading price of the Ceapro Shares on the TSXV was C$0.175 and on the OTCQX was US$0.132.

The following table sets forth, for the calendar periods indicated, the intraday high and low sale prices and composite volume of trading of the Ceapro Shares as reported on the TSXV:

TSXV

	Price Range (C$)
	High	Low	Volume
February 2023	0.730	0.680	304,572
March 2023	0.720	0.630	392,335
April 2023	0.650	0.560	550,323
May 2023	0.640	0.420	1,278,461
June 2023	0.530	0.430	388,703
July 2023	0.450	0.415	478,797
August 2023	0.540	0.385	977,110
September 2023	0.410	0.345	832,107
October 2023	0.400	0.330	1,112,598
November 2023	0.350	0.240	1,033,387
December 2023	0.280	0.190	509,048
January 2024	0.190	0.150	314,149
February 1 to February 9, 2024	0.175	0.150	70,500

Dividends

Ceapro has neither declared nor paid any dividends on its securities for each of the three most recently completed financial years and its current financial year and does not anticipate paying any dividends in the foreseeable future. The declaration and payment of dividends will be subject to the discretion of the Ceapro Board and there can be no assurance that any dividends will be paid in the future. In determining whether to pay dividends (as well as the amount and timing thereof), the Ceapro Board will consider a number of factors, including Ceapro’s results of operations and financial condition.

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Directors and Officers

As of February 9, 2024, Ceapro’s directors and executive officers collectively hold 1,990,468 Ceapro Shares (representing 2.54% of the total issued and outstanding Ceapro Shares) as a group.

The following table sets forth, in respect of each director and officer, all positions currently held with Ceapro, principal occupation or employment within the preceding five years, and the number of Ceapro Shares of Ceapro beneficially owned, directly or indirectly, or over which voting control is exercised by them as of February 9, 2024. The information contained herein is based upon information furnished by the respective nominee and by Ceapro.

Name and Municipality of Residence	Office with Ceapro	Present Occupation and Positions Held during last Five Years	Number of Ceapro Shares owned Beneficially or Subject to Direction or Control
Gilles Gagnon Sherbrooke, Quebec	Director (2007) Acting CEO (2008) President and CEO (2012)	President, Prodev Pharma Inc. since May 2007; prior thereto, CEO of Aeterna Zentaris	1,778,062(3)
Dr. William Li(2) Holliston, Massachusetts, USA	Director (2014)	Co-founder and Medical Director since 1994, and President since 2000, of Angiogenesis Foundation	101,579(4)
Dr. Ulrich Kosciessa(1) Pinneberg, Schleswig-Holstein, Germany	Director (2015)	CEO, Photonamic since September 2006. Since April 2018, COO of SBI ALApharma.	78,327(5)
Ronald W. Miller(1)(2) Oakville, Ontario	Director (2022) Chair (2022)	Former President and CEO of Hoffmann-La Roche Limited (Roche Canada) (2000-2022) Chair of the Board of Directors of Ceapro	Nil(6)
Geneviève Foster(1)(2) Laval, Quebec	Director (2022)	Business lawyer and Board Member	Nil(7)
Stacy Prefontaine Edmonton, Alberta	Chief Financial Officer	Chartered Professional Accountant	32,500(8)

Notes:

(1)	Member of the Audit Committee.
(2)	Member of the Corporate Governance, Compliance and Nominating Committee.
(3)	Mr. Gagnon holds 1,489,000 Ceapro Shares directly and 289,062 Ceapro Shares indirectly through Prodev Pharma Inc., a corporation controlled by Mr. Gagnon. In addition, Mr. Gagnon holds 760,000 Ceapro Options.
(4)	In addition, Dr. Li holds 305,000 Ceapro Options.
(5)	In addition, Dr. Kosciessa holds 230,000 Ceapro Options.
(6)	In addition, Mr. Miller holds 210,000 Ceapro Options.
(7)	In addition, Ms. Foster holds 210,000 Ceapro Options.
(8)	In addition, Ms. Prefontaine holds 270,000 Ceapro Options.

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Cease Trade Orders or Bankruptcies

To the knowledge of Ceapro, none of the directors or executive officers of Ceapro is, or within ten years before the date hereof has been, a director, chief executive officer or chief financial officer of any company (including Ceapro) that: (i) was subject to a cease trade order or similar order, or an order that denied the relevant company access to any exemption under securities legislation, in each case such an order being in effect for a period of more than 30 consecutive days while the director or executive officer was acting in the capacity as director, chief executive officer, or chief financial officer, or (ii) was subject to a cease trade order or similar order, or an order that denied the relevant company access to any exemption under securities legislation, in each case such an order being in effect for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

In addition, to the knowledge of Ceapro, no director or executive officer of Ceapro, or any of their respective personal holding companies, nor any shareholder holding a sufficient number of securities to affect materially the control of Ceapro: (i) is, or within ten years before the date hereof has been, a director or executive officer of any company (including Ceapro) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or (ii) has, within ten years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Conflicts of Interest

Other than as described elsewhere in this prospectus, to the knowledge of Ceapro, no director or officer of Ceapro has any existing or potential material conflicts of interest with Ceapro or any of its subsidiaries.

See section entitled “Pension, Termination and Change of Control Benefits” below and “The Plan of Arrangement – Lock Up Agreements” of the prospectus.

Audit Committee

The audit committee of the Ceapro Board (the “Audit Committee”) is principally responsible for:

●	recommending to the Ceapro Board the external auditor to be nominated for election by Ceapro’s shareholders at each annual meeting and directly responsible for negotiating the compensation of such external auditor;
●	direct oversight of the work of the external auditor;
●	reviewing Ceapro’s annual and interim financial statements, management discussion & analysis and press releases regarding earnings before they are reviewed and approved by the Ceapro Board and publicly disseminated by Ceapro; and
●	reviewing Ceapro’s financial reporting procedures to ensure adequate procedures are in place for Ceapro’s public disclosure of financial information extracted or derived from its financial statements, other than disclosure described in the previous paragraph.

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The Audit Committee’s Charter and Composition of Audit Committee. The Ceapro Board has adopted a charter for the Audit Committee which sets out the Audit Committee’s mandate, organization, powers and responsibilities. Ceapro’s Audit Committee is currently composed of the following directors:

Name of Member	Independent (1)	Financially Literate (2)
Geneviève Foster	Yes	Yes
Ronald W. Miller	Yes	Yes
Dr. Ulrich Kosciessa	Yes	Yes

Notes:

(1)	To be considered to be independent, a member of the Audit Committee must not have any direct or indirect ‘material relationship’ with Ceapro. A material relationship is a relationship which could, in the view of the Ceapro Board, reasonably interfere with the exercise of a member’s independent judgment.
(2)	To be considered financially literate, a member of the Audit Committee must have the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by Ceapro’s financial statements.

Relevant Education and Experience

Geneviève Foster: Geneviève Foster is a corporate director and a business lawyer. Since 2008, as a solo business lawyer, she provides services and counsel to a select group of companies which operate in various industries including life sciences and pharma. Through her involvement with her client companies and their boards, Ms. Foster developed an expertise in leading publicly traded and privately held companies in the establishment of strategic plans, international development, sound governance practices and value-creating transactions.

She began her career with a national law firm after which she became general counsel of private and publicly traded companies. She served as the Vice President, Legal Affairs and Corporate Secretary at Warnex Inc., a TSX-listed company which developed and licensed innovative technologies and operated medical and pharmaceutical laboratories. Additional career appointments include Director, Legal Affairs and Corporate Secretary of Boomerang Tracking Inc., a TSX-listed company which used cellular technology to track stolen vehicles, and Spectra Telecom ST Inc., an affiliate of SNC-Lavalin and Telesystem in the engineering and construction of wireless telecom towers on the international scene.

Ronald W. Miller: Ronald W. Miller was President and CEO of Hoffmann-La Roche Limited (Roche Canada) for 22 years (until 2022). In this role, he was responsible for the growth and success of the Canadian Pharmaceuticals Division, particularly as it relates to Roche’s mandate of developing and delivering innovative healthcare solutions for Canadians.

Ronald has more than 43 years of extensive and varied experience in the pharmaceutical industry.

Born in Scotland, Ronald completed his Bachelor of Science in Economics and Geography at the University of Glasgow, then moved to Leeds, England to accept a job as a pharmaceutical sales representative.

Ronald advanced through a series of successive sales and management positions across the industry to become the National Sales Manager for Roche in the United Kingdom in 1988 and continued to move globally as a Product Manager in Switzerland and Deputy Divisional Director of the Pharmaceutical Division in Japan. He moved back to Switzerland to head up a global product launch before returning to the UK as Pharmaceuticals Director. Ronald was appointed President and CEO of Roche Pharmaceuticals in Canada in May 2000 and became a Canadian citizen in 2008.

Ronald was re-elected as Chairman of the Board of Directors of Innovative Medicines Canada (IMC), the national association representing Canada’s research-based pharmaceutical companies, from 2019 to 2022.

He served as Chairman of the IMC Board in 2007 and has since fulfilled two subsequent terms as Past Chair. Prior to this, Ronald was the Chair of the IMC Prairies Core Team and sat as Co-Chair of the Health Research Foundation. He also served on several committees including the IMC Public Affairs, Stakeholder Relations, the British Columbia Sub-Committee, and was Chair of the Federal Affairs/FPT Relations Standing Committee.

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Ulrich Kosciessa: Dr. Kosciessa currently serves as the Chief Executive Officer of Germany-based Photonamic GmbH & Co. KG and as Representative Director of Tokyo-based SBI Pharmaceuticals Co. LTD. As well as the Chief Operating Officer of Hong Kong based SBI ALApharma Co. LTD. He has worked for more than 20 years for Medac GmbH, a global pharmaceutical company with operations in 70 countries where he served as a member of the Executive Management Board, as Managing Director of Medac International and as Chairman of the Board of Medac Pharma Inc., a U.S.-based subsidiary of Medac GmbH focused on specialty pharmaceuticals for autoimmune diseases and cancer. Throughout his career at Medac, Dr. Kosciessa has formed several subsidiaries and affiliates as well as established a network of global partners, growing Ceapro’s international business more than 50% since 2005.

In addition, since 2006 Dr. Kosciessa has also served as Chief Executive Officer of Photonamic, a former subsidiary of Medac GmbH, now belonging to the SBI group of Japan, focused on research and development of photodynamic therapy and diagnostics. He has successfully developed two Photonamic products currently marketed in Europe, North America, South America, the Asian Pacific region and Australia. From 2006 to 2008, Dr. Kosciessa served as Chief Executive Officer at Immune Laboratory of Hannover, a research-based organization focused on autologous dendritic cell-based tumor vaccines.

Prior to joining Medac GmbH, Dr. Kosciessa was a postdoctoral researcher at the neuroscience/neurodegenerative diseases division of Schering AG, a multinational pharmaceutical company. He received a B.Sc. in Biology and a Ph.D. in Molecular Biology from Georg-August University of Göttingen, Germany.

Audit Committee Oversight

Since the commencement of Ceapro’s most recently completed financial year, there has not been a recommendation of the Audit Committee to nominate or compensate an external auditor which was not adopted by the Ceapro Board.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted specific policies and procedures for the engagement of non-audit services.

External Statutory Auditor Service Fees (By Category)

The following table discloses the fees billed to Ceapro by Grant Thornton, LLP, its statutory external auditor during the financial years ended December 31, 2022 and December 31, 2021 for its financial statements filed with the TSXV.

Financial Year Ending	Audit Fees (1)		Audit Related Fees (2)		Tax Fees (3)		All Other Fees (4)
December 31, 2022	C$	108,500	C$	6,600	C$	20,127	Nil
December 31, 2021	C$	70,500	C$	6,000	C$	31,936	Nil

Notes:

(1)	The aggregate fees billed for audit services.
(2)	The aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Ceapro’s financial statements and are not disclosed in the “Audit Fees” column.
(3)	The aggregate fees billed for tax compliance, tax advice, and tax planning services.
(4)	The aggregate fees billed for professional services other than those listed in the other three columns. The calculation is in accordance with guidelines set out by the Canadian Public Accountability Board.

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Corporate Governance

Board of Directors

Each director, except Mr. Gagnon, is independent of management of Ceapro. Mr. Gagnon is not considered independent of management on the basis that he is Ceapro’s Chief Executive Officer.

The Ceapro Board facilitates its exercise of independent supervision over management by virtue of:

●	being composed of a majority of independent directors; and

●	having all committees formed by a majority of independent directors.

Directorships

No director of Ceapro is currently a director of any other reporting issuer other than Mr. Gilles Gagnon who is a director of Aeterna Zentaris and Dr. William Li who is a director of Leap Therapeutics (NASDAQ: LPTX).

Orientation and Continuing Education

New directors appointed to the Ceapro Board will be given an orientation program that is provided by the Chief Executive Officer of Ceapro. The program includes providing the new director with orientation materials including a copy of Ceapro’s Corporate Governance Manual, providing one-on-one meetings with management, providing information relating to Ceapro and its proprietary extraction technology, products, and ongoing research and development projects, and, where appropriate, providing direct visits to Ceapro’s facilities.

Ceapro promotes continuing education of its existing directors by encouraging directors to attend relevant seminars and symposiums.

Ethical Business Conduct

The Ceapro Board has a Code of Conduct and a Whistle Blower Policy to encourage and promote a culture of ethical business conduct.

Nomination of Directors

One of the core responsibilities of Ceapro’s Corporate Governance, Compliance and Nominating Committee (“CGCNC”) is the making of recommendations concerning candidates for election or re-election to the Ceapro Board. The CGCNC works with the full Ceapro Board to establish criteria for Ceapro Board membership, reviews candidates’ qualifications and any potential conflicts of interest. The CGCNC employs prescribed criteria in its selection of new candidates, which criteria include:

●	independence and judgment - the Ceapro Board should have a substantial degree of independence from management. Ceapro Board independence depends not only on directors’ individual relationships (personal, employment or a business) but also on the Ceapro Board’s overall attitude towards management; and

●	relevant experience in business and industry - the directors of Ceapro should be possessed of relevant experience in business and industry, government, education and other areas which are beneficial to Ceapro. Directors with such backgrounds can provide a useful perspective on significant risks and competitive advantages. See also the section below under the heading “Diversity Disclosure”.

Compensation

Ceapro’s CGCNC is also responsible for determining the compensation of Ceapro’s directors and CEO or President, as the case may be. The CGCNC uses market data for comparable businesses in order to set compensation levels.

Other Board Committees

The standing committees of the Ceapro Board consist of the Audit Committee and the CGCNC.

Prior to June 1, 2022, Ceapro’s standing committees, in addition to the Audit Committee, consisted of the CGCNC, the Human Relations and Compensation Committee and the Environmental, Health and Safety Committee. Effective June 1, 2022, these three committees, and all the associated responsibilities, were combined into one committee being the current CGCNC.

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Assessments

The CGCNC conducts, on a regular basis, an evaluation of individual directors, the Ceapro Board as a whole and Ceapro’s various committees in an effort to assess effective performance. These assessments include board self-evaluation surveys, peer review surveys and the preparation of performance reviews of individual directors.

Executive Compensation Statement

Compensation Discussion and Analysis

Compensation of Ceapro’s Named Executive Officers is comprised of three elements: a base salary, a short-term incentive or annual bonus, and a long-term incentive through stock option or restricted share unit allocations. Ceapro attempts to structure its executive compensation to attract and retain competent individuals, be competitive with leading biotechnology companies of comparable size and complexity and recognize individual and overall Ceapro performance. Ceapro uses all three elements to attract and retain their executives and to align the personal interests of Named Executive Officers with the interest of the Shareholders. While the Ceapro Board and committees do not formally consider the implications of the risks associated with Ceapro’s compensation policies and practices, individual Ceapro Board members may consider such risks and other factors when establishing Ceapro’s compensation policies and practices.

The base salary provides compensation for discharging job duties and recognizes the skill sets and capabilities of each Named Executive Officer. Ceapro’s goal is to pay competitive base salaries for all positions whenever possible. Ceapro recognizes that sometimes it may be limited by financial resources as a result of operating in the biotechnology sector and other financial compensation may need to be considered. Compensation of the executive officers is generally determined through negotiations between the Named Executive Officers, other than the CEO or President, as the case may be, and the CEO or President, as the case may be, with all compensation arrangements then approved and ratified by the Ceapro Board or by the CGCNC, which currently consists of Ronald W. Miller, Geneviève Foster and William Li (who is the chairperson of the CGCNC). Each member of the CGCNC is independent. The CEO or President, as the case may be, has traditionally negotiated directly with the CGCNC on an annual basis with respect to the annual salary of the CEO or President, as the case may be. Each Named Executive Officer’s salary is reviewed on an annual basis by the CGCNC, and if deemed appropriate, any changes in salary for the upcoming year are negotiated as set out above then approved and ratified by the CGCNC, if necessary.

The members of the CGCNC use generally acquired business skills and recognize the need to engage external expertise to review company compensation policies and practices as required.

Bonuses encourage and reward individual accomplishments and contributions over the financial year toward achievement of corporate goals and objectives. While Ceapro is currently reviewing various structures to determine bonuses on both an objective and subjective basis, all bonuses are currently determined on a subjective basis. Ceapro Options or restricted share units are used as incentive to align the long-term goals of executive officers with Ceapro and Shareholders. All annual bonus incentives and Ceapro Options or restricted share unit allocations, the grant of which are entirely discretionary, are approved by the CGCNC and are based on subjective criteria.

Annual bonuses are meant to reward both individual accomplishments and contributions to corporate performance. In the fiscal year ended December 31, 2022, the Chief Financial Officer earned a discretionary bonus in the amount of $35,740.

The allocation of Ceapro Options or restricted share units is regarded as an important element to attract and retain Named Executive Officers for the long term, and it aligns their interests with Shareholders.

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Ceapro does not, at this time, anticipate making any significant changes to its compensation policies and practices.

Compensation of Executive Officers

During the fiscal year ended December 31, 2022, Ceapro had two “Named Executive Officers” as defined by Form 51-102F6 of National Instrument 51-102, namely Mr. Gilles Gagnon, Ceapro’s President and Chief Executive Officer, and Ms. Stacy Prefontaine, Ceapro’s Chief Financial Officer.

The following table details compensation information for the Named Executive Officers for the periods indicated. No other executive officer of Ceapro earned more than $150,000 in the financial year ended December 31, 2022.

								Non-equity incentive plan compensation (C$)
Name and principal position	Year	Salary (C$)		Share- based awards (C$)		Option-based awards (C$)		Annual incentive plans		Long-term incentive plans	Pension Value (C$)	All other compensation (C$)		Total compensation (C$)
Gilles Gagnon, President and Chief Executive Officer	2022	480,000	(1)	Nil		Nil		Nil		Nil	Nil	80,000	(2)	560,000
	2021	480,000	(1)	Nil		Nil		Nil		Nil	Nil	80,000	(2)	560,000
	2020	480,000	(1)	14,400	(3)	12,861	(5)(7)	Nil		Nil	Nil	Nil		507,261

Stacy Prefontaine, Chief Financial Officer	2022	197,248		Nil		Nil		35,750	(8)	Nil	Nil	Nil		232,988
	2021	192,190		Nil		Nil		31,000	(9)	Nil	Nil	Nil		223,190
	2020	181,250		2,700	(4)	7,502	(6)(7)	14,000	(10)	Nil	Nil	Nil		205,452

Notes:

(1)	Prodev Pharma Inc., a company wholly owned by Mr. Gagnon, was paid consulting fees for his services as Chief Executive Officer.
(2)	Mr. Gagnon, through Prodev Pharma Inc., earned a bonus of $80,000 for additional services provided.
(3)	Mr. Gagnon was granted 40,000 restricted share units on January 3, 2020, in his capacity as Chief Executive Officer, through Prodev Pharma Inc. The amount represents the grant date fair value of the restricted share units based on the assumption of 100% vesting. The fair value is determined by multiplying the closing price of the Ceapro Shares on the date of grant, as reported by the TSXV, by the number of restricted share units granted. These restricted share units were converted into Ceapro Shares of Ceapro on February 7, 2020.
(4)	Ms. Prefontaine was granted 7,500 restricted share units on January 3, 2020. The amount represents the grant date fair value of the restricted share units based on the assumption of 100% vesting. The fair value is determined by multiplying the closing price of the Ceapro Shares on the date of grant, as reported by the TSXV, by the number of restricted share units granted. These restricted share units were converted into Ceapro Shares of Ceapro on February 7, 2020.
(5)	Mr. Gagnon was granted 60,000 options on January 3, 2020, in his capacity as Chief Executive Officer.
(6)	Ms. Prefontaine was granted 35,000 options on January 3, 2020.
(7)	The fair value of the Ceapro Option-based awards has been calculated on the date of grant using the Black-Scholes Model using the following assumptions: (i) Risk free interest rate: 1.62%; (ii) Expected hold period to exercise: 5 years; (iii) Annualized Volatility: 72%; and (iv) Dividend Yield: 0%.
(8)	Ms. Prefontaine earned an additional $35,740 for her services as Chief Financial Officer.
(9)	Ms. Prefontaine earned an additional $31,000 for her services as Chief Financial Officer.
(10)	Ms. Prefontaine earned an additional $14,000 for her services as Chief Financial Officer.

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Incentive Plans

Ceapro’s incentive plans are comprised of the Ceapro Stock Option Plan, which was implemented effective June 1, 2022, and a restricted share unit plan (the “Restricted Share Unit Plan”), which was implemented on June 1, 2017.

The aggregate number of Ceapro Shares to be issued upon the exercise of all Ceapro Options granted under the Ceapro Stock Option Plan, including Ceapro Options issued prior to adoption of such plan, shall not exceed 10% of the issued Ceapro Shares at the time of grant less any Ceapro Shares reserved for issuance under all other securities-based compensation arrangements of Ceapro (including those reserved for issuance under the Restricted Share Unit Plan).

The number of Ceapro Shares which may be reserved for issuance under the Restricted Share Unit Plan, which is a fixed number plan, is 1,000,000 and when combined with Ceapro Shares which may be reserved for issuance under all other security based compensation arrangements of Ceapro (including those reserved for issuance under the Ceapro Stock Option Plan) shall not exceed 10% of the total number of Ceapro Shares issued and outstanding from time to time.

As at February 9, 2024, the total number of securities issuable upon exercise of outstanding Ceapro Options was 2,878,666, representing approximately 3.68% of Ceapro’s issued and outstanding capital, and the total number of securities issuable upon vesting of restricted share units was nil. The total number of securities remaining available for future issuance under the Ceapro Stock Option Plan and Restricted Share Unit Plan, in the aggregate, is 4,950,651, representing approximately 6.32% of Ceapro’s issued and outstanding Ceapro Shares.

The decision to grant Ceapro Options or restricted share units is made using the principles and methodology set out above under the heading “Compensation Discussion and Analysis”.

The following is an overview of certain terms of the Ceapro Stock Option Plan (capitalized terms have the meaning defined in the Ceapro Stock Option Plan):

Term of the Ceapro Stock Option Plan	Description
Eligibility

Bona fide Directors, Officers, Employees, Management Company Employees and Consultants are eligible to participate.

Except in limited circumstances (grants to consulting companies), participants must be individuals or a company that is wholly owned by an individual eligible to receipt Ceapro Options.

Term and vesting schedule

The term is determined by the Ceapro Board but in no event is longer than ten years. However, exercise periods will be extended by ten business days (except in limited circumstances) if Ceapro is in a blackout period as at the expiration date.

The vesting period is determined by the Ceapro Board at their discretion.

Limit on size	The maximum number of Ceapro Shares currently issuable under the Ceapro Stock Option Plan is 10% of the issued and outstanding Ceapro Shares less any Ceapro Shares reserved for issuance under other securities based compensation arrangements of Ceapro.

Limit on size to any Participant	Unless Ceapro has obtained disinterested shareholder approval, the Ceapro Shares that may be issuable under the Ceapro Stock Option Plan to any Participant (excluding Consultants and Investor Relations Services Providers) is entitled to receive under the Ceapro Stock Option Plan may not exceed 5% of the issued and outstanding Ceapro Shares within any 12-month period.

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Term of the Ceapro Stock Option Plan	Description

Limit on size to Insiders

Unless Ceapro has obtained disinterested shareholder approval, the maximum aggregate number of Ceapro Shares that are issuable pursuant to all Security Based Compensation (including the Ceapro Stock Option Plan) granted or issued to Insiders (as a group) must not exceed 10% of the Ceapro Shares at any point in time.

Unless Ceapro has obtained disinterested shareholder approval, the maximum aggregate number of Ceapro Shares that are issuable pursuant to all Security Based Compensation (including the Ceapro Stock Option Plan) granted or issued in any 12-month period to Insiders (as a group) must not exceed 10% of the Ceapro Shares, calculated as at the date any Security Based Compensation is granted or issued to any Insider.

Limit on size for a Consultant	The Ceapro Shares that may be issuable under the Ceapro Stock Option Plan to any one Consultant within a one-year period may not exceed 2% of the issued and outstanding Ceapro Shares period.

Limit of size for all Investor Relations Services Providers	The Ceapro Shares that may be issuable under the Ceapro Stock Option Plan to all Investor Relations Services Providers within a one-year period may not exceed 2% of the issued and outstanding Ceapro Shares period.

Determination of Exercise Price	The exercise price is determined by the Ceapro Board, or a committee appointed by the Ceapro Board, in accordance with the Policies of the TSXV and Securities Law. Ceapro shall obtain disinterested shareholder approval to reduce the exercise price for a grant to an Insider.

Termination of employment without cause	If a Participant who is an Employee is terminated without cause from such position after being continuously employed for at least three years from the date of termination, all Ceapro Options immediately vest. The vested Ceapro Options may be exercised until the expiration of the Ceapro Option or the date that is 30 days following the termination date, whichever occurs first.

Termination of employment by reason of death or disability	If a Participant is an Employee and that Participant’s employment terminates as a result of death or Disability, and that Participant had been continuously employed for a minimum of three years at the time of death or Disability, all Ceapro Options held at the time of death or Disability shall become fully vested. In the case of death, the vested Ceapro Options may be exercised by those entitled under the Participant’s will or the laws of descent and distribution until the expiration of the Option or the date that is one year following the death of the Participant, whichever occurs first. In the event the Participant that is an Employee becomes disabled, any vested Ceapro Options may be exercised until the expiration of the Ceapro Option or the date that is 30 days following the termination date, whichever occurs first.

Termination of Employment with cause or Resignation	If a Participant is terminated with cause or resigns, there is no acceleration of vesting. In the event the Participant that is an Employee is terminated with cause, any vested Ceapro Options may be exercised until the expiration of the Option or the date that is five days following the termination date, whichever occurs first. In the event the Participant that is an Employee resigns, any vested Ceapro Options may be exercised until the expiration of the Ceapro Option or the date that is 30 days following the termination date, whichever occurs first.

Assignability and transferability	No benefits, rights or options accruing to a Participant are assignable or transferable during the lifetime of a Participant.

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The following is an overview of certain terms of the Restricted Share Unit Plan (capitalized terms have the meaning defined in the Restricted Share Unit Plan).

Term of the Restricted Share Unit Plan	Description
Eligibility	Existing or proposed Directors, Employees and Consultants of Ceapro and its subsidiaries or any Insider of Ceapro and its subsidiaries are eligible to participate.

Vesting	An award under the Restricted Share Unit Plan shall vest in accordance with the vesting provisions determined by the Committee at the date of grant.

Limit on size

The maximum number of Ceapro Shares which may be reserved for issuance shall not exceed 1,000,000 and when combined with the maximum number of Ceapro Shares which may be reserved for issuance under all other security-based compensation arrangements of Ceapro, shall not exceed 10% of the total number of Ceapro Shares issued and outstanding from time to time.

The number of Ceapro Shares issuable in any 12-month period under the plan to any one Eligible Participant shall not exceed 1% of the total number of Ceapro Shares outstanding from time to time; and to all Insiders shall not exceed 2% of the total number of Ceapro Shares outstanding from time to time.

Limit on size for Eligible Participants engaged in Investor Relations Activities	Eligible Participant whose primary function is conducting Investor Relations Activities shall not exceed in the aggregate 2% of the total number of Ceapro Shares issued and outstanding from time to time.

Termination of RSUs

Upon a grantee ceasing to be a Eligible Participant by reason of the retirement of the grantee or due to Disability or death of the grantee, all outstanding restricted share units previously granted to such grantee shall continue in full force and effect, and vesting and payment in respect of such restricted share units shall continue to be made in accordance with the terms thereof, subject to the provisions of the Restricted Share Unit Plan, as if such grantee continued to be an Eligible Participant, provided however that the grantee shall only be entitled to receive on each vesting date, the number of Ceapro Shares equal to the number of restricted share units granted multiplied by a fraction (A) the numerator of which is the number of days the grantee was an Eligible Participant of Ceapro during the applicable vesting period and (B) the denominator of which is the total number of days comprising the applicable vesting period.

Upon the grantee ceasing to be a Eligible Participant due to termination not for cause, effective as of the date of the termination without cause, all unvested restricted share units held by such grantee shall be terminated and all rights to receive any payment thereunder shall be forfeited by the grantee and the grantee shall not be entitled to receive any compensation in lieu thereof, provided that the Committee may determine in its sole discretion, prior to the date such restricted share units would otherwise terminate, to extend the date upon which such securities terminate.

Upon the grantee ceasing to be an Eligible Participant due to voluntary resignation by the grantee, all restricted share units previously credited to such grantee which did not vest on or prior to the last day of any notice period applicable in respect of such grantee’s voluntary termination date, shall be terminated and forfeited as of the grantee’s termination date (or such longer period as determined by the Committee in its sole discretion).

In the event of the grantee ceasing to be an Eligible Participant due to involuntary termination for cause, effective as of the date notice is given to the grantee of such termination, all unvested restricted share units held by such grantee shall be terminated and forfeited.

Assignability	Except as specifically provided in the Restricted Share Unit Plan, restricted share units may not be transferred or assigned.

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Equity Compensation Plan Information

The following table sets forth summary information as at December 31, 2022 with respect to Ceapro’s equity compensation plans.

		Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of RSUs (a)				Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Plan Category		Number	% of Common Shares Outstanding	Weighted-Average Exercise Price of Outstanding options and rights (b)		Number(1)	% of Common Shares Outstanding
Equity compensation plans approved by security holders	Stock Options	2,742,999	3.51	C$	0.67	5,080,319	6.49
	RSUs	Nil	N/A		N/A	370,000	0.47
Equity compensation plans not approved by security holders		Nil	N/A		Nil	Nil	Nil
Total:		2,742,999	3.51	$C	0.67	5,080,319	6.49

Note:

(1)	The aggregate number of securities available for future issue under equity compensation plans (to be shared by the stock option plan and RSU plan) is 5,080,319 at December 31, 2022 and within this total a maximum 370,000 Ceapro RSU’s are available to grant.

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Outstanding share-based awards and option-based awards

The following table sets forth all awards to Named Executive Officers outstanding as at December 31, 2022.

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options(1) (#)	Option exercise price (C$)	Option expiration date	Value of unexercised in-the-money options(2) (C$)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested (C$)	Market or payout value of vested share-based awards not paid out or distributed (C$)
Gilles Gagnon, President and Chief Executive Officer	60,000	0.36	Jan 3, 2025	13,800	N/A	N/A	N/A
	60,000	0.385	Jan 4, 2024	12,300
	400,000	1.75	Jan 3, 2027	Nil
	150,000	0.64	Jan 2, 2025	Nil

Stacy Prefontaine, Chief Financial Officer	35,000	0.36	Jan 3, 2025	8,050	N/A	N/A	N/A
	30,000	0.385	Jan 4, 2024	6,150
	60,000	0.50	Jan 2, 2028	5,400
	100,000	0.50	Feb 2, 2025	9,000

Incentive Plan Awards - Value vested or earned during the year

The following table sets forth the value of the awards that vested for each Named Executive Officer during the financial year ended December 31, 2022.

Name	Option-based awards - Value vested during the year(1) (C$)	Share-based awards - Value vested during the year(2) (C$)	Non-equity incentive plan compensation - Value earned during the year (C$)
Gilles Gagnon, President and Chief Executive Officer	5,000	Nil	Nil
Stacy Prefontaine, Chief Financial Officer	2,917	Nil	Nil

Notes:

(1)	Represents the value the Named Executive Officer would have realized for Ceapro Options that were exercisable during 2022 if the Ceapro Options had been exercised on the vesting date, notwithstanding that such options may not have actually been exercised by the Named Executive Officer on the vesting date. Where the vesting date occurs on a date on which the TSXV is not open for trading, the closing price on the next trading day is used in calculating the value. Where an amount is noted as Nil, the exercise price on the vesting date was in excess of the market price.
(2)	Represents the value the Named Executive Officer realizes for restricted share units that vest during 2022. Where the vesting date occurs on a date on which the TSXV is not open for trading, the closing price on the next trading day is used in calculating the value.

Pension, Termination and Change of Control Benefits

As at February 9, 2024, Ceapro has no pension plan or other arrangement whatsoever in place that provides for payments or benefits at, following or in connection with retirement.

Gilles Gagnon provides his services as President and Chief Executive Officer to Ceapro pursuant to a service agreement (the “Service Agreement”) with Prodev Pharma Inc. (the “Consultant”) dated January 1, 2017. Under the terms of the agreement, in the event of termination for any reason other than for cause, Ceapro shall pay the Consultant an amount equal to the aggregate of: (i) the monthly fees which would otherwise have been payable to the Consultant for a period of one year from the date of such termination or expiration; and (ii) the amount equal to all bonuses paid or accrued for the benefit of the Consultant during the 12 months immediately prior to the date of such termination or expiration. Further, Ceapro shall reimburse all expenses incurred by the Consultant prior to the date of termination.

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In the event of termination following a change in control of Ceapro or a material change in the terms and conditions of the Service Agreement, Ceapro shall pay the Consultant an amount equal to the aggregate of: (i) the monthly fees which would otherwise have been payable to the Consultant for a period of two years from the date of such termination or expiration; and (ii) the amount equal to all bonuses paid or accrued for the benefit of the Consultant during the 24 months immediately prior to the date of such termination or expiration. Further, Ceapro shall reimburse all expenses incurred by the Consultant prior to the date of termination. In addition, any unvested Ceapro Options and/or unvested restricted share units that have been issued under the Ceapro Stock Option Plan will vest as of the date of termination and all Ceapro Options will become exercisable in accordance with the Ceapro Stock Option Plan and Restricted Share Unit Plan.

Gilles Gagnon and the Consultant have waived their right to terminate the Service Agreement and receive the payments described above in connection with the Plan of Arrangement.

Compensation of Directors

For periods prior to May 31, 2022, each non-management director of Ceapro received an annual fee of $25,000, payable quarterly in arrears, and was entitled to reimbursement for expenses actually incurred in the capacity as a director. The Chair of the Audit Committee also received an additional annual fee of $5,000, and the Chair of the Ceapro Board also received an annual fee of $10,000. Effective June 1, 2022, each non-management director of Ceapro receives an annual fee of $45,000, payable quarterly, and is entitled to reimbursement for expenses actually incurred in the capacity as a director. The Chair of the Ceapro Board receives an additional annual fee of $30,000, the Chair of the Audit Committee receives an additional annual fee of $20,000, and the Chair of the CGCNC receives an additional annual fee of $15,000. Further, each director that is a member of the Audit Committee or CGCNC will also receive an annual fee of $10,000 for their participation in such committees. Non-management directors are also eligible to receive an annual equity-based award equal to the value of $45,000 under Ceapro’s equity compensation plans, to be granted each year following the annual general meeting.

The following table summarizes the compensation paid, payable, awarded or granted for the financial year ended December 31, 2022 to each of the independent directors.

Name	Fees earned (C$)(1)		Option-based awards (C$)		Share-based awards (C$)	Total (C$)
Donald J. Oborowsky Edmonton, Alberta	12,500	(2)	Nil		Nil	12,500
John Zupancic, B.Sc. Edmonton, Alberta	15,000	(3)	Nil		Nil	15,000
Glenn Rourke (10) Westmount, Quebec	46,667	(4)	Nil		Nil	46,667
Dr. William Li Holliston, Massachusetts, USA	59,566	(5)	Nil		Nil	59,566
Dr. Ulrich Kosciessa Pinneberg, Schleswig- Holstein, Germany	57,786	(6)	Nil		Nil	57,786
Ronald W. Miller Oakville, Ontario	60,000	(7)	36,060	(9)	Nil	96,060
Geneviève Foster Laval, Quebec	47,917	(8)	44,461	(10)	Nil	92,378

Notes:

(1)	The relevant disclosure required pertaining to Mr. Gagnon is disclosed in the table under the heading “Compensation of Executive Officers”.
(2)	Mr. Oborowsky did not stand for re-election as a director at the June 1, 2022 annual meeting.
(3)	Mr. Zupancic did not stand for re-election as a director at the June 1, 2022 annual meeting. Up until that date he acted as Chair of the Audit Committee.
(4)	Mr. Rourke acted as the Chair of the Ceapro Board up until June 1, 2022, and did not stand for re-election as a director at the June 6, 2023 annual meeting.
(5)	Dr. Li’s fees are earned and payable in USD dollars and are reflected in the table above in CDN dollars. Dr. Li is the Chair of the CGCNC.
(6)	Dr. Kosciessa’s fees are earned and payable in Euros and are reflected in the table above in CDN dollars.
(7)	Mr. Miller was appointed as Chair of the Ceapro Board on June 1, 2022.
(8)	Ms. Foster was appointed as Chair of the Audit Committee on June 1, 2022.
(9)	The fair value of the Option-based award has been calculated on the date of grant using the Black-Scholes Model using the following assumptions: (i) Risk free interest rate: 1.61%; (ii) Expected hold period to exercise: 5 years; (iii) Annualized Volatility: 66%; and (iv) Dividend Yield: 0%.
(10)	The fair value of the Option-based award has been calculated on the date of grant using the Black-Scholes Model using the following assumptions: (i) Risk free interest rate: 2.74%; (ii) Expected hold period to exercise: 5 years; (iii) Annualized Volatility: 66%; and (iv) Dividend Yield: 0%.

Incentive Plan Awards

Currently Ceapro’s equity-based incentive plans are the Ceapro Stock Option Plan and a Restricted Share Unit Plan.

The decision to grant options under the Ceapro Stock Option Plan and restricted share units under the Restricted Share Unit Plan is made using the principles and methodology set out above under the heading “Compensation Discussion and Analysis”. Ceapro Options and restricted share units have been granted to the current directors of Ceapro as part of the overall compensation plan. At December 31, 2022, the directors of Ceapro hold outstanding options to purchase a total of 1,540,000 Ceapro Shares.

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The following table sets forth all awards outstanding at December 31, 2022 made to the non-management directors. Information on the option-based awards granted to Mr. Gilles Gagnon, who currently serves as a director, President and Chief Executive Officer of Ceapro can be found under the heading “Executive Compensation - Outstanding option based awards”:

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options(1) (#)	Option exercise price (C$)	Option expiration date	Value of unexercised in-the- money options(2) (C$)	Number of shares or units of shares that have not vested (#)	Market or payout value of share-based awards that have not vested (C$)	Market or payout value of vested share-based awards not paid out or distributed (C$)
Glenn Rourke	20,000	0.36	Jan 3, 2025	4,600	N/A	N/A	N/A
Westmount, Quebec	75,000	0.64	Jan 2, 2025	NIL

Dr. William Li	20,000	0.36	Jan 3, 2025	4,600	N/A	N/A	N/A
Holliston,	20,000	0.385	Jan 4, 2024	4,100
Massachusetts,	75,000	0.64	Jan 2, 2025	NIL
USA	150,000	0.27	Nov 20, 2024	48,000

Dr. Ulrich	20,000	0.36	Jan 3, 2025	4,600	N/A	N/A	N/A
Kosciessa	20,000	0.385	Jan 4, 2024	4,100
Pinneberg, Germany	150,000	0.36	April 27, 2025	34,500

Ronald W. Miller	150,000	0.44	March 1, 2027	22,500	N/A	N/A	N/A
Oakville, Ontario

Geneviève	150,000	0.52	April 19, 2027	10,500	N/A	N/A	N/A
Foster
Laval, Quebec

Notes:

(1)	Represents Ceapro Options granted to each Director on or before December 31, 2022. Information is provided chronologically by the option-based award grant date beginning with the most recent award grant date.

(2)	The value of the unexercised in-the-money options has been determined by subtracting the exercise price of the Ceapro Options from the closing price of the Ceapro Shares on December 31, 2022 ($0.59), as reported by the TSXV, and multiplying such amount by the number of Ceapro Shares that may be acquired upon exercise of the Ceapro Options. A NIL value reflects that the exercise price exceeded the closing price of Ceapro Shares on December 31, 2022.

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Incentive Plan Awards - Value vested or earned during the year

The following table sets forth the value of the awards that vested for each non-management director during the financial year ended December 31, 2022.

Name	Option-based awards - Value vested during the year(1) (C$)	Share-based awards - Value vested during the year (C$)	Non-equity incentive plan compensation - Value earned during the year (C$)
Donald J. Oborowsky	1,667	Nil	Nil
Edmonton, Alberta
John Zupancic	1,667	Nil	Nil
Edmonton, Alberta
Glenn Rourke	1,667	Nil	Nil
Westmount, Quebec
Dr. William Li	1,667	Nil	Nil
Holliston, Massachusetts
USA
Dr. Ulrich Kosciessa	1,667	Nil	Nil
Pinneberg,
Germany
Ronald W. Miller	Nil	Nil	Nil
Oakville, Ontario
Geneviève Foster	Nil	Nil	Nil
Laval, Quebec

Note:

(3)	Represents the value the director would have realized for Ceapro Options that were exercisable during 2022 if the Ceapro Options had been exercised on the vesting date, notwithstanding that such options may not have actually been exercised by the director on the vesting date. Where the vesting date occurs on a date on which the TSXV is not open for trading, the closing price on the next trading day is used in calculating the value.

Indebtedness of Directors and Officers

As of the date hereof, other than indebtedness that has been entirely repaid on or before the date of this prospectus or “routine indebtedness” as defined in Form 51-102F5 of National Instrument 51-102 none of:

(a)	the individuals who are, or at any time since the beginning of the last financial year of Ceapro were, a director or executive officer of Ceapro;

(b)	the proposed nominees for election as a director of Ceapro; or

(c)	any associates of the foregoing persons, is, or at any time since the beginning of the most recently completed financial year has been, indebted to Ceapro or any subsidiary of Ceapro, or is a person whose indebtedness to another entity is, or at any time since the beginning of the most recently completed financial year has been, the subject of a guarantee support agreement, letter of credit or other similar arrangement or understanding provided by Ceapro or any subsidiary of Ceapro.

Management Contracts

Management services for Ceapro are not, to any material degree, performed by persons other than the directors or executive officers of Ceapro.

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Interest of Management and Others in Material Transactions

Except as set forth below, to the knowledge of Ceapro and based on information provided to it by its directors and the executive officers, there were no (i) directors or executive officers, (ii) persons that beneficially own, or control or direct, directly or indirectly, more than 10% of the Ceapro Shares, or (iii) any associate or affiliate of persons referred to in (i) and (ii), who has or has had any material interest, direct or indirect, in any transaction within the past three years or in any proposed transaction that has materially affected, or is reasonably expected to materially affect, Ceapro or any of its subsidiaries.

All benefits received, or to be received, by directors, officers or employees of Ceapro as a result of the Plan of Arrangement are, and will be, solely in connection with their services as directors, officers or employees of Ceapro. No benefit has been, or will be, conferred for the purpose of increasing the value of the consideration payable to any such person for the Ceapro Shares held by such person, and no consideration is, or will be, conditional on such person supporting the Plan of Arrangement.

Indemnification and Insurance

Prior to the Effective Time, Ceapro shall purchase a customary “tail” policy of directors’ and officers’ liability insurance for a period of up to six years providing protection no less favourable in the aggregate to the protection provided by the policies maintained by Ceapro and its subsidiaries which are in effect immediately prior to the Effective Date and Aeterna Zentaris will, and will cause Ceapro and its subsidiaries to, maintain such tail policies in effect without any reduction in scope or coverage for no less than six years from the Effective Time; provided that the cost of such policies shall not exceed 300% of the current annual aggregate premium for policies currently maintained by Aeterna Zentaris and its subsidiaries.

Securities Ownership

The chart below sets forth the Ceapro Shares and the Ceapro Options which the directors and executive officers of Ceapro beneficially own, directly or indirectly, or exercise control or direction over, as of the date hereof. The Ceapro Board was aware of these interests and considered them, among other matters, when recommending approval of the Arrangement Resolution to the Ceapro Securityholders.

Name and Position	Number and % of Ceapro Shares Held Immediately Prior to the Effective Time on a Non-Diluted Basis(1)	Number of Ceapro Options	Number and % of Ceapro Shares Held Immediately Prior to the Effective Time	Number and % of Common Shares Expected to be Held Immediately Following Completion of the Plan of Arrangement on a Non-Diluted Basis(2)(3)	Number and % of Common Shares Expected to be Held Immediately Following Completion of the Plan of Arrangement Assuming the Exercise of the Aeterna Zentaris New Warrants in Full(2)(4)

Number and % of Common Shares Expected to be Held Immediately Following Completion of the Plan of Arrangement on a Partially -Diluted Basis (Without Giving Effect to the Exercise of the Aeterna Zentaris New

Warrants)(2)(3)(4)

Dr. Ulrich Kosciessa Director	78,327 (0.10%)	230,000	Nil	7,393 (0.06%)	7,393 (0.05%)	29,101 (0.24%)
Dr. William Li Director	101,579 (0.13%)	305,000	Nil	9,588 (0.08%)	9,588 (0.06%)	38,375 (0.31%)
Geneviève Foster Director	Nil	210,000	Nil	Nil	Nil	19,821 (0.16%)
Gilles Gagnon(6) President and Chief Executive Officer and Director	1,778,062 (2.22%)	760,000	Nil	167,831 (1.37%)	167,831 (1.14%)	288,567 (2.33%)
Ronald W. Miller Director	Nil	210,000	Nil	Nil	Nil	19,821 (0.16%)
Stacy Prefontaine Chief Financial Officer	32,500 (0.04%)	270,000	Nil	3,067 (0.03%)	3,067 (0.02%)	28,552 (0.23%)

Notes:

(1)	Based on 78,293,177 Ceapro Shares issued and outstanding as of the date hereof.
(2)	Figures assume that the directors and officers hold the same securities immediately prior to the Effective Time as held on the date hereof.
(3)	Assumes that there are 12,245,969 Common Shares issued and outstanding immediately following the completion of the Arrangement, which excludes the Common Shares issuable upon exercise of the Aeterna Zentaris New Warrants.
(4)	Assumes that there are 14,780,393 Common Shares issued and outstanding immediately following the completion of the Arrangement, which includes the Common Shares issuable upon exercise of the Aeterna Zentaris New Warrants.
(5)	Assumes the exercise, conversion or exchange of any securities held by such person exercisable for, convertible into or exchangeable for Ceapro Shares.
(6)	Gilles Gagnon is the President and Chief Executive Officer of Ceapro and a director of Aeterna Zentaris. Mr. Gagnon holds 49,000 Aeterna Zentaris deferred share units and 760,000 Ceapro Options and will be issued 71,736 Replacement Options upon the completion of the Arrangement. Of Mr. Gagnon’s Ceapro Shares, 289,062 Ceapro Shares are held indirectly through Prodev Pharma Inc.

Employment Agreements

Gilles Gagnon provides his services as President and Chief Executive Officer to Ceapro pursuant to the Service Agreement.

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Risk Factors

Ceapro is subject to a number of risks and uncertainties inherent in the development of any new technology. General business risks include: uncertainty in product development and related clinical trials and validation studies, the regulatory environment, for example, delays or denial of approvals to market its products, the impact of technological change and competing technologies, the ability to protect and enforce its patent portfolio and intellectual property assets, the availability of capital to finance continued and new product development, and the ability to secure strategic partners for late stage development, marketing, and distribution of its products. The risks and uncertainties described below are those that Ceapro currently believes to be material, but they are not the only ones that it faces. Additional risks and uncertainties, including those that Ceapro does not know about now or that it currently deems immaterial, may also adversely affect its business. To the extent possible, Ceapro’s pursues and implements strategies to reduce or mitigate the risks associated with its business.

Customer reliance

Ceapro derives over 90% of its sales and related accounts receivable from one distribution partner, Symrise AG, and while Ceapro is continually seeking to expand Ceapro’s customer base, Ceapro expects this will continue for the foreseeable future. Ceapro’s future success in its base business cosmeceuticals market is dependent upon the continued demand by this distributor and their underlying customers, and the expansion of Ceapro’s customer base. Any decline in or loss of demand from this distributor or their underlying customers may have a negative impact on Ceapro’s revenues, and an adverse impact on Ceapro’s business, financial condition, and results of operations.

Intellectual property

Ceapro’s success will depend, in part, on its ability to obtain and maintain patents and trademarks and to secure and protect, trade secrets, proprietary technology and manufacturing processes and other intellectual property rights either developed internally or acquired, and to operate without infringing on the proprietary rights of others or have others infringe on its rights. Although Ceapro expends resources and efforts to patent its discoveries and innovations, there can be no assurance that patent applications will result in the issuance of patents or that any patents issued to Ceapro will provide it with adequate protection or any competitive advantages, or that such patents will not be successfully challenged by third parties. Ceapro cannot be assured competitors will not independently develop products similar to Ceapro’s products designed to circumvent exclusive rights granted to Ceapro.

Licences

Ceapro has entered into limited life licence agreements for exclusive rights to new technologies. As part of the licence agreements Ceapro works to develop and scale up the new technologies with the goal to commercialize the technologies or products derived from the technologies. The development of these new technologies is a costly, complex, and time-consuming process, and the investment in this development often involves a prolonged time period until a return is achieved on the investment. Ceapro’s ability to successfully develop and scale-up new technologies within the expiry periods of the licence agreements is dependent on a number of key factors such as hiring and retaining employees who have specialized knowledge and expertise pertaining to the development of the technologies, being able to access third party specialists, being able to source key equipment or supplies in a timely manner, and delays in research and development programs related to products derived from the technologies. Commercial success depends on many factors including the degree of innovation of the products developed, access to funding for scale-up opportunities, uncertainties inherent in the regulatory approval processes, delays in manufacturing or marketing arrangements, and sufficient support from strategic partners if applicable. Should Ceapro not be able to successfully develop and scale-up the technologies within the time frames of the licence agreements it could have an adverse impact on Ceapro’s business and operating results and the share price of the Ceapro Shares may decline.

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Research and development programs

Research and development programs may be regarded as uncertain, and the results obtained may not support the anticipated benefits. The development of new formulations, products and treatments may require substantial investment and may take a significant amount of time. Pre-clinical and clinical trial work will be necessary to complete before potential products could be determined to be safe and effective products and before Ceapro can obtain regulatory approvals for products to be approved for human use. Ceapro may set expectations for the timing of programs and the expected results of those programs throughout the different phases of development, such as for anticipated regulatory submission and approval dates of clinical studies, for the commencement and completion of research programs and clinical studies, for expected results, and for the potential timing of commercialization. However, the timing of these events can vary due to unanticipated delays, unsatisfactory research program or clinical trial results, the ability to manufacture the products at a reasonable cost, the ability to find appropriate partners for further commercialization, and to market successfully. At any stage, Ceapro may find it necessary to abandon the development of a potential new formulation, product and treatment and Ceapro may need to develop a new business strategy. This may have an adverse effect on Ceapro’s potential revenues and operating results.

Loss of key personnel

Ceapro relies on certain key employees whose skills and knowledge are critical to maintaining Ceapro’s success. Ceapro always strives to identify and retain key employees and always strives to be competitive with compensation and working conditions.

Interruption and quality of raw material supply

Interruption of key raw materials could significantly impact operations and Ceapro’s financial position. Interruption of supply could arise from weather-related crop failures or from market shortages. Weather and other growing conditions can also impact crop quality and impact Ceapro’s profitability. Ceapro attempts to purchase key raw materials well in advance of their anticipated use and is in-licensing technologies from third parties to reduce this risk.

Regulatory compliance

As a natural extract producer, Ceapro is subject to various regulations, and violation of these could limit markets into which Ceapro can sell. Ceapro has introduced a range of procedures which will ensure that Ceapro is well prepared for new regulations and obligations that may be required.

Cyber security

Ceapro depends upon the reliability and security of Ceapro’s information technology systems in the normal course of operations. Ceapro is subject to a variety of information technology and systems risks including virus, cyber-attacks, security breach and destruction or interruption of information technology systems. Although Ceapro has controls and security measures in place that are designed to mitigate these risks, a breach of these measures could occur and result in a loss of material and confidential information and disruption to business activities.

Environmental issues

Violations of safety, health, and environmental regulations could limit operations and expose Ceapro to liability, cost, and reputational impact. In addition to maintaining compliance with national and provincial standards, Ceapro maintains internal safety and health programs.

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Legal matters

In the normal course of operations, Ceapro may be subject to a variety of legal proceedings, including commercial, product liability, employment, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, and can cause Ceapro to incur significant expenses. Furthermore, because litigation is inherently unpredictable, and can be very expensive, the results of any such actions may have a material adverse effect on Ceapro’s business, operations, or financial condition.

Financial risks

Ceapro is exposed to various financial risks including, credit risk, foreign currency risk, liquidity risk, and interest rate risk, each of which could have an adverse impact on Ceapro’s business, financial condition, results of operations and cash flows.

Significant accounting estimates and assumptions

Ceapro’s consolidated financial statements, including the Ceapro Financial Statements, are prepared in accordance with IFRS. The assets, liabilities, revenues, and expenses reported in the consolidated financial statements depend to varying degrees on estimates made by management. An estimate is considered a critical accounting estimate if it requires management to make assumptions about matters that are highly uncertain and if different estimates that could have been used would have a material impact. The significant areas requiring the use of management estimates relate to provisions made for impairment of non-financial assets, inventory valuation, amortization of property and equipment, the recognition and valuation of tax liabilities and tax assets, provisions, the lease term and discount rate used to measure leases, and the assumptions used in determining share-based compensation. These estimates are based on historical experience and reflect certain assumptions about the future that Ceapro believe to be both reasonable and conservative. Actual results could differ from those estimates. Ceapro continually evaluates the estimates and assumptions.

Fair value and impairment

Ceapro relies on forecasts and estimates in its evaluation of the fair value of financial instruments and the recoverable amounts of non-financial assets in relation to impairment testing. The accuracy of such forecasts is inherently vulnerable to assumptions related to the timing of future events, the size of anticipated markets, forecasted costs, and the expected growth of sales.

Public health crisis

Ceapro is exposed to risks related to pandemics or epidemics such as the ongoing COVID-19 virus pandemic which, while no longer classified as a public health emergency, remains an ongoing global health issue. Ceapro could experience disruptions in its raw materials supply chain, in its manufacturing operations, and its shipping activities as a result of quarantines, facility closures, travel and logistics restrictions, and other limitations in connection with this outbreak or future ones. COVID-19 may adversely affect Ceapro’s employees, its operations, its suppliers, and its customers. In addition to the impact on operations, these same disruptions may also adversely affect Ceapro’s research and development partners, research institutions, and laboratories which can negatively impact and delay Ceapro’s research programs. While Ceapro would expect this to be temporary, there is uncertainty around the duration of this pandemic, especially considering the variants of the virus that have emerged, and its broader impact. The extent to which the current pandemic or future ones will impact Ceapro’s results will depend on further developments which are highly uncertain and cannot be predicted with great certainty.

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Legal Proceedings

Ceapro is not party to any outstanding legal proceedings. To the knowledge of Ceapro, there are no such proceedings contemplated.

Regulatory Actions

Ceapro has not been the subject of any penalties or sanctions imposed against the Ceapro by a court relating to securities legislation, by a securities regulatory authority, or by any regulatory body within the last three years immediately preceding the date hereof. Ceapro has not entered into any settlement agreements before a court relating to securities legislation or with a securities regulatory authority within the last three years immediately preceding the date hereof.

Auditor and Transfer Agent

Raymond Chabot Grant Thornton LLP, independent registered public accounting firm, located at 600 de la Gauchetière Street West, Montreal, Quebec, H3B 4L8, audited the annual financial statements of Ceapro for the fiscal years ended December 2022 and 2021 attached to this section entitled “Information Concerning Ceapro.” Raymond Chabot Grant Thornton LLP is independent of Ceapro within the meaning of the Harmonized Rules of Professional Conduct of Chartered Professional Accountants of Canada and are independent public accountants within the meaning of the rules and standards of the Public Company Accounting Oversight Board and the securities laws and regulations administered by the SEC.

The registrar and transfer agent of Ceapro is Computershare Investor Services Inc. at 100 University Ave 8th Floor, Toronto, Ontario M5J 2Y1.

Material Contracts

In the last three years, the only material contract entered into by Ceapro which is currently still in effect or in respect of which Ceapro has outstanding obligations (other than contracts entered into in the ordinary course of business) is the Symrise Agreement.

The Symrise Agreement is a supply and distribution agreement with Symrise AG with respect to the distribution and commercialization of Ceapro’s high-value active ingredients to key international players in the cosmetics industry, effective from January 1, 2022 until December 31, 2026. Under the Symrise Agreement, Symrise AG is obligated to purchase minimum annual volumes of Ceapro’s products unless (i) there is a force majeure event, or (ii) there is a decrease or cessation of any customer’s purchase of the products from Symrise due to a formulation change by such customers, as more particularly set forth in the Symrise Agreement.

A copy of the Symrise Agreement is available for inspection at the offices of Ceapro located at 7824 – 51 Avenue NW Edmonton, Alberta, Canada T6E 6W2, and is also available electronically under Ceapro’s profile on SEDAR+ at www.sedarplus.ca.

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INFORMATION CONCERNING THE COMBINED COMPANY

The following information is presented assuming prior completion of the Plan of Arrangement and is reflective of the projected consolidated business, financial and share capital position of Aeterna Zentaris and Ceapro assuming the completion thereof. It contains significant amounts of forward-looking statements. See section entitled “Forward-Looking Statements” in this prospectus in respect of forward-looking information that is included in this prospectus and in the documents incorporated by reference herein. Readers are cautioned that actual results may vary. The information below only includes information respecting Aeterna Zentaris and Ceapro after the Plan of Arrangement that is materially different from information provided earlier in this prospectus. See the disclosure in section entitled “Information Concerning Aeterna Zentaris” and section entitled “Information Concerning Ceapro”. See also the unaudited pro forma consolidated financial statements of the Combined Company attached hereto.

Overview

On completion of the Arrangement, (i) Aeterna Zentaris will acquire all of the issued and outstanding Ceapro Shares and Ceapro will become a wholly-owned subsidiary of Aeterna Zentaris, and (ii) each of the current Shareholders, as a group, and the Ceapro Shareholders, as a group, are expected to own approximately 50% of the issued and outstanding Common Shares assuming the exercise of the Aeterna Zentaris New Warrants and based on the number of Common Shares and Ceapro Shares issued and outstanding as of December 14, 2023. As a result, all of the assets of Ceapro will become indirectly held by the Combined Company.

Name and Corporate Status

Following the Plan of Arrangement, Aeterna Zentaris (the Combined Company) will continue to exist under the CBCA, and Ceapro will continue to exist under the CBCA.

Upon the closing of the Plan of Arrangement the Combined Company will initially continue under the name “Aeterna Zentaris Inc.” and the Common Shares (including the Consideration Shares issued pursuant to the Plan of Arrangement and the Common Shares issued upon conversion of the Aeterna Zentaris New Warrants following the Plan of Arrangement) will be listed for trading on the TSX and the Nasdaq initially under the symbol “AEZS”. It is expected that the Combined Company Board will recommend that Shareholders approve a new name for the Combined Company at the next annual general meeting of Shareholders.

The Combined Company will be a reporting issuer in all of the provinces of Canada and will file reports with the SEC under Section 13(a) of the U.S. Securities Exchange Act of 1934.

Anticipated Corporate Structure

The corporate chart below sets forth the Combined Company’s subsidiaries, each of which will be wholly-owned, and the jurisdiction of incorporation of each entity.

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Description of the Combined Company

The Combined Company will combine Ceapro’s business relating to the development and commercialization of natural products for the personal care, cosmetic, human and animal health industries using proprietary technology and natural renewable resources, and to the development of innovative products, technologies and delivery systems with Aeterna Zentaris’ business relating to the development and commercialization of therapeutics and diagnostic tests.

The Combined Company is expected to have the following characteristics:

●	Diversified commercial and development product pipeline. The Combined Company will benefit from an extensive and diversified pipeline of innovative products in development, including Ceapro’s quicker to market biotechnology products and Aeterna Zentaris’ potentially higher return, but longer-horizon, products. With this pipeline rejuvenation, the Combined Company is anticipated to boast:

○	more products in the pipeline that are closer to potential commercialization;

○	an enhanced ability to strategically focus financial and company resources in a manner that provides the most value to the Combined Company and shareholders; and

○	a more compelling value proposition and lower risk profile.

●	Expanded pharmaceutical research and development capabilities. The Combined Company will have the established pharmaceutical research and development capabilities of both Aeterna Zentaris and Ceapro, as well as infrastructure to support development activities and potentially offer improved efficiencies in addition to cost savings.

●	Greater potential for stable cashflow to support R&D of potentially higher return pharmaceutical products. Ceapro currently generates revenues from two main active ingredients, oat beta glucan and avenanthramides, extracted and purified using its proprietary technology. Cash flow from these products are planned to be used along with Aeterna Zentaris’ revenue from the commercialization or licensing of Aeterna Zentaris’ macimorelin product to support the development of the Combined Company’s roster of high potential-return products, ideally creating growing and sustainable revenue for the Combined Company and our combined investors.

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●	Stronger Financial Position and Flexibility. The Combined Company will have increased financial flexibility with enhanced free cash flow and a strengthened balance sheet, with approximately C$57 million in unrestricted cash as of September 30, 2023 on a pro forma basis.

●	Strengthened expertise and efficiencies. Both Aeterna Zentaris and Ceapro have expertise that can build upon each other, which is expected to result in a stronger Combined Company. For example, Aeterna Zentaris is adept at navigating the conduct of human clinical trials and the crucial regulatory approval process required to bring pharmaceutical products to market. The Combined Company plans to leverage this expertise with the higher value pharmaceutical opportunities being advanced by Ceapro for its active ingredients and technologies.

●	North American + European Operations. Ceapro has an operational presence in North America, while Aeterna Zentaris is a Canadian company that trades on North American markets but whose current operational footprint is largely European.

The business of the Combined Company and information relating to the Combined Company will be that of Aeterna Zentaris and Ceapro generally and as disclosed elsewhere in this prospectus, including, but not limited to, as further described in the section entitled “Information Concerning Aeterna Zentaris” and the section entitled “Information Concerning Ceapro” herein.

The head office of the Combined Company will be situated at 222 Bay St., Suite 3000, Toronto, Ontario, Canada M5K 1E7 c/o Norton Rose Fulbright Canada LLP.

The Combined Company will have its registered office located at 222 Bay St., Suite 3000, Toronto, Ontario, Canada M5K 1E7 c/o Norton Rose Fulbright Canada LLP.

Description of Share Capital

The authorized share capital of the Combined Company will continue to be as described in the section entitled “Information Concerning Aeterna Zentaris” attached to this prospectus and the rights and restrictions of the Common Shares will remain unchanged.

Combined Company Shareholders and Principal Shareholders

The issued share capital of the Combined Company will change as a result of the consummation of the Plan of Arrangement to reflect the issuance of the Common Shares contemplated in the Plan of Arrangement. Based on the outstanding securities of Ceapro as of December 14, 2023, and without giving effect to the Consolidation, it is expected that Aeterna Zentaris will issue up to a maximum of 10,196,189 Common Shares in connection with the Plan of Arrangement (including the Consideration Shares and the Common Shares to be issued in respect of the Replacement Options and the Aeterna Zentaris New Warrants). If no outstanding Ceapro Options have been exercised prior to the Effective Time, and without giving effect to the Consolidation, 271,672 Common Shares are expected to be reserved for issuance upon the exercise of the Replacement Options and 2,534,424 Common Shares are expected to be reserved for issuance upon the exercise of the Aeterna Zentaris New Warrants.

On completion of the Plan of Arrangement, assuming that the current number of Common Shares and Ceapro Shares outstanding does not change from the date hereof and not including the exercise of any Aeterna Zentaris New Warrants, it is expected that there will be 12,245,969 Common Shares issued and outstanding. Up to a maximum of 3,514,064 Common Shares will be issuable upon the exercise of outstanding convertible securities of Aeterna Zentaris, including, without limitation, the Replacement Options and the Aeterna Zentaris New Warrants to be issued pursuant to the Plan of Arrangement. On completion of the Plan of Arrangement, assuming that the current number of convertible securities of Aeterna Zentaris and Ceapro does not change from the respective dates of the information provided herein, and without giving effect to the Consolidation, it is expected that the total number of Common Shares issued and outstanding will be 15,760,033 on a fully-diluted basis.

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To the knowledge of the directors and executive officers of Aeterna Zentaris as of the date of this prospectus, no person will beneficially own, or control or direct, directly or indirectly, voting securities of Aeterna Zentaris carrying 10% or more of the voting rights attached to the Common Shares following completion of the Plan of Arrangement.

Estimated Available Funds and Principal Purposes

Based on the consolidated financial statements of Aeterna Zentaris and Ceapro, respectively, as of September 30, 2023, Aeterna Zentaris has estimated working capital of approximately C$50.9 million and Ceapro had estimated working capital of approximately C$16.4 million. Based on the unaudited proforma combined consolidated financial information of the Combined Company as of September 30, 2023 set forth herein, the Combined Company would have estimated working capital of approximately C$60.2 million upon completion of the Plan of Arrangement.

Aeterna Zentaris has historically had negative cash flow from operating activities and has historically incurred net losses but, based on current operations, the Combined Company expects to meet its cash needs for the twelve-month period following the date hereof. To the extent that the Combined Company has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows or raise additional funds through the issuance of additional equity securities, loan financing or other means. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Combined Company as those previously obtained, or at all. See section entitled “Risk Factors” in this prospectus.

Pro-Forma Consolidated Capitalization

The following table presents the number of our issued and outstanding Common Shares and our consolidated cash and cash equivalents and capitalization as at September 30, 2023:

●	On an actual basis; and
●	on a pro-forma basis adjust to reflect the offering and the acquisition.

The information below has been derived from and should be read in conjunction with, and is qualified in its entirety by, our unaudited consolidated financial statements as at September 30, 2023, and for the nine-month periods ended September 30, 2023 and 2022, and the Management’s Discussion and Analysis thereon, incorporated by reference into this prospectus. Figures are in thousands of U.S. dollars except share data.

	As at September 30, 2023
	Actual	As Adjusted	As Adjusted
(unaudited) (in thousands, except per share data)	(in US $, except share date)	(in US $, except share date)	(in C$, except share date)

Number of Common Shares issued and outstanding	4,855,876	12,245,969	12,245,969

Cash and cash equivalents	$38,756	$42,188	$57,038

Warrant liability	-	10	13
Deferred share unit liability	-	278	376

Total non-current liabilities	11,980	13,713	$ 18,540
Shareholders’ equity:
Share capital	293,410	22,790	30,812
Warrants	5,085	-	-
Contributed surplus	90,682	3,663	4,952
Retained earnings (Deficit)	(362,088)	18,915	25,573
Accumulated other comprehensive income	(811)	-	-
Total capitalization	38,258	59,369	80,266

The number of our Common Shares that will be outstanding before the offering is based on 4,855,876 shares outstanding as of September 30, 2023, and excludes as of such date:

●	457,648 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $21.76 per share;
●	53,400 Common Shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $12.51 per share;
●	303,250 Common Shares reserved for future issuance under our 2018 Long-Term Incentive Plan dated March 27, 2018;

The number of our Common Shares that will be outstanding immediately after the offering and the acquisition is based on 12,245,969 shares outstanding as of September 30, 2023, and excludes as of such date:

●	457,648 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $21.76 per share;

●	325,072 Common Shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $7.91 per share;

●	874,048 Common Shares reserved for future issuance under our 2018 Long-Term Incentive Plan dated March 27, 2018;

●	2,534,424 Common Shares issuable upon the exercise of Aeterna Zentaris New Warrants to be issued to investors in this offering at an exercise price of $0.01 per share;

Directors and Executive Officers

Following completion of the Plan of Arrangement, the Combined Company Board will be comprised of eight (8) directors. The directors of Combined Company will hold office until the next annual general meeting of Shareholders or until their respective successors have been duly elected or appointed, unless his or her office is vacated earlier in accordance with the articles of the Combined Company (being the articles of Aeterna Zentaris) or within the provisions of the CBCA.

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Management of the Combined Company is expected to include executives from both Ceapro and Aeterna Zentaris. Gilles Gagnon, Ceapro’s current President and Chief Executive Officer, and Giuliano La Fratta, Aeterna Zentaris’ current Senior Vice President, Finance and Chief Financial Officer, will lead the Combined Company’s business following completion of the Plan of Arrangement as Chief Executive Officer and Chief Financial Officer, respectively. Upon closing of the Plan of Arrangement and as a component of near-term integration efforts, it is expected that the Combined Company Board will assess the composition of the Combined Company’s executive officer team (aside from the President and Chief Executive Officer and Senior Vice President and Chief Financial Officer) to determine which Ceapro and which Aeterna Zentaris executive officers will hold roles as executive officers of the Combined Company. Additional changes to the Combined Company board and executive officers of the Combined Company may follow over the short, medium, and long-term as integration efforts progress and the Combined Company is in a better position to assess needs and recruit successors.

As of the Effective Date and assuming the exercise in full of the Aeterna Zentaris New Warrants, the Combined Company’s directors, Chief Executive Officer Chief Financial Officer are expected to collectively hold 188,586 Common Shares (representing 1.28% of the total issued and outstanding Common Shares) as a group.

The following table sets out, among other things, the name of each of the persons expected to sit as a director of the Combined Company or as its Chief Executive Officer or Chief Financial Officer, each of their principal occupations for the last five (5) years; the period during which each person has served as a director of Aeterna Zentaris or Ceapro prior to the completion of the Plan of Arrangement; and the number of Common Shares of the Combined Company that each are expected to hold immediately upon the completion of the Plan of Arrangement.

Name and Place of Residence	Proposed Position of the Combined Company	Principal Occupation for the Five Years Preceding	Period Served as a Director of Aeterna Zentaris or Ceapro(2)	Number and % of Common Shares Expected to be Held Immediately Following Completion of the Plan of Arrangement on a Non-Diluted Basis(1)(2)(3)	Number and % of Common Shares Expected to be Held Immediately Following Completion of the Plan of Arrangement Assuming the Exercise of the Aeterna Zentaris New Warrants in Full(1)(2)(4)	Number and % of Common Shares Expected to be Held Immediately Following Completion of the Plan of Arrangement on a Partially-Diluted Basis(1)(2)(3)(5)
Gilles Gagnon	President and Chief	President and	Director of	167,831	167,831	288,567
Quebec, Canada	Executive Officer and Director	Chief Executive Officer of Ceapro	Aeterna Zentaris since 2020 Director of Ceapro since 2007 President and executive officer of Ceapro since 2008	(1.37)%	(1.14)%	(2.33)%
Giuliano La Fratta	Senior	Senior Vice	Officer of	Nil	Nil	2,000
Quebec, Canada	Vice President and Chief Financial Officer	President Finance and Chief Financial Officer of Aeterna Zentaris	Aeterna Zentaris since 2022			(0.02)%
Carolyn	Director	Owner,	Director of	1,276	1,884	56,118
Egbert(9) Texas, USA		Creative Solutions for Executives (consulting company); Chair of the Board of Directors of Aeterna Zentaris	Aeterna Zentaris since 2012	(0.01)%	(0.01)%	(0.46)%
Peter	Director	Corporate	Director of	Nil	Nil	49,000
Edwards(8)(9) Ohio, USA		Director; formerly General Counsel, Aziyo Biologics (medical company)	Aeterna Zentaris since 2020			(0.40)%
Dennis Turpin(8)	Director	President and	Director of	1,280	1,890	49,690
Quebec, Canada		Chief Executive Officer of Endoceutics Inc.	Aeterna Zentaris since 2021	(0.01)%	(0.01)%	(0.40)%
Ronald	Chair	Former	Chair of	Nil	Nil	19,821
W. Miller(9) Oakville, Ontario		President and CEO of Hoffmann-La Roche Limited (Roche Canada) (2000-2022) Chair of the Board of Directors of Ceapro	Ceapro since 2022			(0.16)%
Ulrich	Director	CEO,	Director of	7,393	7,393	29,101
Kosciessa(8) Pinneberg, Schleswig-Holstein, Germany		Photonamic since September 2006. Since April 2018, COO of SBI ALApharma.	Ceapro since 2015	(0.06)%	(0.05)%	(0.24)%
Geneviève	Director	Business	Director of	Nil	Nil	19,821
Foster(8)(9) Laval, Quebec		lawyer	Ceapro since 2022			(0.16)%
William Li(9)	Director	Co-founder	Director of	9,588	9,588	38,375
Holliston, Massachusetts, USA		and Medical Director since 1994, and President since 2000, of Angiogenesis Foundation	Ceapro since 2014	(0.08)%	(0.06)%	(0.31)%

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Notes:

(1)	Figures are provided on a pre-Consolidation basis.
(2)	Figures assume that the directors and officers hold the same securities immediately prior to the Effective Time as held on the date hereof and that no Ceapro Shareholders have exercised their Dissent Rights.
(3)	Percentages are based on 12,245,969 Common Shares issued and outstanding upon the completion of the Plan of Arrangement, which excludes the Common Shares issuable upon exercise of the Aeterna Zentaris New Warrants.
(4)	Number of Common Shares held includes the Common Shares issuable upon the exercise of the Aeterna Zentaris New Warrants, if any. The Percentages are based on 14,780,393 Common Shares issued and outstanding upon the completion of the Plan of Arrangement, which includes the Common Shares issuable upon the exercise in full of the Aeterna Zentaris New Warrants.
(5)	Assumes the exercise, conversion or exchange of any securities of the Combined Company held by such person which are exercisable for, convertible into or exchangeable for Common Shares held by the individual.
(6)	We do not have any direct information concerning the number of Aeterna Zentaris or Ceapro securities beneficially owned by the Conditional Nominees or concerning such securities over which such persons exercise control or direction. This information was provided to us by the nominees individually.
(7)	Table assumes the approval by the Shareholders at the Meeting of the Conditional Nominee Resolution, including the appointment of each of the Conditional Nominees pursuant thereto.
(8)	Anticipated member of the Audit Committee of the Combined Company. Dennis Turpin is expected to be appointed as the Chair of the Audit Committee.
(9)	Anticipated member of the Nominating, Governance and Compensation Committee of the Combined Company. Carolyn Egbert is expected to be appointed as the Chair of the Nominating Governance and Compensation Committee.
(10)	See section entitled “Directors and Executive Officers of the Combined Company” for additional information regarding the former Ceapro director’s security holdings.
(11)	See section entitled “Interest of Directors and Executive Officers in the Plan of Arrangement” for addition information regarding the current Aeterna Zentaris directors and executive officers’ security holdings.

Following the completion of the Plan of Arrangement, there is not anticipated to be any material changes to the current executive compensation arrangements of Aeterna Zentaris or Ceapro.

To the knowledge of the Company, no Person who is expected to serve as a director or officer of the Combined Company following the completion of the Plan of Arrangement is, as at the date of this prospectus or has been, within ten years before the date of this prospectus, a director, chief executive officer or chief financial officer of any company (including Aeterna Zentaris) that:

(a)	was subject to a cease trade order or similar order, or an order that denied the relevant company access to any exemption under securities legislation, in each case such an order being in effect for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer, or chief financial officer; or

(b)	was subject to a cease trade order or similar order, or an order that denied the relevant company access to any exemption under securities legislation, in each case such an order being in effect for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Other than as set forth below, to the knowledge of the Company, no Person who is proposed to serve as a director or officer of the Combined Company following the completion of the Plan of Arrangement, or shareholder who will be holding a sufficient number of Common Shares to affect materially the control of the Combined Company:

(a)	is, or within ten years before the date of this prospectus has been, a director or executive officer of any company (including Aeterna Zentaris) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

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(b)	has, within ten years before the date of this prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Dennis Turpin has been the Chief Executive Officer of Endoceutics since January, 2019. On September 26, 2022, the Superior Court of Quebec issued an order granting Endoceutics, Inc. and its subsidiaries’ application for creditor protection under the Companies’ Creditors Arrangement Act (Canada) to address near term liquidity issues. The order will be in place until April 15, 2024 and may be extended.

Audit Committee

Composition of the Audit Committee

The Combined Company’s Audit Committee is expected to consist of Dennis Turpin (Chair), Genevieve Foster, Peter Edwards and Dr. Ulrich Kosciessa.

Each proposed member is considered “financially literate” as defined in NI 52-110 and each is expected to be considered “independent” as defined in NI 52-110.

Relevant Education and Experience

Each of the members of the Combined Company Audit Committee have the industry experience necessary to understand and analyze financial statements of the level of complexity of the Combined Company, as well as the understanding of internal controls and procedures necessary for financial reporting. The specific education and experience of each is set out under their respective names under the heading “Directors and Executive Officers” above, section entitled “Directors and Executive Officers of the Combined Company” of the Prospectus and the Form 20-F incorporated by reference herein.

Material Contracts

Please see the Form 20-F incorporated by reference into this prospectus.

Indebtedness of Directors and Officers

None of the Persons who are proposed to be directors, employees or executive officers of the Combined Company following the completion of the Plan of Arrangement, and none of the associates of such Persons is or has been indebted to either Aeterna Zentaris or Ceapro at any time during the financial year ended December 31, 2022 of each of Aeterna Zentaris and Ceapro or will be indebted to the Combined Company upon completion of the Plan of Arrangement in connection with a purchase of securities or otherwise. Furthermore, no indebtedness of these individuals to another entity has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Aeterna Zentaris or Ceapro.

Independent Auditors, Transfer Agent and Registrar

The auditors of Aeterna Zentaris following the completion of the Plan of Arrangement will continue to be Deloitte LLP, 1190, Avenue Des Canadiens-De-Montreal, Bureau 500, Montreal, Québec, H3B 0M7, Canada.

The transfer agent and registrar for the Common Shares and the warrant agent for the Aeterna Zentaris New Warrants will continue to be Computershare at is principal office in Montréal, Québec.

Aeterna Zentaris’ agent for service of process and SEC matters in the U.S. is its wholly-owned subsidiary, Aeterna Zentaris, Inc., located at 315 Sigma Drive, Summerville, South Carolina 29486

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Risk Factors

The business and operations of the Combined Company will continue to be subject to the risks currently faced by Aeterna Zentaris and Ceapro, as well as certain risks unique to the Combined Company. See “Risk Factors” in this prospectus. Readers should also carefully consider the risk factors relating to Aeterna Zentaris described in the Form 20-F incorporated herein by reference.

Effect of the Issuance Resolution

Upon completion of the Plan of Arrangement, Aeterna Zentaris expects to issue the following Consideration Shares, Replacement Options and Aeterna Zentaris New Warrants:

	As at September 30, 2023
	Actual	As Adjusted	As Adjusted
(unaudited) (in thousands, except per share data)	(in US $, except share data)	(in US $, except share data)	(in C$, except share data)

Number of Common Shares issued and outstanding	4,855,876	12,245,969	12,245,969

Cash and cash equivalents	$38,756	$42,188	$57,038

Warrant liability	-	10	13
Deferred share unit liability	-	278	376
Total non-current liabilities	11,980	13,713	18,540
Shareholders’ equity:
Share capital	293,410	22,790	30,812
Warrants	5,085	-	-
Contributed surplus	90,682	3,663	4,952
Retained earnings (Deficit)	(362,088)	18,915	25,573
Accumulated other comprehensive income	(811)	-	-
Total capitalization	38,258	59,369	80,266

The number of our Common Shares that will be outstanding is based on 4,855,876 shares outstanding as of September 30, 2023, and excludes as of such date:

●	457,648 Common Shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $21.76 per share;
●	874,048 Common Shares reserved for future issuance under our 2018 Long-Term Incentive Plan dated March 27, 2018;
●	2,534,424 Common Shares issuable upon the exercise of Aeterna Zentaris New Warrants to be issued to investors in this offering at an exercise price of $0.01 per share;

As set forth below, Shareholders and former Ceapro Shareholders are each expected to own approximately 50% of the issued and outstanding Common Shares of the Combined Company immediately following completion of the Plan of Arrangement, assuming the exercise of all of the Aeterna Zentaris New Warrants and based on the number of Common Shares and Ceapro Shares issued and outstanding as of market close on December 13, 2023.

	Number of Common Shares	Percent of Common Shares of Combined Company(4)
Common Shares held by current Shareholders(1)	4,855,876	32.85%
Common Shares upon exercise of Aeterna Zentaris New Warrants to be held by current Shareholders and current holders of Aeterna Zentaris Adjusted Warrants(1)(2)	2,534,424	17.15%
Total:	7,390,300	50.00%
Consideration Shares to be held by Ceapro Shareholders(3)	7,390,093	50.00%

Notes:

(1)	Assumes that there are 4,855,876 Common Shares issued and outstanding immediately prior to the completion of the Plan of Arrangement.
(2)	Assumes that there are 457,648 Aeterna Zentaris Adjusted Warrants issued and outstanding immediately prior to the completion of the Plan of Arrangement.
(3)	Assumes that (i) there are no Ceapro Shareholders who have exercised their Dissent Rights, and (ii) there are 78,293,177 Ceapro Shares issued and outstanding.
(4)	Assumes that there are 14,780,393 Common Shares of the Combined Company issued and outstanding immediately upon the completion of the Plan of Arrangement, including the exercise of all the Aeterna Zentaris New Warrants (but excluding the exercise of the Replacement Options).

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DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY

We are governed by our restated articles of incorporation (the “Restated Articles of Incorporation”) under the CBCA and by articles of amendment dated October 2, 2012, November 17, 2015 and May 9, 2019 (together with the Restated Articles of Incorporation, the “Articles”) and by our by-laws, as amended and restated on March 21, 2013 (the “By-Laws”). Our Articles provide that our Aeterna Zentaris Board shall be composed of a minimum of five (5) and a maximum of 15 directors. The board of directors of the Company is currently comprised of five directors, being Peter Edwards, Carolyn Egbert, Gilles Gagnon, Dennis Turpin and Klaus Paulini (the “Existing Directors”). Pursuant to the Arrangement Agreement, the Company has agreed to use commercially reasonable efforts to ensure that Ronald W. Miller, Ulrich Kosciessa, Geneviève Foster and William Li (the “Conditional Nominees”), are appointed to the Aeterna Zentaris Board upon the completion of the Plan of Arrangement. Each Conditional Nominee is a director nominee of Ceapro. The approval of the Conditional Nominee Resolution is a condition in favour of Ceapro to the completion of the Plan of Arrangement.

To facilitate the appointment of the Conditional Nominees, the Shareholders will be asked at the Meeting to approve an ordinary resolution increasing the number of directors of the Company from five (5) to eight (8) and to elect each Conditional Nominee (the “Conditional Nominee Resolution”). The increase in the number of directors from five (5) to eight (8) and the appointment of the Conditional Nominees to the Aeterna Zentaris Board shall be conditional upon, and shall only take effect following, the completion of the Plan of Arrangement.

If the Plan of Arrangement closes and assuming that the Conditional Nominee Resolution is approved and all of the Conditional Nominees are elected to the Aeterna Zentaris Board, (i) the Aeterna Zentaris Board will be comprised of the following eight (8) members: Peter Edwards, Carolyn Egbert, Gilles Gagnon, Dennis Turpin, Ronald W. Miller, Ulrich Kosciessa, Geneviève Foster and William Li (the “Combined Company Board”), and (ii) each of the members of the Combined Company Board will remain in office until the termination of the next annual meeting of shareholders or until his or her successor is duly elected or appointed, unless his or her post is vacated earlier. As you will note from the enclosed form of proxy or voting instruction form, Shareholders may vote for each director individually, and thus there is no slate vote.

We are subject to the provisions of section 106(3.4) of the CBCA, which came into effect on August 31, 2022. Section 106(3.4) of the CBCA provides that if, at a meeting of shareholders of a corporation at which an election of directors is required, there is only one candidate nominated for each position available on the board (an “Uncontested Meeting”), each candidate is elected only if the number of votes cast in their favour represents a majority of the votes cast for and against them by the shareholders who are present in person or represented by proxy. If an incumbent director who was a candidate in an election held in an Uncontested Meeting was not elected during the election, the director may continue in office until the earlier of: (a) the 90th day after the day of the election; and (b) the day on which the director’s successor is appointed or elected.

Each of the Existing Directors was elected at the annual meeting of Shareholders held on July 14, 2023, and information concerning the Existing Directors and executive compensation, is set out in the Company’s Form 20-F Annual Report dated March 22, 2023 for the year ended December 31, 2022, which is incorporated herein by reference (see section entitled “Information Concerning Aeterna Zentaris – Additional Information”). Also see section entitled “Interest of Directors and Executive Officers in the Plan of Arrangement.”

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The following table provides the names of the Conditional Nominees and information concerning them:

Name and Place of Residence	Principal Occupation	Number and % of Common Shares Held as of the date hereof on a Non-Diluted Basis	Number of Consideration Shares, Replacement Options and/or Aeterna Zentaris New Warrants Issuable under the Plan of Arrangement(1)(2)	Number and % of Common Shares Expected to be Held Immediately Following Completion of the Plan of Arrangement on a Non-Diluted Basis(1)(2)(3)	Number and % of Common Shares Expected to be Held Immediately Following Completion of the Plan of Arrangement Assuming the Exercise of the Aeterna Zentaris New Warrants in Full(1)(2)(4)(5)	Number and % of Common Shares Expected to be Held Immediately Following Completion of the Plan of Arrangement on a Partially-Diluted Basis (1)(2)(3)(5)
Geneviève Foster Laval, Quebec	Business lawyer	Nil	19,821 Replacement Options	Nil	Nil	19,821 (0.16%)
Ulrich Kosciessa Pinneberg, Schleswig-Holstein, Germany	CEO of Photonamic since September 2006. Since April 2018, COO of SBI ALApharma.	Nil	7,393 Consideration Shares 21,708 Replacement Options	7,393 (0.06%)	7,393 (0.05%)	29,101 (0.24%)
William Li Holliston, Massachusetts, USA	Co-founder and Medical Director since 1994, and President since 2000, of Angiogenesis Foundation	Nil	9,588 Consideration Shares 28,787 Replacement Options	9,588 (0.08%)	9,588 (0.06%)	38,375 (0.31%)
Ronald W. Miller Oakville, Ontario	Former President and CEO of Hoffmann-La Roche Limited (Roche Canada) (2000-2022) Chair of the Board of Directors of Ceapro	Nil	19,821 Replacement Options	Nil	Nil	19,821 (0.16%)

Notes:

(1)	Figures are provided on a pre-Consolidation basis.
(2)	Figures assume that the directors and officers hold the same securities immediately prior to the Effective Time as held on the date hereof.
(3)	Percentages are based on 12,245,969 Common Shares issued and outstanding immediately following the completion of the Plan of Arrangement, which excludes the Common Shares issuable upon exercise of the Aeterna Zentaris New Warrants.
(4)	Percentages are based on 14,780,393 Common Shares issued and outstanding upon the completion of the Plan of Arrangement, which includes the Common Shares issuable upon the exercise in full of the Aeterna Zentaris New Warrants.
(5)	Assumes the exercise, conversion or exchange of any securities of the Combined Company held by such person which are exercisable for, convertible into or exchangeable for Common Shares held by the individual.
(6)	Aeterna Zentaris does not have any direct information concerning the number of Aeterna Zentaris or Ceapro securities beneficially owned by the Conditional Nominees or concerning such securities over which such persons exercise control or direction. This information was provided to us by the Conditional Nominees individually or based on publicly available information.
(7)	None of the Conditional Nominees are currently directors or officers of Aeterna Zentaris.
(8)	None of the Conditional Nominees hold securities of Aeterna Zentaris.
(9)	See section entitled “Information Concerning the Combined Company – Directors and Executive Officers” for the expected composition of the committees of the Combined Company Board.

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Director Biographies

Ronald W. Miller: Ronald W. Miller was President and CEO of Hoffmann-La Roche Limited (Roche Canada) for 22 years (until 2022). In this role, he was responsible for the growth and success of the Canadian Pharmaceuticals Division, particularly as it relates to Roche’s mandate of developing and delivering innovative healthcare solutions for Canadians. Mr. Miller has more than 43 years of extensive and varied experience in the pharmaceutical industry.

Born in Scotland, Mr. Miller completed his Bachelor of Science in Economics and Geography at the University of Glasgow, then moved to Leeds, England to accept a job as a pharmaceutical sales representative.

Mr. Miller advanced through a series of successive sales and management positions across the industry to become the National Sales Manager for Roche in the United Kingdom in 1988 and continued to move globally as a Product Manager in Switzerland and Deputy Divisional Director of the Pharmaceutical Division in Japan. He moved back to Switzerland to head up a global product launch before returning to the UK as Pharmaceuticals Director. Mr. Miller was appointed President and CEO of Roche Pharmaceuticals in Canada in May 2000 and became a Canadian citizen in 2008.

Mr. Miller was re-elected as Chairman of the Board of Directors of Innovative Medicines Canada (IMC), the national association representing Canada’s research-based pharmaceutical companies, from 2019 to 2022.

He served as Chairman of the IMC Board in 2007 and has since fulfilled two subsequent terms as Past Chair. Prior to this, Mr. Miller was the Chair of the IMC Prairies Core Team and sat as Co-Chair of the Health Research Foundation. He also served on several committees including the IMC Public Affairs, Stakeholder Relations, the British Columbia Sub-Committee, and was Chair of the Federal Affairs/FPT Relations Standing Committee.

Ulrich Kosciessa: Dr. Kosciessa currently serves as the Chief Executive Officer of Germany-based Photonamic GmbH & Co. KG and as Representative Director of Tokyo-based SBI Pharmaceuticals Co. LTD. as well as the Chief Operating Officer of Hong Kong based SBI ALApharma Co. LTD. He has worked for more than 20 years for Medac GmbH, a global pharmaceutical company with operations in 70 countries where he served as a member of the Executive Management Board, as Managing Director of Medac International and as Chairman of the Board of Medac Pharma Inc., a U.S.-based subsidiary of Medac GmbH focused on specialty pharmaceuticals for autoimmune diseases and cancer. Throughout his career at Medac, Dr. Kosciessa has formed several subsidiaries and affiliates as well as established a network of global partners, growing the company’s international business more than 50% since 2005.

In addition, since 2006 Dr. Kosciessa has also served as Chief Executive Officer of Photonamic, a former subsidiary of Medac GmbH, now belonging to the SBI group of Japan, focused on research and development of photodynamic therapy and diagnostics. He has successfully developed two Photonamic products currently marketed in Europe, North America, South America, the Asian Pacific region and Australia. From 2006 to 2008, Dr. Kosciessa served as Chief Executive Officer at Immune Laboratory of Hannover, a research-based organization focused on autologous dendritic cell-based tumor vaccines.

Prior to joining Medac GmbH, Dr. Kosciessa was a postdoctoral researcher at the neuroscience/neurodegenerative diseases division of Schering AG, a multinational pharmaceutical company. He received a B.Sc. in Biology and a Ph.D. in Molecular Biology from Georg-August University of Göttingen, Germany.

Geneviève Foster: Geneviève Foster is a corporate director and a business lawyer. Since 2008, as a solo business lawyer, she provides services and counsel to a select group of companies which operate in various industries including life sciences and pharma. Through her involvement with her client companies and their boards, Ms. Foster developed an expertise in leading publicly traded and privately held companies in the establishment of strategic plans, international development, sound governance practices and value-creating transactions.

She began her career with a national law firm after which she became general counsel of private and publicly traded companies. She served as the Vice President, Legal Affairs and Corporate Secretary at Warnex Inc., a TSX-listed company which developed and licensed innovative technologies and operated medical and pharmaceutical laboratories. Additional career appointments include Director, Legal Affairs and Corporate Secretary of Boomerang Tracking Inc., a TSX-listed company which used cellular technology to track stolen vehicles, and Spectra Telecom ST Inc., an affiliate of SNC-Lavalin and Telesystem in the engineering and construction of wireless telecom towers on the international scene.

Ms. Foster holds a Bachelor of Business Administration, a Bachelor of Law and is a member of the Quebec Bar. She is fluent in both English and French.

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In addition to the Ceapro Board, she currently sits on the Board of directors of the Quebec CPA Order. Previously, she served as a board of directors member and executive of BioQuebec and as a board of directors member of Oxfam Quebec. In 2023, Ms. Foster completed the Directors Education Program offered by the Institute of Corporate Directors - Rotman University and she holds the ICD.D designation.

William Li: Dr. Li is the President, Medical Director and Co-founder of the Angiogenesis Foundation, which leads a worldwide revolution in diet and disease prevention based on emerging clinical research and technological advances. Through his work at the Angiogenesis Foundation, he has developed a unique social enterprise model based on international collaborations with leading medical academic centers, biopharmaceutical companies and government agencies, including the National Institute of Health, National Cancer Institute and the FDA. Dr. Li’s expertise extends across numerous medical specialties including oncology, hematology, cardiology, diabetes, ophthalmology, dermatology and wound care along with a diverse category of other disease areas and health conditions.

Dr. Li’s extensive work has been published in Science, The New England Journal of Medicine, Nature Reviews Clinical Oncology, The Lancet and other leading peer-reviewed medical journals. He is a highly sought international lecturer and advisor, and has been recognized by O Magazine, The Atlantic, USA Today, The New York Times, TIME Magazine, Wall Street Journal and CNN, as well as the Bill and Melinda Gates Foundation and the Clinton Global Initiative. Additionally, Dr. Li’s diet and disease prevention expertise has been featured on “The Doctor Oz Show” television show including his Eat to Defeat Cancer initiative, a healthy eating campaign in over 130 countries.

Dr. Li received his A.B. with honors from Harvard College, and his M.D. from the University of Pittsburgh School of Medicine, Pennsylvania. He completed his clinical training in General Internal Medicine at the Massachusetts General Hospital in Boston. Dr. Li has held appointments on the clinical faculties of Harvard Medical School, Tufts University, and at Dartmouth Medical School. He is an Honorary Fellow of the American College of Wound Care Specialists and has served as advisor and consultant to leading global public and private companies.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE PLAN OF ARRANGEMENT

Interest of Directors and Executive Officers in the Plan of Arrangement

The directors and executive officers of Aeterna Zentaris may have interests in the Plan of Arrangement that are, or may be, different from, or in addition to, the interests of other Shareholders. Except as described below, management of Aeterna Zentaris is not aware of any material interest direct or indirect, by way of beneficial ownership or otherwise, of any director or executive officer of Aeterna Zentaris or anyone who has held office as such since the beginning of Aeterna Zentaris’ last financial year or of any associate or affiliate of any of the foregoing in the Plan of Arrangement.

Aeterna Zentaris Securities Ownership

The chart below sets forth the Common Shares and convertible securities which the directors and executive officers of Aeterna Zentaris beneficially own, directly or indirectly, or exercise control or direction over, as of the date hereof. The Aeterna Zentaris Board was aware of these interests and considered them, among other matters, when the Aeterna Zentaris Board (excluding the Aeterna Zentaris Non-Participating Director) recommended approval of the Aeterna Zentaris Resolutions to Shareholders.

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Name and Position	Number and % of Common Shares Held as of the date hereof on a Non-Diluted Basis(1)	Number and % of Ceapro Shares Held as of the date hereof on a Non-Diluted Basis(2)	Number of Consideration Shares, Replacement Options and/or Aeterna Zentaris New Warrants Issuable to Individual under the Plan of Arrangement(3)(4)	Number and % of Common Shares of the Combined Company Expected to be Held Immediately Following Completion of the Plan of Arrangement on a Non-Diluted Basis(3)(4)(5)	Number and % of Common Shares Expected to be Held Immediately Following Completion of the Plan of Arrangement Assuming the Exercise of the Aeterna Zentaris New Warrants in Full(3)(4)(6)	Number and % of Common Shares Expected to be Held Immediately Following Completion of the Plan of Arrangement on a Partially-Diluted Basis (3)(4)(5)(7)
Klaus Paulini(8) President, Chief Executive Officer and Director	4,200 0.09%	Nil	2,003 Aeterna Zentaris New Warrants	4,200 (0.03%)	6,203 (0.04%)	14,103 0.12%
Giuliano La Fratta(9) Senior Vice President, Finance and Chief Financial Officer	Nil	Nil	Nil	Nil	Nil	2,000 (0.02%)
Nicola Ammer(10) Senior Vice President, Chief Medical Officer	Nil	Nil	Nil	Nil	Nil	4,400 (0.04%)
Michael Teifel(11) Senior Vice President, Non-Clinical Development and Chief Scientific Officer	Nil	Nil	Nil	Nil	Nil	2,000 (0.02%)
Matthias Gerlach(12) Senior Vice President, Manufacturing and Supply Chain Managing Director Aeterna Zentaris GmbH	Nil	Nil	Nil	Nil	Nil	4,600 (0.04%)
Carolyn Egbert(13) Chair of Board of Directors	1,276 0.03%	Nil	608 Aeterna Zentaris New Warrants	1,276 (0.01%)	1,884 (0.01%)	56,118 (0.46%)
Peter Edwards(14) Director	Nil	Nil	Nil	Nil	Nil	49,000 (0.40%)
Dennis Turpin(15) Director	1,280 0.03%	Nil	610 Aeterna Zentaris New Warrants	1,280 (0.01%)	1,890 (0.01%)	49,690 (0.40%)
Gilles Gagnon(16) Director	Nil	1,778,062 (2.27%)	167,831 Consideration Shares 71,736 Replacement Options	167,831 (1.37%)	167,831 (1.14%)	288,567 (2.33%)

Notes:

(1)	Based on 4,855,876 Common Shares issued and outstanding as of the date hereof.
(2)	Based on 78,293,177 Ceapro Shares issued and outstanding as of the date hereof.

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(3)	Figures are provided on a pre-Consolidation basis.
(4)	Figures assume that the directors and officers hold the same securities immediately prior to the Effective Time as held on the date hereof and that no Ceapro Shareholders have exercised their Dissent Rights.
(5)	Percentages are based on 12,245,969 Common Shares issued and outstanding upon the completion of the Plan of Arrangement, which excludes the Common Shares issuable upon exercise of the Aeterna Zentaris New Warrants.
(6)	Number of Common Shares held includes the Common Shares issuable upon the exercise of the Aeterna Zentaris New Warrants, if any. The Percentages are based on 14,780,393 Common Shares issued and outstanding upon the completion of the Plan of Arrangement, which includes the Common Shares issuable upon the exercise in full of the Aeterna Zentaris New Warrants.
(7)	Assumes the exercise, conversion or exchange of any securities of the Combined Company held by such person which are exercisable for, convertible into or exchangeable for Common Shares held by the individual.
(8)	Klaus Paulini also holds 7,900 Aeterna Zentaris Options.
(9)	Giuliano La Fratta holds 2,000 Aeterna Zentaris Options.
(10)	Nicola Ammer holds 4,400 Aeterna Zentaris Options.
(11)	Michael Teifel holds 2,000 Aeterna Zentaris Options.
(12)	Matthias Gerlach holds 4,600 Aeterna Zentaris Options.
(13)	Carolyn Egbert also holds 3,114 Aeterna Zentaris Options and 51,120 Aeterna Zentaris DSUs.
(14)	Peter Edwards holds 49,000 Aeterna Zentaris DSUs.
(15)	Dennis Turpin also holds 47,800 Aeterna Zentaris DSUs.
(16)	Gilles Gagnon is the President and Chief Executive Officer of Ceapro and a director of Aeterna Zentaris. Mr. Gagnon holds 49,000 Aeterna Zentaris DSUs and 760,000 Ceapro Options. Of Mr. Gagnon’s Ceapro Shares, 289,062 Ceapro Shares are held indirectly through Prodev Pharma Inc.

Aeterna Zentaris does not have any direct information concerning the number of securities of Aeterna Zentaris or Ceapro beneficially owned by the directors of Aeterna Zentaris or concerning such securities over which such persons exercise control or direction. This information was provided to us by the directors of Aeterna Zentaris individually or is based upon publicly available information.

Interest of Certain Persons in Plan of Arrangement

Except as set forth in this prospectus, management of Aeterna Zentaris is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer of Aeterna Zentaris at any time since the beginning of Aeterna Zentaris’ last financial year, any proposed nominee for election as director of Aeterna Zentaris or of any associate or affiliate of any such persons, in the Plan of Arrangement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Indebtedness of Directors and Officers

Neither at any time during the financial year ended December 31, 2022 nor as at the date hereof were any of the directors or officers indebted to us in respect of the purchase of our securities or otherwise. The Aeterna Zentaris Board has adopted a resolution prohibiting (a) the making of any new loans to its directors and officers, and (b) modifying the material terms of any such then existing loans.

Interest of Informed Persons in Material Transactions

Except as set forth in this prospectus, management of Aeterna Zentaris is not aware of any material interest, direct or indirect, of any informed person of Aeterna Zentaris, any proposed director or any associate or affiliate of any informed person or proposed director in any transaction since the commencement of the Company’s most recently completed financial year, or in any proposed transaction, that has materially affected or would materially affect Aeterna Zentaris or any of its subsidiaries. Applicable Canadian securities legislation defines an “informed person” as meaning any one of the following: (a) a director or executive officer of a reporting issuer; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of a reporting issuer; (c) any person or company who beneficially owns, or who exercises control or direction over directly or indirectly, voting securities of a reporting issuer or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of the reporting issuer other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) a reporting issuer that has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.

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DESCRIPTION OF SHARE CAPITAL

Our authorized share capital structure consists of an unlimited number of shares of the following classes (all classes are without nominal or par value): Common Shares; and first preferred shares (the “First Preferred Shares”) and second preferred shares (the “Second Preferred Shares” and, together with the First Preferred Shares, the “Preferred Shares”), each issuable in series. As of September 30, 2023, there were 4,855,876 Common Shares issued and outstanding, which have associated Common Share purchase rights under our Rights Plan. No Preferred Shares have been issued to date.

Common Shares

The holders of the Common Shares are entitled to one vote for each Common Share held by them at all meetings of shareholders, except meetings at which only shareholders of a specified class of shares are entitled to vote. In addition, the holders are entitled to receive dividends if, and when, declared by the Board of Directors on the Common Shares. Finally, the holders of the Common Shares are entitled to receive the remaining property of the Company upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary. Shareholders have no liability to further capital calls as all issued and outstanding shares are fully paid and non-assessable.

Shareholder Rights Plan

The Board of Directors approved a shareholder rights plan of the Company on March 29, 2016, which was approved, ratified and confirmed by the shareholders at the annual and special meeting of shareholders of the Company on May 10, 2016 (the “2016 Rights Plan”). The 2016 Rights Plan was implemented to ensure, to the extent possible, that all of our shareholders are treated fairly in connection with any take-over bid or other acquisition of control of the Company.

The Board of Directors reviewed the terms of the 2016 Rights Plan for conformity with current Canadian securities laws, as well as the evolving practices of public corporations in Canada, with respect to shareholder rights plan design and made some minor amendments thereto as a result.

The Board of Directors determined it appropriate and in the best interests of the shareholders to continue the 2016 Rights Plan and approved the amended and restated shareholder rights plan (the “Rights Plan”) on March 26, 2019. The Rights Plan took effect immediately upon receipt of approval of the shareholders of the Company at the annual and special meeting of shareholders held on May 8, 2019.

The fundamental objectives of the Rights Plan are to provide adequate time for our Board of Directors and shareholders to assess an unsolicited take-over bid for us, to provide the Board of Directors with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over bid is made, and to provide shareholders with an equal opportunity to participate in a take-over bid. The Rights Plan encourages a potential acquirer who makes a take-over bid to proceed either by way of a “Permitted Bid,” which requires a take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of our Board of Directors. If a takeover bid fails to meet these minimum standards and the Rights Plan is not waived by the Board of Directors, the Rights Plan provides that holders of Common Shares, other than the acquirer, will be able to purchase additional Common Shares at a significant discount to market, thus exposing the person acquiring Common Shares to substantial dilution of its holdings.

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Pursuant to the terms of the Rights Plan, one right was issued in respect of each common share outstanding at 5:01 p.m. on March 29, 2016 (the “Record Time”). In addition, we will issue one right for each additional Common Share issued after the Record Time and prior to the earlier of the Separation Time (as defined in the Rights Plan) and the Expiration Time (as defined in the Rights Plan). The rights have an initial exercise price equal to the Market Price (as defined in the Rights Plan) of the Common Shares as determined at the Separation Time, multiplied by five, subject to certain anti-dilution adjustments (the “Exercise Price”), and they are not exercisable until the Separation Time. Upon the occurrence of a Flip-in Event (as defined in the Rights Plan), each right will entitle the holder thereof, other than an Acquiring Person (as defined in the Rights Plan) or any other person whose rights are or become void pursuant to the provisions of the Rights Plan, to purchase from us, effective at the close of business on the eighth trading day after the Stock Acquisition Date (as defined in the Rights Plan), upon payment to us of the Exercise Price, Common Shares having an aggregate Market Price equal to twice the Exercise Price on the date of consummation or occurrence of such Flip-in Event, subject to certain anti-dilution adjustments.

The Rights Plan is described in detail in “Item 10 - Additional Information” in our Form 20-F incorporated by reference to this prospectus.

Listing

Our Common Shares are listed on the NASDAQ Capital Market and on the TSX under the symbol “AEZS”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares (and associated Common Share purchase rights) is Computershare Trust Company of Canada.

DESCRIPTION OF WARRANTS WE ARE OFFERING

The following summary of certain terms and provisions of the Aeterna Zentaris New Warrants that are being offered hereby and the Aeterna Zentaris New Warrant Agreement is not complete and is subject to, and qualified in its entirety by, the provisions of the Aeterna Zentaris New Warrants and the Aeterna Zentaris New Warrant Agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Aeterna Zentaris New Warrant and Aeterna Zentaris New Warrant Agreement for a complete description of the terms and conditions of the Aeterna Zentaris New Warrants.

The Warrants will be issued pursuant to the Aeterna Zentaris New Warrant Agreement we will enter into with the Aeterna Zentaris Warrant Agent. Each Common Share (including Common Shares underlying the Aeterna Zentaris New Warrants) offered under this prospectus has associated with it one right to purchase a Common Share under our Rights Plan,

Issue of Warrants

Prior to the closing of the Plan of Arrangement, we will distribute to each Aeterna Shareholder and each Aeterna Warrant Holder 0.47698 of an Aeterna Zentaris New Warrant for each Common Share and Aeterna Zentaris Adjusted Warrant held by Aeterna Shareholders and Aeterna Warrant Holders, respectively, as of the Warrant Issuance Record Date, which will be a record date to be determined by the Aeterna Zentaris board of directors following approval of Aeterna Zentaris shareholders of the issuance of Aeterna Zentaris New Warrants. Each whole Aeterna Zentaris New Warrant entitles the holder of such warrant to purchase from Aeterna Zentaris one Common Share at the Exercise Price of US$0.01.

Each Aeterna Zentaris New Warrant expires on the Expiry Date, which is three years from the date of issuance.

The Aeterna Zentaris New Warrants will only be issued if the Final Order is obtained.

No fractional Aeterna Zentaris New Warrants will be issued and the number of Aeterna Zentaris New Warrants issued to each holder will be rounded down the nearest whole number of Aeterna Zentaris New Warrants. No consideration will be paid for any rounded down fraction of an Aeterna Zentaris New Warrant.

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Holders

Aeterna Zentaris New Warrants will be distributed as a record date distribution to Shareholders. The record date for the distribution of the Aeterna Zentaris New Warrants will be determined at a later date, but is expected to immediately precede the closing of the Plan of Arrangement.

Exercise of Warrants

The Aeterna Zentaris New Warrants are exercisable at any point up and until the Expiration Time, which is 4:30 pm (Toronto time) three years from the date of issuance.

Exercise of the Aeterna Zentaris New Warrants will be through a cashless exercise and no fractional Common Shares will be issued upon the exercise of Aeterna Zentaris New Warrants. Upon due exercise, each holder of Aeterna Zentaris New Warrants will receive a number of Common Shares equal to the aggregate number of Common Shares for which the Aeterna Zentaris New Warrants are exercised less the number of Common Shares that have an aggregate market price on the trading day on which such Aeterna Zentaris New Warrants are exercised that is equal to the Exercise Price for such Common Shares.

All Aeterna Zentaris New Warrants must be exercised on a cashless basis.

Registered holders of Aeterna Zentaris New Warrants can exercise their Aeterna Zentaris New Warrants by (i) completing the exercise notice attached to the warrant certificate which will be in the form attached as Schedule “B” to the Aeterna Zentaris New Warrant Agreement (see Exhibit 4.2 to the registration statement of which this prospectus forms a part), and (ii) delivering such warrant certificate and the executed exercise notice to the Aeterna Zentaris Warrant Agent.

Beneficial holders of Aeterna Zentaris New Warrants can exercise their Aeterna Zentaris New Warrants by following the processes required by the intermediary that holds their Aeterna Zentaris New Warrants on their behalf.

Beneficial holders of Aeterna Zentaris New Warrants should be aware that intermediaries holding Aeterna Zentaris New Warrants on their behalf may require that any exercise thereof occur earlier than the actual expiration time of the Aeterna Zentaris New Warrants in order to allow sufficient time for processing and should consult the intermediary holding Aeterna Zentaris New Warrants on their behalf regarding the procedures required to exercise their Aeterna Zentaris New Warrants.

Expiry Date

The Aeterna Zentaris New Warrants expire at the Expiry Time on the Expiry Date, being the date which is three years from the date of issuance. The Expiry Time means 4:30 p.m. (Toronto time) on the Expiry Date or such earlier time as may be required by the intermediaries holding Aeterna Zentaris New Warrants on behalf of beneficial holders.

Adjustment Provisions

The Exercise Price and exercise number of the Aeterna Zentaris New Warrants are subject to adjustment upon the occurrence of certain events, including, among other things, stock splits, subdivisions, reclassifications, combinations, distributions of securities, certain repurchases of Common Shares and certain transactions involving Aeterna Zentaris.

No Listing

The Aeterna Zentaris New Warrants will not be listed for trading on any stock exchange, including the TSX or the Nasdaq.

Warrant Agent

Aeterna Zentaris will appoint Computershare Trust Company of Canada, a trust company licensed to carry on trust business in all provinces of Canada, as the Aeterna Zentaris Warrant Agent under the Aeterna Zentaris New Warrant Agreement. The Aeterna Zentaris Warrant Agent will remain unchanged following the completion of the Plan of Arrangement.

Transferability of Warrants

Subject to applicable laws, Aeterna Zentaris New Warrants and all rights attached thereto may be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, by the holders. Beneficial holders of Aeterna Zentaris New Warrants will need to comply with the procedures required by the intermediaries who hold the Aeterna Zentaris New Warrants on their behalf to transfer their Aeterna Zentaris New Warrants.

Holders are urged to consult legal counsel before effecting a transfer of Aeterna Zentaris New Warrants.

Warrant Agent and Transfer Agent

Computershare Trust Company of Canada, as the Aeterna Zentaris Warrant Agent, is also the warrant transfer agent of Aeterna Zentaris and can be contacted either by mail at Computershare Trust Company of Canada, 650 Blvd. De Maisonneuve West, 7th Floor, Montreal, Quebec H3A 3T2 or by email at noticesctmontreal@computershare.com. Computershare Trust Company of Canada is also the transfer agent for the Common Shares and can be contacted either by mail at Computershare Trust Company of Canada, 100 University Ave., 8th Floor, Toronto (Ontario) M5J 2Y1, by telephone at 1.800.564.6253, by fax at 1.888.453.0330 or by Internet at www.investorcentre.com/service, or in French at www.centredesinvestisseurs.com/service.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

The following discussion is a summary of the U.S. federal income tax consequences to U.S. Holders (as defined below) of the receipt and exercise (or expiration) of Aeterna Zentaris New Warrants and the ownership and disposition of Common Shares received upon exercise of the Aeterna Zentaris New Warrants. This discussion is for general information only and is not tax advice. This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and other administrative pronouncements issued by the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Aeterna Zentaris New Warrants or our Common Shares. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of Aeterna Zentaris New Warrants, the exercise (or expiration) of the Aeterna Zentaris New Warrants, and the acquisition, ownership and disposition of our Common Shares acquired upon exercise of the Aeterna Zentaris New Warrants.

This discussion is limited to the receipt of Aeterna Zentaris New Warrants through this offering and our Common Shares acquired upon exercise of Aeterna Zentaris New Warrants, in each case, that are held as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;
●	persons holding Aeterna Zentaris New Warrants or our Common Shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, trusts, mutual funds, insurance companies, and other financial institutions;
●	brokers, dealers or traders in securities, commodities or currencies or traders that elect to mark-to-market their securities;
●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);
●	real estate investment trusts or regulated investment companies;
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell the Aeterna Zentaris New Warrants or our Common Shares under the constructive sale provisions of the Code;

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●	persons subject to special tax accounting rules as a result of any item of gross income being taken into account in an applicable financial statement (as defined in the Code);
●	persons who received, hold or will receive our Common Shares or the Aeterna Zentaris New Warrants pursuant to the exercise of an employee stock option or otherwise as compensation;
●	tax-qualified retirement plans or accounts or pension funds;
●	U.S. Holders that have a functional currency other than the U.S. dollar;
●	U.S. Holders that own, directly, indirectly or constructively, five percent (5%) or more of the total voting power or total value of all of our outstanding Common Shares; and
●	U.S. Holders subject to taxing jurisdictions other than, or in addition to, the U.S.

If an entity treated as a partnership for U.S. federal income tax purposes holds Common Shares, the Aeterna Zentaris New Warrants or our Common Shares acquired upon exercise of Aeterna Zentaris New Warrants, as the case may be, the tax treatment of the partnership and a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their own tax advisors regarding the tax consequences to them in light of their own circumstances.

This discussion does not apply to holders of Aeterna Zentaris Adjusted Warrants. Holders of Aeterna Zentaris Adjusted Warrants are urged to consult their own tax advisors regarding the tax consequences of the offering to them in light of their own circumstances.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF THE AETERNA ZENTARIS NEW WARRANTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES ACQUIRED UPON EXERCISE OF THE AETERNA ZENTARIS NEW WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Common Shares, the Aeterna Zentaris New Warrants or our Common Shares acquired upon exercise of Aeterna Zentaris New Warrants, as the case may be, that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

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Tax Considerations with Respect to Aeterna Zentaris New Warrants

Receipt of Aeterna Zentaris New Warrants

Although the authorities governing transactions such as this offering are complex and unclear in certain respects, we believe and intend to take the position that a U.S. Holder’s receipt of Aeterna Zentaris New Warrants pursuant to the offering should not be treated as a taxable distribution with respect to such U.S. Holder’s existing Common Shares for U.S. federal income tax purposes. Section 305(a) of the Code generally provides that the receipt by a shareholder of a right to acquire stock or warrants is not included in the taxable income of the shareholder. However, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is generally a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some shareholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) and an increase in the proportionate interest of other shareholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) in a corporation’s assets or earnings and profits.

During the last 36 months, the Company has not made any distributions of cash or property (other than stock or rights to acquire stock) with respect to its Common Shares or Aeterna Zentaris Adjustment Warrants. Currently, the Company does not have any outstanding preferred stock, and does not intend to make any future distributions of cash or property (other than stock or rights to acquire stock) with respect to its Common Shares or Aeterna Zentaris Adjustment Warrants . However, there is no guarantee that the Company will not make such distributions or payments in the future.

This position regarding the non-taxable treatment of this offering is not binding on the IRS or any court. If this position is finally determined by the IRS or a court to be incorrect, whether because, contrary to our expectations, distributions of cash or property (other than stock or rights to acquire stock) are made with respect to our Common Shares or Aeterna Zentaris Adjusted Warrants, because the issuance of the Aeterna Zentaris New Warrants is a “disproportionate distribution” or for any other reason, the fair market value of the rights would be taxable to U.S. Holders of our Common Shares as a dividend to the extent of the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain.

The following discussion is based upon the treatment of the offering as a non-taxable distribution with respect to a U.S. Holder’s existing Common Shares for U.S. federal income tax purposes.

Tax Basis in the Aeterna Zentaris New Warrants

If the fair market value of the Aeterna Zentaris New Warrants a U.S. Holder receives is less than 15% of the fair market value of the U.S. Holder’s existing Common Shares on the date the U.S. Holder receives the Aeterna Zentaris New Warrants, Section 307(b) of the Code provides that the Aeterna Zentaris New Warrants will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. Holder elects to allocate the tax basis in the its existing Common Shares between the existing Common Shares and the Aeterna Zentaris New Warrants in proportion to the relative fair market values of the existing Common Shares and the Aeterna Zentaris New Warrants, as determined on the date of receipt of the Aeterna Zentaris New Warrants. If a U.S. Holder chooses to allocate tax basis between the U.S. Holder’s existing Common Shares and the Aeterna Zentaris New Warrants, the U.S. Holder must make this election on a statement included with the U.S. Holder’s timely filed U.S. federal income tax return for the taxable year in which the U.S. Holder receives the Aeterna Zentaris New Warrants. Such an election is irrevocable.

If the fair market value of the Aeterna Zentaris New Warrants a U.S. Holder receives is 15% or more of the fair market value of the U.S. Holder’s existing Common Shares on the date the U.S. Holder receives the Aeterna Zentaris New Warrants, then the U.S. Holder must allocate tax basis in its existing Common Shares between those shares and the Aeterna Zentaris New Warrants the U.S. Holder receives in proportion to their fair market values, as determined on the date the U.S. Holder receives the Aeterna Zentaris New Warrants. Please refer to the discussion below regarding the U.S. tax treatment of a U.S. Holder that, at the time of the receipt of Aeterna Zentaris New Warrants, no longer holds the Common Shares with respect to which the Aeterna Zentaris New Warrants were distributed.

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The fair market value of the Aeterna Zentaris New Warrants on the date that the Aeterna Zentaris New Warrants are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Aeterna Zentaris New Warrants on that date. In determining the fair market value, U.S. Holders should consider all relevant facts and circumstances, including, without limitation, any difference between the subscription price of the Aeterna Zentaris New Warrants and the trading price of our Common Shares on the date that the Aeterna Zentaris New Warrants are distributed, and the fair market value and the length of the period during which the Aeterna Zentaris New Warrants may be exercised.

Exercise of Aeterna Zentaris New Warrants

A U.S. Holder will not recognize gain or loss upon the exercise of a Aeterna Zentaris New Warrants received in the offering. A U.S. Holder’s adjusted tax basis, if any, in the Aeterna Zentaris New Warrants plus the subscription price will establish the U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the Common Shares received upon exercise of the Aeterna Zentaris New Warrants. The holding period of a Common Share acquired upon exercise of a Aeterna Zentaris New Warrant will begin on the date of exercise.

If, at the time of the receipt or exercise of the Aeterna Zentaris New Warrants, a U.S. Holder no longer holds the Common Shares with respect to which the Aeterna Zentaris New Warrants were distributed, then certain aspects of the tax treatment of the receipt and exercise of the Aeterna Zentaris New Warrants are unclear, including (1) the allocation of the tax basis between the Common Shares previously sold and the Aeterna Zentaris New Warrants, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the Common Shares previously sold, and (3) the impact of such allocation on the tax basis of the Common Shares acquired upon exercise of the Aeterna Zentaris New Warrants. Furthermore, if a U.S. Holder exercised the Aeterna Zentaris New Warrants and sells other Common Shares within the 61-day period beginning 30 days before the exercise date and ending 30 days after the exercise date, the “wash sale” rules may disallow the recognition of any loss upon the sale of our Common Shares. If a U.S. Holder exercises a Aeterna Zentaris New Warrant received in the offering after disposing our Common Shares with respect to which the Aeterna Zentaris New Warrant is received, the U.S. Holder should consult its own tax advisor.

Expiration of Aeterna Zentaris New Warrants

If a U.S. Holder allows Aeterna Zentaris New Warrants received in the offering to expire, the U.S. Holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. Holder should re-allocate any portion of the tax basis in its existing Common Shares previously allocated to the Aeterna Zentaris New Warrants that have expired to such U.S. Holder’s existing Common Shares.

Sale or Other Disposition of the Aeterna Zentaris New Warrants

If a U.S. Holder sells or otherwise disposes of Aeterna Zentaris New Warrants before the expiration date, the U.S. Holder will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received in exchange for the Aeterna Zentaris New Warrants and the U.S. Holder’s tax basis, if any, in the Aeterna Zentaris New Warrants sold or otherwise disposed of. Any capital gain or loss will be long-term capital gain or loss if the holding period for the Aeterna Zentaris New Warrants exceeds one year at the time of sale or disposition. For this purpose, the holding period in Aeterna Zentaris New Warrants distributed to a U.S. Holder will include its holding period in the Common Shares with respect to which the Aeterna Zentaris New Warrants were distributed.

Tax Aspects with Respect to Ownership and Distribution of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Considerations”.

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Distributions with Respect to Consideration Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of our current or accumulated “earnings and profits”, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see “Sale or Other Taxable Disposition of Consideration Shares” below). Aeterna Zentaris may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may have to assume that any distribution by Aeterna Zentaris with respect to the Common Shares will constitute dividend income. Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction”. Subject to applicable limitations and provided Aeterna Zentaris is eligible for the benefits of the Canada-U.S. Tax Treaty or the Common Shares are readily tradable on a U.S. securities market, dividends paid by Aeterna Zentaris to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that Aeterna Zentaris not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder is urged to consult its own tax advisor regarding the application of such rules to it in light of its own circumstances.

Sale or Other Taxable Disposition of Consideration Shares

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Common Shares sold or otherwise disposed of. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, the Common Shares are held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. Any gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

In General

A non-U.S. corporation is a PFIC for U.S. federal income tax purposes if either (A) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (B) at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of or produce passive income. Passive income generally includes dividends, interest, rents and royalties, and gains from the disposition of assets which give rise to passive income.

Although the matter is not free from doubt, we believe that we were not a PFIC during our 2023 taxable year and we do not expect to be a PFIC during our 2024 taxable year. However, no opinion of legal counsel or ruling from the IRS concerning the status of Aeterna Zentaris as a PFIC has been obtained or is currently planned to be requested. The determination of whether we were, are or will be, a PFIC for a tax year, must be made annually after the close of each taxable year, and it depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether we will be a PFIC for any tax year depends on our assets and income over the entire course of each tax year and, as a result, cannot be predicted with certainty for the current tax year or for any future tax year. Accordingly, there can be no assurance that we are not, have not been or will not become, a PFIC. Nor can there be any assurance that the IRS will not challenge any determination that we might make concerning our PFIC status. If we are a PFIC for any year during which a U.S. Holder holds its Common Shares, such U.S. Holder will be subject to the rules described below under “Consequences of PFIC Status.”

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Consequences of PFIC Status

If Aeterna Zentaris is classified as a PFIC for any taxable year or portion of a taxable year that is included in a U.S. Holder’s holding period for Common Shares, and the U.S. Holder does not timely make either a QEF election (if available) or does not or is not eligible to make a mark-to-market election (each as defined below), the U.S. Holder generally will be subject to the following rules (the “PFIC Rules”) with respect to its Common Shares:

●	each distribution to the U.S. Holder will be deemed to be an “excess distribution” to the extent of the U.S. Holder’s pro rata share of any excess of the aggregate of all distributions made to the U.S. Holder in the U.S. Holder’s current taxable year over 125% of the three-year moving average of such aggregates;

●	gain recognized by a U.S. Holder on a sale or other disposition of Common Shares will also be deemed to be an excess distribution;

●	each excess distribution will be allocated pro rata to each day in the U.S. Holder’s holding period, up to the date of the distribution;

●	the amounts allocated to the U.S. Holder’s current taxable year, and the amounts allocated to the period in the U.S. Holder’s holding period which pre-dates our status as a PFIC, if there is such a period, will be taxed as ordinary income (not long-term capital gain);

●	the amounts allocated to any other taxable year or part of a year will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the tax liabilities that arise from the amounts allocated to each such other taxable year will accrue retroactive interest as unpaid taxes. U.S. Holders that are not corporations must treat any such interest paid as “personal interest,” which is not deductible.

A U.S. Holder that holds shares in a year in which we are or were a PFIC will continue to be treated as owning shares of a PFIC in later years even if we are no longer a PFIC in those later years.

QEF Election

If a non-U.S. corporation is a PFIC, a U.S. Holder may avoid the PFIC Rules with respect to such corporation’s shares by making a timely Qualified Electing Fund (“QEF”) election during the first taxable year in which such corporation is a PFIC and in which the U.S. Holder holds or is deemed to hold such shares. If a U.S. Holder makes a QEF election, it will become subject to the following rules (the “QEF Allocation Rules”):

●	The U.S. Holder will include in its income in each of its taxable years in which or with which a taxable year of the corporation ends, its pro rata share of such corporation’s net capital gain (as long-term capital gain) and any other earnings and profits (as ordinary income), regardless of whether such corporation distributes such gain or earnings and profits to the U.S. Holder;

●	The U.S. Holder’s tax basis in its shares will be increased by the amount of such income inclusions;

●	Distributions of previously included earnings and profits will not be taxable in the U.S. to the U.S. Holder;

●	The U.S. Holder’s tax basis in its shares will be decreased by the amount of such distributions; and

●	Any gain recognized by the U.S. Holder on a sale, redemption or other taxable disposition of its shares will be taxable as capital gain and no interest charge will be imposed.

A QEF election is made on a shareholder-by-shareholder basis and may be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to the U.S. Holder’s timely filed U.S. federal income tax return for the tax year of the U.S. Holder to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a QEF election in light of their particular circumstances.

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To comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from the corporation. No assurance can be given as to whether Aeterna Zentaris will make available to U.S. Holders the information that such U.S. Holders require to make or maintain a QEF election. Accordingly, a U.S. Holder may not be able to make a QEF election with respect to our Common Shares in the event that we are a PFIC.

A U.S. Holder that makes a timely and effective QEF election in the first taxable year in which the corporation is a PFIC and in which the U.S. Holder holds or is deemed to hold its shares will avoid the PFIC Rules and will not be subject to the QEF Allocation Rules in any taxable year of the corporation that ends within or with a taxable year of the U.S. Holder and in which such corporation is not a PFIC. However, if the U.S. Holder’s QEF election is not effective for each of the corporation’s taxable years in which it is a PFIC and in which the U.S. Holder holds or is deemed to hold such corporation’s shares, the PFIC Rules will apply to the U.S. Holder until the U.S. Holder makes a purging election. If a U.S. Holder makes a purging election the following occurs: (1) the U.S. Holder is deemed to sell its shares at their fair market value; (2) the gain recognized by the U.S. Holder in the deemed sale is taxed under the PFIC Rules; (3) the U.S. Holder obtains a new basis and holding period in its shares for PFIC purposes; and (4) the U.S. Holder becomes eligible to make a QEF election. U.S. Holders should consult their own tax advisors regarding the rules for and tax consequences of making a QEF election and a purging election.

Mark-to-Market Election

If a PFIC’s shares are regularly traded on a registered national securities exchange or certain other exchanges or markets, they may constitute “marketable stock” for purposes of the PFIC Rules. In such case, a U.S. Holder would not be subject to the PFIC Rules if such U.S. Holder made an election (a “mark-to-market election”) with respect to its PFIC’s shares. Rather, a U.S. Holder that makes a mark-to-market election with respect to shares in a PFIC will include in ordinary income, for each tax year in which the corporation is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in the shares. A U.S. Holder that makes a mark-to-market election will be allowed a deduction in an amount equal to the excess, if any, of (a) the U.S. Holder’s adjusted tax basis in the shares, over (b) the fair market value of the shares (but only to the extent of the net amount of previously included income as a result of the mark-to-market election for prior tax years).

A U.S. Holder that makes a mark-to-market election with respect to shares of a PFIC generally also will adjust its tax basis in its shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. In addition, upon a sale or other taxable disposition of the shares, a U.S. Holder that makes a mark-to-market election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such mark-to-market election for prior tax years over (b) the amount allowed as a deduction because of such mark-to-market election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and applicable Treasury Regulations.

A mark-to-market election applies to the tax year in which such mark-to-market election is made and to each subsequent tax year, unless the applicable shares cease to be “marketable stock” or the IRS consents to revocation of such election. U.S. Holders should consult their own tax advisors regarding the rules for making a mark-to-market election and the tax consequences to them in light of their own circumstances.

Subsidiary PFICs

A PFIC may own interests in another entity that is classified as a PFIC. In such event, a U.S. Holder will be deemed to own a portion of the parent corporation’s shares in such subsidiary PFIC and could incur liability under the PFIC Rules if the parent corporation receives a distribution from (including a sale of its shares in) a subsidiary PFIC, or if the U.S. Holder is otherwise deemed to have disposed of an interest in a subsidiary PFIC. If a U.S. Holder makes a QEF election with respect to a subsidiary PFIC, tracking the tax bases of the U.S. Holder’s interests in the tiered PFIC structure will become extremely complicated. There is no assurance that Aeterna Zentaris will have timely knowledge of the PFIC status of any subsidiary. In addition, Aeterna Zentaris may not hold a controlling interest in any such subsidiary PFIC and thus there can be no assurance it will be able to cause the subsidiary PFIC to provide the required information. Further, no mark-to-market election may be made with respect to the stock of any subsidiary PFIC that a U.S. Holder is treated as owning. U.S. Holders are urged to consult their own tax advisors regarding the tax issues surrounding subsidiary PFICs.

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PFIC Reporting Requirements

A U.S. Holder that owns or is deemed to own PFIC shares in any taxable year of the U.S. Holder may have to file IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), whether or not a QEF or mark-to-market election is made, and provide such other information as may be required by the U.S. Treasury Regulations. Failure to file a required form or provide required information will extend the statute of limitations on assessment of a deficiency until the required form or information is furnished to the IRS.

The rules for PFICs, QEF elections, mark-to-market elections and other elections are complex and affected by various factors in addition to those described above. U.S. Holders are urged to consult their own tax advisors regarding the application of such rules to them in light of their own circumstances.

Foreign Tax Credits and Limitations

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied.

Subject to the PFIC Rules and Foreign Tax Credit Regulations discussed above, a U.S. Holder that pays, through withholding, Canadian tax, with respect to any dividends or in connection with a sale, redemption or other taxable disposition of Common Shares may generally elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by such U.S. Holder during the year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Each U.S. Holder should consult its own tax advisor regarding applicable foreign tax credit rules to it in light of its own circumstance.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or the amount of proceeds paid in foreign currency on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own tax advisors concerning issues related to foreign currency.

Backup Withholding and Information Reporting

The proceeds of a sale or deemed sale by a U.S. Holder of Common Shares, or distributions thereon, may be subject to information reporting to the IRS and to U.S. backup withholding, currently at the rate of 24%. Backup withholding will not apply, however, to a U.S. Holder that furnishes a correct taxpayer identification number and makes other required certifications, or that is otherwise exempt from backup withholding and establishes such exempt status.

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Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS and furnishing any required information. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

Specified Foreign Financial Assets Reporting

Certain U.S. Holders that hold “specified foreign financial assets” are generally required to attach to their annual income tax returns a completed IRS Form 8938 (Statement of Specified Foreign Financial Assets) with respect to such assets (and can be subject to substantial penalties for failure to file). The definition of specified foreign financial asset includes not only financial accounts maintained in foreign financial institutions, but also, if held for investment and not held in an account maintained by a financial institution, securities of non-U.S. issuers (subject to certain exceptions, including an exception for securities of non-U.S. issuers held in accounts maintained by domestic financial institutions). U.S. Holders are urged to consult their own tax advisors regarding the possible reporting requirements with respect to their investments in Common Shares and the penalties for non-compliance. This discussion is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular U.S. Holder in light of the U.S. Holder’s particular circumstances, or to certain types of U.S. Holders subject to special treatment under U.S. federal income tax laws. You are urged to consult with your own tax advisor to determine the particular tax consequences to you of the offering and the holding and disposing of Common Shares received pursuant to the exercise of Aeterna Zentaris New Warrants, including the applicability and effect of state, local and foreign tax laws.

Certain Canadian Federal Income Tax Consequences

The following summary fairly describes certain Canadian federal income tax considerations under the Tax Act generally applicable to a beneficial holder of Common Shares, and of Aeterna Zentaris New Warrants acquired pursuant to the Plan of Arrangement, who for purposes of the Tax Act and at all relevant times, holds their Common Shares and Aeterna Zentaris New Warrants as capital property and deals at arm’s length and is not affiliated with Aeterna Zentaris (in this section, a “Holder”). Generally, the Common Shares will be considered to be capital property of a Holder provided the Holder does not hold the Common Shares in the course of carrying on a business of buying and selling securities or as part of an adventure or concern in the nature of trade.

This summary does not apply to a Holder: (i) that is a “financial institution” for purposes of section 142.2 of the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii) that has elected to report its results in a currency other than Canadian dollars under section 261 of the Tax Act; (iv) an interest in which or whose Common Shares are a “tax shelter” or a “tax shelter investment” for purposes of the Tax Act; (v) that is a “foreign affiliate” (as defined in the Tax Act) of a taxpayer resident in Canada; (vi) that is a corporation that is, or becomes as part of a transaction or event or a series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident Corporation for the purpose of the foreign affiliate dumping rules in section 212.3 of the Tax Act; (vii) that has entered into or will enter into, in respect of the Common Shares, a “synthetic disposition arrangement” or a “derivative forward agreement” for the purposes of the Tax Act; or (viii) that is a partnership. In addition, this summary does not discuss all of the tax considerations applicable to a Holder who acquired Common Shares pursuant to an employment compensation plan, such as the 2018 Long-Term Incentive Plan. Such Holders should consult their own tax advisors.

This summary also does not discuss the tax considerations applicable to Holders or any other person that beneficially owns an Aeterna Zentaris Adjusted Warrant. All such persons should consult their own tax advisors.

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This summary is based on the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) (in this section, the “Tax Proposals”) before the date hereof, and the current published administrative policies and assessing practices of the CRA. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES IN THEIR PARTICULAR CIRCUMSTANCES.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty or convention is, or is deemed to be, resident in Canada (a “Resident Holder”).

Certain Resident Holders whose Common Shares might not otherwise qualify as capital property may, in certain circumstances, be eligible to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have their Common Shares received under the Plan of Arrangement and every other “Canadian security” (as defined in the Tax Act) owned by such Resident Holder in the taxation year in which the election is made or in any subsequent taxation year, be deemed to be capital property. Resident Holders should consult their own tax advisors as to whether or will hold their Common Shares as capital property and whether such election can or should be made.

Distribution of the Aeterna Zentaris New Warrants

Generally, the conferral on all holders of common shares of a corporation of a right to acquire additional shares of the corporation, such as the Aeterna Zentaris New Warrants, is not a taxable benefit for the purposes of the Tax Act provided that identical rights are conferred on all holders of common shares of the corporation. The CRA’s published administrative policy is that if, at the time a corporation issues rights to acquire additional shares, it is known that certain shareholders will not, or will not be entitled to, exercise or dispose of their rights, identical rights are not considered to have been conferred on all shareholders. While the terms of the Aeterna Zentaris New Warrant Agreement provide a Beneficial Ownership Limitation on exercise (as defined in the Aeterna Zentaris New Warrant Agreement) management has no reason to believe that, at the time Aeterna Zentaris New Warrants will be distributed to all Holders, the Beneficial Ownership Limitation will apply to restrict the ability of any Holder to fully exercise the Aeterna Zentaris New Warrants distributed to them. Accordingly, Resident Holders should not be subject to tax under the Tax Act as a consequence of the distribution of the Aeterna Zentaris New Warrants.

Dispositions of the Aeterna Zentaris New Warrants

Upon a disposition or a deemed disposition of an Aeterna Zentaris New Warrant a Resident Holder generally will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of the Aeterna Zentaris New Warrant to the Resident Holder.

Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any such capital gain (a “taxable capital gain”). Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any such capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in the year and allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years.

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Individuals (including certain trusts) who realize net capital gains may be subject to an alternative minimum tax under the Tax Act. Tax Proposals released on August 4, 2023 contain revisions to the minimum tax rules which, if enacted, will apply to taxation years that begin after 2023. Resident Holders should obtain independent advice from their tax advisor on the proposed changes to the alternative minimum tax and the consequences therefrom.

Additional Refundable Tax

A Resident Holder that is, throughout the taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as defined in Tax Proposals contained in Bill C-59 tabled on November 21, 2023 that are proposed to be effective for taxation years that end on or after April 7, 2022) at any time in the year, may be liable to pay a refundable tax on its “aggregate investment income” (as defined in the Tax Act) for the year, including amounts in respect of interest and taxable capital gains.

Exercise of the Aeterna Zentaris New Warrants

No gain or loss will be realized by a Resident Holder on the exercise of an Aeterna Zentaris New Warrant to acquire a Common Share. When an Aeterna Zentaris New Warrant is exercised, the Resident Holder’s cost of the Share acquired thereby will be equal to the aggregate of the adjusted cost base to the Resident Holder of the Aeterna Zentaris New Warrant so exercised and the Exercise Price paid for the Share. The Resident Holder’s adjusted cost base of the Common Share so acquired will be determined by averaging the cost of the Common Share with the adjusted cost base to the Holder of all Common Shares of Aeterna Zentaris held as capital property immediately before the acquisition of the Common Share acquired through the exercise of the Aeterna Zentaris New Warrant.

The Consolidation

Pursuant to the Consolidation, all issued and outstanding Common Shares will be consolidated on the basis of one post-Consolidation Common Share for every three to four pre-Consolidation Common Shares. This consolidation will not give rise to a disposition of Common Shares for purposes of the Tax Act and no tax will be payable by a Resident Holder on the Consolidation.

Holders Not Resident in Canada

The following portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax treaty, is neither resident nor deemed to be resident in Canada, and does not, and will not, use or hold, and is not deemed to, and will not be deemed to, use or hold, Common Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, apply to a Holder that is an “authorized foreign bank” (as defined in the Tax Act) or an insurer carrying on business in Canada and elsewhere. Such Holders should consult their own tax advisors.

Distribution of the Aeterna Zentaris New Warrants

As discussed under the heading “Canadian Federal Income Tax Considerations – Holders Resident in Canada – Distribution of Aeterna Zentaris New Warrants”, based on CRA’s published administrative policy the distribution of the Aeterna Zentaris New Warrants should not be a taxable benefit under the Tax Act. A Non-Resident Holder should therefore not be subject to tax under the Tax Act in respect of the distribution.

Dispositions of the Aeterna Zentaris New Warrants

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition an Aeterna Zentaris New Warrant, nor will capital losses arising therefrom be recognized under the Tax Act, unless such Aeterna Zentaris New Warrant constitutes “taxable Canadian property” to the Non-Resident Holder for purposes of the Tax Act, and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty.

Provided the Common Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which includes the TSX), at the time of disposition, the Aeterna Zentaris New Warrants generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (i) the Non-Resident Holder, persons with whom the Non-Resident Holder did not deal at arm’s length, partnerships in which the Non-Resident Holder or such non-arm’s length person holds a membership interest (either directly or indirectly through one or more partnerships), or the Non-Resident Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of Aeterna Zentaris; and (ii) more than 50% of the fair market value of the shares of Aeterna Zentaris was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Tax Act), “timber resource properties” (as defined in the Tax Act) or an option, an interest or right in such property, whether or not such property exists. Notwithstanding the foregoing, an Aeterna Zentaris New Warrant may otherwise be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act in certain circumstances.

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Non-Resident Holders whose Aeterna Zentaris New Warrants may constitute taxable Canadian property should consult their own tax advisors regarding the tax considerations that may be relevant to them.

The Consolidation

Pursuant to the Consolidation , all issued and outstanding Common Shares will be consolidated on the basis of one post-Consolidation Common Share for every three to four pre-Consolidation Common Shares. This consolidation will not give rise to a disposition of Common Shares for purposes of the Tax Act and no tax will be payable by a Non-Resident Holder on the Consolidation.

PLAN OF DISTRIBUTION1

Prior to the closing of the Plan of Arrangement, we will distribute to each Aeterna Shareholder and each Aeterna Warrant Holder, together with copies of this prospectus, 0.47698 of an Aeterna Zentaris New Warrant for each Common Share and Aeterna Zentaris Adjusted Warrant held by Aeterna Shareholders and Aeterna Warrant Holders, respectively, as of a record date to be determined by the Aeterna Zentaris board of directors following approval of Aeterna Zentaris shareholders of the issuance of Aeterna Zentaris New Warrants. Each whole Aeterna Zentaris New Warrant entitles the holder of such Aeterna Zentaris New Warrant to purchase from Aeterna Zentaris one Common Share at an exercise price of US$0.01. No fractional Aeterna Zentaris New Warrants will be issued and the number of Aeterna Zentaris New Warrants issued to each Aeterna Shareholder and Aeterna Warrant Holder will be rounded down the nearest whole number of Aeterna Zentaris New Warrants. No consideration will be paid for any rounded down fraction of an Aeterna Zentaris New Warrant.

The Aeterna Zentaris New Warrants are exercisable at any point up and until the expiration time, which is 4:30 pm (Toronto time) three years from the date of issuance.

Exercise of the Aeterna Zentaris New Warrants will be through a cashless exercise only and no fractional Common Shares will be issued upon the exercise of Aeterna Zentaris New Warrants. Upon due exercise, each holder of Aeterna Zentaris New Warrants will receive a number of Common Shares equal to the aggregate number of Common Shares for which the Aeterna Zentaris New Warrants are exercised less the number of Common Shares that have an aggregate market price on the trading day on which such Aeterna Zentaris New Warrants are exercised that is equal to the exercise price for such Common Shares.

All Aeterna Zentaris New Warrants must be exercised on a cashless basis.

Aeterna Zentaris will appoint Computershare Trust Company of Canada, a trust company licensed to carry on trust business in all provinces of Canada, as the Aeterna Zentaris Warrant Agent under the Aeterna Zentaris New Warrant Agreement. The Aeterna Zentaris Warrant Agent will remain unchanged following the completion of the Plan of Arrangement.

Registered holders of Aeterna Zentaris New Warrants can exercise their Aeterna Zentaris New Warrants by (i) completing the exercise notice attached to the warrant certificate which will be in the form attached as Schedule “B” to the Aeterna Zentaris New Warrant Agreement (see Exhibit 4.2 to the registration statement of which this prospectus forms a part), and (ii) delivering such warrant certificate and the executed exercise notice to the Aeterna Zentaris Warrant Agent.

Beneficial holders of Aeterna Zentaris New Warrants can exercise their Aeterna Zentaris New Warrants by following the processes required by the intermediary that holds their Aeterna Zentaris New Warrants on their behalf. Beneficial holders of Aeterna Zentaris New Warrants should be aware that intermediaries holding Aeterna Zentaris New Warrants on their behalf may require that any exercise thereof occur earlier than the actual expiration time of the Aeterna Zentaris New Warrants in order to allow sufficient time for processing and should consult the intermediary holding Aeterna Zentaris New Warrants on their behalf regarding the procedures required to exercise their Aeterna Zentaris New Warrants.

The Aeterna Zentaris New Warrants will not be listed for trading on any stock exchange, including the TSX or the Nasdaq. Subject to applicable laws, Aeterna Zentaris New Warrants and all rights attached thereto may be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, by the holders. Beneficial holders of Aeterna Zentaris New Warrants will need to comply with the procedures required by the intermediaries who hold the Aeterna Zentaris New Warrants on their behalf to transfer their Aeterna Zentaris New Warrants.

1 NRF working on revisions to this section.

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Holders are urged to consult legal counsel before effecting a transfer of Aeterna Zentaris New Warrants.

Computershare Trust Company of Canada, as the Aeterna Zentaris Warrant Agent, is also the warrant transfer agent of Aeterna Zentaris and can be contacted either by mail at Computershare Trust Company of Canada, 650 Blvd. De Maisonneuve West, 7th Floor, Montreal, Quebec H3A 3T2 or by email at noticesctmontreal@computershare.com.

Computershare Trust Company of Canada is also the transfer agent for the Common Shares and can be contacted either by mail at Computershare Trust Company of Canada, 100 University Ave., 8th Floor, Toronto (Ontario) M5J 2Y1, by telephone at 1.800.564.6253, by fax at 1.888.453.0330 or by Internet at www.investorcentre.com/service, or in French at www.centredesinvestisseurs.com/service.

We have also retained Kingsdale Advisors to act as our strategic shareholder advisor and proxy solicitation agent in connection with the Meeting of Aeterna Zentaris shareholders to approve the Plan of Arrangement and issuance of the Aeterna Zentaris New Warrants.

We will pay all customary fees and expenses of the Aeterna Zentaris Warrant Agent related to the issuance of Aeterna Zentaris New Warrants and have also agreed to indemnify the Aeterna Zentaris Warrant Agent from liabilities it they may incur in connection with their services.

We will pay fees of approximately $110,000 and a success fee, disbursements and out-of-pocket expenses to Kingsdale Advisors for the proxy solicitation services and have agreed to indemnify Kingsdale Advisors for its services.

Some of our directors, officers, employees and/or agents may contact or solicit Aeterna Zentaris shareholders and solicit proxies from them in connection with the Meeting of Aeterna Zentaris shareholders to approve the Plan of Arrangement and issuance of the Aeterna Zentaris New Warrants and may solicit responses from holders of Aeterna Zentaris New Warrants in connection with their Aeterna Zentaris New Warrants, but we will not pay them any commissions or compensation for these services other than their normal employment compensation.

We have not employed any brokers, dealers or underwriters in connection with the issuance of Aeterna Zentaris New Warrants, and we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Aeterna Zentaris New Warrants or our Common Shares underlying the Aeterna Zentaris New Warrants. We may, however, reimburse brokers and other persons holding our Common Shares in their names, or in the names of intermediaries, for their costs incurred in sending proxy materials to registered or non-registered owners and obtaining their proxies or voting instructions in connection with the Meeting of Aeterna Zentaris shareholders to approve the Plan of Arrangement and issuance of the Aeterna Zentaris New Warrants.

Except as described in this section, we are not paying any other commissions, underwriting fees or discounts in connection with the issuance of Aeterna Zentaris New Warrants.

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EXPENSES OF THE OFFERING

The following table sets forth the costs and expenses. All amounts listed below are estimates except the SEC registration fee, NASDAQ listing fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

SEC registration fee	$25,344
Legal fees and expenses	$321,569
Exchange fees	$55,000
Transfer agent and registrar fees	$20,000
Accountant’s fees and expenses	$175,000
Miscellaneous	$-
Acquisition related expenses	$3,785,675
Total	$4,382,588

LEGAL MATTERS

The validity of the Aeterna Zentaris New Warrants and the Common Shares issuable upon the exercise of the Aeterna Zentaris New Warrants, if any, and certain other matters of Canadian law will be passed upon for us by Norton Rose Fulbright Canada, LLP, Toronto, Canada.

EXPERTS

The consolidated financial statements of Aeterna Zentaris incorporated in this prospectus by reference to the 20-F Amendment have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Aeterna Zentaris as of and for each of the two years in the period ended December 31, 2022 incorporated in this prospectus by reference to the 20-F Amendment have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and are so incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Ceapro as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 included in Annex A hereto have been audited by Raymond Chabot Grant Thornton LLP, the independent registered public accounting firm of Ceapro, as set forth in their report thereon, included herein, and is included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the CBCA. Many of our officers and directors, and some of the experts named in this prospectus, are residents of Canada or elsewhere outside of the U.S., and a substantial portion of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S. We have been advised by our legal counsel, Norton Rose Fulbright Canada LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Norton Rose Fulbright Canada LLP, however, that there is substantial doubt as to whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F with the SEC, and we furnish other documents, such as quarterly and current reports, proxy statements and other information and documents that we file with the Canadian securities regulatory authorities, to the SEC, as required. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.zentaris.com. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. As we are a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the System for Electronic Document Analysis and Retrieval (“SEDAR+”) website maintained by the Canadian Securities Administrators at www.sedarplus.ca.

This prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or electronically at www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents have been filed with the various securities commissions or similar securities regulatory authorities in Canada and are specifically incorporated by reference into, and form an integral part of, this prospectus:

●	Original Form 20-F and 20-F Amendment;

●	a Form 8-A12B/A filed with the SEC on May 5, 2019 to amend our previously filed Form 8-A12B filed on April 14, 2017; and

●	the current Reports on Form 6-K furnished to the SEC on March 23, 2023, March 31, 2023, May 9, 2023 (excluding exhibits 99.3 and 99.4 thereto), May 23, 2023 (other than exhibits 99.3), August 9, 2023 (excluding exhibits 99.3 and 99.4), November 9, 2023 (excluding exhibits 99.3 and 99.4), December 14, 2023 and December 22, 2023 (other than any of the exhibits thereto except exhibit 99.2), and the Current Report on Form 6-K/A furnished to the SEC on December 22, 2023.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to:

Aeterna Zentaris Inc.

Attention: Investor Relations

315 Sigma Drive

Summerville, South Carolina

USA, 29486

Tel. (843) 900-3223

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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GLOSSARY OF TERMS

Capitalized terms used in this prospectus and not otherwise defined have the meanings given to them as set forth below:

“2018 Long-Term Incentive Plan” means the Aeterna Zentaris long-term incentive plan adopted by the Aeterna Zentaris Board on March 27, 2018 and ratified by the Shareholders on May 8, 2018;

“Acquisition Proposal” means, other than the transactions involving the parties contemplated by the Arrangement Agreement, any bona fide written or oral offer, proposal, expression of interest, or inquiry to a Party or to its shareholders from any Person or group of Persons, that relates to any one or more of the following:

(a)	any direct or indirect acquisition, sale, disposition or purchase (or lease, exchange, transfer or other arrangement having the same economic effect as a sale), whether in a single transaction or a series of related transactions, of: (i) the assets of such Party and/or one or more of its subsidiaries that, individually or in the aggregate, constitute 20% or more of the consolidated assets of such Party and its subsidiaries taken as a whole or contribute 20% or more of the consolidated revenue or net income of such Party and its subsidiaries taken as a whole; or (ii) 20% or more of any class of voting or equity securities (and including securities convertible into or exercisable or exchangeable for voting or equity securities) of such Party or any of its subsidiaries that, individually or in the aggregate, constitute 20% or more of the consolidated assets of such Party and its subsidiaries taken as a whole or contribute 20% or more of the consolidated revenue or net income of such Party and its subsidiaries taken as a whole;

(b)	any direct or indirect take-over bid, issuer bid, tender offer, exchange offer, treasury issuance or other transaction for any class of equity securities of such Party and/or one or more of its subsidiaries that, if consummated, would result in any such Person or group of Persons beneficially owning 20% or more of any class of voting or equity securities of such Party or any of its subsidiaries (and including securities convertible into or exercisable or exchangeable for voting or equity securities);

(c)	any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving such Party and/or any one or more of its subsidiaries that, individually or in the aggregate, constitute 20% or more of the consolidated assets of such Party and its subsidiaries taken as a whole or contribute 20% or more of the consolidated revenue or net income of such Party and its subsidiaries taken as a whole; or

(d)	any other similar transaction or series of transactions involving such Party or any of its subsidiaries;

“Aeterna Zentaris Adjusted Warrants” means the outstanding warrants to purchase Common Shares, as set forth in the Aeterna Zentaris Disclosure Letter, to whom the holders of which will be issued Aeterna Zentaris New Warrants pursuant to the terms and conditions of the Aeterna Zentaris New Warrant Agreement, as reflected in the Plan of Arrangement;

“Aeterna Zentaris Board” means the board of directors of Aeterna Zentaris as the same is constituted from time to time;

“Aeterna Zentaris Board Recommendation” means the unanimous recommendation of the Aeterna Zentaris Board (other than the Aeterna Zentaris Non-Participating Director) that Shareholders vote in favour of the Arrangement Resolution;

“Aeterna Zentaris Change in Recommendation” has the meaning ascribed thereto in the section entitled “The Plan of Arrangement – Principal Terms of the Arrangement Agreement –Termination of the Arrangement Agreement”;

“Aeterna Zentaris Disclosure Letter” means the disclosure letter executed by Aeterna Zentaris and delivered to Ceapro on the date of the Arrangement Agreement in connection with the execution of the Arrangement Agreement;

“Aeterna Zentaris DSUs” means deferred share units of Aeterna Zentaris;

“Aeterna Zentaris IP” means: (a) all Intellectual Property relating to the Aeterna Zentaris Products in which Aeterna Zentaris or any of its subsidiaries have or purport to have an ownership interest; and (b) all other Intellectual Property which Aeterna Zentaris or any of its subsidiaries use and exploit in connection with the manufacture, use, testing, sale, licence or other commercialization of the Aeterna Zentaris Products;

“Aeterna Zentaris Lock-Up Agreements” means the lock-up agreements between Aeterna Zentaris and each of the directors and officers of Ceapro, substantially in the form attached to the Arrangement Agreement as Schedule H;

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“Aeterna Zentaris Material Adverse Effect” means, in respect of Aeterna Zentaris, any change, event, effect, state of facts, condition, circumstance, development or occurrence that is, or could reasonably be expected to be, either individually or in the aggregate with other such changes, events, developments or occurrences, material and adverse to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (including any contingent liabilities), operations or results of operations of Aeterna Zentaris and its subsidiaries, taken as a whole, other than any change, event, development or occurrence resulting from or relating to:

(a)	the announcement of the execution of the Arrangement Agreement or the transactions contemplated hereby;

(b)	any actions taken (or omitted to be taken) by a Party that are required by the Arrangement Agreement or upon the written request or with the written consent of any other Party; the failure in and of itself of Aeterna Zentaris to meet any internal or published projections, forecasts or guidance or estimates of revenues, earnings or cash flows of Aeterna Zentaris or of any securities analysts, it being understood that the causes underlying such failure may be taken into account in determining whether an Aeterna Zentaris Material Adverse Effect has occurred to the extent not otherwise excepted by another clause of this definition;

(c)	any change in global, national or regional political conditions (including strikes, lockouts or riots), economic, business, banking, currency exchange, interest rate or inflationary conditions or financial or, capital market conditions, in each case whether national or global;

(d)	any natural or man-made disaster or act of God (including the commencement, continuation or worsening of any state of emergency, pandemic (including any worsening of the COVID-19 pandemic), epidemic, disease outbreak or other health crisis or public health event), war, armed hostilities or acts of terrorism;

(e)	any adoption, proposal, implementation or other changes in applicable Laws, or interpretation of Laws by Governmental Entities, including any Laws with respect to Taxes, IFRS or regulatory accounting requirements, in each case after the date hereof;

(f)	any regulatory, preclinical or clinical, competitive, pricing, reimbursement or manufacturing change, occurrence, or effect relating to or affecting any product or product candidate competitive with any Aeterna Zentaris Product;

(g)	any changes, developments or conditions affecting the global pharmaceutical industry generally; and

(h)	any decrease in the market price or any decline in the trading volume of the equity securities of Aeterna Zentaris (it being understood that the causes or facts underlying such change in trading price or trading volume may be taken into account in determining whether an Aeterna Zentaris Material Adverse Effect has occurred, to the extent not otherwise excepted by another clause of this definition);

provided, however, that in the case of clauses (d), (e), (f), (g) and (h) such event, change, development or occurrence does not have a disproportionate adverse effect on the business of Aeterna Zentaris and its subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industry in which it operates;

“Aeterna Zentaris New Warrant Agreement” means the agreement to be entered into between Aeterna Zentaris and the Aeterna Zentaris Warrant Agent with respect to the issuance of the Aeterna Zentaris New Warrants;

“Aeterna Zentaris New Warrants” means the warrants to purchase Common Shares at an Exercise Price of US$0.01 per Common Share at any time on or before the third anniversary of the Effective Date to be issued to the Shareholders and the holders of Aeterna Zentaris Adjusted Warrants immediately prior to the Effective Time pursuant to the terms and conditions of the Aeterna Zentaris New Warrant Agreement, as reflected in the Plan of Arrangement;

“Aeterna Zentaris Non-Participating Director” means Gilles Gagnon, who was not present during the deliberations concerning the approval of the Aeterna Zentaris Board Recommendation as required by, and in accordance with, the CBCA, due to his interests in the transaction contemplated herein;

“Aeterna Zentaris Options” means the outstanding options to purchase Common Shares granted under or otherwise subject to the Aeterna Zentaris Stock Option Plans, as set forth in the Aeterna Zentaris Disclosure Letter;

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“Aeterna Zentaris Products” means any products or services that are currently (a) designed, developed, manufactured, marketed, licensed, leased, sold, packaged, labelled, tested, advertised, performed, made available or otherwise distributed of by Aeterna Zentaris or any of its subsidiaries or in connection with their respective business, or (b) the subject of service or maintenance obligations provided by Aeterna Zentaris or any of its subsidiaries, which represent all products, and components thereof, that have been commercialized, or under pre-clinical or clinical development, or otherwise administered to humans, including through clinical trials, compassionate use programs or commercial sale by Aeterna Zentaris or any of its subsidiaries, since January 1, 2021;

“Aeterna Zentaris Projections” has the meaning given to it in the section entitled “Risk Factors –Risk Factors Relating to the Plan of Arrangement”;

“Aeterna Zentaris Resolutions” means, collectively, the Issuance Resolution, the Conditional Nominee Resolution and the Consolidation Resolution;

“Aeterna Zentaris Stock Option Plans” means the 2018 Long-Term Incentive Plan and the 2016 Second Amended and Restated Stock Option Plan of Aeterna Zentaris, as amended from time to time;

“Aeterna Zentaris Strategic Committee” means the strategic committee of the Aeterna Zentaris Board comprised of independent directors;

“Aeterna Zentaris Termination Fee” has the meaning ascribed thereto in the section entitled “The Plan of Arrangement – Principal Terms of the Arrangement Agreement –Termination of the Arrangement Agreement”;

“Aeterna Zentaris Termination Fee Event” has the meaning ascribed thereto in the section entitled “The Plan of Arrangement – Principal Terms of the Arrangement Agreement –Termination of the Arrangement Agreement”;

“Aeterna Zentaris Warrant Agent” means Computershare Trust Company of Canada, appointed as warrant agent for the Aeterna Zentaris New Warrants pursuant to the terms of the Aeterna Zentaris New Warrant Agreement;

“Aeterna Zentaris Warrants” means the outstanding warrants to purchase Common Shares;

“affiliate” has the meaning ascribed thereto in National Instrument 45-106 – Prospectus Exemptions;

“Arm’s Length” has the meaning ascribed thereto in the Tax Act;

“Arrangement” means the Plan of Arrangement under Section 192 of the CBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments, variations or modifications thereto made in accordance with the terms of the Arrangement Agreement and the Plan of Arrangement or at the direction of the Court in the Interim Order, Final Order or otherwise provided that any such amendments, variations or modifications are consented to by Ceapro and Aeterna Zentaris, each acting reasonably;

“Arrangement Agreement” means the Arrangement Agreement dated December 14, 2023 between Aeterna Zentaris and Ceapro, as amended by the amendment agreement between Aeterna Zentaris and Ceapro dated January 16, 2024, as same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof;

“Arrangement Resolution” means the special resolution of the Ceapro Securityholders approving the Plan of Arrangement to be considered at the Ceapro Meeting in accordance with the provisions of the Arrangement Agreement or made at the direction of the Court in the Interim Order with the prior written consent of the parties, each acting reasonably;

“Avenanthramides Agreement” has the meaning ascribed thereto in section entitled “Intangible Properties”;

“Bloom Burton” means Bloom Burton Securities Inc.;

“Business Day” means any day, other than a Saturday, a Sunday or any day that is a civic holiday in or on which major banking institutions in (i) Montreal, Québec, (ii) Toronto, Ontario, (iii) Edmonton, Alberta, or (iv) New York, New York are required by Law to be closed for business;

“By-Laws” has the meaning ascribed thereto in section entitled “Directors and Executive Officers of the Combined Company”;

“CBCA” means the Canada Business Corporations Act and the regulations made thereunder, as promulgated or amended from time to time, and includes any successor thereto;

“Ceapro Board” means the board of directors of Ceapro as the same is constituted from time to time;

“Ceapro Board Recommendation” means the recommendation of the Ceapro Board (other than the Ceapro Non-Participating Director) upon the unanimous recommendation of the Ceapro Special Committee, that Ceapro Securityholders vote in favour of the Arrangement Resolution;

“Ceapro Change in Recommendation” has the meaning ascribed thereto in section entitled “The Plan of Arrangement – Principal Terms of the Arrangement Agreement –Termination of the Arrangement Agreement”;

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“Ceapro Circular” means the notice of the Ceapro Meeting and accompanying management proxy circular, including all schedules, appendices and exhibits thereto, to be sent to the Ceapro Securityholders in connection with the Ceapro Meeting, as amended, supplemented or otherwise modified from time to time;

“Ceapro Disclosure Letter” means the disclosure letter executed by Ceapro and delivered to Aeterna Zentaris on the date hereof in connection with the execution of the Arrangement Agreement;

“Ceapro IP” means: (a) all Intellectual Property relating to the Ceapro Products in which Ceapro or any of its subsidiaries have or purport to have an ownership interest; and (b) all other Intellectual Property which Ceapro or any of its subsidiaries use and exploit in connection with the manufacture, use, testing, sale, licence or other commercialization of the Ceapro Products;

“Ceapro Lock-Up Agreements” means the lock-up agreements between Ceapro and each of the directors and officers of Aeterna Zentaris;

“Ceapro Material Adverse Effect” means, in respect of Ceapro, any change, event, effect, state of facts, condition, circumstance, development or occurrence that is, or could reasonably be expected to be, either individually or in the aggregate with other such changes, events, developments or occurrences, material and adverse to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (including any contingent liabilities), operations or results of operations of Ceapro and its subsidiaries, taken as a whole, other than any change, event, development or occurrence resulting from or relating to:

(a)	the announcement of the execution of the Arrangement Agreement or the transactions contemplated hereby;

(b)	any actions taken (or omitted to be taken) by a Party that are required by the Arrangement Agreement or upon the written request or with the written consent of any other Party;

(c)	the failure in and of itself of Ceapro to meet any internal or published projections, forecasts or guidance or estimates of revenues, earnings or cash flows of Ceapro or of any securities analysts, it being understood that the causes underlying such failure may be taken into account in determining whether a Ceapro Material Adverse Effect has occurred to the extent not otherwise excepted by another clause of this definition;

(d)	any change in global, national or regional political conditions (including strikes, lockouts or riots), economic, business, banking, currency exchange, interest rate or inflationary conditions or financial or, capital market conditions, in each case whether national or global;

(e)	any natural or man-made disaster or act of God (including the commencement, continuation or worsening of any state of emergency, pandemic (including any worsening of the COVID-19 pandemic), epidemic, disease outbreak or other health crisis or public health event), war, armed hostilities or acts of terrorism;

(f)	any adoption, proposal, implementation or other changes in applicable Laws, or interpretation of Laws by Governmental Entities, including any Laws with respect to Taxes, IFRS or regulatory accounting requirements, in each case after the date hereof;

(g)	any regulatory, preclinical or clinical, competitive, pricing, reimbursement or manufacturing change, occurrence, or effect relating to or affecting any product or product candidate competitive with any Ceapro Product;

(h)	any changes, developments or conditions affecting the global pharmaceutical industry generally; and

(i)	any decrease in the market price or any decline in the trading volume of the equity securities of Ceapro (it being understood that the causes or facts underlying such change in trading price or trading volume may be taken into account in determining whether a Ceapro Material Adverse Effect has occurred, to the extent not otherwise excepted by another clause of this definition);

provided, however, that in the case of clauses (d), (e), (f), (g) and (h) such event, change, development or occurrence does not have a disproportionate adverse effect on the business of Ceapro and its subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industry in which it operates;

“Ceapro MD&As” means Ceapro’s management’s discussion and analysis for the years ended December 31, 2022 and 2021 and Ceapro’s management’s discussion and analysis for the three- and nine-month period ended September 30, 2023;

“Ceapro Meeting” means the special meeting of Ceapro Securityholders, including any adjournment or postponement thereof in accordance with the terms of the Arrangement Agreement and the Interim Order, to be called and held to consider and, if thought advisable, approving the Arrangement Resolution, and for any other purpose as may be set out in the Ceapro Circular;

“Ceapro Non-Participating Director” means Gilles Gagnon, who was not present during the deliberations concerning the approval of the Ceapro Board Recommendation as required by, and in accordance with, the CBCA, due to his interests in the transaction contemplated herein;

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“Ceapro Options” means the outstanding options to purchase Ceapro Shares granted under or otherwise subject to the Ceapro Stock Option Plan, as set forth in the Ceapro Disclosure Letter;

“Ceapro Products” means the products listed in Section CC of Schedule E to the Arrangement Agreement and any other products or services that since January 1, 2021 have been manufactured or commercialized or otherwise distributed by, or have been the subject of human clinical trials sponsored by, Ceapro or any of its subsidiaries or, under the authority of a license granted by Ceapro or its subsidiaries, their respective licensees;

“Ceapro Securities” means, collectively, the Ceapro Shares and the Ceapro Options;

“Ceapro Securityholders” means the holders of Ceapro Securities;

“Ceapro Shareholders” means the holders of Ceapro Shares;

“Ceapro Shares” means the common shares in the authorized capital of Ceapro, as currently constituted;

“Ceapro Special Committee” means the special committee of the Ceapro Board comprised of independent directors;

“Ceapro Stock Option Plan” means the 2023 amended and restated stock option plan of Ceapro approved by the Ceapro Shareholders on June 6, 2023, as amended from time to time;

“Ceapro Termination Fee” has the meaning ascribed thereto in the section entitled “The Plan of Arrangement – Principal Terms of the Arrangement Agreement –Termination of the Arrangement Agreement”;

“Ceapro Termination Fee Event” has the meaning ascribed thereto in the section entitled “The Plan of Arrangement – Principal Terms of the Arrangement Agreement –Termination of the Arrangement Agreement”;

“Change in Recommendation” means, in respect of Aeterna Zentaris, an Aeterna Zentaris Change in Recommendation and in respect of Ceapro, a Ceapro Change in Recommendation;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Combined Company” means Aeterna Zentaris after the completion of the Plan of Arrangement;

“Common Shares” means the common shares in the authorized share structure of Aeterna Zentaris, as currently constituted;

“Conditional Nominee Resolution” has the meaning ascribed thereto in the section entitled “The Plan of Arrangement – Principal Terms of the Arrangement Agreement – Termination of the Arrangement Agreement”;

“Confidentiality Agreement” means the confidentiality agreement between Ceapro and Aeterna Zentaris dated December 15, 2022, as it may be amended from time to time in accordance with its terms;

“Consideration Shares” means the Common Shares to be issued to the Ceapro Shareholders pursuant to the Plan of Arrangement;

“Consolidation” means has the meaning ascribed thereto in section entitled “Purpose of the Meeting”;

“Consolidation Resolution” means the special resolution of Aeterna Zentaris approving the Consolidation, to be considered and, if thought advisable, passed by the Shareholders at the Meeting;

“Contract” means any contract, agreement, license, franchise, lease, arrangement or other contractual right or obligation, whether verbal or written, to which a Party or any of its subsidiaries is a party or by which it or any of its subsidiaries is legally bound or affected or to which any of their respective properties or assets is subject;

“Court” means the Court of King’s Bench of Alberta;

“Depositary” means Computershare Investor Services Inc. or such other depositary as may be agreed upon by the parties, acting reasonably;

“Director” means the Director appointed pursuant to Section 260 of the CBCA;

“Dissent Rights” means the rights of Ceapro Shareholders to dissent in respect of the Plan of Arrangement described in the Plan of Arrangement;

“Effective Date” means the date upon which the Plan of Arrangement becomes effective, as set out in the Plan of Arrangement;

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“Effective Time” means the time on the Effective Date that the Plan of Arrangement becomes effective, as set out in the Plan of Arrangement;

“EMA” means the European Medicines Agency;

“Environmental Laws” means all applicable federal, provincial, state, local and foreign Laws, imposing liability or standards of conduct for, or relating to, the regulation of activities, materials, substances or wastes in connection with, or for, or to, the protection of human health, safety, the environment or natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation);

“Environmental Permits” means all Permits, licenses, written authorizations, certificates, approvals, program participation requirements, sign-offs, orders or registrations required by or available with or from any Governmental Entity under any Environmental Laws;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Exchange Ratio” means 0.09439 Common Shares for each Ceapro Share;

“Exercise Price” has the meaning set thereto in section entitled “Aeterna Zentaris New Warrants and Aeterna Zentaris New Warrant Agreement”;

“Existing Directors” has the meaning ascribed thereto in section entitled “Conditional Nominee Resolution”;

“Expiry Date” has the meaning ascribed thereto in section entitled “Aeterna Zentaris New Warrants and Aeterna Zentaris New Warrant Agreement”;

“FDA” means the US Food and Drug Administration;

“Final Order” means the final order of the Court approving the Plan of Arrangement pursuant to Section 192 of the CBCA after a hearing upon the fairness of the terms and conditions of the Plan of Arrangement, which shall include such terms as may be necessary or appropriate to give effect to the Plan of Arrangement, as such order may be amended by the Court at any time prior to the Effective Date (or if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended on appeal), in a form acceptable to Ceapro and Aeterna Zentaris, each acting reasonably;

“Governmental Entity” means any applicable: (a) international, multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public body, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (b) subdivision, agent, commission, board or authority of any of the foregoing; (c) quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (d) any stock or securities exchange or quotation system;

“Holder Securities” has the meaning given to it in section entitled “The Plan of Arrangement – Principal Terms of the Arrangement Agreement – Additional Covenants”;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board from time to time;

“including” means including without limitation, and “include” and “includes” each have a corresponding meaning;

“Intellectual Property” means all intellectual property rights in any jurisdiction, whether registered or unregistered, in and to all: (a) issued patents (including design patents and utility patents), applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (b) proprietary and non-public business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing; (c) copyrights, copyright registrations and applications for copyright registration; (d) designs, design registrations, design registration applications; (e) trade names, business names, corporate names, trademarks, service names, service marks, logos, emblems, signs, brand names, brand marks, insignia, certification marks, trade dress, trade names, industrial designs, and the goodwill associated with any of the foregoing; (f) websites, including all content, data and information contained thereon or supporting the functionality thereof, domain name registrations, website names and world wide web addresses; (g) software, technology, code, data, programs and technical information; and (h) all moral rights, rights of publicity and other intellectual property and proprietary rights of a similar nature;

“Interim Order” means the interim order of the Court pursuant to Section 192(4) of the CBCA made in connection with the Plan of Arrangement in a form acceptable to Ceapro and Aeterna Zentaris, each acting reasonably, providing for, among other things, the calling and holding of the Ceapro Meeting, as the same may be amended, supplemented or varied by further order of the Court, with the consent of Ceapro and Aeterna Zentaris, each acting reasonably;

“Interim Period” means the period from the date of the Arrangement Agreement until the earlier of the Effective Time and the time that the Arrangement Agreement is terminated in accordance with its terms;

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“IRS” means the Internal Revenue Service;

“Issuance Resolution” means the ordinary resolutions approving the issuance of the Consideration Shares, the Aeterna Zentaris New Warrants and the Common Shares issuable upon the exercise of the Aeterna Zentaris New Warrants and the Replacement Options, to be considered and, if thought advisable, passed by the Shareholders at the Meeting;

“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules (including the rules and regulations of any stock or securities exchange or quotation system), regulations, principles of common law and equity, orders, rulings, ordinances, judgements, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, including any Permit, and to the extent that they have the force of law, policies, standards, practices, guidelines and protocols of any Governmental Entity and the term “applicable” with respect to such Laws and in a context that refers to one or more parties, means such Laws as are applicable to such Party or its business, undertaking, assets, property or securities and emanate from a Person having jurisdiction over the party or parties or its or their business, undertaking, assets, property or securities, including Environmental Laws;

“Legal Proceeding” means any action, suit, litigation, arbitration, claim, complaint, proceeding, (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel;

“material change” has the meaning ascribed thereto in the Securities Act;

“Material Contracts” means, in respect of either Party, any Contract: (a) which, if terminated or modified or if it ceased to be in effect, would reasonably be expected to have an Aeterna Zentaris Material Adverse Effect or Ceapro Material Adverse Effect, as applicable; (b) under which such Party or any of its subsidiaries has directly or indirectly guaranteed any liabilities or obligations of a third party (other than ordinary course endorsements for collection) in excess of US$70,000; (c) relating to indebtedness for borrowed money, whether incurred, assumed, guaranteed or secured by any asset, with an outstanding principal amount in excess of US$70,000; (d) providing for the establishment, organization or formation of any partnership or joint venture, including any joint development agreement or program agreement, or any similar Contract; (e) under which such Party or any of its subsidiaries is obligated to make or expects to receive payments in excess of US$70,000; (f) that limits or restricts such Party or any of its subsidiaries from engaging in any line of business or any geographic area, or from making, selling or distributing any products or services, in any material respect; (g) that is a capital lease or other lease or other Contract relating to tangible personal property providing for annual rental payments in excess of US$70,000; (h) that is a lease or other Contract in respect of real property; (i) under which such Party is, or may become, obligated to pay any amount in respect of indemnification obligations, purchase price adjustment or otherwise in connection with any (i) acquisition or disposition of assets or securities (other than the sale of inventory in the ordinary course of business), (ii) merger, consolidation or other business combination or (iii) series or group of related transactions or events of the type specified in the immediately preceding clauses (i) and (ii); (j) under which any other Person has guaranteed any debt of such Party; (k) under which such Party is, or may become, obligated to incur or pay any change of control, termination, severance or any other similar payments or special compensation obligations which would become payable by reason of the Arrangement Agreement or the transactions contemplated hereby; (l) that is a profit sharing, equity option, equity purchase, equity appreciation, deferred compensation, change of control, termination, severance or other plan or arrangement for the benefit of such Party’s current or former directors, shareholders, officers or employees, consultants or independent contractors; (m) in respect of any settlement, conciliation or similar arrangement or obligation imposing an obligation on such Party after the Effective Date; (n) relating to any Aeterna Zentaris IP or Ceapro IP; (o) providing for any exclusivity, “most favoured nation” or most favoured customer provision, call or put option, preferential right or rights of first or last offer; or (p) that is otherwise material to such Party and its subsidiaries, considered as a whole; and, for greater certainty, in respect of Aeterna Zentaris includes the Material Contracts listed in Schedule D to the Arrangement Agreement, paragraph(s) of the Aeterna Zentaris Disclosure Letter, and in respect of Ceapro, includes the Material Contracts listed in Schedule D to the Arrangement Agreement, paragraph(s) of the Ceapro Disclosure Letter;

“material fact” has the meaning ascribed thereto in the Securities Act;

“Meeting” means the meeting of the Aeterna Shareholders held to approve the Plan of Arrangement and issuance of the Aeterna Zentaris New Warrants and other matters related thereto;

“Misrepresentation” has the meaning ascribed thereto in the Securities Act;

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“Nasdaq” means The Nasdaq Capital Market;

“Norton Rose” means Norton Rose Fulbright Canada LLP;

“Outside Date” means June 14, 2024, or such later date as may be agreed to in writing by the parties;

“parties” means Ceapro and Aeterna Zentaris, and “Party” means any one of them;

“Permit” means any license, permit, certificate, consent, order, grant, approval, classification, registration or other authorization of or from any Governmental Entity, including Environmental Permits;

“Person” means any person and includes an individual, corporation, limited liability company, partnership, syndicate, sole proprietorship, association, body corporate, trust, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

“PFIC” has the meaning ascribed thereto in section entitled “Certain Marial U.S. Federal Income Tax Consequences”;

“PGX Agreement” has the meaning ascribed thereto in section entitled “Information Concerning Ceapro”;

“Plan of Arrangement” means the plan of arrangement, substantially in the form and on the terms set out in Schedule A of the Arrangement Agreement, and any amendments or variations thereto made in accordance with the provisions of the Arrangement Agreement or made at the direction of the Court with the consent of Ceapro and Aeterna Zentaris, each acting reasonably;

“Pro Forma Financial Statements” has the meaning ascribed thereto in section entitled “Information Concerning the Combined Company;”

“Projections” has the meaning given to it in section entitled “Risk Factors Relating to the Plan of Arrangement”;

“Proposed Agreement” has the meaning ascribed thereto in section entitled “Superior Proposals”;

“Raymond James” means Raymond James & Associates, Inc.;

“Raymond James Fairness Opinion” means the written opinion provided by Raymond James in connection with the Plan of Arrangement on December 14, 2023, stating that on the basis of the particular assumptions, limitations and qualifications set forth therein, Raymond James is of the opinion that, as of December 14, 2023, and after giving effect to the issuance of the Aeterna Zentaris New Warrants as described in the Raymond James Fairness Opinion, the Exchange Ratio is fair, from a financial point of view, to Shareholders;

“Record Date” means the record date for the Aeterna Zentaris Meeting;

“Regulatory Approvals” means those sanctions, rulings, consents, orders, exemptions, Permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made), waivers, early terminations, authorizations, clearances, or written confirmations of no intention to initiate legal proceedings from Governmental Entities, in each case required to consummate the transactions contemplated by the Arrangement Agreement, but excluding the approval of the Plan of Arrangement by the Court;

“Regulatory Authority” means the FDA, EMA, Health Canada, and any other applicable Governmental Entity responsible for the oversight and/or approval of the research, development, clinical trials and/or commercialization of pharmaceutical or medicinal products of Aeterna Zentaris, Ceapro or any of their subsidiaries, as applicable;

“Replacement Option” means an option to purchase Common Shares granted by Aeterna Zentaris in exchange for Ceapro Options at the Effective Time pursuant to the Plan of Arrangement;

“Representatives” means, collectively, in respect of a Person (a) its directors, officers, employees, agents, representatives and any financial advisor, law firm, accounting firm or other professional firm retained to assist the Person in connection with the transactions contemplated in the Arrangement Agreement, and (b) its affiliates and subsidiaries and the directors, officers, employees, agents and representatives and advisors thereof;

“Response Period” has the meaning ascribed to such term in the section entitled “The Plan of Arrangement – Additional Covenants”;

“Rights Plan” means the amended and restated shareholder rights plan of the Company dated March 29, 2019, which was approved, ratified and confirmed by the Shareholders at the annual and special meeting of shareholders of the Company on May 8, 2019;

“Rule 144” means Rule 144 under the U.S. Securities Act;

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“SEC” means the United States Securities and Exchange Commission;

“Section 3(a)(10) Exemption” means the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof;

“Securities Act” means the Securities Act (Alberta) and the rules, regulations and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Securities Laws” means the Securities Act, U.S. Securities Laws and any other applicable Canadian provincial and territorial or United States securities laws, rules, orders, notices, promulgations and regulations and published policies thereunder;

“Shareholder Approval” means the approval of each of the Issuance Resolution and the Conditional Nominee Resolution by a majority of the votes cast by the Shareholders present in person or represented by proxy at the Meeting and the approval of the Consolidation Resolution by at least 66 2/3% of the votes cast by the Shareholders present in person or represented by proxy at the Meeting;

“Shareholders” means the holders of Common Shares;

“Solicited Party” has the meaning ascribed to such term in the section entitled “The Plan of Arrangement – Additional Covenants”;

“Stock Exchange Approvals” means (a) the conditional approval of the TSXV of the Plan of Arrangement; and (b) the conditional approval of the TSX and the approval of the Nasdaq of the listing of the Common Shares, including the outstanding Common Shares, the Consideration Shares and the Common Shares underlying the Aeterna Zentaris Options, the Replacement Options, the Aeterna Zentaris Adjusted Warrants, and the Aeterna Zentaris New Warrants, including approval by the Nasdaq of the initial listing of Aeterna Zentaris following consummation of the Plan of Arrangement;

“subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more subsidiaries, (a) own at least 50% of the outstanding shares, (b) hold at least 50% of the partnership, limited liability company, joint venture or similar interests or (c) be a general partner, managing member or joint venturer;

“Superior Proposal” means any unsolicited bona fide Acquisition Proposal made after the date of the Arrangement Agreement to acquire, directly or indirectly, by any means of an acquisition, take-over bid, amalgamation, plan or arrangement, business combination, consolidation, recapitalization, liquidation, winding-up or similar transaction, not less than all of the outstanding Ceapro Shares or the Common Shares, as applicable (other than the Ceapro Shares or the Common Shares, as applicable, beneficially owned by the Person or group of Persons making such Acquisition Proposal), or all or substantially all of the assets of Ceapro and its subsidiaries or Aeterna Zentaris and its subsidiaries, as applicable, on a consolidated basis, made in writing by a Person or group of Persons acting jointly or in concert with one another, who deals at Arm’s Length to Ceapro or Aeterna Zentaris, as applicable, that in the good faith determination of the Ceapro Board (other than the Ceapro Non-Participating Director) or the Aeterna Zentaris Board (other than the Aeterna Zentaris Non-Participating Director), as applicable, after receiving advice from its outside financial advisor and legal counsel: (a) is reasonably capable of being completed in accordance with its terms without undue delay relative to the Plan of Arrangement, taking into account all legal, financial, regulatory and other aspects of such proposal and the Person or group of Persons making such proposal and their respective affiliates; (b) is not subject to a due diligence or access condition or any financing contingency and in respect of which adequate arrangements have been made to ensure that the required consideration will be available; (c) did not result from a breach of Section 7.1 of the Arrangement Agreement, by the Solicited Party or its Representatives; (d) in the case of a transaction that involves the acquisition of Ceapro Shares or Common Shares, is made available to all Ceapro Shareholders or Shareholders, as applicable, on the same terms and conditions; (e) the failure to recommend such Acquisition Proposal to the Ceapro Shareholders or the Shareholders, as applicable, would be inconsistent with the Ceapro Board’s or Aeterna Zentaris Board’s fiduciary duties, taking into account all legal, financial, regulatory and other aspects of such proposal and the Person or group of Persons making such proposal and their respective affiliates; (f) complies with Securities Laws in all material respects; (g) was not made in breach of any confidentiality, standstill, use, business purpose or similar restriction applicable to the Solicited Party and the party making the Acquisition Proposal, provided such requirement shall not apply to a person whose standstill obligations terminated automatically upon the entering into and announcement of the Arrangement Agreement or, in the case of an Acceptable Confidentiality Agreement, where the Acquisition Proposal did not result from a material breach of such restriction contained in the Acceptable Confidentiality Agreement or the board of directors has consented to the release of such restrictions in a manner that does not violate the Arrangement Agreement; (h) the terms of such Acquisition Proposal provide that the Person making such Acquisition Proposal shall guarantee or otherwise provide Ceapro or Aeterna Zentaris, as applicable, the cash required to pay the termination fee on or before the date such termination fee becomes payable; and (i) taking into account all of the terms and conditions of such Acquisition Proposal, if consummated in accordance with its terms (but not assuming away any risk of non-completion), would result in a transaction more favourable to Ceapro Shareholders or Shareholders, as applicable, taken as a whole, from a financial point of view, than the Plan of Arrangement (after taking into account any adjustment to the terms and conditions of the Plan of Arrangement proposed by the other Party in accordance with the Arrangement Agreement) and is in the best interests of Ceapro or Aeterna Zentaris, as applicable;

168

“Superior Proposal Notice” has the meaning ascribed to such term in the section entitled “The Plan of Arrangement – Additional Covenants”;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder;

“Taxes” in respect of a Party means: (a) any and all taxes, imposts, levies, withholdings, duties, fees, premiums, assessments and other charges of any kind, however denominated and instalments in respect thereof, including any interest, penalties, fines or other additions that have been, are or will become payable in respect thereof, imposed by any Governmental Entity, including for greater certainty all income or profits taxes (including Canadian federal, provincial and territorial income taxes), payroll and employee withholding taxes, employment taxes, unemployment insurance, disability taxes, social insurance taxes, sales and use taxes, ad valorem taxes, excise taxes, goods and services taxes, harmonized sales taxes, franchise taxes, gross receipts taxes, capital taxes, business license taxes, royalties, alternative minimum taxes, estimated taxes, abandoned or unclaimed (escheat) taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, severance taxes, workers’ compensation, Canada and other government pension plan premiums or contributions and other governmental charges and other obligations of the same or of a similar nature to any of the foregoing, which such Party or any of its subsidiaries is required to pay, withhold or collect, together with any interest, penalties or other additions to tax that may become payable in respect of such taxes, and any interest in respect of such interest, penalties and additions whether disputed or not; and (b) any liability for the payment of any amount described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any Tax sharing or Tax allocation agreement, arrangement or understanding, or as a result of being liable to another Person’s Taxes as a transferee or successor, by contract or otherwise;

“Terminating Party” has the meaning ascribed thereto in the section entitled “The Plan of Arrangement – Additional Covenants”;

“TSX” means the Toronto Stock Exchange;

“TSXV” means the TSX Venture Exchange;

“UK” means the United Kingdom;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Holder” means a beneficial holder of Common Shares who or that for U.S. federal income tax purposes is:

●	an individual citizen or resident of the U.S.;

●	a corporation or other entity classified as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (a) a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more “U.S. persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (b) a valid election is in effect to be treated as a U.S. person for U.S. federal income tax purposes.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“U.S. Securities Laws” means the U.S. Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder, and all other state securities Laws; and

“Warrant Issuance Record Date” means the record date determined by the Aeterna Zentaris Board, following the approval of the Issuance Resolution, to be used to identify the Shareholders who will receive approximately 0.47698 of an Aeterna Zentaris New Warrant for each Common Share held prior to the closing of the Plan of Arrangement.

169

Index to Financial Statements of Ceapro Inc.

Unaudited Condensed Interim Consolidated Financial Statements of Ceapro Inc. as of September 30, 2023 and for the three and nine months ended September 30, 2023 and 2022	A-2

Audited Consolidated Financial Statements of Ceapro Inc. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022	A-22

A-1

CEAPRO INC.

UNAUDITED CONDENSED INTERIM CONSOLIDATED

FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2023

AND FOR

THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

Condensed Interim Consolidated Balance Sheets	A-3

Condensed Interim Consolidated Statements of Net (Loss) Income and Comprehensive (Loss) Income	A-4

Condensed Interim Consolidated Statements of Changes in Equity	A-5

Condensed Interim Consolidated Statements of Cash Flows	A-6

Notes to the Condensed Interim Consolidated Financial Statements	A-7

A-2

CEAPRO INC.

Condensed Interim Consolidated Balance Sheets

Unaudited

	September 30,	December 31,
	2023	2022
	$	$

ASSETS
Current Assets
Cash and cash equivalents	11,355,731	13,810,998
Trade receivables	982,895	2,820,300
Other receivables	81,844	64,808
Inventories (note 4)	5,370,967	3,757,040
Prepaid expenses and deposits	214,371	135,133

Total Current Assets	18,005,808	20,588,279

Non-Current Assets
Investment tax credits receivable	854,895	854,895
Deposits	76,954	76,954
Licences (note 5)	10,366	12,588
Property and equipment (note 6)	14,996,189	16,201,755

Total Non-Current Assets	15,938,404	17,146,192

TOTAL ASSETS	33,944,212	37,734,471

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued liabilities	1,246,197	1,730,377
Current portion of lease liabilities (note 7)	391,241	370,460

Total Current Liabilities	1,637,438	2,100,837
Non-Current Liabilities
Long-term lease liabilities (note 7)	1,953,295	2,248,577
Deferred tax liabilities	390,109	1,095,968

Total Non-Current Liabilities	2,343,404	3,344,545
TOTAL LIABILITIES	3,980,842	5,445,382

Equity
Share capital (note 8 (b))	16,721,867	16,694,625
Contributed surplus	4,941,386	4,714,404
Retained earnings	8,300,117	10,880,060

Total Equity	29,963,370	32,289,089
TOTAL LIABILITIES AND EQUITY	33,944,212	37,734,471

See accompanying notes
Approved on Behalf of the Board
SIGNED: “Geneviève Foster”	SIGNED: “Dr. Ulrich Kosciessa”
Director	Director

A-3

CEAPRO INC.

Condensed Interim Consolidated Statements of Net (Loss) Income and Comprehensive (Loss) Income

Unaudited

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2023	2022	2023	2022
		Restated		Restated
		(note 3)		(note 3)
	$	$	$	$

Revenue (note 14)	2,618,973	3,845,370	7,982,542	15,517,393
Cost of goods sold	1,538,950	1,572,538	4,226,411	5,703,731

Gross margin	1,080,023	2,272,832	3,756,131	9,813,662

Research and product development	584,665	314,250	2,085,127	1,213,455
General and administration	1,972,884	869,110	5,119,395	2,707,430
Sales and marketing	11,837	6,160	33,474	20,707
Finance costs (note 10)	31,450	31,382	152,894	151,592

(Loss) income from operations	(1,520,813)	1,051,930	(3,634,759)	5,720,478

Other income (note 11)	(195,693)	(271,162)	(348,957)	(339,965)

(Loss) income before tax	(1,325,120)	1,323,092	(3,285,802)	6,060,443

Deferred tax (benefit) expense	(284,663)	312,625	(705,859)	1,431,981

Net (loss) income and comprehensive (loss) income for the period	(1,040,457)	1,010,467	(2,579,943)	4,628,462

Net (loss) income per common share (note 17):
Basic	(0.01)	0.01	(0.03)	0.06
Diluted	(0.01)	0.01	(0.03)	0.06

Weighted average number of common shares outstanding (note 17):
Basic	78,291,438	78,192,923	78,265,631	77,873,310
Diluted	78,291,438	78,817,665	78,265,631	78,519,944

See accompanying notes

A-4

CEAPRO INC.

Condensed Interim Consolidated Statements of Changes in Equity

Unaudited

	Share capital	Contributed surplus	Retained earnings	Total equity
	$	$	$	$

Balance December 31, 2022	16,694,625	4,714,404	10,880,060	32,289,089

Share-based payments (note 8 (c))	-	237,324	-	237,324
Share options exercised	27,242	(10,342)	-	16,900
Total net loss and comprehensive loss for the period	-	-	(2,579,943)	(2,579,943)
Balance September 30, 2023	16,721,867	4,941,386	8,300,117	29,963,370

Balance December 31, 2021 Restated (note 3)	16,557,401	4,680,690	6,481,962	27,720,053

Share-based payments (note 8 (c))	-	72,926	-	72,926
Share options exercised	128,018	(52,378)	-	75,640
Total net income and comprehensive income for the period	-	-	4,628,462	4,628,462
Balance September 30, 2022 Restated (note 3)	16,685,419	4,701,238	11,110,424	32,497,081

See accompanying notes

A-5

CEAPRO INC.

Condensed Interim Consolidated Statements of Cash Flows

Unaudited

	2023	2022
		Restated
		(note 3)
Nine Months Ended September 30,	$	$
OPERATING ACTIVITIES
Net (loss) income for the period	(2,579,943)	4,628,462
Adjustments for items not involving cash
Finance costs	97,894	96,592
Depreciation and amortization	1,458,429	1,415,361
Deferred income tax (benefit) expense	(705,859)	1,431,981
Share-based payments	237,324	72,926
	(1,492,155)	7,645,322
CHANGES IN NON-CASH WORKING CAPITAL ITEMS
Trade receivables	1,837,405	(817,830)
Other receivables	(17,036)	(34,006)
Inventories	(1,613,927)	(956,409)
Prepaid expenses and deposits	(74,713)	9,046
Accounts payable and accrued liabilities relating to operating activities	(558,953)	(105,557)
	(427,224)	(1,904,756)
Net (loss) income for the period adjusted for non-cash and working capital items	(1,919,379)	5,740,566
Interest paid	(97,894)	(96,592)
CASH (USED IN) GENERATED FROM OPERATIONS	(2,017,273)	5,643,974
INVESTING ACTIVITIES
Purchase of property and equipment	(250,641)	(326,544)
Deposits relating to the purchase of equipment	(4,525)	-
Accounts payable and accrued liabilities relating to investing activities	74,773	(47,754)
CASH USED IN INVESTING ACTIVITIES	(180,393)	(374,298)
FINANCING ACTIVITIES
Stock options exercised	16,900	75,640
Repayment of lease liabilities	(274,501)	(216,236)
CASH USED IN FINANCING ACTIVITIES	(257,601)	(140,596)
(Decrease) increase in cash and cash equivalents	(2,455,267)	5,129,080

Cash and cash equivalents at beginning of the period	13,810,998	7,780,989

Cash and cash equivalents at end of the period	11,355,731	12,910,069

See accompanying notes

Cash and cash equivalents are comprised of $11,355,731 (December 31, 2022 - $13,810,998) on deposit with financial institutions.

A-6

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2023 AND 2022

Unaudited

1.	NATURE OF BUSINESS OPERATIONS

Ceapro Inc. (the “Company”) is incorporated under the Canada Business Corporations Act and is listed on the TSX Venture Exchange under the symbol CZO and on the OTCQX® Best Market under the symbol CRPOF. The Company’s primary business activities relate to the development and commercialization of natural products for personal care, cosmetic, human, and animal health industries using proprietary technology, natural, renewable resources, and developing innovative products, technologies, and delivery systems.

The Company’s head office address is 7824 51 Avenue NW, Edmonton, AB T6E 6W2.

2.	SIGNIFICANT ACCOUNTING POLICIES

a) Statement of compliance

These condensed interim consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) applicable to the preparation of consolidated financial statements, including IAS 34, “Interim Financial Reporting”. The accounting principles and methods of computation adopted in these financial statements are the same as those of the annual financial statements for the year ended December 31, 2022.

Omitted from these statements are certain information and note disclosures normally included in the annual financial statements. The financial statements and notes presented should be read in conjunction with the annual consolidated financial statements for the year ended December 31, 2022.

The Audit Committee authorized these condensed interim consolidated financial statements for issue on November 28, 2023.

b) Basis for presentation

These condensed interim consolidated financial statements have been prepared on the historical cost basis. All transactions are recorded on an accrual basis.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Ceapro (P.E.I.) Inc. and JuventeDC Inc.

All intercompany accounts and transactions have been eliminated on consolidation. The financial statements of the subsidiaries are prepared for the same reporting period as the parent, using consistent accounting policies. Profit or loss and other comprehensive income of subsidiaries acquired or disposed of during the period are recognized from the effective date of acquisition, or up to the effective date of disposal, as applicable.

c) Future accounting pronouncements

The IASB has published several new, but not yet effective, standards, amendments to existing standards, and interpretations. None of these standards, amendments to existing standards, or interpretations have been early adopted by the Company, and management anticipates that all relevant pronouncements will be adopted for the first period beginning on or after the effective date of the pronouncement. No pronouncements have been disclosed as they are not expected to have a material impact on the Company’s condensed interim consolidated financial statements.

A-7

3.	RESTATEMENT OF PRIOR PERIOD FINANCIAL STATEMENTS

During the year ended December 31, 2022, the Company conducted a detailed evaluation of the manufacturing process of its extraction facility in Edmonton in order to assess the appropriateness of the accounting estimates used to assign the costs of conversion of inventories from the raw materials stage through to the finished goods stage for the valuation of inventories.

Pursuant to the completion of the analysis, the Company changed its method of assigning the costs of conversion to ensure the valuation of inventory incorporates the costs of conversion more appropriately through the different stages of production for the multiple products produced at the facility. The change will also allow for more appropriate valuation of future products currently under development. In applying the change to the method of assigning conversion costs, the Company determined that more costs of conversion should have been allocated to the work in progress inventories and less to cost of goods sold at December 31, 2021. As a result, the Company restated the consolidated financial statements for the year ended December 31, 2021. The consolidated financial statements of the Company for the year ended December 31, 2022, reflect the adjustments for which the accounts were restated. Refer to Note 3 of the audited consolidated financial statements for the year ended December 31, 2022.

The following is a summary of the impacts from changing the method of assigning costs of conversion to inventories on the comparative consolidated statements of net income and comprehensive income, changes in equity, and cash flows for the three and nine months ended September 30, 2022.

Impact on Condensed Interim Consolidated Statements of Net Income And Comprehensive Income

	Previously Reported	Adjustment		Restated
Nine Months Ended September 30, 2022	$	$		$
Cost of goods sold	5,845,479	(141,748)	a)	5,703,731
Gross margin	9,671,914	141,748		9,813,662
Income before tax	5,918,695	141,748		6,060,443
Deferred income tax expense	1,398,488	33,493		1,431,981
Net income and comprehensive income	4,520,207	108,255		4,628,462
Net income per common share (basic and diluted)	0.06	-		0.06

Impact on Condensed Interim Consolidated Statements of Net Income And Comprehensive Income

Three Months Ended September 30, 2022	Previously Reported $	Adjustment $		Restated $
Cost of goods sold	1,767,400	(194,862)	a)	1,572,538
Gross margin	2,077,970	194,862		2,272,832
Income before tax	1,128,230	194,862		1,323,092
Deferred income tax expense	266,582	46,043		312,625
Net income and comprehensive income	861,648	148,819		1,010,467
Net income per common share (basic and diluted)	0.01	-		0.01
A-8

a) The change to the method of assigning costs to inventories impacts the timing of when costs are allocated to inventories and when they are released to cost of goods sold and has also impacted the allocation of depreciation assigned to the cost of inventories and cost of goods sold. The amount of depreciation included in inventories at September 30, 2022, has been restated from $265,926 to $570,671 and the amount of depreciation included in cost of goods sold has been restated from $891,910 to $587,165 (see note 6). The amount of inventories expensed to cost of goods sold during the three and nine month periods ended September 30, 2022, has been restated from $1,755,954 and $5,811,222 respectively to $1,404,016 and $5,023,491 (see note 4).

Impact on Condensed Interim Consolidated Statements of Changes in Equity

Nine Months Ended September 30, 2022	Previously Reported $	Adjustment $		Restated $
Retained earnings at December 31, 2021	5,958,984	522,978	(b)	6,481,962
Net income and comprehensive income	4,520,207	108,255		4,628,462
Retained earnings at September 30, 2022	10,479,191	631,233	(b)	11,110,424

b) The adjustment to retained earnings for the nine month period ended September 30, 2022, as previously reported, reflects the impact on opening retained earnings at December 31, 2021 (refer to Note 3 of the audited consolidated financial statements for the year ending December 31, 2022) offset with the impact from the change in net income and comprehensive income for the nine month period ended September 30, 2022.

Impact on Condensed Interim Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2022	Previously Reported $	Adjustment $	Restated $
Operating Activities:
Net income	4,520,207	108,255	4,628,462
Adjustments for items not involving cash :
Deferred income tax expense	1,398,488	33,493	1,431,981
Changes in Non-Cash Working Capital Items :
Inventories	(814,661)	(141,748)	(956,409)

There is no impact to cash flows other than the presentation of line items within the operating activities section in the condensed interim consolidated statement of cash flows. Furthermore, there is no impact to any line item in investing activities or financing activities.

A-9

4.	INVENTORIES

The Company had the following inventories at the end of each reporting period:

	September 30,	December 31,
	2023	2022
	$	$
Raw materials	1,200,991	864,717
Work in progress	3,227,717	2,527,445
Finished goods	942,259	364,878
	5,370,967	3,757,040

Inventories expensed to cost of goods sold during the three and nine month periods ended September 30, 2023, are $1,371,389 and $3,821,267 respectively (September 30, 2022, Restated - $1,404,016 and $5,023,491).

5.	LICENCES

During the year ended December 31, 2014, and as amended on February 2, 2015, the Company entered into a licence agreement with the University of Alberta for the rights to a technology that would allow the development, production, and commercialization of powder formulations that could be used as active ingredients for all industrial applications. The agreement expires after a term of 20 years or after the expiration of the last patent obtained, whichever event shall occur first. There is no initial licence fee, but the Company is required to make royalty payments (see note 13 (b)).

During the year ended December 31, 2012, the Company entered into a licence agreement for a new technology to increase the concentration of avenanthramides in oats. The Company paid a fee of $44,439 to cover previous patent costs and commenced amortizing the licence over 15 years in April 2012. Amortization of $740 and $2,222 has been included in general and administration expense for the three and nine month periods ended September 30, 2023 respectively (September 30, 2022 - $740 and $2,222) (see note 13 (a)).

Cost of licences	$
Balance - December 31, 2022	44,439
Additions	-

Balance - September 30, 2023	44,439

Accumulated amortization
Balance - December 31, 2022	31,851
Amortization	2,222

Balance - September 30, 2023	34,073

Net book value
Balance - September 30, 2023	10,366
Balance - December 31, 2022	12,588

A-10

6.	PROPERTY AND EQUIPMENT

	Equipment Not Available For Use	Manufacturing Equipment	Office Equipment	Computer Equipment	Buildings	Leasehold Improvements	Total
Cost	$	$	$	$	$	$	$
December 31, 2022	1,982,124	12,501,368	327,638	594,367	3,699,885	8,730,885	27,836,267
Additions	66,879	91,033	6,195	18,022	-	68,512	250,641
September 30, 2023	2,049,003	12,592,401	333,833	612,389	3,699,885	8,799,397	28,086,908

Accumulated Depreciation
December 31, 2022	-	6,562,627	279,056	486,792	1,351,397	2,954,640	11,634,512
Additions	-	639,467	7,812	25,626	290,258	493,044	1,456,207
September 30, 2023	-	7,202,094	286,868	512,418	1,641,655	3,447,684	13,090,719

Carrying Amount
September 30, 2023	2,049,003	5,390,307	46,965	99,971	2,058,230	5,351,713	14,996,189
December 31, 2022	1,982,124	5,938,741	48,582	107,575	2,348,488	5,776,245	16,201,755

Depreciation expense is allocated to the following expense categories:

	Cost Of Goods Sold	Inventory	General And Administration	Total
	$	$	$	$

Three Months Ended September 30, 2023	200,761	188,309	97,436	486,506
Three Months Ended September 30, 2022 Restated	238,617	145,613	90,971	475,201

Nine Months Ended September 30, 2023	384,750	783,223	288,234	1,456,207
Nine Months Ended September 30, 2022 Restated	587,165	570,671	255,074	1,412,910

Included in the net carrying amount of property and equipment at September 30, 2023, are right-of-use assets relating to buildings, in the amount of $2,058,230 (December 31, 2022 - $2,348,488).

Included in the carrying amount of leasehold improvements is $1,059,707 (December 31, 2022 - $1,059,707) and included in the carrying amount of equipment not available for use is $2,049,003 (December 31, 2022 - $1,982,124) which represent the accumulated expenditures incurred on the purchase of an ethanol recovery system, equipment purchased for technology scale-up, other equipment, and the engineering design for the related construction and installation of the ethanol recovery system. At September 30, 2023, no amortization has commenced on these balances as construction and installation activities have not commenced.

Subsequent to the quarter, the Company has entered into a purchase commitment with a European specialized engineering firm for the supply of engineering, services and equipment related to the construction of a PGX-100 pilot plant for 1,015,000 Euro. The purchase is expected to be completed in 2024 and based on the exchange rate at September 30, 2023, the estimated payments will be approximately $1,452,000 CAD.

A-11

7.	LEASE LIABILITIES

The Company has leases for manufacturing facilities, office space, and warehouse. The lease liabilities consist of leases of buildings. The leases have been discounted using interest rates between 3.42% - 6.76%.

	Nine Months Ended	Year Ended
	September 30,	December 31,
	2023	2022
	$	$
Balance at beginning of period	2,619,037	2,648,917
Additions	-	269,229
Interest expense	99,053	129,584
Lease payments	(373,554)	(428,693)
Balance at end of year	2,344,536	2,619,037
Less current portion	391,241	370,460
Non-current portion	1,953,295	2,248,577

Future minimum lease payments at September 30, 2023, are as follows:

	Within one year	One to five years	More than five years	Total
	$	$	$	$
Lease payments	506,406	1,692,601	546,857	2,745,864
Finance charges	(115,165)	(264,123)	(22,040)	(401,328)
Net present values	391,241	1,428,478	524,817	2,344,536

The expense relating to payments not included in the measurement of the lease liabilities is as follows:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2023	2022	2023	2022
			$	$
Short-term leases	6,494	6,139	19,482	18,416

At September 30, 2023, the Company was committed to short term leases and the total commitment at that date was $13,586 (December 31, 2022 - $33,068)

A-12

8.	SHARE CAPITAL

a.	Authorized

i.	Unlimited number of Class A voting common shares. Class A common shares have no par value.

ii.	Unlimited number of Class B non-voting common shares. There are no issued Class B common shares.

b.	Issued - Class A Common Shares

	Nine Months Ended		Year Ended
	September 30, 2023		December 31, 2022
	Number of Shares	Amount $	Number of Shares	Amount $
Balance at beginning of the period	78,233,177	16,694,625	77,685,843	16,557,401
Stock options exercised	60,000	27,242	547,334	137,224
Balance at end of the period	78,293,177	16,721,867	78,233,177	16,694,625

c.	Stock Option Share-Based Payment Plan

The Company has granted stock options to eligible employees, directors, officers, and consultants under stock option plans that vest over two-year periods and have a maximum term of ten years.

The Company uses the Black-Scholes option pricing model to price its options.

In the three month period ended September 30, 2023, the Company granted 30,000 (September 30, 2022 – 150,000) stock options. The application of the fair value based method requires the use of certain assumptions regarding the risk-free market interest rate, expected volatility of the underlying stock, life of the options, and forfeiture rate. The weighted average risk-free rate used in 2023 was 3.81% (2022 – 3.13%), the weighted average expected volatility was 64% (2022 – 67%) which was based on prior trading activity of the Company’s shares for the period corresponding with the expected life of the options, the weighted average expected life of the options was 5 years (2022 – 5 years), the forfeiture rate was 0% (2022 – 0%), the weighted average share price was $0.44 (2022 - $0.56), the weighted average exercise price was $0.44 (2022 - $0.56), and the expected dividends were nil (2022 – nil). The weighted average grant date fair value of options granted in the three month period ended September 30, 2023, was $0.25 (2022 - $0.32) per option.

In the nine month period ended September 30, 2023, the Company granted 920,000 (September 30, 2022 – 450,000) stock options. The application of the fair value based method requires the use of certain assumptions regarding the risk-free market interest rate, expected volatility of the underlying stock, life of the options, and forfeiture rate. The weighted average risk-free rate used in 2023 was 3.23% (2022 – 2.49%), the weighted average expected volatility was 65% (2022 – 66%) which was based on prior trading activity of the Company’s shares for the period corresponding with the expected life of the options, the weighted average expected life of the options was 5 years (2022 – 5 years), the forfeiture rate was 0% (2022 – 0%), the weighted average share price was $0.61 (2022 - $0.51), the weighted average exercise price was $0.61 (2022 - $0.51), and the expected dividends were nil (2022 – nil). The weighted average grant date fair value of options granted in the nine month period ended September 30, 2023, was $0.35 (2022 - $0.29) per option.

The share-based payments expense recorded during the current three and nine month periods relating to options granted in 2023, 2022, and 2021 is $44,833 and $237,324 respectively (during 2022 relating to options granted in 2022, 2021 and 2020 is $33,002 and $72,926).

A-13

A summary of the status of the Company’s stock options at September 30, 2023 and December 31, 2022 and changes during the periods ended on those dates is as follows:

	Nine Months Ended September 30, 2023		Year Ended December 31, 2022
	Number of Options	Weighted Average Exercise Price	Number of Options $	Weighted Average Exercise Price $
Outstanding at beginning of period	2,742,999	0.67	2,990,333	0.56
Granted	920,000	0.61	450,000	0.51
Exercised	(60,000)	0.28	(547,334)	0.15
Forfeited	(251,667)	0.60	(150,000)	0.64
Outstanding at end of period	3,351,332	0.66	2,742,999	0.67
Exercisable at end of period	2,634,665	0.69	2,432,999	0.69

Stock options outstanding are as follows:

			Contractual	Number of	Number of
Fair Value	Exercise	Year of	Life Remaining	Options	Options
$	Price $	Expiration	(years)	Outstanding	Exercisable
0.25	0.44	2028	4.8	30,000	10,000
0.32	0.58	2028	4.6	150,000	50,000
0.35	0.62	2028	4.3	670,000	223,333
0.32	0.56	2027	3.8	150,000	100,000
0.30	0.52	2027	3.6	150,000	100,000
0.24	0.44	2027	3.4	150,000	100,000
0.35	0.64	2026	3.0	30,000	30,000
0.21	0.36	2025	1.3	266,666	266,666
0.25	0.39	2024	0.3	272,666	272,666
0.47	0.50	2028	4.3	185,000	185,000
1.22	1.30	2027	3.6	10,000	10,000
1.65	1.75	2027	3.3	400,000	400,000
0.34	0.36	2025	1.6	150,000	150,000
0.47	0.50	2025	1.3	100,000	100,000
0.60	0.64	2025	1.3	487,000	487,000
0.37	0.27	2024	1.1	150,000	150,000
				3,351,332	2,634,665
Weighted Average Contractual Life Remaining				2.7	2.3

A-14

d.	Restricted Share Unit Share-Based Payment Plan

Effective June 1, 2017, the Company adopted a restricted share unit plan, which provides for the grant of restricted share units (“RSU’s”) to existing or proposed directors, employees, and consultants of the Company and its subsidiaries or any insider of the Company and its subsidiaries. Under the plan, the maximum number of common shares that may be reserved for issuance is fixed at 1,000,000. On the vesting of RSU’s, the common shares of the Company will be issued from the same 10% rolling pool as the common shares issued under the stock option plan. The obligations under the RSU plan can be settled at the Company’s discretion through either the issuance of cash or the issuance of common shares. The Company intends to settle the obligations through the issuance of common shares.

The Company did not grant RSU’s during the three and nine month periods ended September 30, 2023 or the year ended December 31, 2022, and there are no RSU’s outstanding during those periods.

Of the 1,000,000 RSU’s authorized for grant under the RSU plan, at September 30, 2023, 370,000 RSU’s are available for grant (December 31, 2022 – 370,000).

9.	related party transactionS

Related party transactions during the periods are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	$	$	$	$
Key management salaries, short-term benefits, consulting fees, and director fees	428,072	320,389	1,379,274	958,416
Key management personnel share-based payments	24,430	10,145	139,990	47,412
Research and development expenditures paid to Angiogenesis Foundation for which a director of the Company is the CEO of the Foundation	66,200	-	271,085	-

	2023	2022
Balance as at September 30,	$	$
Amount payable to directors	-	116,659

These transactions are in the normal course of operations and are measured at the amount of consideration established and agreed to by the related parties.

A-15

10.	FINANCE COSTS

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2023	2022	2023	2022
	$	$	$	$
Interest on lease liabilities	31,450	31,382	97,894	96,592
Royalties (note 13)	-	-	55,000	55,000
	31,450	31,382	152,894	151,592

11.	OTHER INCOME

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2023	2022	2023	2022
	$	$	$	$
Foreign exchange gain	(83,413)	(251,026)	(4,645)	(349,665)
Other (income) expense	(112,280)	(20,136)	(344,312)	9,700
	(195,693)	(271,162)	(348,957)	(339,965)

12.	EMPLOYEE BENEFITS EXPENSE

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2023	2022	2023	2022
	$	$	$	$
Employee benefits	1,242,622	1,111,678	3,967,077	3,273,128

Employee benefits include wages, salaries, bonuses, and CPP, EI, WCB contributions, share-based payment expense, and benefit premiums. Employee benefits are included in cost of goods sold, general and administration and research and product development expenses.

In the nine month period ended September 30, 2023, employee benefits expense has been allocated as follows: $2,193,267 to general and administration expense (2022 - $1,437,743), $913,890 to cost of goods sold (2022 - $980,708), and $859,920 to research and product development expense (2022 - $854,677).

In the three month period ended September 30, 2023, employee benefits expense has been allocated as follows: $660,938 to general and administration expense (2022 - $525,100), $287,945 to cost of goods sold (2022 - $317,274), and $293,739 to research and product development expense (2022 - $269,304).

A-16

13.	COMMITMENTS AND CONTINGENCIES

a) During the year ended December 31, 2012, the Company entered into a licence agreement for a new technology to increase the concentration of avenanthramides in oats. The Company shall pay an annual royalty percentage rate of 2% of sales, payable every January 1st and July 1st, subject to a minimum annual royalty payment according to the schedule below:

Year	Amount
2012	nil
2013	$12,500
2014	$37,500
2015	$50,000
2016	$50,000

And $50,000 each year thereafter while the licence agreement remains in force. The agreements remain in force until the patents expire or are abandoned.

The licence agreement for the use of the intellectual property requires future royalty payments based on specific sales and is an executory contract. The licence agreement also does not represent an onerous contract. On this basis, upfront payments required to enter into the agreement are capitalized as a licence asset and all royalty payments under the agreement are recognized as they become due.

(b) During the year ended December 31, 2014, the Company entered into a licence agreement with the University of Alberta for the rights to an enabling pressurized gas expanded technology (PGX) that would allow the development, production, and commercialization of powder formulations that could be used as active ingredients. The agreement expires after a term of 20 years or after the expiration of the last patent obtained, whichever event shall occur first.

In accordance with the agreement and as amended on February 2, 2015, the Company shall pay the following royalties, payable on a semi-annual basis:

(a) a royalty of 3.5% of net sales generated from the field of pharmaceuticals;

(b) a royalty of 3.0% of net sales generated from the field of nutraceuticals;

(c) a royalty of 2.75% of net sales generated from the field of cosmetics;

(d) a royalty of 1.0% of net sales generated from the field of functional foods; and

(e) a royalty of 3.0% of net sales generated from other fields.

The Company shall pay a minimum annual advance on earned royalties of $5,000 commencing March 1, 2017 and every year thereafter while the licence agreement remains in force.

The licence agreement for the use of the intellectual property requires future royalty payments based on specific sales and is an executory contract. The licence agreement also does not represent an onerous contract. On this basis, upfront payments required to enter into the agreement are capitalized as a licence asset and all royalty payments under the agreement are recognized as they become due.

A-17

14.	REVENUE

The Company has one reportable operating segment and revenue stream, being the operations relating to the active ingredient product technology industry.

The active ingredient product technology industry involves the development of proprietary extraction technologies and the application of these technologies to the production and development and commercialization of active ingredients derived from oats and other renewable plant resources for healthcare and cosmetic industries. Active ingredients produced include oat beta glucan and avenanthramides. These and similar manufactured products are sold primarily through distribution networks.

Geographic Information

The following table presents revenue from contracts with customers disaggregated by geographic location to depict how the nature, amount, timing, and uncertainty of revenue and cash flows could be affected by economic factors:

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2023	2022	2023	2022
	$	$	$	$
United States	1,703,035	1,585,084	3,537,617	9,615,649
Germany	893,466	1,812,292	4,230,138	4,530,620
China	1,533	432,229	10,703	1,322,080
Other	13,331	7,645	176,105	29,234
Canada	7,608	8,120	27,979	19,810
	2,618,973	3,845,370	7,982,542	15,517,393

During the nine month period ended September 30, 2023, the Company had export sales to one major distributor of the Company’s products in the aggregate amount of $7,207,228 representing 90% of total revenue (2022 - $14,663,480 representing 94% of total revenue). This major distributor sells to dozens of customers on a worldwide basis.

During the three month period ended September 30, 2023, the Company had export sales to one major distributor of the Company’s products in the aggregate amount of $2,439,879 representing 93% of total revenue (2022 - $3,619,578 representing 94% of total revenue). This major distributor sells to dozens of customers on a worldwide basis.

All the assets of the Company, which support the revenues of the Company, are located in Canada.

15.	financial instruments

Financial assets and financial liabilities measured at fair value in the balance sheet are grouped into three Levels of a fair value hierarchy. The three Levels are defined based on the observability of significant inputs to the measurement, as follows:

●	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities

●	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly

A-18

●	Level 3: unobservable inputs for the asset or liability

The fair value of financial instruments is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value of cash and cash equivalents, trade and other receivables, and accounts payable and accrued liabilities approximate their carrying amount(s) due to their short-term nature.

The Company has exposure to credit, liquidity, and market risk as follows:

a) Credit risk

Trade and other receivables

The Company makes sales to distributors that are well-established within their respective industries. Based on previous experience, the counterparties had zero default rates and management views this risk as minimal. Approximately 87% of trade receivables are due from one distributor at September 30, 2023 (December 31, 2022 – 93% from one distributor). This main distributor is considered to have good credit quality and historically has had a high quality credit rating. The majority of the Company’s sales are invoiced on standard commercial terms of 30 days.

The aging of trade receivables is as follows:

	September 30,	December 31,
	2023	2022
	$	$
Not yet due	927,903	1,567,892
Less than 30 days past due	54,992	1,226,880
Less than 60 days past due, more than 30 days past due	-	25,528
More than 60 days past due	-	-
Total	982,895	2,820,300

The Company has not assessed any trade receivables past due as impaired.

The Company applies the simplified approach to providing for expected credit losses prescribed by IFRS 9, which permits the use of the lifetime expected loss provision for all trade receivables. To measure expected credit losses, trade receivables are grouped based on shared credit risk characteristics and days past due. The expected loss rates for trade receivables are determined on a Combined Company-wide basis based upon the Company’s historic default rates over the expected life of trade receivables adjusted for forward-looking estimates. The expected credit losses calculated for September 30, 2023 and December 31, 2022 are not significant and have not been recognized.

Other receivables can represent amounts due for research program claims, government funding claims, government goods and services taxes, and scientific and research tax credits. The collectability risk is deemed to be low because of the good quality credit rating of the counterparties.

Cash and cash equivalents

The Company has cash and cash equivalents in the amount of $11,355,731 at September 30, 2023 (December 31, 2022 - $13,810,998) and mitigates its exposure to credit risk on its cash balances by maintaining its bank accounts with Canadian Chartered Banks and investing in low risk, high liquidity investments.

A-19

There are no impaired financial assets. The maximum exposure to credit risk is the carrying amount of the Company’s trade and other receivables and cash and cash equivalents. The Company does not hold any collateral as security.

b) Liquidity risk

Liquidity risk relates to the risk that the Company will encounter difficulty in meeting its financial obligations. The Company may be exposed to liquidity risks if it is unable to collect its trade and other receivables balances in a timely manner, which could in turn impact the Company’s long-term ability to meet commitments under its current facilities. In order to manage this liquidity risk, the Company regularly reviews its aged trade receivables listing to ensure prompt collections. There is no assurance that the Company will obtain sufficient funding to execute its strategic business plan.

The following is the contractual maturity of the Company’s financial liabilities and obligations at September 30, 2023:

	within 1 year	1 to 3 years	3 to 5 years	over 5 years	Total
	$	$	$	$	$
Accounts payable and accrued liabilities	1,246,197	-	-	-	1,246,197

c) Market risk

Market risk is comprised of interest rate risk, foreign currency risk, and other price risk. The Company’s exposure to market risk is as follows:

1.	Foreign currency risk

Foreign currency risk arises from the fluctuations in foreign exchange rates and the degree of volatility of these rates relative to the Canadian dollar.

The following table summarizes the impact of a 1% change in the foreign exchange rates of the Canadian dollar against the US dollar (USD) on the financial assets and liabilities of the Company. The amounts have been translated based on the exchange rate at September 30, 2023.

		Foreign Exchange Risk (CDN)
		-1%	+1%
	Carrying Amount (USD)	Net Income and Equity	Net Income and Equity
Financial assets
Trade receivables	726,787	9,826	(9,826)

Financial liabilities
Accounts payable and accrued liabilities	18,368	(249)	249
Total increase (decrease)		9,578	(9,578)

The carrying amount of trade receivables and accounts payable and accrued liabilities in USD represents the Company’s exposure at September 30, 2023.

2.	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market rates. The Company has minimal interest rate risk because it has no financial instruments exposed to changes in interest rates except cash and cash equivalents.

A-20

16.	CAPITAL DISCLOSURES

The Company considers its capital to be its equity. The Company’s objective in managing capital is to ensure a sufficient liquidity position to finance its manufacturing operations, research and development activities, administration and marketing expenses, working capital and overall capital expenditures, including those associated with patents and trademarks. The Company makes every effort to manage its liquidity to minimize dilution to its shareholders when possible.

The Company has funded its activities through public offerings and private placements of common shares, royalty offerings, loans, convertible debentures, and grant contributions.

The Company is not subject to externally imposed capital requirements and the Company’s overall strategy with respect to capital risk management did not change during the period ended September 30, 2023.

17.	(LOSS) INCOME PER COMMON SHARE

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2023	2022	2023	2022
		Restated		Restated
Net (loss) income for the period for basic and diluted earnings per share calculation	$(1,040,457)	$1,010,467	$(2,579,943)	$4,628,462
Weighted average number of common shares outstanding	78,291,438	78,192,923	78,265,631	77,873,310
Effect of dilutive stock options	-	624,742	-	646,634
Diluted weighted average number of common shares	78,291,438	78,817,665	78,265,631	78,519,944
(Loss) Income per share - basic	$(0.01)	$0.01	$(0.03)	$0.06
(Loss) Income per share - diluted	$(0.01)	$0.01	$(0.03)	$0.06

As the Company was in a net loss position for the three and nine month periods ended September 30, 2023, the impact of the conversion of convertible stock options is anti-dilutive.

For the three and nine month periods ended September 30, 2022, 630,000 and 1,392,000 stock options outstanding respectively have not been included in the diluted income per share calculation because the options’ exercise price was greater than the average market price of the common shares during the periods.

A-21

CEAPRO INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2022 AND 2021

AND FOR

THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2022

A-22

Management’s Report

To the Shareholders of Ceapro Inc.,

The accompanying consolidated financial statements of Ceapro Inc. (the “Company”), and all information presented in this report, are the responsibility of Management and have been approved by the Board of Directors.

The consolidated financial statements have been prepared by Management in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. The consolidated financial statements include some amounts that are based on the best estimates and judgements of Management. Financial information used elsewhere in the report is consistent with that in the consolidated financial statements.

To further the integrity and objectivity of data in the consolidated financial statements, Management of the Company has developed and maintains a system of internal controls, which Management believes will provide reasonable assurance that financial records are reliable and form a proper basis for preparation of consolidated financial statements, and that assets are properly accounted for and safeguarded.

The Board of Directors carries out its responsibility for the consolidated financial statements in the report principally through its Audit Committee. The Audit Committee is appointed by the Board, and all of its members are outside and unrelated Directors. The Committee meets periodically with Management and the external auditors to discuss internal controls over the financial reporting process and financial reporting issues, to make certain that each party is properly discharging its responsibilities, and to review quarterly reports, the annual report, the annual consolidated financial statements, management discussion and analysis, and the external auditor’s report. The Committee reports its findings to the Board for consideration when approving the consolidated financial statements for issuance to the shareholders. The Company’s auditors have full access to the Audit Committee, with and without Management being present.

The consolidated financial statements have been audited by the Company’s auditors, Raymond Chabot Grant Thornton LLP.

Sincerely,

SIGNED “Gilles Gagnon”	SIGNED “Stacy Prefontaine”

President and Chief Executive Officer	Chief Financial Officer

February 14, 2024

A-23

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Ceapro Inc.

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Ceapro Inc. (the “Company”) as of December 31, 2022 and 2021, the related consolidated statements of net income and comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Correction of an error in inventory costing

As discussed in Note 3 to the financial statements, the 2021 financial statements have been restated to correct a misstatement.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical audit matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Inventory costing

As described further in Note 2 to the financial statements, inventories are valued at the lower of cost and net realizable value. Costs of inventory include costs of purchase, costs of conversion, and other costs incurred in bringing the inventories to their present condition and location. Costs of conversion include direct costs (material and labour) and indirect costs (fixed and variable production overheads). Fixed overheads are allocated based on normal capacity. We identified the inventory costing as a critical audit matter.

The principal consideration for our determination that the inventory costing is a critical audit matter is that there are significant judgments utilized by management in their methodology for allocating indirect costs, including overhead costs to inventory. This, consequently, necessitated considerable auditor judgment, subjectivity, and effort in conducting audit procedures and evaluating audit evidence. As of December 31, 2022, inventory amounted to $3,757,040 of which work in progress and finished goods to which indirect costs are allocated totalled $2,892,323.

Our audit procedures related to the inventory costing included the following, among others:

–	We obtained an understanding of and tested management’s process for developing the costing model and overhead allocations;

–	We assessed the accuracy, completeness and reasonableness of the costs included in the costing model, including the allocation of indirect costs to obtain assurance that capitalized costs were appropriate and complete;

–	We evaluated the appropriateness and reasonableness of the assumptions, including production times, used by management to allocate costs to specific inventory products;

–	We assessed the allocation of indirect costs for appropriate accounting treatment in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

We have served as the Company’s auditor since 2023.

/s/ Raymond Chabot Grant Thornton LLP

Montreal, Canada
February 14, 2024

A-24

CEAPRO INC.

Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021
		Restated
		(note 3)
	$	$

ASSETS
Current Assets
Cash and cash equivalents	13,810,998	7,780,989
Trade receivables	2,820,300	2,092,842
Other receivables	64,808	45,850
Inventories (note 4)	3,757,040	2,324,085
Prepaid expenses and deposits	135,133	162,919

Total Current Assets	20,588,279	12,406,685

Non-Current Assets
Investment tax credits receivable	854,895	766,629
Deposits	76,954	79,539
Licences (note 5)	12,588	15,551
Property and equipment (note 6)	16,201,755	17,499,774
Deferred tax assets (note 13 (b))	-	282,849

Total Non-Current Assets	17,146,192	18,644,342

TOTAL ASSETS	37,734,471	31,051,027

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued liabilities	1,730,377	682,057
Current portion of lease liabilities (note 7)	370,460	290,055

Total Current Liabilities	2,100,837	972,112

Non-Current Liabilities
Long-term lease liabilities (note 7)	2,248,577	2,358,862
Deferred tax liabilities (note 13 (b))	1,095,968	-

Total Non-Current Liabilities	3,344,545	2,358,862

TOTAL LIABILITIES	5,445,382	3,330,974

Equity
Share capital (note 8 (b))	16,694,625	16,557,401
Contributed surplus	4,714,404	4,680,690
Retained earnings	10,880,060	6,481,962

Total Equity	32,289,089	27,720,053

TOTAL LIABILITIES AND EQUITY	37,734,471	31,051,027

See accompanying notes

Approved on Behalf of the Board

SIGNED: “Geneviève Foster”	SIGNED: “Dr. Ulrich Kosciessa”
Director	Director

A-25

CEAPRO INC.

Consolidated Statements of Net Income and Comprehensive Income

	2022	2021	2020
		Restated
		(note 3)
Years Ended December 31,	$	$	$

Revenue (note 15)	18,839,607	17,195,329	15,121,282
Cost of goods sold	7,821,908	6,727,699	7,498,996

Gross margin	11,017,699	10,467,630	7,622,286

Research and product development	1,788,666	3,878,247	1,881,883
General and administration	3,700,498	3,239,672	3,282,754
Sales and marketing	29,558	47,119	111,044
Finance costs (note 10)	184,967	206,891	231,271

Income from operations	5,314,010	3,095,701	2,115,334

Other (income) expense (note 11)	(462,905)	(202,281)	259,234

Income before tax	5,776,915	3,297,982	1,856,100

Income taxes
Current tax expense (note 13 (a))	-	215,376	-
Deferred tax expense (benefit) (note 13 (a))	1,378,817	(282,849)	-

Income tax expense (benefit)	1,378,817	(67,473)	-

Total net income and comprehensive income for the year	4,398,098	3,365,455	1,856,100

Net income per common share (note 20):
Basic	0.06	0.04	0.02
Diluted	0.06	0.04	0.02

Weighted average number of common shares outstanding (note 20):
Basic	77,961,714	77,673,804	77,594,629
Diluted	78,582,083	78,590,706	78,143,033

See accompanying notes

A-26

CEAPRO INC.

Consolidated Statements of Changes in Equity

	Share capital	Contributed surplus	Retained earnings	Total equity
	$	$	$	$

Balance December 31, 2021	16,557,401	4,680,690	6,481,962	27,720,053

Share-based payments (note 8 (c))	-	89,648	-	89,648
Share options exercised	137,224	(55,934)	-	81,290
Total net income and comprehensive income for the year	-	-	4,398,098	4,398,098
Balance December 31, 2022	16,694,625	4,714,404	10,880,060	32,289,089

Balance December 31, 2020	16,511,067	4,682,393	3,116,507	24,309,967

Share-based payments (note 8 (c))	-	17,906	-	17,906
Share options exercised	46,334	(19,609)	-	26,725
Total net income and comprehensive income for the year	-	-	3,365,455	3,365,455
Balance December 31, 2021 Restated (note 3)	16,557,401	4,680,690	6,481,962	27,720,053

Balance December 31, 2019	16,401,677	4,650,090	1,260,407	22,312,174

Share-based payments (note 8 (c))	-	136,796	-	136,796
Share options exercised	7,978	(3,081)	-	4,897
Restricted share units vested (note 8 (d))	101,412	(101,412)	-	-
Total net income and comprehensive income for the year	-	-	1,856,100	1,856,100
Balance December 31, 2020	16,511,067	4,682,393	3,116,507	24,309,967

See accompanying notes

A-27

CEAPRO INC.

Consolidated Statements of Cash Flows

	2022	2021	2020
		Restated
		(note 3)
Years Ended December 31,	$	$	$
OPERATING ACTIVITIES
Net income for the year	4,398,098	3,365,455	1,856,100
Adjustments for items not involving cash
Finance costs	129,967	140,270	153,538
Transaction costs	-	-	1,108
Depreciation and amortization	1,911,278	1,880,748	1,841,033
Gain on disposal of equipment	-	(5,000)	-
Accretion	-	11,621	21,625
Deferred income tax expense (benefit)	1,378,817	(282,849)	-
Share-based payments	89,648	17,906	136,796
	7,907,808	5,128,151	4,010,200
CHANGES IN NON-CASH WORKING CAPITAL ITEMS
Trade receivables	(727,458)	(73,119)	1,639,818
Other receivables	(18,958)	56,374	(55,412)
Investment tax credits receivable	(88,266)	(158,929)	-
Inventories	(1,432,955)	(1,114,006)	(541,074)
Prepaid expenses and deposits	30,371	111,044	(88,839)
Accounts payable and accrued liabilities relating to operating activities	1,096,074	(298,765)	(358,136)
	(1,141,192)	(1,477,401)	596,357
Net income for the year adjusted for non-cash and working capital items	6,766,616	3,650,750	4,606,557
Interest paid	(129,967)	(140,270)	(153,538)
CASH GENERATED FROM OPERATIONS	6,636,649	3,510,480	4,453,019
INVESTING ACTIVITIES
Purchase of property and equipment	(341,067)	(708,903)	(541,577)
Proceeds from sale of equipment	-	5,000	353
Deposits relating to investment in equipment	-	-	(77,467)
Accounts payable and accrued liabilities relating to investing activities	(47,754)	(86,800)	134,554
CASH USED IN INVESTING ACTIVITIES	(388,821)	(790,703)	(484,137)
FINANCING ACTIVITIES
Stock options exercised	81,290	26,725	4,897
Repayment of long-term debt	-	-	(112,973)
Repayment of CAAP loan	-	(83,884)	(83,884)
Repayment of lease liabilities	(299,109)	(250,658)	(265,088)
CASH USED IN FINANCING ACTIVITIES	(217,819)	(307,817)	(457,048)
Increase in cash and cash equivalents	6,030,009	2,411,960	3,511,834

Cash and cash equivalents at beginning of the year	7,780,989	5,369,029	1,857,195

Cash and cash equivalents at end of the year	13,810,998	7,780,989	5,369,029

See accompanying notes

Cash and cash equivalents are comprised of $13,810,998 (2021 - $7,780,989, 2020 - $5,362,191) on deposit with financial institutions and 2020- $6,838 held in money market mutual funds.

A-28

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022, 2021 AND 2020

1.	NATURE OF BUSINESS OPERATIONS

Ceapro Inc. (the “Company”) is incorporated under the Canada Business Corporations Act and is listed on the TSX Venture Exchange under the symbol CZO and on the OTCQX® Best Market under the symbol CRPOF. The Company’s primary business activities relate to the development and marketing of various health and wellness products and technology relating to plant extracts.

The Company’s head office address is 7824 51 Avenue NW, Edmonton, AB T6E 6W2.

2.	SIGNIFICANT ACCOUNTING POLICIES

a)	Statement of compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

The Board of Directors authorized these consolidated financial statements for issue on February 14, 2024.

b)	Basis for presentation

These consolidated financial statements have been prepared on the historical cost basis. All transactions are recorded on an accrual basis.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Ceapro Technology Inc., Ceapro Active Ingredients Inc., Ceapro BioEnergy Inc., Ceapro (P.E.I) Inc., Ceapro USA Inc., and JuventeDC Inc. Effective December 31, 2021, the Company wound up Ceapro Technology Inc., Ceapro Active Ingredients Inc., and Ceapro BioEnergy Inc. into the Company and dissolved Ceapro USA Inc.

All intercompany accounts and transactions have been eliminated on consolidation. The financial statements of the subsidiaries are prepared for the same reporting period as the parent, using consistent accounting policies. Profit or loss and other comprehensive income of subsidiaries acquired or disposed of during the year are recognized from the effective date of acquisition, or up to the effective date of disposal, as applicable.

c)	Use of management critical judgements, estimates, and assumptions

The preparation of consolidated financial statements requires management to make critical judgements, estimates, and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses recorded during the reporting period. In making estimates and judgements, management relies on external information and observable conditions where possible, supplemented by internal analysis as required. Actual results may differ from those estimates. Estimates and assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

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Management critical judgements

Policies that are critical for the presentation of the financial position and financial performance of the Company and that require judgements are discussed as follows.

Functional currency

The functional currency for the Company and each of the Company’s subsidiaries is the currency of the primary economic environment in which the respective entity operates; the Company has determined the functional currency of each entity to be the Canadian dollar. Such determination involves certain judgements to identify the primary economic environment. The Company reconsiders the functional currency of its subsidiaries if there is a change in events and/or conditions which determine the primary economic environment.

Management estimates and assumptions

Policies that are critical for the presentation of the financial position and financial performance of the Company and that require estimates and assumptions are discussed below.

Taxation

The Company makes estimates in respect of recognition of the extent of deferred tax liabilities and tax assets. Full provision is made for future and current taxation at the rates of tax prevailing at the year-end unless future rates have been substantively enacted. These calculations represent our best estimate of the costs that will be incurred and recovered, but actual experience may differ from the estimates made and therefore affect future financial results. The effects would be recognized in profit or loss, primarily through taxation.

The Company recognizes the deferred tax benefit related to deferred tax assets to the amount that is probable to be realized. Assessing the recoverability of a portion or all of deferred tax assets requires management to make significant estimates of future taxable profit. In addition, future changes in tax laws could limit the ability of the Company to obtain tax deductions from deferred tax assets. Management considers projected future taxable income, the scheduled reversal of deferred tax assets, and tax planning strategies in making this assessment. The amount of the deferred tax asset considered realizable could change materially in future periods.

Investment tax credits

The recognition of investment tax credits relating to the Company’s qualifying scientific research and experimental development expenditures requires management to estimate the amount and timing of recovery. The Company has assessed that it is probable that sufficient taxable income will be available to recognize the investment tax credits as recognized at December 31, 2022.

Impairment of non-financial assets

In assessing impairment, management estimates the recoverable amount of each asset or cash generating unit based on expected future cash flows and uses an interest rate to discount them. Estimation uncertainty relates to assumptions about future operating results and the determination of a suitable discount rate.

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Inventories

Inventories are valued at the lower of cost and net realizable value. Cost of inventory includes cost of purchase (purchase price, import duties, transport, handling, and other costs directly attributable to the acquisition of inventories), cost of conversion, and other costs incurred in bringing the inventories to their present location and condition. Net realizable value for inventories is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Provisions are made in profit or loss of the current period on any difference between book value and net realizable value.

Property and equipment

The Company provides for depreciation expense on property and equipment at rates designed to amortize the cost of individual items and their material components over their estimated useful lives. Management makes estimates of future useful life based on patterns of benefit consumption and impairments based on past experience and market conditions. Impairment losses and depreciation expenses are presented in profit or loss of the current period.

Licences

The Company amortizes licences over their estimated useful lives. Management makes estimates of future useful life based on patterns of benefit consumption, terms of licence agreements, and impairments based on past experience and market conditions. Impairment losses and depreciation expenses are presented in profit or loss of the current period.

Share-based payments

The fair value of share-based payments is determined using the Black-Scholes option pricing model based on estimated fair values at the date of grant. The Black-Scholes option pricing model utilizes subjective assumptions such as expected price volatility and expected life of the award. Changes in these assumptions can significantly affect the fair value estimate. For more information, see note 8.

Leases

For the measurement of leases, management considers all factors relating to the assessment of whether or not a contract includes a lease, estimating a lease term including all factors relating to determining whether it is reasonably certain or not that an extension option will be exercised, and determining the appropriate rate to discount lease payments.

d)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, demand deposits, and all highly liquid short-term investments with original maturities of three months or less.

e)	Revenue recognition

The Company generates revenues from product sales. Each sale is considered a single performance obligation and revenue for the sale of product is recognized at the point in time when control or ownership of the product is transferred to the customer, generally when the products are shipped, when collectability is probable, and the Company has satisfied its performance obligation.

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Product revenues are derived primarily from standard product sales contracts. Contracts with customers do not provide for refunds or any other rights of return. The Company does not have any revenue contracts where the period between the transfer of the promised goods or services to the customer and payment by the customer exceeds one year. As such, the Company does not adjust any of the transaction prices for the time value of money.

When an amount is received as an advance or a deposit from a customer, prior to the recognition of revenue, it results in a contract liability.

f)	Inventories

Inventories are valued at the lower of cost and net realizable value.

Costs of inventory include costs of purchase, costs of conversion, and any other costs incurred in bringing the inventories to their present location and condition. Costs of conversion include direct costs (materials and labour) and indirect costs (fixed and variable production overheads). Fixed overheads are allocated based on normal capacity. Raw materials are assigned costs by using a first-in-first-out cost formula and work-in-progress, and finished goods are assigned costs by using a weighted average cost formula.

Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

g)	Property and equipment

Property and equipment are recorded at cost less accumulated depreciation and any accumulated impairment losses. Depreciation methods and rates are calculated as follows:

Manufacturing equipment	5 - 25 years straight-line
Office equipment	20% declining balance
Computer equipment	30% declining balance
Leasehold improvements	over the term of the lease
Right-of-use asset – buildings	4 to 12 years straight-line

Cost for property and equipment includes the purchase price, import duties, non-refundable taxes, and any other costs directly attributable to bringing the asset into the location and condition to be capable of operating. Significant parts of an item of property and equipment with different useful lives are recognized and depreciated separately. Depreciation commences when the asset is available for use. The asset’s residual values, useful lives, and method of depreciation are reviewed at each financial year-end and adjustments are accounted for prospectively if appropriate. An item of property and equipment is derecognized on disposal or when no future economic benefits are expected from its use. Any gain or loss arising on derecognition of an asset is included in profit or loss in the period the asset is derecognized.

h)	Intangible assets

Acquired

Intangible assets acquired separately are measured on initial recognition at cost. Following initial recognition, intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. The amortization period and the amortization method for an intangible asset with a finite useful life are reviewed at least at each financial year-end.

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Licences

Licences are recorded at cost and are amortized straight-line over the life of the licence.

Research and product development expenditures

Research costs are expensed when incurred. Product development costs are also expensed when incurred unless the Company can demonstrate the following:

(a) the technical feasibility of completing the intangible asset so that it will be available for use or sale;

(b) its intention to complete the intangible asset and use or sell it;

(c) its ability to use or sell the intangible asset;

(d) how the intangible asset will generate probable future economic benefits. Among other things, the entity can demonstrate the existence of a market for the output of the intangible asset or the intangible asset itself or, if it is to be used internally, the usefulness of the intangible asset;

(e) the availability of adequate technical, financial, and other resources to complete the development and to use or sell the intangible asset; and

(f) its ability to measure reliably the expenditure attributable to the intangible asset during its development.

Costs are reduced by government grants and investment tax credits where applicable.

Following initial capitalization of product development expenditures, the intangible asset is carried at cost less accumulated amortization and any accumulated impairment losses. Amortization commences when product development is completed and the asset is available for use. It is amortized over the period of expected future economic benefit. The expected lives of assets are reviewed on an annual basis and, if necessary, changes in useful lives are accounted for prospectively. There was no amount capitalized in either of the years ended December 31, 2022, 2021 or 2020.

i)	Impairment of non-financial assets

For impairment assessment purposes, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash generating units or CGUs).

Cash generating units or individual assets such as property and equipment and intangible assets with a finite life are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If such indication exists, the Company estimates the recoverable amount of the assets, which is the higher of its fair value less costs of disposal and its value in use. Value in use is estimated as the present value of future cash flows generated by this asset or CGU including eventual disposal. If the recoverable amount of an asset is less than its carrying amount, the carrying amount is reduced to its recoverable amount, and an impairment loss is recognized immediately in profit or loss. Impairment losses recognized in respect of CGU’s are allocated first to reduce the carrying amount of any goodwill allocated to the CGUs and then to reduce the carrying amount of the other assets in the unit on a pro-rata basis.

All assets are subsequently reassessed for indications that an impairment loss previously recognized may no longer exist. Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the lesser of the revised estimated recoverable amount and the carrying amount that would have been recorded, had no impairment loss been recognized previously. Any such recovery is recognized immediately in profit or loss.

A-33

j)	Leases

At inception, the Company considers whether a contract is, or contains, a lease. A lease is defined as a contract, or part of a contract, that conveys the right to use an asset for a period of time in exchange for consideration. To apply this definition, the Company assesses whether the contract meets three key evaluations which are whether:

●	The contract contains an identified asset, which is either explicitly identified in the contract or implicitly specified by being identified at the time the asset is made available to the Company;
●	The Company has the right to obtain substantially all of the economic benefits from use of the identified asset throughout the period of use, considering its rights within the defined scope of the contract; and
●	The Company has the right to direct the use of the identified assets throughout the period of use. The Company assesses whether it has the right to direct “how and for what purpose” the asset is used throughout the period of use.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is measured at an amount equal to the initial measurement of the lease liability, any initial direct costs incurred by the Company, an estimate of any costs to dismantle and remove the asset at the end of the lease, and any lease payments made in advance of the lease commencement date, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term. The Company also assesses the right-of-use asset for impairment when such indicators exist.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease if that rate is readily available or the Company’s incremental borrowing rate.

Lease payments included in the measurement of the lease liability are made up of fixed payments (including in-substance fixed payments), variable payments based on an index or rate, amounts expected to be payable under a residual value guarantee, and payments arising from options reasonably certain to be exercised.

Subsequent to initial measurement, the liability will be reduced for payments made and increased for interest. It is remeasured to reflect any reassessment or modification, or if there are changes in in-substance fixed payments. When the lease liability is remeasured, the corresponding adjustment is reflected in the right-of-use asset, or profit and loss if the right-of-use asset is already reduced to zero.

The Company has elected not to recognize right-of-use assets or lease liabilities for short-term leases and leases of low-value assets. Instead of recognizing a right-of-use asset and lease liability, the payments in relation to these leases are recognized as an expense in profit or loss on a straight-line basis over the lease term.

On the balance sheet, right-of-use assets have been included in property and equipment.

A-34

k)	Foreign currency translation

The Canadian dollar is the functional and presentation currency of the Company and each of the Company’s subsidiaries.

Foreign currency monetary assets and liabilities of the Company and its subsidiaries are translated using the period end closing rate; and non-monetary assets and liabilities, measured at historic cost, are translated at the rate of exchange at the date of the transaction. Foreign currency transactions are translated at the spot exchange rate which is in effect at the date of the transaction. Foreign currency gains or losses arising on translation are included in other (income) expense in profit or loss.

l)	Income taxes

Income tax expense comprises current and deferred tax. Income tax is recognized in profit or loss except to the extent that it relates to items recognized directly in equity, in which case the tax expense is also recognized directly in equity.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates and laws enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax assets and liabilities are provided for using the liability method on temporary differences between the tax bases and carrying amounts of assets and liabilities. Deferred tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the year in which temporary differences are expected to be recovered or settled. Changes to these balances, including changes due to changes in income tax rates, are recognized in profit or loss in the period in which they occur.

Deferred tax assets are recognized to the extent future recovery is probable. Deferred tax assets are reduced to the extent it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

m)	Government grants

Government grants are recognized where there is a reasonable assurance that the grant will be received and all attached conditions will be complied with. Government grants are recognized as an offset to expenses over the periods in which the Company recognizes expenses which the grants are intended to compensate. Government grants related to assets are recognized as cost reduction of the assets and reduce depreciation over the expected useful life of the related assets.

n)	Investment tax credits

Investment tax credits relating to qualifying scientific research and experimental development expenditures are accrued provided it is probable that the credits will be realized. When recorded, the investment tax credits are accounted for as a reduction of the related expenditures.

o)	Income (loss) per common share

Basic income (loss) per common share is computed by dividing the income (loss) by the weighted average number of common shares outstanding during the year. Diluted per share amounts reflect the potential dilution that could occur if the Company’s convertible securities were converted to common shares. Diluted income (loss) per common share is calculated by adjusting the profit or loss attributable to common shareholders and the weighted average number of common shares outstanding for the effect of all dilutive potential common shares. Convertible securities are converted using the “treasury stock” method. When the Company is in a net loss position, the conversion of convertible securities is considered to be anti-dilutive.

A-35

p)	Share-based payment arrangements

Stock option plan

The Company issues equity-settled share-based awards to eligible employees, directors, officers, and consultants under stock option plans that can vest over periods ranging from 2 years to 10 years and have a maximum term of ten years. Share-based payments are accounted for using the fair value method, whereby compensation expense related to these programs is recorded in profit or loss with a corresponding increase to contributed surplus. The fair value of options granted to employees, officers, and directors are determined using the Black-Scholes option pricing model at the grant date and expensed over the vesting period. The fair value of options granted to consultants are determined with reference to the fair value of the goods or services received if the fair value of the goods and services received can be measured reliably. Expected forfeitures are estimated at the date of grant and subsequently adjusted if further information indicates estimated forfeitures will change. Upon the exercise of the stock options, consideration received together with the amount previously recognized in contributed surplus is recorded as an increase to share capital.

Restricted share unit plan

The Company has a restricted share unit plan (“RSU plan”) which provides for the grant of restricted share units (“RSUs”). The obligations under the RSU plan can be settled at the Company’s discretion through either cash or the issuance of common shares. The Company measures the cost of equity-settled share-based arrangements using the fair value method, whereby compensation expense related to the granting of RSUs is recorded in profit or loss with a corresponding increase to contributed surplus. The Company measures the value of RSUs by reference to the fair value at the grant date, which is usually represented by the quoted closing price of the Company’s stock on the TSX-V exchange on the trading day immediately preceding the date of grant. Expected forfeitures are estimated at the date of grant and subsequently adjusted if further information indicates estimated forfeitures will change.

q)	Provisions

A provision is recognized when the Company has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation, and a reliable estimate of the obligation can be made. If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability. The unwinding of the discount is recognized as a finance cost. Provisions are measured at the estimated expenditure required to settle the present obligation, based on the most reliable evidence available at the reporting date, including the risks and uncertainties associated with the present obligation. All provisions are reviewed at each reporting date and adjusted to reflect the current best estimate. No liability is recognized if an outflow of economic resources as a result of present obligations is not probable. Such situations are disclosed as contingent liabilities unless the outflow of resources is remote.

A-36

r)	Financial instruments

All financial instruments are measured at initial recognition at fair value plus any transaction costs that are directly attributable to the acquisition of the financial instruments except for transaction costs related to financial instruments classified as at fair value through profit or loss (FVPL) which are expensed as incurred.

The initial classification of a financial asset depends upon the Company’s business model for managing its financial assets and the contractual terms of the cash flows. There are three categories into which the Company can classify its financial assets:

i)	Amortized cost. A financial asset is measured at amortized cost if the contractual cash flows to repay the principal and interest are made at specific dates and if the Company’s business model is to collect the contractual cash flows. Subsequent measurement uses the effective interest method, less any provision for impairment.

The Company’s financial assets consist of cash and cash equivalents and trade and other receivables which are measured at amortized cost.

ii)	Fair value through other comprehensive income (FVOCI). A financial asset is measured at FVOCI if the Company’s business model is both to collect the contractual cash flows and sell assets and the contractual terms of the assets give rise on specified dates to cash flows that are solely repayments of principal and interest. The Company does not hold any financial assets at FVOCI.

iii)	Fair value through profit or loss (FVPL). A financial asset is measured at FVPL if it cannot be measured at amortized cost or FVOCI. At initial recognition, the Company may also irrevocably designate a financial asset at FVPL if doing so eliminates or significantly reduces a measurement or recognition inconsistency. Financial assets at FVPL are measured at fair value at the end of each reporting period, with any fair value gains or losses recognized in profit or loss to the extent they are not part of a designated hedging relationship. The Company does not hold any financial assets at FVPL.

A financial asset is derecognized when the Company no longer has the rights to the contractual cash flows due to expiration of that right or the transfer of the risks and rewards of ownership to another party.

The Company recognizes a loss allowance for expected credit losses on its financial assets using the simplified approach which permits the use of the lifetime expected loss provision for all trade receivables. At each reporting date, the Company assesses impairment of trade receivables on a collective basis as its trade receivables possess shared credit risk characteristics and have been grouped based on days past due. The loss allowance will be based upon the Company’s historical credit loss experience over the expected life of trade receivables and contract assets, adjusted for forward-looking estimates. Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

A financial liability is initially classified as measured at amortized cost or FVPL. A financial liability is classified as measured at FVPL if it is held for trading, a derivative, contingent consideration of an acquirer in a business combination, or has been designated as FVPL on initial recognition. Financial liabilities at FVPL are measured at fair value with changes in fair value, along with any interest expense, recognized in profit or loss. All other financial liabilities are initially measured at fair value less directly attributable transaction costs and are subsequently measured at amortized cost using the effective interest method.

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The Company’s financial liabilities consist of accounts payable and accrued liabilities which have been classified as financial liabilities at amortized cost and are measured at amortized cost using the effective interest method. A financial liability is derecognized when the obligation is discharged, cancelled, or expired.

s)	Future accounting pronouncements

The IASB has published several new, but not yet effective, standards, amendments to existing standards, and interpretations. None of these standards, amendments to existing standards, or interpretations have been early adopted by the Company, and management anticipates that all relevant pronouncements will be adopted for the first period beginning on or after the effective date of the pronouncement. No pronouncements have been disclosed as they are not expected to have a material impact on the Company’s consolidated financial statements.

3.	RESTATEMENT OF PRIOR PERIOD FINANCIAL STATEMENTS

During the year ended December 31, 2022, the Company conducted a detailed evaluation of the manufacturing process of its extraction facility in Edmonton in order to assess the appropriateness of the accounting estimates used to assign the costs of conversion of inventories from the raw materials stage through to the finished goods stage for the valuation of inventories.

Pursuant to the completion of the analysis, the Company has changed its method of assigning the costs of conversion to ensure the valuation of inventory incorporates the costs of conversion more appropriately through the different stages of production for the multiple products produced at the facility. The change will also allow for more appropriate valuation of future products currently under development. In applying the change to the method of assigning conversion costs, the Company has determined that more costs of conversion should have been allocated to the work in progress inventories and less to cost of goods sold at December 31, 2021. As a result, the Company has restated the consolidated financial statements for the year ended December 31, 2021, and the impact of this is an overall increase in the value of inventories, an overall decrease in cost of goods sold with an associated increase in income before tax, and a reduction of the deferred tax benefit and the related deferred tax asset for the year ended December 31, 2021. The change to the method of assigning costs to inventories only impacts the timing of when costs are allocated to inventories and when they are released to cost of goods sold, it is not a reflection of a different amount of costing and therefore there is no impact to cash flows other than the presentation of line items within the cash flow statement. The impact of the specific adjustments made are presented in the tables below.

The Company has not applied the restatement prior to January 1, 2021, as the transition to the new facility was only completed at the end of December 31, 2020. Up to this point, the production of inventories at the Edmonton facility were significantly lower and an appropriate assignment of costs using the new methodology is not material.

Impact on Consolidated Balance Sheets

	Previously Reported	Adjustment		Restated
Year Ended December 31, 2021	$	$		$
Inventories	1,644,893	679,192	a)	2,324,085
Deferred tax asset	439,063	(156,214)		282,849
Retained Earnings	5,958,984	522,978	b)	6,481,962

A-38

a) The impact of changing the method of assigning conversion costs to inventories has also impacted the allocation of depreciation assigned to the cost of inventories and cost of goods sold. The amount of depreciation included in inventories at December 31, 2021 has been restated from $185,532 to $454,730 and the amount of depreciation included in cost of goods sold has been restated from $1,356,504 to $1,087,306 (see note 6). The amount of inventories expensed to cost of goods sold during the year ended December 31, 2021, has been restated from $7,451,083 to $6,256,581. The write-down of inventories charged to cost of goods sold during the year ended December 31, 2021, has been restated from $10,993 to $10,195 (see note 4).

b) The adjustment to retained earnings for the year ended December 31, 2021, reflects the decrease in cost of goods sold due to assigning more costs to inventories which had the effect of increasing income before tax, as well as the decrease in the deferred tax benefit from the use of non-capital losses carried forward to offset the increase in income before tax.

Impact on Consolidated Statements of Changes in Equity

	Previously Reported	Adjustment		Restated
Year Ended December 31, 2021	$	$		$
Net income and comprehensive income	2,842,477	522,978		3,365,455
Retained earnings	5,958,984	522,978	(b)	6,481,962

Impact on Consolidated Statements of Net Income And Comprehensive Income

	Previously Reported	Adjustment		Restated
Year Ended December 31, 2021	$	$		$
Cost of goods sold	7,506,036	(778,337)	c)	6,727,699
Gross margin	9,689,293	778,337		10,467,630
Research and product development	3,779,102	99,145	c)	3,878,247
Income before tax	2,618,790	679,192		3,297,982
Income tax benefit	(223,687)	156,214		(67,473)
Net income and comprehensive income	2,842,477	522,978		3,365,455

c) The impact on cost of goods sold includes the increase in costs of conversion assigned to inventories at December 31, 2021 of $679,192 as well as the increase in the value of product that was transferred to be used in research and development projects in the amount of $99,145.

The calculation of net income per share on a basic and diluted basis was impacted from using the restated net income for the year ended December 31, 2021, but the difference in the calculation was not significant enough to result in a change to the calculated $0.04 earnings per share on a basic or diluted basis.

A-39

Impact on Consolidated Statements of Cash Flows

	Previously Reported	Adjustment	Restated
Year Ended December 31, 2021	$	$	$
Operating Activities:
Net income	2,842,477	522,978	3,365,455
Adjustments for items not involving cash :
Deferred income tax benefit	(439,063)	156,214	(282,849)
Changes in Non-Cash Working Capital Items :
Inventories	(434,814)	(679,192)	(1,114,006)

There are adjustments to the individual line items within Operating Activities in the Consolidated Statements of Cash Flows. However, as reflected above, there is no overall impact to cash flows generated from operations following the adjustments. Furthermore, there is no impact to any line item in Investing Activities or Financing Activities.

4.	INVENTORIES

The Company had the following inventories at the end of each reporting year:

	December 31,	December 31,
	2022	2021
		Restated (note 3)
	$	$
Raw materials	864,717	549,022
Work in progress	2,527,445	1,485,609
Finished goods	364,878	289,454
	3,757,040	2,324,085

Inventories expensed to cost of goods sold during the year ended December 31, 2022, are $6,948,706 (December 31, 2021, Restated - $6,256,581; December 31, 2020 - $7,386,194).

During the year ended December 31, 2022, the Company decreased the carrying value of inventory by $23,891 (2021 Restated - $10,195; 2020 - $78,400) primarily due to damaged or obsolete inventory. The write-down is included in cost of goods sold.

A-40

5.	LICENCES

During the year ended December 31, 2014, and as amended on February 2, 2015, the Company entered into a licence agreement with the University of Alberta for the rights to a technology that would allow the development, production, and commercialization of powder formulations that could be used as active ingredients for all industrial applications. The agreement expires after a term of 20 years or after the expiration of the last patent obtained, whichever event shall occur first. There is no initial licence fee, but the Company is required to make royalty payments (see note 14 (b)).

During the year ended December 31, 2012, the Company entered into a licence agreement for a new technology to increase the concentration of avenanthramides in oats. The Company paid a fee of $44,439 to cover previous patent costs and commenced amortizing the licence over 15 years in April 2012. Amortization of $2,963 has been included in general and administration expense for the year ended December 31, 2022 (December 31, 2021 - $2,963; December 31, 2020 - $2,963) (see note 14 (a)).

Cost of licences	$
Balance - December 31, 2020	44,439
Additions	-
Balance - December 31, 2021	44,439
Additions	-

Balance - December 31, 2022	44,439

Accumulated amortization
Balance - December 31, 2020	25,925
Amortization	2,963
Balance - December 31, 2021	28,888
Amortization	2,963

Balance - December 31, 2022	31,851

Net book value
Balance - December 31, 2022	12,588
Balance - December 31, 2021	15,551

A-41

6.	PROPERTY AND EQUIPMENT

	Equipment Not Available For Use	Manufacturing Equipment	Office Equipment	Computer Equipment	Buildings	Leasehold Improvements	Total
Cost	$	$	$	$	$	$	$
December 31, 2020	1,518,826	11,999,108	319,219	483,565	3,430,656	8,704,977	26,456,351
Additions	459,601	293,141	2,753	11,403	-	19,472	786,370
Disposals	-	(13,100)	-	-	-	-	(13,100)
December 31, 2021	1,978,427	12,279,149	321,972	494,968	3,430,656	8,724,449	27,229,621
Additions	3,697	222,219	5,666	103,049	269,229	6,436	610,296
Disposals	-	-	-	(3,650)	-	-	(3,650)
December 31, 2022	1,982,124	12,501,368	327,638	594,367	3,699,885	8,730,885	27,836,267

Accumulated Depreciation
December 31, 2020	-	4,867,321	251,534	428,738	676,093	1,641,476	7,865,162
Additions	-	856,683	13,693	18,112	333,165	656,132	1,877,785
Disposals	-	(13,100)	-	-	-	-	(13,100)
December 31, 2021	-	5,710,904	265,227	446,850	1,009,258	2,297,608	9,729,847
Additions	-	851,723	13,829	43,363	342,139	657,032	1,908,086
Disposals	-	-	-	(3,421)	-	-	(3,421)
December 31, 2022	-	6,562,627	279,056	486,792	1,351,397	2,954,640	11,634,512

Carrying Amount
December 31, 2022	1,982,124	5,938,741	48,582	107,575	2,348,488	5,776,245	16,201,755
December 31, 2021	1,978,427	6,568,245	56,745	48,118	2,421,398	6,426,841	17,499,774

Depreciation expense is allocated to the following expense categories:

	Cost of goods sold	Inventory	General and administration	Total
	$	$	$	$
Year Ended December 31, 2022	854,251	687,680	366,155	1,908,086
Year Ended December 31, 2021 Restated	1,087,306	454,730	335,749	1,877,785
Year Ended December 31, 2020	1,362,689	125,929	349,452	1,838,070

Included in the net carrying amount of property and equipment at December 31, 2022, are right-of-use assets relating to buildings, in the amount of $2,348,488 (December 31, 2021 - $2,421,398).

Included in the carrying amount of leasehold improvements is $1,059,707 (December 31, 2021 - $1,059,707) and included in the carrying amount of equipment not available for use is $1,982,124 (December 31, 2021 - $1,978,427) which represent the accumulated expenditures incurred on the purchase of an ethanol recovery system, equipment purchased for technology scale-up, other equipment, and the engineering design for the related construction and installation of the ethanol recovery system. At December 31, 2022, no amortization has commenced on these balances as construction and installation activities have not commenced.

A-42

7.	LEASE LIABILITIES

The Company has leases for manufacturing facilities, office space, and warehouse. The lease liabilities consist of leases of buildings. The leases have been discounted using interest rates between 3.42% - 6.76%.

	2022	2021
Year Ended December 31,	$	$
Balance at beginning of year	2,648,917	2,899,575
Additions	269,229	-
Interest expense	129,584	141,298
Lease payments	(428,693)	(391,956)
Balance at end of year	2,619,037	2,648,917
Less current portion	370,460	290,055
Non-current portion	2,248,577	2,358,862

Future minimum lease payments at December 31, 2022, are as follows:

	Within one year	One to five years	More than five years	Total
	$	$	$	$
Lease payments	500,155	1,798,977	820,285	3,119,417
Finance charges	129,695	322,588	48,097	500,380
Net present values	370,460	1,476,389	772,188	2,619,037

In November 2022, the Company entered into a new five-year lease agreement for additional space for the installation of a mid-level scale-up of the PGX technology. This new lease has resulted in a $269,229 addition to the lease liability and a corresponding increase to the right of use asset for buildings (see note 6). This non-cash adjustment has been excluded from the Statement of Cash Flows.

The expense relating to payments not included in the measurement of the lease liabilities is as follows:

	2022	2021	2020
	$	$	$
Short-term leases	24,555	30,351	157,827

At December 31, 2022, the Company was committed to short-term leases and the total commitment at that date was $33,068 (December 31, 2021 - $22,915).

A-43

8.	SHARE CAPITAL

a.	Authorized

ii.	Unlimited number of Class A voting common shares. Class A common shares have no par value.

iii.	Unlimited number of Class B non-voting common shares. There are no issued Class B shares.

b.	Issued - Class A Common Shares

	Year Ended		Year Ended		Year Ended
	December 31, 2022		December 31, 2021		December 31, 2020
	Number of Shares	Amount $	Number of Shares	Amount $	Number of Shares	Amount $
Balance at beginning of the year	77,685,843	16,557,401	77,621,341	16,511,067	77,335,841	16,401,677
Stock options exercised	547,334	137,224	64,502	46,334	13,000	7,978
Restricted share units vested	-	-	-	-	272,500	101,412

Balance at end of the year	78,233,177	16,694,625	77,685,843	16,557,401	77,621,341	16,511,067

c.	Stock Option Share-Based Payment Plan

The Company has granted stock options to eligible employees, directors, officers, and consultants under stock option plans that vest over two-year periods and have a maximum term of ten years.

The Company uses the Black-Scholes option pricing model to price its options.

In the year ended December 31, 2022, the Company granted 450,000 (December 31, 2021 – 30,000; 2020 – 395,000) stock options. The application of the fair value based method requires the use of certain assumptions regarding the risk-free market interest rate, expected volatility of the underlying stock, life of the options, and forfeiture rate. The weighted average risk-free rate used in 2022 was 2.49% (2021 - .92%; 2020 – 1.62%), the weighted average expected volatility was 66% (2021 – 66%; 2020 – 72%) which was based on prior trading activity of the Company’s shares for the period corresponding with the expected life of the options, the weighted average expected life of the options was 5 years (2021 – 5 years; 2020 – 5 years), the forfeiture rate was 0% (2021 – 0%; 2020 – 0%), the weighted average share price was $0.51 (2021 - $0.64; 2020 – $0.36), the weighted average exercise price was $0.51 (2021 - $0.64; 2020 – $0.36), and the expected dividends were nil (2021 – nil; 2020 - nil). The weighted average grant date fair value of options granted in the year ended December 31, 2022, was $0.29 (2021 - $0.35;- $0.21) per option.

The share-based payments expense recorded during the current year relating to options granted in 2022, 2021, and 2020 is $89,648 (during 2021 relating to options granted in 2021, 2020 and 2019 - $17,906; during 2020 relating to options granted in 2020, 2019 and 2018 - $86,250).

A-44

A summary of the status of the Company’s stock options at December 31, 2022, December 31, 2021 and December 31, 2020 and changes during the years ended on those dates is as follows:

	Year Ended		Year Ended		Year Ended
	December 31, 2022		December 31, 2021		December 31, 2020
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
		$		$		$
Outstanding at beginning of year	2,990,333	0.56	3,048,501	0.55	2,801,168	0.62
Granted	450,000	0.51	30,000	0.64	395,000	0.36
Exercised	(547,334)	0.15	(64,502)	0.41	(13,000)	0.38
Expired	-	-	-	-	(60,000)	0.33
Forfeited	(150,000)	0.64	(23,666)	0.37	(74,667)	0.55
Outstanding at end of year	2,742,999	0.67	2,990,333	0.56	3,048,501	0.55
Exercisable at end of year	2,432,999	0.69	2,848,673	0.58	2,663,668	0.61

The weighted average share price at the date of exercise was $0.60 for the year ended December 31, 2022 (2021 - $0.73; 2020 - $0.65).

Stock options outstanding are as follows:

December 31, 2022

			Contractual	Number of	Number of
Fair Value	Exercise	Year of	Life Remaining	Options	Options
$	Price $	Expiration	(years)	Outstanding	Exercisable
0.32	0.56	2027	4.5	150,000	50,000
0.30	0.52	2027	4.3	150,000	50,000
0.24	0.44	2027	4.2	150,000	50,000
0.35	0.64	2026	3.7	30,000	20,000
0.21	0.36	2025	2.0	291,333	291,333
0.25	0.39	2024	1.0	294,666	294,666
0.47	0.50	2028	5.0	195,000	195,000
0.56	0.59	2027	4.8	90,000	90,000
1.22	1.30	2027	4.3	10,000	10,000
1.65	1.75	2027	4.0	400,000	400,000
0.34	0.36	2025	2.3	150,000	150,000
0.47	0.50	2025	2.1	100,000	100,000
0.60	0.64	2025	2.0	562,000	562,000
0.37	0.27	2024	1.9	150,000	150,000
0.05	0.10	2023	0.0	20,000	20,000
				2,742,999	2,432,999
Weighted Average Contractual Life Remaining				2.9	2.7

A-45

December 31, 2021

			Contractual	Number of	Number of
Fair Value	Exercise	Year of	Life Remaining	Options	Options
$	Price $	Expiration	(years)	Outstanding	Exercisable
0.35	0.64	2026	4.7	30,000	10,000
0.21	0.36	2025	3.0	338,667	217,007
0.25	0.39	2024	2.0	344,666	344,666
0.47	0.50	2028	6.0	195,000	195,000
0.56	0.59	2027	5.8	90,000	90,000
1.22	1.30	2027	5.3	10,000	10,000
1.65	1.75	2027	5.0	400,000	400,000
0.34	0.36	2025	3.3	150,000	150,000
0.47	0.50	2025	3.1	100,000	100,000
0.60	0.64	2025	3.0	712,000	712,000
0.37	0.27	2024	2.9	150,000	150,000
0.08	0.10	2024	2.0	300,000	300,000
0.05	0.10	2023	1.0	170,000	170,000
				2,990,333	2,848,673
Weighted Average Contractual Life Remaining				3.3	3.3

December 31, 2020

			Contractual	Number of	Number of
Fair Value	Exercise	Year of	Life Remaining	Options	Options
$	Price $	Expiration	(years)	Outstanding	Exercisable
0.21	0.36	2025	4.0	380,668	124,001
0.25	0.39	2024	3.0	372,499	244,333
0.47	0.50	2028	7.0	210,000	210,000
0.56	0.59	2027	6.8	90,000	90,000
1.22	1.30	2027	6.3	10,000	10,000
1.65	1.75	2027	6.0	400,000	400,000
0.34	0.36	2025	4.3	150,000	150,000
0.47	0.50	2025	4.1	100,000	100,000
0.60	0.64	2025	4.0	715,334	715,334
0.37	0.27	2024	3.9	150,000	150,000
0.08	0.10	2024	3.0	300,000	300,000
0.05	0.10	2023	2.0	170,000	170,000
				3,048,501	2,663,668
Weighted Average Contractual Life Remaining				4.2	4.3

Subsequent to the year-end, the Company granted 740,000 stock options to employees, officers, and directors of the Company.

The stock options have an exercise price of $0.62 per common share and expire in five years. Each grant vests in three equal instalments, the first of which vests immediately with the second and third instalments vesting on the first and second anniversaries of the date of grant.

A-46

d.	Restricted Share Unit Share-Based Payment Plan

Effective June 1, 2017, the Company adopted a restricted share unit plan, which provides for the grant of restricted share units (“RSU’s”) to existing or proposed directors, employees, and consultants of the Company and its subsidiaries or any insider of the Company and its subsidiaries. Under the plan, the maximum number of common shares that may be reserved for issuance is fixed at 1,000,000. On the vesting of RSU’s, the common shares of the Company will be issued from the same 10% rolling pool as the common shares issued under the stock option plan. The obligations under the RSU plan can be settled at the Company’s discretion through either the issuance of cash or the issuance of common shares. The Company intends to settle the obligations through the issuance of common shares.

The Company did not grant RSU’s during the years ended December 31, 2022 or December 31, 2021 and there are no RSU’s outstanding during those years.

During the year ended December 31, 2020, the Company granted 140,000 RSU’s to employees, officers, and directors of the Company. The fair market value of each RSU granted was measured at $0.36, based on the quoted closing price of the Company’s stock on the date of grant. The RSU’s vested on January 31, 2020 and were converted to common shares during the year.

The share-based payments expense recorded during the year ended December 31, 2020, relating to the granting of RSU’s was $50,546.

A summary of the status of the Company’s RSU’s at December 31, 2020 and changes during the year ended on that date is as follows:

Number of
RSU’s
Balance at beginning of year	132,500
Granted	140,000
Forfeited	-
Vested	(272,500)
Balance at end of year	-

Of the 1,000,000 RSU’s authorized for grant under the RSU plan, at December 31, 2022, 370,000 RSU’s are available for grant (December 31, 2021 – 370,000; December 31, 2020 – 370,000).

9.	related party transactionS

Related party transactions during the years are as follows:

	2022	2021	2020
Year Ended December 31,	$	$	$
Key management salaries, short-term benefits, consulting fees, and director fees	1,262,521	1,115,171	1,013,691
Key management personnel share-based payments	57,557	8,190	88,119
Research and development expenditures paid to Angiogenesis Foundation for which a director of the Company is the CEO of the Foundation	136,400	251,759	-

A-47

	2022	2021
Balance as at December 31,	$	$
Amount payable to directors	-	39,382
Consulting fees and key management salaries payable to officers included in acounts payable and accrued liabilities	-	10,000

These transactions are in the normal course of operations and are measured at the amount of consideration established and agreed to by the related parties.

10.	FINANCE COSTS

	2022	2021	2020
Year Ended December 31,	$	$	$
Interest on lease liabilities	129,967	140,270	152,015
Royalties	55,000	55,000	55,000
Accretion of CAAP loan	-	11,621	21,625
Interest on long-term debt	-	-	1,523
Transaction costs	-	-	1,108
	184,967	206,891	231,271

11.	OTHER (INCOME) EXPENSE

	2022	2021	2020
Year Ended December 31,	$	$	$
Foreign exchange (gain) loss	(281,442)	75,843	165,520
Other (income) expense	(184,210)	(678)	3,836
Gain on disposal of equipment	-	(5,000)	-
Plant relocation costs	91,013	101,859	89,878
Recognition of investment tax credits	(88,266)	(374,305)	-
	(462,905)	(202,281)	259,234

12.	EMPLOYEE BENEFITS EXPENSE

	2022	2021	2020
Year Ended December 31,	$	$	$
Employee benefits	4,460,260	3,945,945	4,142,673

A-48

Employee benefits include wages, salaries, bonuses, and CPP, EI, WCB contributions, share-based payment expense, and benefit premiums. Employee benefits are included in cost of goods sold, general and administration, research and product development, and sales and marketing expenses.

In the year ended December 31, 2022, employee benefits expense has been allocated as follows: $1,968,805 to general and administration expense (2021 - $1,476,174, 2020 - $1,516,087), $1,313,620 to cost of goods sold (2021 - $1,295,028, 2020 - $1,461,581), and $1,177,835 to research and product development expense (2021 - $1,174,743, 2020 - $1,165,005).

13.	INCOME TAXES

(a) Income tax expense (benefit)

Components of income tax expense are:

	December 31,	December 31,	December 31,
	2022	2021	2020
		Restated (note 3)
	$	$	$

Current tax expense	-	215,376	-

Deferred tax expense (benefit)
Origination and reversal of temporary differences	1,351,599	547,780	478,648
Tax rate changes and tax rate differences	59,834	230,592	(144,932)
Change in unrecognized deductible temporary differences	61,546	(1,021,144)	(232,341)
Prior period adjustments	(94,162)	(40,077)	(101,375)
Deferred tax expense (benefit)	1,378,817	(282,849)	-
Income tax expense (benefit)	1,378,817	(67,473)	-

The actual income tax provision differs from the expected amount calculated by applying the Canadian combined Federal and Provincial corporate tax rates to income before tax. These differences result from the following:

	December 31,	December 31,	December 31,
	2022	2021	2020
		Restated (note 3)
	$	$	$

Income before tax	5,776,915	3,297,982	1,856,100
Statutory income tax rate	23.00%	23.00%	24.00%
Expected income tax expense	1,328,690	758,536	445,464
Increase (decrease) resulting from:
Non taxable items	22,909	4,620	33,184
Change in unrecognized deductible temporary differences	61,546	(1,021,144)	(232,341)
Change in tax rates and rate differences	59,834	230,592	(144,932)
Prior period adjustments	(94,162)	(40,077)	(101,375)
Income tax expense (benefit)	1,378,817	(67,473)	-

A-49

(b) Recognized deferred tax assets and liabilities

	December 31,	December 31,
	2022	2021
		Restated (note 3)
	$	$

Deferred tax assets are attributable to the following:

Patents	151,645	161,657
Intangibles	44,051	47,366
Other	558	558
SRED pool	302,141	235,966
Lease liability	602,379	609,251
Non-capital losses	817,164	2,180,205
Deferred tax assets	1,917,938	3,235,003
Offset by deferred tax liabilities	(1,917,938)	(2,952,154)
Net deferred tax asset	-	282,849

Deferred tax liabilities are attributable to the following:
Property and equipment	(2,817,280)	(2,775,829)
SRED investment tax credits	(196,626)	(176,325)
Deferred tax liabilities	(3,013,906)	(2,952,154)
Offset by deferred tax assets	1,917,938	2,952,154
Net deferred tax liability	(1,095,968)	-

(c) Unrecognized deferred tax assets

Deferred tax assets have not been recognized in respect of the following items:

	December 31,	December 31,
	2022	2021
	$	$

Deductible temporary differences	21,778	22,885
Tax losses	9,048,460	8,818,642
	9,070,238	8,841,527

The non-capital loss carryforwards expire between 2027 and 2041. Deferred tax assets have not been recognized in respect of these items because it is not probable that future taxable profit will be available against which the Company and its subsidiaries can utilize the benefits.

A-50

14.	COMMITMENTS AND CONTINGENCIES

a) During the year ended December 31, 2012, the Company entered into a licence agreement for a new technology to increase the concentration of avenanthramides in oats. The Company shall pay an annual royalty percentage rate of 2% of sales, payable every January 1st and July 1st, subject to a minimum annual royalty payment according to the schedule below:

Year	Amount
2012	nil
2013	$12,500
2014	$37,500
2015	$50,000
2016	$50,000

And $50,000 each year thereafter while the licence agreement remains in force. The agreements remain in force until the patents expire or are abandoned.

The licence agreement for the use of the intellectual property requires future royalty payments based on specific sales and is an executory contract. The licence agreement also does not represent an onerous contract. On this basis, upfront payments required to enter into the agreement are capitalized as a licence asset and all royalty payments under the agreement are recognized as they become due.

(b) During the year ended December 31, 2014, the Company entered into a licence agreement with the University of Alberta for the rights to an enabling pressurized gas expanded technology (PGX) that would allow the development, production, and commercialization of powder formulations that could be used as active ingredients. The agreement expires after a term of 20 years or after the expiration of the last patent obtained, whichever event shall occur first.

In accordance with the agreement and as amended on February 2, 2015, the Company shall pay the following royalties, payable on a semi-annual basis:

(a) a royalty of 3.5% of net sales generated from the field of pharmaceuticals;

(b) a royalty of 3.0% of net sales generated from the field of nutraceuticals;

(c) a royalty of 2.75% of net sales generated from the field of cosmetics;

(d) a royalty of 1.0% of net sales generated from the field of functional foods; and

(e) a royalty of 3.0% of net sales generated from other fields.

The Company shall pay a minimum annual advance on earned royalties of $5,000 commencing March 1, 2017 and every year thereafter while the licence agreement remains in force.

The licence agreement for the use of the intellectual property requires future royalty payments based on specific sales and is an executory contract. The licence agreement also does not represent an onerous contract. On this basis, upfront payments required to enter into the agreement are capitalized as a licence asset and all royalty payments under the agreement are recognized as they become due.

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15.	REVENUE

The Company has one reportable operating segment and revenue stream, being the operations relating to the active ingredient product technology industry.

The active ingredient product technology industry involves the development of proprietary extraction technologies and the application of these technologies to the production and development and commercialization of active ingredients derived from oats and other renewable plant resources for healthcare and cosmetic industries. Active ingredients produced include oat beta glucan and avenanthramides. These and similar manufactured products are sold primarily through distribution networks.

Geographic Information

The following table presents revenue from contracts with customers disaggregated by geographic location to depict how the nature, amount, timing, and uncertainty of revenue and cash flows could be affected by economic factors:

	2022	2021	2020
Year Ended December 31,	$	$	$
United States	11,071,801	11,389,652	10,403,154
Germany	5,934,994	4,001,952	3,289,593
China	1,724,509	1,671,026	1,299,106
Other	70,151	63,144	65,346
Canada	38,152	69,555	64,083
	18,839,607	17,195,329	15,121,282

During the year ended December 31, 2022, the Company had export sales to one major distributor of the Company’s products in the aggregate amount of $17,638,541 representing 94% of total revenue (2021 - $15,885,193 representing 92% of total revenue; 2020 - $13,543,881 representing 90% of total revenue). This major distributor sells to dozens of customers on a worldwide basis.

All the assets of the Company, which support the revenues of the Company, are located in Canada.

16.	financial instruments

Financial assets and financial liabilities measured at fair value in the balance sheet are grouped into three Levels of a fair value hierarchy. The three Levels are defined based on the observability of significant inputs to the measurement, as follows:

●	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities
●	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly
●	Level 3: unobservable inputs for the asset or liability

The fair value of financial instruments is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

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The fair value of cash and cash equivalents, trade and other receivables, and accounts payable and accrued liabilities approximate their carrying amount(s) due to their short-term nature.

The Company has exposure to credit, liquidity, and market risk as follows:

a) Credit risk

Trade and other receivables

The Company makes sales to distributors that are well-established within their respective industries. Based on previous experience, the counterparties had zero default rates and management views this risk as minimal. Approximately 93% of trade receivables are due from one distributor at December 31, 2022 (December 31, 2021 – 93% from one distributor). This main distributor is considered to have good credit quality and historically has had a high quality credit rating. The majority of the Company’s sales are invoiced on standard commercial terms of 30 days.

The aging of trade receivables is as follows:

	December 31,	December 31,
	2022	2021
	$	$
Not yet due	1,567,892	1,378,587
Less than 30 days past due	1,226,880	262,125
Less than 60 days past due, more than 30 days past due	25,528	413,842
More than 60 days past due	-	38,288
Total	2,820,300	2,092,842

The Company has not assessed any trade receivables past due as impaired.

The Company applies the simplified approach to providing for expected credit losses prescribed by IFRS 9, which permits the use of the lifetime expected loss provision for all trade receivables. To measure expected credit losses, trade receivables are grouped based on shared credit risk characteristics and days past due. The expected loss rates for trade receivables are determined on a Combined Company-wide basis based upon the Company’s historic default rates over the expected life of trade receivables adjusted for forward-looking estimates. The expected credit losses calculated for December 31, 2022 and December 31, 2021 are not significant and have not been recognized.

Other receivables can represent amounts due for research program claims, government funding claims, government goods and services taxes, and scientific and research tax credits. The collectability risk is deemed to be low because of the good quality credit rating of the counterparties.

Cash and cash equivalents

The Company has cash and cash equivalents in the amount of $13,810,998 at December 31, 2022 (December 31, 2021 - $7,780,989) and mitigates its exposure to credit risk on its cash balances by maintaining its bank accounts with Canadian Chartered Banks and investing in low risk, high liquidity investments.

There are no impaired financial assets. The maximum exposure to credit risk is the carrying amount of the Company’s trade and other receivables and cash and cash equivalents. The Company does not hold any collateral as security.

A-53

b) Liquidity risk

Liquidity risk relates to the risk that the Company will encounter difficulty in meeting its financial obligations. The Company may be exposed to liquidity risks if it is unable to collect its trade and other receivables balances in a timely manner, which could in turn impact the Company’s long-term ability to meet commitments under its current facilities. In order to manage this liquidity risk, the Company regularly reviews its aged trade receivables listing to ensure prompt collections. There is no assurance that the Company will obtain sufficient funding to execute its strategic business plan.

The following is the contractual maturity of the Company’s financial liabilities and obligations at December 31, 2022 and 2021:

December 31, 2022	within 1 year	1 to 3 years	3 to 5 years	over 5 years	Total
	$	$	$	$	$
Accounts payable and accrued liabilities	1,730,377	-	-	-	1,730,377

December 31, 2021	within 1 year	1 to 3 years	3 to 5 years	over 5 years	Total
	$	$	$	$	$
Accounts payable and accrued liabilities	682,057	-	-	-	682,057

c) Market risk

Market risk is comprised of interest rate risk, foreign currency risk, and other price risk. The Company’s exposure to market risk is as follows:

1.	Foreign currency risk

Foreign currency risk arises from the fluctuations in foreign exchange rates and the degree of volatility of these rates relative to the Canadian dollar.

The following table summarizes the impact of a 1% change in the foreign exchange rates of the Canadian dollar against the US dollar (USD) on the financial assets and liabilities of the Company. The amounts have been translated based on the exchange rate at December 31, 2022 and 2021.

December 31, 2022		Foreign Exchange Risk (CDN)
	Carrying	-1%	+1%
	Amount (USD)	Net Income and Equity	Net Income and Equity
Financial assets
Trade receivables	2,080,998	26,816	(26,816)

Financial liabilities
Accounts payable and accrued liabilities	969,542	(12,493)	12,493
Total increase (decrease)		14,323	(14,323)

A-54

December 31, 2021		Foreign Exchange Risk (CDN)
	Carrying	-1%	+1%
	Amount (USD)	Net Income and Equity	Net Income and Equity
Financial assets
Accounts receivable	1,649,144	20,907	(20,907)

Financial liabilities
Accounts payable and accrued liabilities	151,492	(1,921)	1,921
Total increase (decrease)		18,987	(18,987)

The carrying amount of trade receivables and accounts payable and accrued liabilities in USD represents the Company’s exposure at December 31, 2022 and 2021.

2.	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market rates. The Company has minimal interest rate risk because it has no long-term debt.

17.	CAPITAL DISCLOSURES

The Company considers its capital to be its equity. The Company’s objective in managing capital is to ensure a sufficient liquidity position to finance its manufacturing operations, research and development activities, administration and marketing expenses, working capital and overall capital expenditures, including those associated with patents and trademarks. The Company makes every effort to manage its liquidity to minimize dilution to its shareholders when possible.

The Company has funded its activities through public offerings and private placements of common shares, royalty offerings, loans, convertible debentures, and grant contributions.

The Company is not subject to externally imposed capital requirements and the Company’s overall strategy with respect to capital risk management did not change during the year ended December 31, 2022 and 2021.

18.	GRANT FUNDING

a) The Company entered into Canadian Agricultural Adaptation Program (“CAAP”) repayable contribution agreements for total possible funding of $1,339,625 receivable over the years from October 7, 2010 through September 30, 2012. During the year ended December 31, 2012, the Company voluntarily amended the maximum possible funding under the agreement to $671,068 as a result of lower anticipated project expenditures. The end date for project expenditures was also extended one year to September 30, 2013. The Company received funding of $671,068 to December 31, 2013, under this program and no further funds were received. All amounts claimed under the program were repayable interest free over eight years beginning in 2014. This funding was fully repaid at December 31, 2021.

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b) During the year ended December 31, 2019, the Company entered into a contribution agreement with the National Research Council of Canada’s Industrial Research Assistance Program (NRC-IRAP) for non-repayable funding of up to a maximum of $268,000 for costs incurred on the continued development of the Company’s PGX Technology for the generation of biopolymers or drug delivery systems for deployment into the functional food, cosmetic and drug delivery markets. During the year ended December 31, 2019, the Company received or recorded as a receivable $153,936 which was recorded as a reduction of research and project development expenses. At December 31, 2019, NRC-IRAP and the Company agreed to amend the contribution agreement to decommit $25,000 of the non-repayable funding. The agreement has been amended twice in 2020. During the first quarter of 2020, NRC-IRAP and the Company agreed to amend the contribution agreement to increase funding by $107,000 for the period April 1, 2020 – March 31, 2022, and in October 2020, the contribution agreement was amended again to increase funding by $240,000 for the period April 1, 2020, to March 31, 2022. During the year ended December 31, 2020, the Company received or recorded as a receivable $367,542 which was recorded as a reduction of research and project development expenses. During the year ended December 31, 2021, the Company received $68,522 which was recorded as a reduction of research and development expenses. The project was completed at December 31, 2021.

c) During the year ended December 31, 2021, the Company entered into a new contribution agreement with the National Research Council of Canada’s Industrial Research Assistance Program (NRC-IRAP) for non-repayable funding of up to a maximum of $480,000 for costs incurred on the design of a pharmaceutical PGX processing unit, impregnation unit, and spray chamber unit for the Company’s PGX Technology with the aim to boost the innovation capacity of the technology towards pharmaceutical applications. During the year ended December 31, 2021, the Company recognized $57,651 of funding which was recorded as a reduction of research and development expenses, of which $24,832 was included in other receivables at year-end. During the year ended December 31, 2022, the Company recognized $409,574 of funding which has been recorded as a reduction of research and development expenses, of which $22,293 has been included in other receivables at year-end. The Company received an additional $3,655 in the first quarter of 2023 and the project was completed.

19.	Reconciliation of liabilities arising from Financing Activities

The changes in the Company’s liabilities arising from financing activities can be classified as follows:

	Long-term debt	CAAP loan	Lease Liabilities	Total
	$	$	$	$
Balance January 1, 2022	-	-	2,648,917	2,648,917
Cash changes
Repayments	-	-	(299,109)	(299,109)
Non cash changes
Lease addition	-	-	269,229	269,229
Balance December 31, 2022	-	-	2,619,037	2,619,037

	Long-term debt	CAAP loan	Lease Liabilities	Total
	$	$	$	$
Balance January 1, 2021	-	72,263	2,899,575	2,971,838
Cash changes
Repayments	-	(83,884)	(250,658)	(334,542)
Non cash changes
Accretion	-	11,621	-	11,621
Balance December 31, 2021	-	-	2,648,917	2,648,917

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	Long-term debt	CAAP loan	Lease Liabilities	Total
	$	$	$	$
Balance January 1, 2020	111,865	134,522	3,040,750	3,287,137
Cash changes
Repayments	(112,973)	(83,884)	(265,088)	(461,945)
Non cash changes
Amortization of transaction costs	1,108	-	-	1,108
Accretion	-	21,625	-	21,625
Lease modification adjustment	-	-	123,913	123,913
Balance December 31, 2020	-	72,263	2,899,575	2,971,838

20.	INCOME PER COMMON SHARE

	2022	2021	2020
Year Ended December 31,		Restated
Net income for the year for basic and diluted earnings per share calculation	$4,398,098	$3,365,455	$1,856,100
Weighted average number of common shares outstanding	77,961,714	77,673,804	77,594,629
Effect of dilutive stock options	620,369	916,902	548,404
Diluted weighted average number of common shares	78,582,083	78,590,706	78,143,033
Income per share - basic	$0.06	$0.04	$0.02
Income per share - diluted	$0.06	$0.04	$0.02

For the year ended December 31, 2022, 1,302,000 (year ended December 31, 2021 – 430,000; year ended December 31, 2020 – 1,528,667) stock options outstanding have not been included in the diluted income per share calculation because the options’ exercise price was greater than the average market price of the common shares during the year.

21.	SUBSEQUENT EVENT

On December 14, 2023, the Company announced the signing of a definitive agreement to combine operations in an all-stock merger of equals with Aeterna Zentaris Inc. (“Aeterna”). Pursuant to the agreement, the transaction will be effected by way of a plan of arrangement in respect of the Company under the Canada Business Corporations Act pursuant to which, at closing, each outstanding Company common share will be exchanged for 0.09439 of an Aeterna common share with the result that the Company will become a wholly-owned subsidiary of Aeterna (the “Transaction”). Additionally, as part of the Transaction, Aeterna will issue to its shareholders immediately prior to the closing of the transaction, 0.47698 of a share purchase warrant (“transaction warrant”) for each Aeterna common share held as of such date. Holders of Aeterna’s currently outstanding warrants will also be issued transaction warrants in accordance with the anti-dilution provisions of such warrants. Each whole transaction warrant will be exercisable to purchase one common share of Aeterna at a nominal exercise price of US$0.01. The transaction also provides the outstanding options to acquire Company common shares to be replaced by options allowing current holders to acquire common shares of Aeterna on similar terms, as adjusted by the exchange ratio in the transaction. Following the closing of the Transaction, the former shareholders of the Company will own 50% of Aeterna and the pre-transaction securityholders of Aeterna will own the remaining 50%, assuming the exercise of all transaction warrants. The Company is expected to be the accounting acquirer. The transaction will require shareholder approval and also require the approval of Aeterna shareholders. The transaction is subject to closing conditions customary for transactions of this nature, including Alberta court approval and applicable stock exchange approvals. It is anticipated that both shareholder meetings and the closing of the transaction will take place in the first quarter of 2024, subject to the satisfaction of the conditions of the agreement.

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ANNEX B – MANAGEMENT’S DISCUSSION AND ANALYSIS OF CEAPRO FOR INTERIM NINE MONTH PERIOD ENDED SEPTEMBER 30, 2023 AND 2022

The MD&A provides commentary on the results of operations for the periods ended September 30, 2023 and 2022, the financial position as at September 30, 2023, and the outlook of Ceapro Inc. (“Ceapro” and “the Company”) based on information available as at November 28, 2023. The following information should be read in conjunction with the unaudited interim condensed consolidated financial statements as at September 30, 2023, and related notes thereto, as well as the audited consolidated financial statements for the year ended December 31, 2022, which are prepared in accordance with International Financial Reporting Standards (IFRS), and the Management’s Discussion and Analysis (MD&A) for the year ended December 31, 2022. All comparative percentages are between the periods ended September 30, 2023 and 2022 and all dollar amounts are expressed in Canadian currency, unless otherwise noted. Additional information about Ceapro can be found on SEDAR+ at www.sedarplus.ca.

Forward-looking Statements

This MD&A offers our assessment of Ceapro’s future plans and operations as at November 28, 2023 and contains forward-looking statements. Forward-looking statements and information can generally be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “continue”, “plans” or similar terminology. By their nature, forward-looking statements are subject to numerous risks and uncertainties, including those discussed below. Readers are cautioned that the assumptions used in the preparation of forward-looking information, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements. Actual results, performance, or achievements could differ materially from those expressed in, or implied by, these forward-looking statements. No assurance can be given that any of the events anticipated will transpire or occur, or if any of them do so, what benefits Ceapro will derive from them. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise unless required by law.

Vision, Core Business, and Strategy

Ceapro and its wholly-owned subsidiary JuventeDC Inc. (Juvente) are incorporated under the Canada Business Corporations Act. Ceapro (P.E.I.) Inc. is a wholly-owned subsidiary incorporated in Prince Edward Island.

Ceapro is a growth stage biotechnology company. Our primary business activities relate to the development and commercialization of natural products for personal care, cosmetic, human, and animal health industries using proprietary technology, natural, renewable resources, and developing innovative products, technologies, and delivery systems.

Our products include:

●	A commercial line of natural active ingredients, including beta glucan, avenanthramides (colloidal oat extract), oat powder, oat oil, oat peptides, and lupin peptides, which are marketed to the personal care, cosmetic, medical, and animal health industries through our distribution partners and direct sales;

●	A commercial line of natural anti-aging skincare products, utilizing active ingredients including beta glucan and avenanthramides, which are marketed to the cosmeceuticals market through our wholly-owned subsidiary, JuventeDC Inc.; and

●	Veterinary therapeutic products, including an oat shampoo, an ear cleanser, and a dermal complex/conditioner, which are manufactured and marketed to veterinarians in Japan and Asia.

B-1

Other products and technologies are currently in the research and development or pre-commercial stage. These technologies include:

●	A potential platform using our beta glucan formulations to deliver compounds used for treatments in both personal and healthcare sectors;

●	A variety of novel enabling technologies including Pressurized Gas eXpanded drying technology which is currently being tested on oat beta glucan but may have application for multiple classes of compounds; and

●	The development of new technologies to increase the content of avenanthramides to high levels to enable new innovative products to be introduced to new markets including functional foods, nutraceuticals, and botanical drugs.

Our vision is to be a global leader in developing and commercializing products for the human and animal health markets through the use of proprietary technologies and renewable resources. We act as innovator, advanced processor, and formulator in the development of new products. We deliver our technology to the market through distribution partnerships and direct sales efforts. Our strategic focus is in:

●	Identifying unique plant sources and technologies capable of generating novel active natural products;

●	Increasing sales and expanding markets for our current active ingredients;

●	Developing and marketing additional high-value proprietary therapeutic natural products;

●	Developing and improving manufacturing technologies to ensure efficiencies; and

●	Advancing new partnerships and strategic alliances to develop new commercial active ingredients with various formulations to expand our markets.

As a knowledge-based enterprise, we will also expand and strengthen our patent portfolio and build the necessary infrastructure to become a global biopharmaceutical company.

Our business growth depends on our ability to access global markets through distribution partnerships. Our marketing strategy emphasizes providing technical support to our distributors and their customers to maximize the value of our technology and product utilization. Our vision and business strategy are supported by our commitment to the following core values:

●	Adding value to all aspects of our business;

●	Enhancing the health of humans and animals;

●	Discovering and commercializing new, therapeutic natural ingredients and bioprocessing technologies;

●	Producing the highest quality work possible in products, science, and business; and

●	Developing personnel through guidance, opportunities, and encouragement.

To support these objectives, we believe we have strong intellectual and human capital resources and we are developing a strong base of partnerships and strategic alliances to exploit our technology. The current economic environment provides challenges in obtaining financial resources to fully exploit opportunities. To fund our operations, Ceapro relies upon revenues primarily generated from the sale of active ingredients, and if required, may rely on the proceeds of public and private offerings of equity securities, debentures, government grants and loans, and other investment offerings.

B-2

Results of Operations – Periods Ended September 30, 2023 and 2022

CONSOLIDATED INCOME STATEMENT

	Three Months				Nine Months
	Ended September 30,				Ended September 30,
	2023		2022		2023		2022
$000s except per share data		%	Restated	%		%	Restated	%
Total revenues	2,619	100%	3,845	100%	7,983	100%	15,517	100%
Cost of goods sold	1,539	59%	1,573	41%	4,226	53%	5,704	37%
Gross margin	1,080	41%	2,273	59%	3,756	47%	9,814	63%
Research and product development	585	22%	314	8%	2,085	26%	1,213	8%
General and administration	1,973	75%	869	23%	5,119	64%	2,707	17%
Sales and marketing	12	0%	6	0%	33	0%	21	0%
Finance costs	31	1%	31	1%	153	2%	152	1%
(Loss) income from operations	(1,521)	-58%	1,052	27%	(3,635)	-46%	5,720	37%
Other income	(196)	-7%	(271)	-7%	(349)	-4%	(340)	-2%
(Loss) income before tax	(1,325)	-51%	1,323	34%	(3,286)	-41%	6,060	39%
Income tax (benefit) expense	(285)	-11%	313	8%	(706)	-9%	1,432	9%
Net (loss) income	(1,040)	-40%	1,010	26%	(2,580)	-32%	4,628	30%
Basic net (loss) income per common share	(0.01)		0.01		(0.03)		0.06
Diluted net (loss) income per common share	(0.01)		0.01		(0.03)		0.06

The following sections discuss the consolidated results from operations.

RESTATEMENT OF PRIOR PERIOD FINANCIAL STATEMENTS

During the year ended December 31, 2022, the Company conducted a detailed evaluation of the manufacturing process of its extraction facility in Edmonton in order to assess the appropriateness of the accounting estimates used to assign the costs of conversion of inventories from the raw materials stage through to the finished goods stage for the valuation of inventories.

Pursuant to the completion of the analysis, the Company changed its method of assigning the costs of conversion to ensure the valuation of inventory incorporates the costs of conversion more appropriately through the different stages of production for the multiple products produced at the facility. The change will also allow for more appropriate valuation of future products currently under development. In applying the change to the method of assigning conversion costs, the Company determined that more costs of conversion should have been allocated to the work in progress inventories and less to cost of goods sold at December 31, 2021. As a result, the Company retrospectively restated the consolidated financial statements for the year ended December 31, 2021. The consolidated financial statements of the Company for the year ended December 31, 2022, reflect the adjustments for which the accounts were restated. Refer to Note 3 of the audited consolidated financial statements for the year ended December 31, 2022.

The changing of the method of assigning costs of conversion to inventories impacted certain of the comparative figures that were previously published in the 2022 quarterly financial statements. These comparative accounts have been restated as outlined in Note 3 of the unaudited interim condensed consolidated financial statements as at September 30, 2023.

B-3

Revenue

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
$000s	2023	2022	Change	2023	2022	Change
Total revenues	2,619	3,845	-32%	7,983	15,517	-49%

Revenue for the three months ended September 30, 2023, decreased by approximately $1,226,000 or 32% from the comparative period in 2022. The decrease was driven by an overall decrease in sales volumes of 39% compared to the prior period, which was primarily due to lower sales of one of the Company’s flagship products, beta glucan, as well as lower sales of oat oil. The lower sales of beta glucan are attributable to the ongoing postponement of orders from a significant customer in China. The lower sales revenue was partially offset due to a higher U.S. dollar relative to the Canadian dollar compared to the prior period which positively impacted revenue by approximately $56,000 (2022 positively impacted revenue by approximately $121,000).

Revenue for the nine months ended September 30, 2023, decreased by approximately $7,534,000 or 49% from the comparative period in 2022. Consistent with the three month period, the decrease was driven by an overall decrease in sales volumes of 55% and was a result of lower sales of all the Company’s products. The lower sales revenue was partially offset due to a higher U.S. dollar relative to the Canadian dollar compared to the prior period which positively impacted revenue by approximately $398,000 (2022 positively impacted revenue by approximately $307,000).

The Company’s revenues have been impacted by the re-organization resulting from the spinoff of the consumer division of one major customer and is experiencing a lag in new ordering. We expect that the major customer will eventually resume its re-ordering pattern and we continue to look for additional sources of revenues.

Expenses

COST OF GOODS SOLD AND GROSS MARGIN

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
	2023	2022		2023	2022
$000s		Restated	Change		Restated	Change
Sales	2,619	3,845	-32%	7,983	15,517	-49%
Cost of goods sold	1,539	1,573	-2%	4,226	5,704	-26%
Gross margin	1,080	2,273	-52%	3,756	9,814	-62%
Gross margin %	41%	59%		47%	63%

Cost of goods sold is comprised of the direct raw materials required for the specific formulation of products, as well as an allocation of overhead costs including, direct labour, quality assurance and control, packaging, transportation costs, plant costs, and amortization on property and equipment.

During the three months ended September 30, 2023, revenue decreased by approximately 32% and cost of goods sold only decreased by 2%, this resulted in a decrease in the gross margin percentage from 59% in the prior period to 41% in the current period.

For the nine months ended September 30, 2023, revenue decreased by approximately 49% and cost of goods sold only decreased by 26%, this resulted in a decrease in the gross margin percentage from 63% in the prior period to 47% in the current period.

B-4

A significant factor in the relative decrease in the gross margin percentage relates to the higher cost to produce our flagship avenanthramide product which makes up a majority of the goods sold in all periods. The finished goods in the current three and nine month periods were produced using concentrate manufactured from lower yielding grain compared to the high-quality grain used to manufacture the finished goods in the comparative periods. The output of finished goods from the same amount of concentrate generated from the higher yielding grain was nearly double that which has been produced from concentrate generated from current grain, and as a result there is a higher cost of production. Production in the current three month and nine month periods ending September 30, 2023, is also lower than in the prior comparative periods, as a result there is a higher overhead cost reflected in the cost of goods sold compared to the prior periods.

RESEARCH AND PRODUCT DEVELOPMENT

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
$000s	2023	2022	Change	2023	2022	Change
Salaries and benefits	293	191		856	588
Regulatory and patents	12	3		174	115
Clinical study - avenanthramides	96	71		496	307
Other	184	49		559	203
Total research and product development expenditures	585	314	86%	2,085	1,213	72%

During the three months ended September 30, 2023, research and development expenses increased by $271,000 or 86%. For the nine months ended September 30, 2023, research and development expenses have increased by $872,000 or 72%.

Regulatory and patents expense will vary from period to period based on the timing of filings and maintenance payments. In the current year a significant portion of the patent expenses have already been incurred whereas in the prior year there was a large patent expense incurred in the fourth quarter. As a result, regulatory and patent expense is higher in the current nine month period but a significant portion of the increase can be attributable to timing differences.

Research and development salaries expense is presented net of grant funding. The salaries expense is higher in the current three and nine month periods compared to the prior periods primarily due to approximately $79,000 higher grant funding received in the prior three month period compared to the current three month period and $263,000 higher grant funding received in the prior nine month period compared to the current nine month period. The grant program was completed in the first quarter of 2023, so no further funding is expected over the rest of the year. The increase in salaries and benefits expense for both the current three and nine month periods are also partially due to higher share-based payment expense from the granting of stock options to employees in 2023 and the training of additional employees on PGX processes this quarter.

Expenditures on other projects during the current three and nine month periods are higher than the comparative periods primarily due to the initiation of a new study with the Angiogenesis Foundation to investigate additional features of bioactivity that define function at the tissue and cell-specific level on our active ingredients, additional expenditures related to the development of new powder formulations and an oral formulation of the Company’s active ingredients, and additional expenditures on the development of the Company’s in-licensed technology to increase the concentration of avenanthramides in oats.

Expenditures relating to the new clinical study on avenanthramides were higher in the current nine month period due to additional fees paid to the Montreal Heart Institute for clinical trial start-up expenses. Enrollment of subjects is expected to start in Q4 2023.

The Company expects research and development spending to continue to increase in future periods, especially once the Company commences the Avenanthramide study. Significant investment in research and development is in line with the Company’s business model of focusing on investing in its various enabling technologies, research on product development, and new applications for its value driving products.

B-5

GENERAL AND ADMINISTRATION

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
$000s	2023	2022	Change	2023	2022	Change
Salaries and benefits	325	286		1,179	819
Consulting	120	120		440	440
Licensing activities	-	39		30	133
Board of Directors compensation	229	120		696	254
Insurance	49	54		183	153
Accounting and audit fees	50	17		164	93
Rent	18	18		55	54
Public company costs	61	65		270	250
Travel	21	17		64	44
Depreciation and amortization	99	91		291	257
Legal	921	-		1,496	20
Other	79	42		251	190
Total general and administration expenses	1,972	869	127%	5,119	2,707	89%

General and administration expense for the three months ended September 30, 2023, increased by $1,103,000 or 127% from the comparative period, primarily due to an increase in salaries and benefits expense, Board of Directors compensation, legal fees, and accounting and audit fees. These increases were offset partially by a decrease in licensing activities expense as the Company cancelled an engagement with an international consulting company.

For the nine month period ended September 30, 2023, general and administration expense increased by $2,412,000 or 89% over the comparative period primarily due to the same reasons noted for the three month period.

Salaries and benefits expense increased in both the current three and nine month periods, partially due to a new hire in the third quarter of the prior year relating to corporate development, the hiring of a senior VP of technical operations in the second quarter of the current year, an increase in recruitment fees related to the new hires, and partially due to an increase in share-based payment expense relating to the granting of stock options in January 2023 and May 2023. These increases were partially offset by the retirement of the general manager of the Company’s subsidiary at the end of the second quarter.

Accounting and audit fees increased in both the three and nine month periods primarily due to higher audit fees from 2022 and from engaging the auditor to perform an interim review on the second quarter.

Board of Directors compensation expense also increased significantly in both the current three and nine month periods. An increase in director base compensation that was effective late in the second quarter in the prior year, in order to better realign the compensation to market, impacted only the current nine month period. Base director fees had not been increased in over 10 years. Board of Director fees also were higher due to a higher share-based payment expense relating to the granting of stock options in January 2023. The primary reason for the increase in Board of Director fees is related to the Company’s objective to focus on value creation and growth of the Company. In line with this objective, in the current three and nine month periods, directors were engaged in assessing different strategic growth opportunities which also resulted in significant legal fees incurred mostly for conducting due diligence on one particular opportunity which has been the subject of various levels of attention by the Company during the financial year. The Company continues to assess all possible strategies to support the accelerated growth of the Company in step with the planned intention of entering into new markets through our pipeline of new products and technologies, although no assurances can be provided as to whether such strategies will be able to be successfully implemented in a timely fashion, or at all.

B-6

SALES AND MARKETING

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
$000s	2023	2022	Change	2023	2022	Change
Courses, conferences & advertising	12	6		33	21
Total sales and marketing	12	6	100%	33	21	57%

Sales and marketing expense for the three months ended September 30, 2023, increased by $6,000 or 100% from the comparative period. For the nine months ended September 30, 2023, sales and marketing expense increased by $12,000 or 57% from the comparative period.

The Company’s primary marketing strategy is to sell mostly though a distribution network instead of selling directly to end-users and as a result sales and marketing expenses are negligible.

The expenses incurred in the comparative periods primarily relate to the Company’s subsidiary, Juvente, which has not been focusing on these activities as sales have been primarily restricted to website sales since the start of the COVID-19 pandemic. The expenses incurred in the current periods relate to both the Company and its subsidiary and have increased due to trade shows and conferences attended by the Company.

FINANCE COSTS

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
$000s	2023	2022	Change	2023	2022	Change
Interest on lease liabilities	31	31		98	97
Royalties	-	-		55	55
	31	31	0%	153	152	1%

Finance costs for the three months ended September 30, 2023, are consistent with the comparative period.

Finance costs for the nine month period ended September 30, 2023 increased by 1% or $1,000, from $152,000 in 2022 to $153,000, due to slightly higher interest on lease liabilities as a result of entering into a new lease in November 2022.

OTHER INCOME

	Three Months			Nine Months
	Ended September 30,			Ended September 30,
$000s	2023	2022	Change	2023	2022	Change
Foreign exchange gain	(84)	(251)		(5)	(350)
Other (income) expense	(112)	(20)		(344)	10
	(196)	(271)	-28%	(349)	(340)	3%

During the three months ended September 30, 2023, other income decreased by $80,000 or 28% from income of $271,000 in the prior period to income of $196,000 in the current period.

During the nine months ended September 30, 2023, other income increased by $9,000 or 3% from income of $340,000 in the prior period to income of $349,000 in the current period.

B-7

The Company’s foreign exchange losses and gains are primarily due to the translation of US dollar denominated accounts receivable and accounts payable balances, and from the timing of the realization of these balances. Foreign exchange will fluctuate between quarters due to fluctuations between the US dollar and the Canadian dollar. During the third quarter of 2022 the US dollar strengthened significantly against the Canadian dollar resulting in foreign exchange gains in both the comparative three month and nine month periods. In the first and second quarter of 2023 the US dollar weakened against the Canadian dollar resulting in foreign exchange losses but in the third quarter of 2023 the US dollar strengthened against the Canadian dollar resulting in a large gain in the current three month period that was sufficient to offset the losses experienced in the first six months of the year and resulted in an overall foreign exchange gain for the current nine month period.

Other (income) expense went from an overall expense in the comparative nine month period to overall income in the current nine month period primarily due to a significant increase in interest income from carrying a higher cash and cash equivalents balance and higher interest rates compared to the prior periods. This interest income was offset slightly by other expenses which include some residual plant relocation costs, including storage and additional rent related to undeveloped bays in the current facility for which construction has not yet commenced. The significant increase in other (income) expense in the current three month period compared to the prior three month period was due to the same factors.

DEPRECIATION AND AMORTIZATION EXPENSE

In the nine month period ended September 30, 2023, the total depreciation and amortization expense was $1,458,000 which was higher than an expense of $1,415,000 in the comparative period in 2022. The expense was allocated as follows: $290,000 to general and administration expense (2022 - $257,000), $783,000 to inventory (2022 Restated - $571,000), and $385,000 (2022 Restated – $587,000) to cost of goods sold. The increase overall is primarily due to amortization on a new leased building that was entered into in November 2022.

Quarterly Information

The following selected financial information is derived from Ceapro’s unaudited quarterly financial statements for each of the last eight quarters, all of which cover periods of three months. All amounts shown are in Canadian currency.

$000s except per share data	2023			2022 (Restated)				2021 (Restated)
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4
Total revenues	2,619	1,869	3,495	3,322	3,845	5,500	6,172	3,562
Net (loss) income	(1,040)	(1,154)	(385)	(230)	1,010	1,805	1,813	734
Basic net (loss) income per common share	(0.013)	(0.015)	(0.005)	(0.003)	0.013	0.023	0.023	0.009
Diluted net (loss) income per common share	(0.013)	(1.015)	(0.005)	(0.003)	0.013	0.023	0.023	0.009

Ceapro’s quarterly sales and results primarily fluctuate due to variations in the timing of customer orders, different product mixes, and changes in the optimal use of our capacity to manufacture products.

B-8

Significant New Accounting Standards

There were no new standards that became effective for periods beginning on or after January 1, 2023, that have a material impact on the Company’s unaudited interim condensed consolidated financial statements for the period ended September 30, 2023.

New standards and amendments to existing standards have been published by the International Accounting Standards Board that are not yet effective. These standards are not expected to be relevant or material to the Company.

Liquidity and Capital Resources

CAPITAL EMPLOYED

$000s	September 30, 2023	December 31, 2022
Non-current assets	15,938	17,146
Current assets	18,006	20,588
Current liabilities	(1,638)	(2,100)
Total assets less current liabilities	32,306	35,634

Non-current liabilities	2,343	3,345
Shareholders’ equity	29,963	32,289
Total capital employed	32,306	35,634

Non-current assets decreased by $1,208,000, primarily due to a depreciation provision of $1,456,000 and an amortization provision on licences of $2,000, which was offset by the acquisition of $251,000 of property and equipment.

Current assets decreased by $2,582,000 primarily due to a net decrease in cash for the nine month period ending September 30, 2023 in the amount of $2,455,000, a decrease in trade and other receivables in the amount of $1,820,000, offset by an increase in inventories of $1,614,000, and an increase in prepaid expenses and deposits of $79,000.

Current liabilities decreased by $462,000 due to a decrease in accounts payable and accrued liabilities of $484,000 offset partially by an increase in the current portion of lease liabilities of $21,000.

Non-current liabilities totaling $2,343,000 decreased by the amount of $1,002,000 primarily due to the ongoing repayment of lease liabilities and reallocation of current portion of the lease liabilities in the amount of $295,000 and the reduction of deferred tax liabilities of $706,000 on the Company’s income tax provision.

Shareholders’ equity of $29,963,000 at September 30, 2023 decreased by $2,326,000 from shareholders’ equity of $32,289,000 at December 31, 2022, primarily due to the recognition of a net loss of $2,580,000 for the nine month period ended September 30, 2023, offset by the recognition of share-based payment compensation of $237,000 and the issuance of shares from the exercise of stock options of $17,000.

B-9

SOURCES AND USES OF CASH

The following table outlines our sources and uses of funds during the periods ended September 30, 2023, and 2022.

	Nine Months Ended September 30,
	2023	2022
$000s		Restated
Sources of funds:
Funds generated from operations adjusted for non-cash items	-	7,645
Changes in non-cash accounts payable and accrued liabilities relating to investing activities	75	-
Share issuance	17	76
	92	7,721
Uses of funds:
Funds used in operations adjusted for non-cash items	(1,492)	-
Purchase of property and equipment	(251)	(327)
Deposits relating to investing activities	(5)	-
Changes in non-cash working capital items relating to operating activities	(427)	(1,904)
Changes in non-cash accounts payable and accrued liabilities relating to investing activities	-	(48)
Interest paid	(98)	(97)
Repayment of lease liabilities	(274)	(216)
	(2,547)	(2,592)
Net change in cash flows	(2,455)	5,129

Net change in cash flow was a decrease of $2,455,000 during the nine month period ended September 30, 2023, in comparison with an increase of $5,129,000 for the comparative period. Cash was used in operations in the amount of $1,919,000 (after adjustment for non-cash items and working capital items relating to operating activities) in the current period compared to cash being generated in the comparative period in the amount of $5,741,000. This was primarily due to a decrease in sales in the current period along with an increase in general and administration expenditures and increased investment in research and development. This decrease in cash from operations was partially offset by lower spending on the purchase of property and equipment in the current period.

The Company has a positive working capital balance (defined as current assets less current liabilities) of $16,368,370 at September 30, 2023 (December 31, 2022, $18,487,442). The Company estimates that the cash available on hand as well as cash available through other sources will be sufficient to finance its operating expenses, maintain capital investment, and service debt needs. However, the Company has several ongoing research and development projects, planned upcoming clinical trials, planned upscaling of a PGX pilot unit, and planned installation of a new ethanol recovery system, and management will have to prioritize expenditures on those projects that are in line with our stated objectives to develop new product applications and expand to the nutraceutical sector which we consider will provide the most beneficial outcome and value to our shareholders.

B-10

To meet future requirements, Ceapro may raise additional cash through some or all of the following methods: public or private equity or debt financing, income offerings, collaborative and licensing agreements, potential strategic alliances with partners, government programs, and other sources. There can be no assurance that the Company will be able to access capital when needed. The ability to generate new cash will depend on external factors, many beyond the Company’s control, as outlined in the Risks and Uncertainties section. Should sufficient capital not be raised, Ceapro may have to delay, reduce the scope of, eliminate, or divest one or more of its discovery, research, or development technology or programs, any of which could impair the value of the business.

Total common shares issued and outstanding as at November 28, 2023, were 78,293,177. In addition, 3,267,999 stock options as at November 28, 2023, were outstanding that are potentially convertible into an equal number of common shares at various prices.

GRANT FUNDING

During the year ended December 31, 2021, the Company entered into a contribution agreement with the National Research Council of Canada’s Industrial Research Assistance Program (NRC -IRAP) for non-repayable funding of up to a maximum $480,000 for costs incurred on the design of a pharmaceutical PGX processing unit, impregnation unit, and spray chamber unit for the Company’s PGX Technology with the aim to boost the innovation capacity of the technology towards pharmaceutical applications. During the year ended December 31, 2021, the Company recognized $57,651 of funding which was recorded as a reduction of research and development expenses, of which $24,832 was included in other receivables at year-end. During the year ended December 31, 2022, the Company recognized $409,574 of funding which has been recorded as a reduction of research and development expenses, of which $22,293 has been included in other receivables at year-end. During the nine month period ended September 30, 2023, the Company received a final payment of $3,655 which was recorded as a reduction of research and development expenses and the project was completed as at March 31, 2023.

Related Party Transactions

During the three and nine month periods ended September 30, 2023, the Company paid key management salaries, short-term benefits, consulting fees, and director fees totaling $428,000 and $1,379,000 respectively (2022 – $320,000 and $958,000), share-based payments expense for key management personnel was $24,000 and $140,000 respectively (2022 - $10,000 and $47,000) and research and development expenditures paid to the Angiogenesis Foundation for which a director of the Company is the CEO of the Foundation were $66,000 and $271,000 respectively (2022 - $nil).

The amount payable to the Board of Directors at September 30, 2023, was $nil (2022 - $117,000).

These transactions are in the normal course of operations and are measured at the amount of consideration established and agreed to by the related parties.

Commitments and Contingencies

(a) During the year ended December 31, 2012, the Company entered into a licence agreement for a new technology to increase the concentration of avenanthramides in oats. The Company shall pay an annual royalty percentage rate of 2% of sales, payable every January 1st and July 1st, subject to a minimum annual royalty payment according to the schedule below:

Year	Amount

2012	nil
2013	$12,500
2014	$37,500
2015	$50,000
2016	$50,000

And $50,000 each year thereafter while the licence agreement remains in force. The agreements remain in force until the patents expire or are abandoned.

B-11

The licence agreement for the use of the intellectual property requires future royalty payments based on specific sales and is an executory contract. The licence agreement also does not represent an onerous contract. On this basis, upfront payments required to enter into the agreement are capitalized as a licence asset and all royalty payments under the agreement are recognized as they become due.

(b) During the year ended December 31, 2014, the Company entered into a licence agreement with the University of Alberta for the rights to an enabling pressurized gas expanded PGX technology that would allow the development, production, and commercialization of powder formulations that could be used as active ingredients.

In accordance with the agreement and as amended on February 2, 2015, the Company shall pay the following royalties, payable on a semi-annual basis:

(a) a royalty of 3.5% of net sales generated from the field of pharmaceuticals;

(b) a royalty of 3.0% of net sales generated from the field of nutraceuticals;

(c) a royalty of 2.75% of net sales generated from the field of cosmetics;

(d) a royalty of 1.0% of net sales generated from the field of functional foods; and

(e) a royalty of 3.0% of net sales generated from other fields.

The Company shall pay a minimum annual advance on earned royalties of $5,000 commencing March 1, 2017 and every year thereafter while the licence agreement remains in force.

The licence agreement for the use of the intellectual property requires future royalty payments based on specific sales and is an executory contract. The licence agreement also does not represent an onerous contract. On this basis, upfront payments required to enter into the agreement are capitalized as a licence asset and all royalty payments under the agreement are recognized as they become due.

Outlook

While the base business has been significantly impacted during the first nine months of 2023 due to various economic factors and organizational changes in one major customer, we remain in a solid financial position and will continue to focus our efforts towards the development of new products and technologies like the planned Phase 1-2a clinical trial with Avenanthramides, the scale-up of the PGX Technology for the development of yeast beta glucan as an immune modulator and the commercial scale-up of a malting technology to enable the production and selling of enriched oat flour with high concentration of avenanthramides to serve some nutraceutical market segments. The Company expects to complete these projects using cash in hands while continuing to assess different market initiatives to bring new business and unlock value.

B-12

Financial Instruments

The Company has exposure to financial instrument risks and this section provides disclosures relating to the nature and extent of our exposure to risks arising from financial instruments and how we manage those risks.

a) Credit risk

Trade and other receivables

The Company makes sales to distributors that are well-established within their respective industries. Based on previous experience, the counterparties had zero default rates and management views this risk as minimal. Approximately 87% of trade receivables are due from one distributor at September 30, 2023 (December 31, 2022 – 93% from one distributor). This main distributor is considered to have good credit quality and historically has had a high quality credit rating. The majority of the Company’s sales are invoiced on standard commercial terms of 30 days.

The aging of trade receivables is as follows:

	September 30,	December 31,
	2023	2022
	$	$
Not yet due	927,903	1,567,892
Less than 30 days past due	54,992	1,226,880
Less than 60 days past due, more than 30 days past due	-	25,528
More than 60 days past due	-	-
Total	982,895	2,820,300

The Company has not assessed any trade receivables past due as impaired.

The Company applies the simplified approach to providing for expected credit losses prescribed by IFRS 9, which permits the use of the lifetime expected loss provision for all trade receivables. To measure expected credit losses, trade receivables are grouped based on shared credit risk characteristics and days past due. The expected loss rates for trade receivables are determined on a Combined Company-wide basis based upon the Company’s historic default rates over the expected life of trade receivables adjusted for forward- looking estimates. The expected credit losses calculated for September 30, 2023, and December 31, 2022, are not significant and have not been recognized.

Other receivables can represent amounts due for research program claims, government funding claims, government goods and services taxes, and scientific research and development tax credits. The collectability risk is deemed to be low because of the good quality credit rating of the counterparties.

Cash and cash equivalents

The Company has cash and cash equivalents in the amount of $11,355,731 at September 30, 2023 (December 31, 2022 - $13,810,998) and mitigates its exposure to credit risk on its cash balances by maintaining its bank accounts with Canadian Chartered Banks and investing in low risk, high liquidity investments.

There are no impaired financial assets. The maximum exposure to credit risk is the carrying amount of the Company’s trade and other receivables and cash and cash equivalents. The Company does not hold any collateral as security.

B-13

b) Liquidity risk

In meeting its financial obligations, the Company may be exposed to liquidity risks if it is unable to collect its trade and other receivables balances in a timely manner, which could in turn impact the Company’s long-term ability to meet commitments under its current facilities. In order to manage this liquidity risk, the Company regularly reviews its aged trade receivables listing to ensure prompt collections. There is no assurance that the Company will obtain sufficient funding to execute its strategic business plan.

The following is the contractual maturity of the Company’s financial liabilities and obligations at September 30, 2023:

	within 1 year	1 to 3 years	3 to 5 years	over 5 years	Total
	$	$	$	$	$
Accounts payable and accrued liabilities	1,246,197	-	-	-	1,246,197

c) Market risk

Market risk is comprised of interest rate risk, foreign currency risk, and other price risk. The Company’s exposure to market risk is as follows:

1.	Foreign currency risk

Foreign currency risk arises from the fluctuations in foreign exchange rates and the degree of volatility of these rates relative to the Canadian dollar.

The following table summarizes the impact of a 1% change in the foreign exchange rates of the Canadian dollar against the US dollar (USD) on the financial assets and liabilities of the Company. The amounts have been translated based on the exchange rate at September 30, 2023.

		Foreign Exchange Risk (CDN)
		-1%	+1%
	Carrying Amount (USD)	Net Income and Equity	Net Income and Equity
Financial assets
Trade receivables	726,787	9,826	(9,826)

Financial liabilities
Accounts payable and accrued liabilities	18,368	(249)	249
Total increase (decrease)		9,578	(9,578)

The carrying amount of trade receivables and accounts payable and accrued liabilities in USD represents the Company’s exposure at September 30, 2023.

2.	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market rates. The Company has minimal interest rate risk because it has no financial instruments exposed to changes in interest rates except cash and cash equivalents.

B-14

Risks and Uncertainties

Biotechnology companies are subject to a number of risks and uncertainties inherent in the development of any new technology. General business risks include: uncertainty in product development and related clinical trials and validation studies, the regulatory environment, for example, delays or denial of approvals to market our products, the impact of technological change and competing technologies, the ability to protect and enforce our patent portfolio and intellectual property assets, the availability of capital to finance continued and new product development, and the ability to secure strategic partners for late stage development, marketing, and distribution of our products. The risks and uncertainties described in this MD&A are those we currently believe to be material, but they are not the only ones we face. Additional risks and uncertainties, including those that we do not know about now or that we currently deem immaterial, may also adversely affect our business. To the extent possible, we pursue and implement strategies to reduce or mitigate the risks associated with our business.

a) Share price risk

Ceapro’s share price is subject to equity market price risk, which may result in significant speculation and volatility of trading due to the uncertainty inherent in the Company’s business and the technology industry.

There is a risk that future issuance of common shares may result in material dilution of share value, which may lead to further decline in share price. The expectations of securities analysts and major investors about our financial or scientific results, the timing of such results, and future prospects, could also have a significant effect on the future trading price of Ceapro’s shares.

b) Customer reliance

The Company derives over 90% of our sales and related accounts receivable from one distribution partner, Symrise AG, and while we are continually seeking to expand our customer base, we expect this will continue for the foreseeable future. Our future success in our base business cosmeceuticals market is dependent upon the continued demand by this distributor and their underlying customers, and the expansion of our customer base. Any decline in or loss of demand from this distributor or their underlying customers may have a negative impact on our revenues, and an adverse impact on our business, financial condition, and results of operations.

c) Intellectual property

Ceapro’s success will depend, in part, on its ability to obtain and maintain patents and trademarks and to secure and protect, trade secrets, proprietary technology and manufacturing processes and other intellectual property rights either developed internally or acquired, and to operate without infringing on the proprietary rights of others or have others infringe on its rights. Although Ceapro expends resources and efforts to patent its discoveries and innovations, there can be no assurance that patent applications will result in the issuance of patents or that any patents issued to Ceapro will provide it with adequate protection or any competitive advantages, or that such patents will not be successfully challenged by third parties. The Company cannot be assured competitors will not independently develop products similar to the Company’s products designed to circumvent exclusive rights granted to the Company.

d) Licences

Ceapro has entered into limited life licence agreements for exclusive rights to new technologies. As part of the licence agreements the Company works to develop and scale up the new technologies with the goal to commercialize the technologies or products derived from the technologies. The development of these new technologies is a costly, complex, and time-consuming process, and the investment in this development often involves a prolonged time period until a return is achieved on the investment. The Company’s ability to successfully develop and scale-up new technologies within the expiry periods of the licence agreements is dependent on a number of key factors such as hiring and retaining employees who have specialized knowledge and expertise pertaining to the development of the technologies, being able to access third party specialists, being able to source key equipment or supplies in a timely manner, and delays in research and development programs related to products derived from the technologies. Commercial success depends on many factors including the degree of innovation of the products developed, access to funding for scale-up opportunities, uncertainties inherent in the regulatory approval processes, delays in manufacturing or marketing arrangements, and sufficient support from strategic partners if applicable. Should the Company not be able to successfully develop and scale-up the technologies within the time frames of the licence agreements it could have an adverse impact on our business and operating results and the share price of our common shares may decline.

B-15

e) Research and development programs

Research and development programs may be regarded as uncertain, and the results obtained may not support the anticipated benefits. The development of new formulations, products and treatments may require substantial investment and may take a significant amount of time. Pre-clinical and clinical trial work will be necessary to complete before potential products could be determined to be safe and effective products and before we can obtain regulatory approvals for products to be approved for human use. We may set expectations for the timing of programs and the expected results of those programs throughout the different phases of development, such as for anticipated regulatory submission and approval dates of clinical studies, for the commencement and completion of research programs and clinical studies, for expected results, and for the potential timing of commercialization. However, the timing of these events can vary due to unanticipated delays, unsatisfactory research program or clinical trial results, the ability to manufacture the products at a reasonable cost, the ability to find appropriate partners for further commercialization, and to market successfully. At any stage, we may find it necessary to abandon the development of a potential new formulation, product and treatment and we may need to develop a new business strategy. This may have an adverse effect on our potential revenues and operating results.

f) Loss of key personnel

Ceapro relies on certain key employees whose skills and knowledge are critical to maintaining the Company’s success. Ceapro always strives to identify and retain key employees and always strives to be competitive with compensation and working conditions.

g) Interruption and quality of raw material supply

Interruption of key raw materials could significantly impact operations and our financial position. Interruption of supply could arise from weather-related crop failures or from market shortages. Weather and other growing conditions can also impact crop quality and impact the Company’s profitability. Ceapro attempts to purchase key raw materials well in advance of their anticipated use and is in-licensing technologies from third parties to reduce this risk.

h) Regulatory compliance

As a natural extract producer, Ceapro is subject to various regulations, and violation of these could limit markets into which we can sell. Ceapro has introduced a range of procedures which will ensure that Ceapro is well prepared for new regulations and obligations that may be required.

i) Cyber security

The Company depends upon the reliability and security of our information technology systems in the normal course of operations. Ceapro is subject to a variety of information technology and systems risks including virus, cyber-attacks, security breach and destruction or interruption of information technology systems. Although the Company has controls and security measures in place that are designed to mitigate these risks, a breach of these measures could occur and result in a loss of material and confidential information and disruption to business activities.

j) Environmental issues

Violations of safety, health, and environmental regulations could limit operations and expose the Company to liability, cost, and reputational impact. In addition to maintaining compliance with national and provincial standards, Ceapro maintains internal safety and health programs.

k) Legal matters

In the normal course of operations, the Company may be subject to a variety of legal proceedings, including commercial, product liability, employment, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, and can cause the Company to incur significant expenses. Furthermore, because litigation is inherently unpredictable, and can be very expensive, the results of any such actions may have a material adverse effect on our business, operations, or financial condition.

B-16

l) Financial risks

The Company is exposed to various financial risks including, credit risk, foreign currency risk, liquidity risk, and interest rate risk, each of which could have an adverse impact on our business, financial condition, results of operations and cash flows. These risks are further discussed in the Financial Instruments section of this MD&A.

m) Significant accounting estimates and assumptions

Ceapro’s consolidated financial statements are prepared within a framework of IFRS. The assets, liabilities, revenues, and expenses reported in the consolidated financial statements depend to varying degrees on estimates made by management. An estimate is considered a critical accounting estimate if it requires management to make assumptions about matters that are highly uncertain and if different estimates that could have been used would have a material impact. The significant areas requiring the use of management estimates relate to provisions made for impairment of non-financial assets, inventory valuation, amortization of property and equipment, the recognition and valuation of tax liabilities and tax assets, provisions, the lease term and discount rate used to measure leases, and the assumptions used in determining share-based compensation. These estimates are based on historical experience and reflect certain assumptions about the future that we believe to be both reasonable and conservative. Actual results could differ from those estimates. Ceapro continually evaluates the estimates and assumptions.

n) Fair value and impairment

The Company relies on forecasts and estimates in its evaluation of the fair value of financial instruments and the recoverable amounts of non-financial assets in relation to impairment testing. The accuracy of such forecasts are inherently vulnerable to assumptions related to the timing of future events, the size of anticipated markets, forecasted costs, and the expected growth of sales.

o) Public health crisis

The Company is exposed to risks related to pandemics or epidemics such as the ongoing COVID-19 virus pandemic which, while no longer classified as a public health emergency, remains an ongoing global health issue. The Company could experience disruptions in our raw materials supply chain, in our manufacturing operations, and our shipping activities as a result of quarantines, facility closures, travel and logistics restrictions, and other limitations in connection with this outbreak or future ones. COVID-19 may adversely affect our employees, our operations, our suppliers, and our customers. In addition to the impact on operations, these same disruptions may also adversely affect our research and development partners, research institutions, and laboratories which can negatively impact and delay our research programs. While we would expect this to be temporary, there is uncertainty around the duration of this pandemic, especially considering the variants of the virus that have emerged, and its broader impact. The extent to which the current pandemic or future ones will impact the Company’s results will depend on further developments which are highly uncertain and cannot be predicted with great certainty.

Additional Information

Additional information relating to Ceapro Inc., including a copy of the Company’s Annual Report and Proxy Circular, can be found on SEDAR+ at www.sedarplus.ca.

B-17

ANNEX C- MANAGEMENT’S DISCUSSION AND ANALYSIS OF CEAPRO FOR THREE YEARS ENDED DECEMBER 31, 2022

The MD&A provides commentary on the results of operations for the years ended December 31, 2022, 2021, and 2020, the financial position as at December 31, 2022 and 2021, and the outlook of Ceapro Inc. (“Ceapro” and “the Company”) based on information available as at February 14, 2024. The following information should be read in conjunction with the audited consolidated financial statements as at December 31, 2022, and related notes thereto, the audited consolidated financial statements for the year ended December 31, 2021, as well as the audited consolidated financial statements for the year ended December 31, 2020, which are prepared in accordance with International Financial Reporting Standards (IFRS), and the Management’s Discussion and Analysis (MD&A) for the year ended December 31, 2021 and for the year ended December 31, 2020. All comparative percentages are between the periods ended December 31, 2022 and 2021, and between the periods ended December 31, 2021 and 2020 and all dollar amounts are expressed in Canadian currency, unless otherwise noted. Additional information about Ceapro can be found on SEDAR at www.sedar.com.

Forward-looking Statements

This MD&A offers our assessment of Ceapro’s future plans and operations as at February 14, 2024 and contains forward-looking statements. Forward-looking statements and information can generally be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “continue”, “plans” or similar terminology. By their nature, forward-looking statements are subject to numerous risks and uncertainties, including those discussed below. Readers are cautioned that the assumptions used in the preparation of forward-looking information, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, undue reliance should not be placed on forward-looking statements. Actual results, performance, or achievements could differ materially from those expressed in, or implied by, these forward-looking statements. No assurance can be given that any of the events anticipated will transpire or occur, or if any of them do so, what benefits Ceapro will derive from them. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise unless required by law.

Vision, Core Business, and Strategy

Ceapro is incorporated under the Canada Business Corporations Act; and its wholly-owned subsidiaries, Ceapro Technology Inc., Ceapro Active Ingredients Inc., and Ceapro BioEnergy Inc., are incorporated under the Alberta Business Corporations Act. Ceapro (P.E.I.) Inc. is a wholly-owned subsidiary incorporated in Prince Edward Island. Ceapro USA Inc. is a wholly-owned subsidiary incorporated in the state of Nevada. JuventeDC Inc. (Juvente), is a wholly-owned subsidiary incorporated under the Canada Business Corporations Act. Effective December 31, 2021, the Company wound up Ceapro Technology Inc., Ceapro Active Ingredients Inc. and Ceapro BioEnergy Inc. into the Company and dissolved Ceapro USA Inc.

Ceapro is a growth stage biotechnology company. Our primary business activities relate to the development and commercialization of natural products for personal care, cosmetic, human, and animal health industries using proprietary technology, natural, renewable resources, and developing innovative products, technologies, and delivery systems.

Our products include:

●	A commercial line of natural active ingredients, including beta glucan, avenanthramides (colloidal oat extract), oat powder, oat oil, oat peptides, and lupin peptides, which are marketed to the personal care, cosmetic, medical, and animal health industries through our distribution partners and direct sales;

●	A commercial line of natural anti-aging skincare products, utilizing active ingredients including beta glucan and avenanthramides, which are marketed to the cosmeceuticals market through our wholly-owned subsidiary, JuventeDC Inc.; and

●	Veterinary therapeutic products, including an oat shampoo, an ear cleanser, and a dermal complex/conditioner, which are manufactured and marketed to veterinarians in Japan and Asia.

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Other products and technologies are currently in the research and development or pre-commercial stage. These technologies include:

●	A potential platform using our beta glucan formulations to deliver compounds used for treatments in both personal and healthcare sectors;

●	A variety of novel enabling technologies including Pressurized Gas eXpanded drying technology which is currently being tested on oat beta glucan but may have application for multiple classes of compounds; and

●	The development of new technologies to increase the content of avenanthramides to high levels to enable new innovative products to be introduced to new markets including functional foods, nutraceuticals, and botanical drugs.

Our vision is to be a global leader in developing and commercializing products for the human and animal health markets through the use of proprietary technologies and renewable resources. We act as innovator, advanced processor, and formulator in the development of new products. We deliver our technology to the market through distribution partnerships and direct sales efforts. Our strategic focus is in:

●	Identifying unique plant sources and technologies capable of generating novel active natural products;

●	Increasing sales and expanding markets for our current active ingredients;

●	Developing and marketing additional high-value proprietary therapeutic natural products;

●	Developing and improving manufacturing technologies to ensure efficiencies; and

●	Advancing new partnerships and strategic alliances to develop new commercial active ingredients with various formulations to expand our markets.

As a knowledge-based enterprise, we will also expand and strengthen our patent portfolio and build the necessary infrastructure to become a global biopharmaceutical company.

Our business growth depends on our ability to access global markets through distribution partnerships. Our marketing strategy emphasizes providing technical support to our distributors and their customers to maximize the value of our technology and product utilization. Our vision and business strategy are supported by our commitment to the following core values:

●	Adding value to all aspects of our business;

●	Enhancing the health of humans and animals;

●	Discovering and commercializing new, therapeutic natural ingredients and bioprocessing technologies;

●	Producing the highest quality work possible in products, science, and business; and

●	Developing personnel through guidance, opportunities, and encouragement.

To support these objectives, we believe we have strong intellectual and human capital resources and we are developing a strong base of partnerships and strategic alliances to exploit our technology. The current economic environment provides challenges in obtaining financial resources to fully exploit opportunities. To fund our operations, Ceapro relies upon revenues primarily generated from the sale of active ingredients, and the proceeds of public and private offerings of equity securities, debentures, government grants and loans, and other investment offerings.

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Results of Operations – Years Ended December 31, 2022, 2021, And 2020

CONSOLIDATED INCOME STATEMENT

	2022		2021		2020
$000s except per share data		%	Restated	%		%
Total revenues	18,840	100%	17,195	100%	15,121	100%
Cost of goods sold	7,822	42%	6,727	39%	7,499	50%
Gross margin	11,018	58%	10,468	61%	7,622	50%
Research and product development	1,789	9%	3,878	23%	1,882	12%
General and administration	3,700	20%	3,240	19%	3,283	22%
Sales and marketing	30	0%	47	0%	111	1%
Finance costs	185	1%	207	1%	231	2%
Income from operations	5,314	28%	3,096	18%	2,115	14%
Other (income) expenses	(463)	-2%	(202)	-1%	259	2%
Income before tax	5,777	31%	3,298	19%	1,856	12%
Income tax expense (benefit)	1,379	7%	(67)	0%	-	0%
Net income	4,398	23%	3,365	20%	1,855	12%
Basic net income per common share	0.06		0.04		0.02
Diluted net income per common share	0.06		0.04		0.02

CONSOLIDATED INCOME STATEMENT

	Three Months Ended
	December 31,
	2022		2021
$000s except per share data		%	Restated	%
Total revenues	3,322	100%	3,562	100%
Cost of goods sold	2,118	64%	1,551	44%
Gross margin	1,204	36%	2,011	56%
Research and product
development	575	17%	781	22%
General and administration	993	30%	808	23%
Sales and marketing	9	0%	12	0%
Finance costs	33	1%	37	1%

Income from operations	(406)	-12%	372	10%
Other (income) expenses	(123)	-4%	(295)	-8%

Income before tax	(283)	-9%	667	19%

Income tax expense (benefit)	(53)	-2%	(67)	-2%

Net income	(230)	-7%	734	21%

Basic net income per common
share	0.00		0.01
Diluted net income per common
share	0.00		0.01

The following sections discuss the consolidated results from operations.

RESTATEMENT OF PRIOR PERIOD FINANCIAL STATEMENTS

During the year ended December 31, 2022, the Company conducted a detailed evaluation of the manufacturing process of its extraction facility in Edmonton in order to assess the appropriateness of the accounting estimates used to assign the costs of conversion of inventories from the raw materials stage through to the finished goods stage for the valuation of inventories.

Pursuant to the completion of the analysis, the Company has changed its method of assigning the costs of conversion to ensure the valuation of inventory incorporates the costs of conversion more appropriately through the different stages of production for the multiple products produced at the facility. The change will also allow for more appropriate valuation of future products currently under development. In applying the change to the method of assigning conversion costs, the Company has determined that more costs of conversion should have been allocated to the work in progress inventories and less to cost of goods sold at December 31, 2021. As a result, the Company has restated the consolidated financial statements for the year ended December 31, 2021, and the impact of this is an overall increase in the value of inventories at December 31, 2021 in the amount of $679,192, an overall decrease in cost of goods sold in the amount of $778,337, an increase in research and development expense in the amount of $99,145, an associated net increase in income before tax of $679,192 and a reduction of the deferred tax benefit and related deferred tax asset for the year ended December 31, 2021 in the amount of $156,214. The overall increase to net income after tax was $522,978. The change to the method of assigning costs to inventories only impacts the timing of when costs are allocated to inventories and when they are released to cost of goods sold, it is not a reflection of a different amount of costing and therefore there is no impact to cash flows other than the presentation of line items within the cash flow statement. While net income for the year ending December 31, 2021, increased, the impact did not change the calculated and reported $0.04 earnings per share.

The Company has not applied the restatement prior to January 1, 2021, as the transition to the new Edmonton facility was only completed at the end of December 31, 2020. Up to this point the production of inventories at the Edmonton facility were significantly lower and an appropriate assignment of costs using the new methodology is not material.

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Revenue

	Year Ended			Quarter Ended
	December 31,			December 31,
$000s	2022	2021	Change	2022	2021	Change
Total revenues	18,840	17,195	10%	3,322	3,562	-7%

Revenue for the year ended December 31, 2022, increased by approximately $1,645,000 or 10% over the comparative period in 2021. The increase in revenue was partially driven by an overall increase in the sales volumes over the year and partially due to the benefit from increases in sales prices for products sold during the year. The higher sales revenue was also partially due to a higher U.S. dollar relative to the Canadian dollar compared to the prior year which positively impacted revenue by approximately $522,000.

Revenue for the fourth quarter ended December 31, 2022, was lower than the comparative quarter in 2021 by approximately $240,000 or 7%. The decrease was primarily driven by an overall decrease in sales volume of 29% compared to the prior quarter, which was due to lower sales of the Company’s flagship products avenanthramides and beta glucan offset by an increase in sales of oat oil. The decrease in revenue from lower sales volumes was slightly offset by the benefit from an increase in sales prices for products sold during the year. The lower sales revenue was also partially offset by a higher U.S. dollar relative to the Canadian dollar compared to the prior quarter which positively impacted revenue by approximately $221,000.

	Year Ended
	December 31,
$000s	2021	2020	Change
Total revenues	17,195	15,121	14%

Revenue for the year ended December 31, 2021 increased by approximately $2,074,000 or 14% over the comparative period in 2020. The increase was driven by volume sales increases in all of the Company’s primary products. The increase in revenue occurred despite being offset by a lower U.S. dollar relative to the Canadian dollar compared to the prior year, which negatively impacted revenue by approximately $1,358,000.

Expenses

COST OF GOODS SOLD AND GROSS MARGIN

	Year Ended			Quarter Ended
	December 31,			December 31,
	2022	2021		2022	2021
$000s		Restated	Change		Restated	Change
Sales	18,840	17,195	10%	3,322	3,562	-7%
Cost of goods sold	7,822	6,727	16%	2,118	1,551	37%
Gross margin	11,018	10,468	5%	1,204	2,011	-40%
Gross margin %	58%	61%		36%	56%

Cost of goods sold is comprised of the direct raw materials required for the specific formulation of products, as well as direct labour, quality assurance and control, packaging, transportation costs, plant costs, and amortization on property and equipment.

During the year ended December 31, 2022, revenue increased by approximately 10% and cost of goods sold increased by 16%, this resulted in a decrease in the gross margin percentage from 61% in the prior year to 58% in the current year.

The slight decrease in the margin is made up of several factors for the year ended December 31, 2022. Price increases were experienced throughout the year primarily on the raw materials used to produce avenanthramides, the Company’s highest volume sales product. However, production and sale of avenanthramides in the current year used a significant amount of work in progress from the prior year, alleviating some of the impact of inflation that the Company continues to experience, and at the same time, last season’s high-quality grain was used in that work in progress, and so the finished goods output from this grain was very high and therefore generated significant production output. The cost benefit of the high production output from the same amount of work in progress was more beneficial than the negative impact from cost increases from other raw materials throughout the first half of the year. As the work in progress that had been manufactured with the higher yielding grain was used up by the third quarter, the work in progress used to produce finished goods throughout the rest of the year did not generate as significant a benefit from high output. Without that offsetting benefit, the cost of goods sold for the current quarter has started to reflect the increased cost of raw materials. On an overall basis, overhead expenses were only slightly higher than those incurred in the prior year. Another factor impacting the margin is the product mix of sales for the current year where there was a higher percentage of sales of the lower margin product oat oil. The gross margin for the current year was positively impacted by an overall increase in sales prices for most products as well as a beneficial exchange rate which impacted revenues.

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During the fourth quarter of 2022, revenue decreased by 7% and cost of sales increased by 37% which resulted in a significant decrease in the gross margin percentage from 56% in the comparative quarter to 36% in the current quarter.

The primary reason for the increase in cost of goods sold and decrease in the margin in the current fourth quarter is due to the very high percentage of oat oil sales in the quarter which is the lowest margin product the Company currently sells. Sales of oat oil in the current quarter increased by 171% compared to the prior quarter and at the same time, sales of the higher margin products were lower compared to the prior quarter. Cost of goods sold and the gross margin were also negatively impacted due to lower production in the quarter and therefore the amount of unallocated overhead expenses charged directly to cost of goods sold in the fourth quarter of 2022 was higher than in the fourth quarter of 2021. The margin for the current quarter was also positively impacted by a beneficial exchange rate and to a lesser extent sales price increases which impacted revenues.

	Year Ended
	December 31,
	2021	2020
$000s	Restated		Change
Sales	17,195	15,121	14%
Cost of goods sold	6,727	7,499	-10%
Gross margin	10,468	7,622	37%
Gross margin %	61%	50%

For the year ended December 31, 2021, revenue increased by approximately 14% and cost of goods sold decreased by 10%, this resulted in an increase in the gross margin percentage from 50% in 2020 to 61% in 2021. The improvement on the margin was partially driven by the excellent quality of grain that was sourced from the previous season’s growing period which significantly improved output from the manufacturing process. Annual production was 18% higher in 2021 compared to 2020, while at the same time overhead costs were lower, primarily as a result of only operating out of one manufacturing facility for the entire year. The increase in the margin was also partially attributable to the restatement in 2021 from the Company changing its method of assigning the costs of conversion to inventory. For the year ended December 31, 2021, the restatement resulted in a decrease to cost of goods sold of $778,000

RESEARCH AND PRODUCT DEVELOPMENT

	Year Ended			Quarter Ended
	December 31,			December 31,
	2022	2021		2022	2021
$000s		Restated	Change		Restated	Change
Salaries and benefits	828	1,049		240	255
Regulatory and patents	159	176		44	31
Clinical study - avenanthramides	392	257		85	101
Clinical study - beta glucan	-	1,694		-	100
Other	410	702		206	294
Total research and product development expenditures	1,789	3,878	-54%	575	781	-26%

For the year ended December 31, 2022, research and development expenses have decreased by $2,089,000 or 54% primarily due to the completion of the pilot clinical study for the development of beta glucan as a cholesterol reducer in 2021, lower salaries and benefit expense and lower expenditures on other projects offset by an increase in expenditures in the current year relating to the upcoming clinical study on avenanthramides.

During the fourth quarter ended December 31, 2022, research and development expenses decreased by $206,000 or 26%. The decrease is primarily due to the completion of a pilot clinical study for the development of beta glucan as a cholesterol reducer in 2021, and lower expenditures on other projects in the current quarter.

Regulatory and patents expense, while slightly lower than the comparative year, has been relatively consistent and will vary from period to period based on the timing of filings and maintenance payments.

Research and development salaries expense is presented net of grant funding. The salaries expense is lower in both the current year and fourth quarter compared to the prior comparative periods primarily due to higher grant funding received in the current periods.

Expenditures on other projects during the current year are lower compared to the prior year primarily due to lower expenditures on an in-vivo study on our active ingredients that was initiated in the prior year. The decrease is also partially attributable to the receipt of grant funding against contractor fees for PGX related projects in the current year for which there was no associated funding in the prior year and due to lower expenditures on a bioavailability study that was conducted over the last two years and was completed in the current year. Offsetting these decreases, due to changes in the scientific research and development program the Company did not receive a Scientific Research and Experimental Development “SRED” refund to offset expenditures in the current year whereas in the prior year it did, this also impacted the fourth quarter. Expenditures on other projects during the current fourth quarter were also lower than the comparative fourth quarter primarily due lower spending on the bioavailability study and other projects.

Expenditures relating to the new clinical study on avenanthramides related primarily to the development of the drug formulation to be used in the study and the development of the study protocol. In 2022 the study protocol was finalized and submitted to Health Canada for approval and the avenanthramide doses were manufactured in preparation for use in the upcoming clinical study. In December 2022 the Company received approval of the study. Subsequent to the year-end, the study has received approval from the Ethics Committee at the Montreal Heart Institute Research Center and enrollment is expected to commence in April 2023.

While current year and fourth quarter expenditures are lower, the Company expects research and development spending to increase in future periods, especially once the Company initiates enrollment and commences the Avenanthramide study. Significant investment in research and development is in line with the Company’s business model of focusing on investing in its various enabling technologies, research on product development, and new applications for its value driving products.

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	Year Ended
	December 31,
	2021	2020
$000s	Restated		Change
Salaries and benefits	1,049	797
Regulatory and patents	176	160
Clinical study - avenanthramides	257	-
Clinical study - beta glucan	1,694	643
Other	702	282
Total research and product development expenditures	3,878	1,882	106%

For the year ended December 31, 2021, research and development expenses have increased by $1,996,000 or 106% over 2020. The increase is primarily due to higher expenditures related to the pilot clinical study for the development of beta glucan as a cholesterol reducer, higher expenditures on other projects, and higher salaries and benefits expense. The increase is also partially attributable to the restatement in 2021 from the Company changing its method of assigning the costs of conversion to inventory. For the year ended December 31, 2021, the restatement resulted in an increase to research and development expense of $99,000.

Enrollment of the beta glucan study steadily increased during the second half of fiscal 2020 and this continued until full enrollment was reached during the first half of 2021. Expenditures related to the study increased during the 2021 year as all patients were completing their trials as compared to the prior year where activity on the study was delayed while regulatory approval from Health Canada was being obtained for a protocol amendment. The last patient last visit was completed in September 2021 and the study results were completed and reported in the fourth quarter of 2021. Although there were some positive findings, the study did not result in a statistically significant outcome compared to placebo.

Research and development salaries expense is higher in the year ended December 31, 2021 compared to the prior year primarily due to lower grant funding received in the current year.

Expenditures on other projects during the year ended December 31, 2021, are significantly higher than the comparative year primarily due to the initiation of a new in-vivo study on our active ingredients, a new bioavailability study on various polymers impregnated with CoQ10, and slightly higher expenditures on the Company’s PGX technology. The receipt of funds from scientific research and development tax credit filings that offsets the expense is also lower in 2021 than in 2020.

During the year ended December 31, 2021, the Company incurred expenditures relating to a new clinical study on avenanthramides, this included expenditures relating to the protocol development.

GENERAL AND ADMINISTRATION

	Year Ended			Quarter Ended
	December 31,			December 31,
$000s	2022	2021	Change	2022	2021	Change
Salaries and benefits	1,127	768		308	214
Consulting	560	560		120	120
Licensing activities	176	262		43	64
Board of Directors compensation	357	162		103	40
Insurance	209	176		56	49
Accounting and audit fees	110	120		17	32
Rent	72	68		18	18
Public company costs	314	467		64	95
Travel	108	30		64	12
Depreciation and amortization	369	339		112	86
Legal	27	34		7	17
Other	271	254		81	61
Total general and administration expenses	3,700	3,240	14%	993	808	23%

General and administration expense for the year ended December 31, 2022, increased by $460,000 or 14% from the prior year. Salaries and benefits expense increased significantly, primarily due to a new hire in the current year relating to corporate development, partially due a new hire in the third quarter of the prior year for the accounting department, and partially due to inflationary increases in salaries and wages. Board of Directors compensation also increased during the year primarily due to an increase in director base compensation to better realign the compensation to market. Base director fees had not been increased in over 10 years. Director fees also were higher in the current year due to share-based payment expense relating to the granting of stock options to new directors in the year. Travel expense increased in the current year largely due to strategic meetings held in the current fourth quarter. These notable increases were offset partially by a decrease in public company costs because one of the investor communication programs in place in the prior year was scaled back by the end of 2021 and is not reflected in the current year. Licensing activities expense also decreased compared to the prior year, as there were additional fees paid for evaluating the feasibility of additional opportunities in Europe in the prior year.

For the fourth quarter ended December 31, 2022, general and administration expense increased by $185,000 or 23% over the comparative quarter primarily due to the same reasons as noted for the year.

	Year Ended
	December 31,
$000s	2021	2020	Change
Salaries and benefits	768	807
Consulting	560	480
Licensing activities	262	240
Board of Directors compensation	162	202
Insurance	176	152
Accounting and audit fees	120	111
Rent	68	60
Public company costs	467	572
Travel	30	46
Depreciation and amortization	339	352
Legal	34	19
Other	254	242
Total general and administration expenses	3,240	3,283	-1%

For the year ended December 31, 2021, general and administration expense decreased by $43,000 or 1% from the prior year. Expenses overall are very consistent with the prior year. One of the more significant differences was a decrease in public company costs as some of the investor communication programs in 2020 were scaled back in 2021 which was partially offset by additional consulting fees paid to an officer of the Company.

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SALES AND MARKETING

	Year Ended			Quarter Ended
	December 31,			December 31,
$000s	2022	2021	Change	2022	2021	Change
Courses, conferences & advertising	30	46		9	12
Other	-	1		-	-
Total sales and marketing	30	47	-36%	9	12	-25%

Sales and marketing expense for the year ended December 31, 2022, decreased by $17,000 or 36% from the comparative year.

For the fourth quarter ended December 31, 2022, sales and marketing expense decreased by $3,000 or 25% from the comparative quarter.

The Company’s primary marketing strategy is to sell mostly though a distribution network instead of selling directly to end-users and as a result sales and marketing expenses are negligible.

The expenses incurred in the current and comparative periods primarily relate to the Company’s subsidiary Juvente which has not been focusing on these activities as sales have been primarily restricted to website sales since the start of the COVID-19 pandemic.

	Year Ended
	December 31,
$000s	2021	2020	Change
Sales and marketing salaries	-	1
Courses, conferences & advertising	46	109
Other	1	1
Total sales and marketing	47	111	-58%

Sales and marketing expense for the year ended December 31, 2021 decreased by $64,000 or 58% from the comparative year.

The decrease is primarily attributable to lower advertising and marketing expenditures in Juvente as the Company is not focusing on these activities while the COVID-19 pandemic has restricted sales activities primarily to website sales in the subsidiary. Due to COVID-19 travel and safety restrictions, all in-person conferences and trade shows have continued to be deferred until it is determined to be safe to attend.

FINANCE COSTS

	Year Ended			Quarter Ended
	December 31,			December 31,
$000s	2022	2021	Change	2022	2021	Change
Interest on lease liabilities	130	140		33	34
Royalties	55	55		-	-
Accretion of CAAP loan	-	12		-	3
	185	207	-11%	33	37	-11%

Finance costs decreased by 11% or $22,000 in the year ended December 31, 2022, from $207,000 in 2021 to $185,000. The decrease is partially attributable to lower interest on the lease liabilities as the principal portion of these liabilities are lower from ongoing repayment and the new lease was not entered into until late in the year. The decrease is also partially due to there being no accretion on the CAAP loan in the current year as it was fully repaid at December 31, 2021.

Finance costs for the quarter ended December 31, 2022, decreased by 11% or $4,000, from $37,000 in 2021 to $33,000, due to the same factors that impacted the year.

	Year Ended
	December 31,
$000s	2021	2020	Change
Interest on lease liabilities	140	152
Royalties	55	55
Accretion of CAAP loan	12	22
Interest on long-term debt	-	1
Transaction costs	-	1
	207	231	-10%

Finance costs decreased by 10% or $24,000 in the year ended December 31, 2021, from $231,000 in 2020 to $207,000. The decrease is primarily attributable to lower accretion on the CAAP loan and lower interest on the lease liabilities as the principal portions of these liabilities are lower from ongoing repayment during 2021. The decrease is also partially due to there being no interest on long-term debt or transaction costs in 2021 as the long-term debt was fully repaid in July 2020.

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OTHER INCOME

	Year Ended			Quarter Ended
	December 31,			December 31,
$000s	2022	2021	Change	2022	2021	Change
Foreign exchange (gain) loss	(282)	76		68	62
Plant relocation costs	91	102		25	25
Gain on disposal of equipment	-	(5)		-	-
Other expense (income)	(184)	(1)		(128)	(7)
Recognition of investment tax credits	(88)	(374)		(88)	(374)
	(463)	(202)	129%	(123)	(294)	-58%

During the year ended December 31, 2022, other income increased by $261,000 or 129% from $202,000 to $463,000. The increase was primarily due to a significant foreign exchange gain during the current year compared to a foreign exchange loss in the prior year, as well as due to an increase in interest income from carrying a higher cash and cash equivalent balance and rising interest rates in the year. This was partially offset by lower recognition of investment tax credits in the year.

During the fourth quarter ended December 31, 2022, other income decreased by $171,000 or 58% from $294,000 to $123,000. The primary reason other income is lower, relates to a lower investment tax credit receivable being set up in the current quarter compared to the prior quarter. In the prior quarter there were a couple years of previously unrecognized tax credits relating to qualifying expenditures for scientific research and development costs recognized and in the current quarter there was only one year. In both cases the qualifying expenditures related to research and development expenses incurred in previous years, so the tax credits have been recognized in other income instead of offsetting research and development expenses. This decrease has been offset in the current quarter by an increase in interest income. The large increase in interest income in the current quarter relates mostly to rising interest rates and higher cash balances but also partially due to the reallocation of some interest income that was previously included in general and administration expense.

The Company’s foreign exchange losses and gains are primarily due to the translation of US dollar denominated accounts receivable and accounts payable balances, and from the timing of the realization of these balances. Foreign exchange will fluctuate between the quarters due to fluctuations between the US dollar and the Canadian dollar. During the second and third quarters of 2022 the US dollar strengthened creating significant foreign exchange gains that were higher than the foreign exchange losses incurred in the first and fourth quarter of 2022. In 2021 there was an overall foreign exchange loss during the year, and the fourth quarter loss in 2021 was comparable to that in 2022.

Plant relocation costs represent costs incurred relating to the new manufacturing facility in Edmonton that are not directly related to the acquisition and construction of the new manufacturing facility and therefore are not eligible to be capitalized. While the shut down and transfer of the Leduc manufacturing facility was completed in 2020 there are still some associated storage costs. Also included in this account are costs relating to additional bays of the facility that have not yet commenced construction.

	Year Ended
	December 31,
$000s	2021	2020	Change
Foreign exchange loss	76	165
Plant relocation costs	102	90
Gain on disposal of equipment	(5)	-
Other expense (income)	(1)	4
Recognition of investment tax credits	(374)	-
	(202)	259	-178%

During the year ended December 31, 2021, other expense decreased by $461,000 or -178% from an expense of $259,000 to other income of $202,000. The decrease was primarily due to the recognition of an investment tax credit receivable and a lower foreign exchange loss during 2021 compared to the prior year.

During 2021, the Company recorded an investment tax credit receivable of $374,000 related to its qualifying expenditures for scientific research and experimental development costs which have been earned in years prior to 2021 but not previously recognized. In 2021, the Company determined that there is reasonable assurance, based on estimated future taxable income, that these credits will be realized. In the year investment tax credits are generated, if recognized, they will offset the related expenditures; however, in 2021, as the investment tax credits related to prior years expenditures, they have been recognized in other (income) expense.

The Company’s foreign exchange losses and gains are primarily due to the translation of US dollar denominated accounts receivable and accounts payable balances, and from the timing of the realization of these balances. Foreign exchange will fluctuate between the quarters due to fluctuations between the US dollar and the Canadian dollar.

Plant relocation costs represent costs incurred relating to the new manufacturing facility that are not directly related to the acquisition and construction of the new manufacturing facility and therefore are not eligible to be capitalized. While the Leduc manufacturing facility was shut down in the third quarter of 2020 and was decommissioned in the fourth quarter of 2020, there are still some associated storage costs. Also included in this account are costs relating to additional bays of the facility that have not commenced construction.

C-8

DEPRECIATION AND AMORTIZATION EXPENSE

In the year ended December 31, 2022, the total depreciation and amortization expense was $1,911,000 which was slightly higher but consistent with an expense of $1,881,000 in the comparative period in 2021. The total depreciation and amortization expense of $1,881,000 in 2021 was also slightly higher but consistent with the total expense of $1,841,000 in the comparative period in 2020. The expense was allocated as follows: $369,000 to general and administration expense (2021 - $339,000) (2020 - $352,000), $688,000 to inventory (2021 Restated - $455,000) (2020 - $126,000), and $854,000 (2021 Restated – $1,087,000) (2020 - $1,363,000) to cost of goods sold.

Quarterly Information

The following selected financial information is derived from Ceapro’s unaudited quarterly financial statements for each of the last eight quarters, all of which cover periods of three months. All amounts shown are in Canadian currency.

$000s except per share data	2022				2021 (Restated)
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Total revenues	3,322	3,845	5,500	6,172	3,562	4,523	4,408	4,702
Net income (loss)	(230)	1,010	1,806	1,813	734	1,025	966	641
Basic net income (loss) per common share	(0.003)	0.013	0.023	0.023	0.009	0.013	0.012	0.008
Diluted net income (loss) per common share	(0.003)	0.013	0.023	0.023	0.009	0.013	0.012	0.008

Ceapro’s quarterly sales and results primarily fluctuate due to variations in the timing of customer orders, different product mixes, and changes in the capacity to manufacture products.

Significant New Accounting Standards

There were no new standards that became effective for periods beginning on or after January 1, 2022, that have a material impact on the Company’s audited consolidated financial statements for the year ended December 31, 2022.

New standards and amendments to existing standards have been published by the International Accounting Standards Board that are not yet effective. These standards are not expected to be relevant or material to the Company.

C-9

Liquidity and Capital Resources

CAPITAL EMPLOYED

	December 31, 2022	December 31, 2021
$000s		Restated
Non-current assets	17,146	18,644
Current assets	20,588	12,407
Current liabilities	(2,100)	(972)
Total assets less current liabilities	35,634	30,079

Non-current liabilities	3,345	2,359
Shareholders' equity	32,289	27,720
Total capital employed	35,634	30,079

Non-current assets decreased by $1,498,000, partially due to the utilization of deferred tax assets of $283,000 on the Company’s income tax provision, due to a depreciation provision of $1,908,000 and an amortization provision on licences of $3,000, and due to the utilization of deposits of $3,000, which was offset by the acquisition of $341,000 of property and equipment, the recognition of a right of use asset from a new lease in the amount of $269,000, and the net recognition of investment tax credits of $88,000.

Current assets increased by $8,181,000 primarily due to a net increase in cash from operations of $6,030,000, an increase in trade and other receivables in the amount of $746,000, and an increase in inventories of $1,433,000, offset by a decrease prepaid expenses and deposits of $28,000.

Current liabilities totaling $2,100,000 increased by the net amount of $1,128,000 due to a significant increase in accounts payable and accrued liabilities of $1,048,000 primarily related to cost of goods sold late in the fourth quarter, and due to an increase in the current portion of lease liabilities of $80,000 which increased primarily due a new lease in the fourth quarter of 2022.

Non-current liabilities totaling $3,345,000 increased by the amount of $986,000 primarily due to the recognition of deferred tax liabilities of $1,096,000 on the Company’s income tax provision partially offset by net impact from the recognition of a new lease liability for a new lease entered into in the fourth quarter, the ongoing repayment of lease liabilities and reallocation of current portion of the lease liabilities in the amount of $110,000.

Equity of $32,289,000 at December 31, 2022 increased by $4,569,000 from equity of $27,720,000 at December 31, 2021, primarily due to the recognition of net income of $4,398,000 for the year ended December 31, 2022, the recognition of share-based payment compensation of $90,000, and due to the issuance of shares from the exercise of stock options of $81,000.

C-10

SOURCES AND USES OF CASH

The following table outlines our sources and uses of funds during the years ended December 31, 2022, 2021, and 2020.

	Year Ended December 31,
	2022	2021	2020
$000s		Restated
Sources of funds:
Funds generated from operations adjusted for non-cash items	7,908	5,128	4,010
Changes in non-cash accounts payable and accrued liabilities relating to investing activities	-	-	135
Changes in non-cash working capital items relating to operating activities	-	-	596
Proceeds from disposal of equipment	-	5	-
Share issuance	81	27	5
	7,989	5,160	4,746
Uses of funds:
Purchase of property and equipment	(341)	(709)	(541)
Deposits relating to investing activities	-	-	(77)
Changes in non-cash working capital items relating to operating activities	(1,141)	(1,477)	-
Changes in non-cash accounts payable and accrued liabilities relating to investing activities	(48)	(87)	-
Interest paid	(130)	(140)	(154)
Repayment of CAAP loan	-	(84)	(84)
Repayment of long-term debt	-	-	(113)
Repayment of lease liabilities	(299)	(251)	(265)
	(1,959)	(2,748)	(1,234)
Net change in cash flows	6,030	2,412	3,512

Net change in cash flow was an increase of $6,030,000 during the year ended December 31, 2022, in comparison with an increase of $2,412,000 for the comparative year. Cash generated from operations of $6,767,000 (after adjustment for non-cash items and working capital items relating to operating activities) in the current year was higher than the comparative year where cash generated from operations was $3,651,000 and this was primarily due to an increase in sales in the current year, a decrease in the investment in research and development of $2,090,000 compared to the prior year, a foreign exchange gain in the current year, significant interest revenue from cash balances and increased interest rates in the current year and lower capital purchases in the current year.

Net change in cash flow was an increase of $2,412,000 during the year ended December 31, 2021 in comparison with an increase of $3,512,000 for the comparative year. Cash generated from operations of $3,651,000 (after adjustment for non-cash items and working capital items) in 2021 was lower than the comparative year where cash generated from operations was $4,607,000, and this was primarily due to a significant increase in investment in research and development of $1,996,000 compared to the prior year. Another reason for the difference relates to an increase in the purchase of property and equipment in 2021 over the prior year primarily relating to investment into equipment to scale up the Company’s PGX technology and to invest in capital improvements in production. These decreases were slightly offset by an increase in share issuance proceeds of approximately $22,000 over the comparative year, slightly lower lease liability repayments, and no long-term debt repayment in the current year as the loan was fully repaid in the prior year.

The Company has a positive working capital balance (defined as current assets less current liabilities) of $18,487,442 at December 31, 2022 (December 31, 2021, Restated - $11,434,573). The Company estimates that the cash flows generated by its existing operating activities as well as cash available through other sources will be sufficient to finance its operating expenses, maintain capital investment, and service debt needs. However, the Company has several ongoing research and development projects, planned upcoming clinical trials, planned upscaling of a PGX pilot unit at Agri-Food Discovery Place, and planned installation of a new ethanol recovery system, and management will have to prioritize expenditures on those projects that are in line with our stated objectives to develop new product applications and expand to the nutraceutical sector which we consider will provide the most beneficial outcome and value to our shareholders.

To meet future requirements, Ceapro may raise additional cash through some or all of the following methods: public or private equity or debt financing, income offerings, capital leases, collaborative and licensing agreements, potential strategic alliances with partners, government programs, and other sources. There can be no assurance that the Company will be able to access capital when needed. The ability to generate new cash will depend on external factors, many beyond the Company’s control, as outlined in the Risks and Uncertainties section. Should sufficient capital not be raised, Ceapro may have to delay, reduce the scope of, eliminate, or divest one or more of its discovery, research, or development technology or programs, any of which could impair the value of the business.

Total common shares issued and outstanding as at February 14, 2024, were 78,293,177. In addition, 2,878,666 stock options as at February 14, 2024, were outstanding that are potentially convertible into an equal number of common shares at various prices.

C-11

GRANT FUNDING

a) The Company entered into Canadian Agricultural Adaptation Program (“CAAP”) repayable contribution agreements for total possible funding of $1,339,625 receivable over the years from October 7, 2010, through September 30, 2012. During the year ended December 31, 2012, the Company voluntarily amended the maximum possible funding under the agreement to $671,068 as a result of lower anticipated project expenditures. The end date for project expenditures was also extended one year to September 30, 2013. The Company received funding of $671,068 to December 31, 2013, under this program and no further funds were received. All amounts claimed under the program were repayable interest free over eight years beginning in 2014. This funding was fully repaid at December 31, 2021.

b) During the year ended December 31, 2019, the Company entered into a contribution agreement with the National Research Council of Canada’s Industrial Research Assistance Program (NRC -IRAP) for non-repayable funding of up to a maximum $268,000 for costs incurred on the continued development of the Company’s PGX Technology for the generation of biopolymers or drug delivery systems for deployment into the functional food, cosmetic, and drug delivery markets. During the year ended December 31, 2019, the Company received or recorded as a receivable $153,936 which was recorded as a reduction of research and development expenses. As at December 31, 2019, NRC – IRAP and the Company agreed to amend the contribution agreement to decommit $25,000 of the non-repayable funding. The agreement was amended twice in 2020. During the first quarter of 2020, NRC–IRAP and the Company agreed to amend the contribution agreement to increase funding by $107,000 for the period April 1, 2020 – March 31, 2022, and in October 2020, the contribution agreement was amended again to increase funding by $240,000 for the period April 1, 2020 - March 31, 2022. During the year ended December 31, 2020, the Company received or recorded as a receivable $367,542 which was recorded as a reduction of research and development expenses. During the year ended December 31, 2021, the Company received $68,522 which was recorded as a reduction of research and development expenses. The project was completed at December 31, 2021.

c) During the year ended December 31, 2021, the Company entered into a new contribution agreement with the National Research Council of Canada’s Industrial Research Assistance Program (NRC -IRAP) for non-repayable funding of up to a maximum $480,000 for costs incurred on the design of a pharmaceutical PGX processing unit, impregnation unit, and spray chamber unit for the Company’s PGX Technology with the aim to boost the innovation capacity of the technology towards pharmaceutical applications. During the year ended December 31, 2021, the Company recognized $57,651 of funding which was recorded as a reduction of research and development expenses, of which $24,832 was included in other receivables at year-end. During the year ended December 31, 2022, the Company recognized $409,574 of funding which has been recorded as a reduction of research and development expenses, of which $22,293 has been included in other receivables at year-end. The Company received an additional $3,655 in the first quarter of 2023 and the project was completed.

Related Party Transactions

During the year ended December 31, 2022, the Company paid key management salaries, short-term benefits, consulting fees, and director fees totaling $1,263,000 (2021 – $1,115,000) (2020 - $1,014,000), share-based payments expense for key management personnel was $58,000 (2021 - $8,000) (2020 - $88,000) and research and development expenditures paid to Angiogenesis Foundation for which a director of the Company is the CEO of the Foundation were $136,000 (2021 - $252,000) (2020 - $nil).

The amount payable to directors at December 31, 2022, was $nil (2021 - $39,000) (2020 - $40,000). Consulting fees and key management salaries to officers included in accounts payable at December 31, 2022, was $nil (2021 - $10,000) (2020 - $22,000).

These transactions are in the normal course of operations and are measured at the amount of consideration established and agreed to by the related parties.

C-12

Commitments and Contingencies

(a) During the year ended December 31, 2012, the Company entered into a licence agreement for a new technology to increase the concentration of avenanthramides in oats. The Company shall pay an annual royalty percentage rate of 2% of sales, payable every January 1st and July 1st, subject to a minimum annual royalty payment according to the schedule below:

Year	Amount

2012	nil
2013	$12,500
2014	$37,500
2015	$50,000
2016	$50,000

And $50,000 each year thereafter while the licence agreement remains in force. The agreements remain in force until the patents expire or are abandoned.

The licence agreement for the use of the intellectual property requires future royalty payments based on specific sales and is an executory contract. The licence agreement also does not represent an onerous contract. On this basis, upfront payments required to enter into the agreement are capitalized as a licence asset and all royalty payments under the agreement are recognized as they become due.

(b) During the year ended December 31, 2014, the Company entered into a licence agreement with the University of Alberta for the rights to an enabling pressurized gas expanded PGX technology that would allow the development, production, and commercialization of powder formulations that could be used as active ingredients.

In accordance with the agreement and as amended on February 2, 2015, the Company shall pay the following royalties, payable on a semi-annual basis:

(a) a royalty of 3.5% of net sales generated from the field of pharmaceuticals;

(b) a royalty of 3.0% of net sales generated from the field of nutraceuticals;

(c) a royalty of 2.75% of net sales generated from the field of cosmetics;

(d) a royalty of 1.0% of net sales generated from the field of functional foods; and

(e) a royalty of 3.0% of net sales generated from other fields.

The Company shall pay a minimum annual advance on earned royalties of $5,000 commencing March 1, 2017 and every year thereafter while the licence agreement remains in force.

The licence agreement for the use of the intellectual property requires future royalty payments based on specific sales and is an executory contract. The licence agreement also does not represent an onerous contract. On this basis, upfront payments required to enter into the agreement are capitalized as a licence asset and all royalty payments under the agreement are recognized as they become due.

Plan of Arrangement – Merger of Equals

On December 14, 2023, the Company announced the signing of a definitive agreement to combine operations in an all-stock merger of equals with Aeterna Zentaris Inc. (“Aeterna”). Pursuant to the agreement, the transaction will be effected by way of a plan of arrangement in respect of the Company under the Canada Business Corporations Act pursuant to which, at closing, each outstanding Company common share will be exchanged for 0.09439 of an Aeterna common share with the result that the Company will become a wholly-owned subsidiary of Aeterna (the “Transaction”). Additionally, as part of the Transaction, Aeterna will issue to its shareholders immediately prior to the closing of the transaction, 0.47698 of a share purchase warrant (“transaction warrant”) for each Aeterna common share held as of such date. Holders of Aeterna’s currently outstanding warrants will also be issued transaction warrants in accordance with the anti-dilution provisions of such warrants. Each whole transaction warrant will be exercisable to purchase one common share of Aeterna at a nominal exercise price of US$0.01. The Transaction also provides the outstanding options to acquire Company common shares to be replaced by options allowing current holders to acquire common shares of Aeterna on similar terms, as adjusted by the exchange ratio in the transaction. Following the closing of the Transaction, the former shareholders of the Company will own 50% of Aeterna and the pre-transaction securityholders of Aeterna will own the remaining 50%, assuming the exercise of all transaction warrants. The Company is expected to be the accounting acquirer. The Transaction will require shareholder approval and also require the approval of Aeterna shareholders. The Transaction is subject to closing conditions customary for transactions of this nature, including Alberta court approval and applicable stock exchange approvals. It is anticipated that both shareholder meetings and the closing of the Transaction will take place in the first quarter of 2024, subject to the satisfaction of the conditions of the agreement.

C-13

Financial Instruments

The Company has exposure to financial instrument risks and this section provides disclosures relating to the nature and extent of our exposure to risks arising from financial instruments and how we manage those risks.

a) Credit risk

Trade and other receivables

The Company makes sales to distributors that are well-established within their respective industries. Based on previous experience, the counterparties had zero default rates and management views this risk as minimal. Approximately 93% of trade receivables are due from one distributor at December 31, 2022 (December 31, 2021 – 93% from one distributor). This main distributor is considered to have good credit quality and historically has had a high quality credit rating. The majority of the Company’s sales are invoiced on standard commercial terms of 30 days.

The aging of trade receivables is as follows:

	December 31,	December 31,
	2022	2021
	$	$
Not yet due	1,567,892	1,378,587
Less than 30 days past due	1,226,880	262,125
Less than 60 days past due, more than 30 days past due	25,528	413,842
More than 60 days past due	-	38,288
Total	2,820,300	2,092,842

The Company has not assessed any trade receivables past due as impaired.

The Company applies the simplified approach to providing for expected credit losses prescribed by IFRS 9, which permits the use of the lifetime expected loss provision for all trade receivables. To measure expected credit losses, trade receivables are grouped based on shared credit risk characteristics and days past due. The expected loss rates for trade receivables are determined on a Combined Company-wide basis based upon the Company’s historic default rates over the expected life of trade receivables adjusted for forward- looking estimates. The expected credit losses calculated for December 31, 2022, and December 31, 2021, are not significant and have not been recognized.

Other receivables can represent amounts due for research program claims, government funding claims, government goods and services taxes, and scientific research and development tax credits. The collectability risk is deemed to be low because of the good quality credit rating of the counterparties.

Cash and cash equivalents

The Company has cash and cash equivalents in the amount of $13,810,998 at December 31, 2022 (December 31, 2021 - $7,780,989) and mitigates its exposure to credit risk on its cash balances by maintaining its bank accounts with Canadian Chartered Banks and investing in low risk, high liquidity investments.

There are no impaired financial assets. The maximum exposure to credit risk is the carrying amount of the Company’s trade and other receivables and cash and cash equivalents. The Company does not hold any collateral as security.

C-14

b) Liquidity risk

In meeting its financial obligations, the Company may be exposed to liquidity risks if it is unable to collect its trade and other receivables balances in a timely manner, which could in turn impact the Company’s long-term ability to meet commitments under its current facilities. In order to manage this liquidity risk, the Company regularly reviews its aged trade receivables listing to ensure prompt collections. There is no assurance that the Company will obtain sufficient funding to execute its strategic business plan.

The following is the contractual maturity of the Company’s financial liabilities and obligations at December 31, 2022 and 2021:

December 31, 2022	within 1 year	1 to 3 years	3 to 5 years	over 5 years	Total
	$	$	$	$	$
Accounts payable and accrued liabilities	1,730,377	-	-	-	1,730,377

December 31, 2021	within 1 year	1 to 3 years	3 to 5 years	over 5 years	Total
	$	$	$	$	$
Accounts payable and accrued liabilities	682,057	-	-	-	682,057

c) Market risk

Market risk is comprised of interest rate risk, foreign currency risk, and other price risk. The Company’s exposure to market risk is as follows:

1.	Foreign currency risk

Foreign currency risk arises from the fluctuations in foreign exchange rates and the degree of volatility of these rates relative to the Canadian dollar.

The following table summarizes the impact of a 1% change in the foreign exchange rates of the Canadian dollar against the US dollar (USD) on the financial assets and liabilities of the Company. The amounts have been translated based on the exchange rate at December 31, 2022 and 2021.

December 31, 2022		Foreign Exchange Risk (CDN)
		-1%	+1%
	Carrying Amount (USD)	Net Income and Equity	Net Income and Equity
Financial assets
Trade receivables	2,080,998	26,816	(26,816)

Financial liabilities
Accounts payable and accrued liabilities	969,542	(12,493)	12,493
Total increase (decrease)		14,323	(14,323)

December 31, 2021		Foreign Exchange Risk (CDN)
		-1%	+1%
	Carrying Amount (USD)	Net Income and Equity	Net Income and Equity
Financial assets
Accounts receivable	1,649,144	20,907	(20,907)

Financial liabilities
Accounts payable and accrued liabilities	151,492	(1,921)	1,921
Total increase (decrease)		18,987	(18,987)

The carrying amount of trade receivables and accounts payable and accrued liabilities in USD represents the Company’s exposure at December 31, 2022 and 2021.

2.	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market rates. The Company has minimal interest rate risk because it has no long-term debt.

C-15

Risks and Uncertainties

Biotechnology companies are subject to a number of risks and uncertainties inherent in the development of any new technology. General business risks include: uncertainty in product development and related clinical trials and validation studies, the regulatory environment, for example, delays or denial of approvals to market our products, the impact of technological change and competing technologies, the ability to protect and enforce our patent portfolio and intellectual property assets, the availability of capital to finance continued and new product development, and the ability to secure strategic partners for late stage development, marketing, and distribution of our products. The risks and uncertainties described in this MD&A are those we currently believe to be material, but they are not the only ones we face. Additional risks and uncertainties, including those that we do not know about now or that we currently deem immaterial, may also adversely affect our business. To the extent possible, we pursue and implement strategies to reduce or mitigate the risks associated with our business.

a) Share price risk

Ceapro’s share price is subject to equity market price risk, which may result in significant speculation and volatility of trading due to the uncertainty inherent in the Company’s business and the technology industry.

There is a risk that future issuance of common shares may result in material dilution of share value, which may lead to further decline in share price. The expectations of securities analysts and major investors about our financial or scientific results, the timing of such results, and future prospects, could also have a significant effect on the future trading price of Ceapro’s shares.

b) Customer reliance

The Company derives over 90% of our sales and related accounts receivable from one distribution partner, Symrise AG, and while we are continually seeking to expand our customer base, we expect this will continue for the foreseeable future. Our future success in our base business cosmeceuticals market is dependent upon the continued demand by this distributor and their underlying customers, and the expansion of our customer base. Any decline in or loss of demand from this distributor or their underlying customers may have a negative impact on our revenues, and an adverse impact on our business, financial condition, and results of operations.

c) Intellectual property

Ceapro’s success will depend, in part, on its ability to obtain and maintain patents and trademarks and to secure and protect, trade secrets, proprietary technology and manufacturing processes and other intellectual property rights either developed internally or acquired, and to operate without infringing on the proprietary rights of others or have others infringe on its rights. Although Ceapro expends resources and efforts to patent its discoveries and innovations, there can be no assurance that patent applications will result in the issuance of patents or that any patents issued to Ceapro will provide it with adequate protection or any competitive advantages, or that such patents will not be successfully challenged by third parties. The Company cannot be assured competitors will not independently develop products similar to the Company’s products designed to circumvent exclusive rights granted to the Company.

d) Licences

Ceapro has entered into limited life licence agreements for exclusive rights to new technologies. As part of the licence agreements the Company works to develop and scale up the new technologies with the goal to commercialize the technologies or products derived from the technologies. The development of these new technologies is a costly, complex, and time-consuming process, and the investment in this development often involves a prolonged time period until a return is achieved on the investment. The Company’s ability to successfully develop and scale-up new technologies within the expiry periods of the licence agreements is dependent on a number of key factors such as hiring and retaining employees who have specialized knowledge and expertise pertaining to the development of the technologies, being able to access third party specialists, being able to source key equipment or supplies in a timely manner, and delays in research and development programs related to products derived from the technologies. Commercial success depends on many factors including the degree of innovation of the products developed, access to funding for scale-up opportunities, uncertainties inherent in the regulatory approval processes, delays in manufacturing or marketing arrangements, and sufficient support from strategic partners if applicable. Should the Company not be able to successfully develop and scale-up the technologies within the time frames of the licence agreements it could have an adverse impact on our business and operating results and the share price of our Common Shares may decline.

C-16

e) Research and development programs

Research and development programs may be regarded as uncertain, and the results obtained may not support the anticipated benefits. The development of new formulations, products and treatments may require substantial investment and may take a significant amount of time. Pre-clinical and clinical trial work will be necessary to complete before potential products could be determined to be safe and effective products and before we can obtain regulatory approvals for products to be approved for human use. We may set expectations for the timing of programs and the expected results of those programs throughout the different phases of development, such as for anticipated regulatory submission and approval dates of clinical studies, for the commencement and completion of research programs and clinical studies, for expected results, and for the potential timing of commercialization. However, the timing of these events can vary due to unanticipated delays, unsatisfactory research program or clinical trial results, the ability to manufacture the products at a reasonable cost, the ability to find appropriate partners for further commercialization, and to market successfully. At any stage, we may find it necessary to abandon the development of a potential new formulation, product and treatment and we may need to develop a new business strategy. This may have an adverse effect on our potential revenues and operating results.

f) Loss of key personnel

Ceapro relies on certain key employees whose skills and knowledge are critical to maintaining the Company’s success. Ceapro always strives to identify and retain key employees and always strives to be competitive with compensation and working conditions.

g) Interruption of raw material supply

Interruption of key raw materials could significantly impact operations and our financial position. Interruption of supply could arise from weather-related crop failures or from market shortages. Ceapro attempts to purchase key raw materials well in advance of their anticipated use and is in-licensing technologies from third parties to reduce this risk.

h) Regulatory compliance

As a natural extract producer, Ceapro is subject to various regulations, and violation of these could limit markets into which we can sell. Ceapro has introduced a range of procedures which will ensure that Ceapro is well prepared for new regulations and obligations that may be required.

i) Cyber security

The Company depends upon the reliability and security of our information technology systems in the normal course of operations. Ceapro is subject to a variety of information technology and systems risks including virus, cyber-attacks, security breach and destruction or interruption of information technology systems. Although the Company has controls and security measures in place that are designed to mitigate these risks, a breach of these measures could occur and result in a loss of material and confidential information and disruption to business activities.

j) Environmental issues

Violations of safety, health, and environmental regulations could limit operations and expose the Company to liability, cost, and reputational impact. In addition to maintaining compliance with national and provincial standards, Ceapro maintains internal safety and health programs.

k) Legal matters

In the normal course of operations, the Company may be subject to a variety of legal proceedings, including commercial, product liability, employment, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources, and can cause the Company to incur significant expenses. Furthermore, because litigation is inherently unpredictable, and can be very expensive, the results of any such actions may have a material adverse effect on our business, operations, or financial condition.

C-17

l) Significant accounting estimates and assumptions

Ceapro’s consolidated financial statements are prepared within a framework of IFRS. The assets, liabilities, revenues, and expenses reported in the consolidated financial statements depend to varying degrees on estimates made by management. An estimate is considered a critical accounting estimate if it requires management to make assumptions about matters that are highly uncertain and if different estimates that could have been used would have a material impact. The significant areas requiring the use of management estimates relate to provisions made for impairment of non-financial assets, inventory valuation, amortization of property and equipment, the recognition and valuation of tax liabilities and tax assets, provisions, the lease term and discount rate used to measure leases, and the assumptions used in determining share-based compensation. These estimates are based on historical experience and reflect certain assumptions about the future that we believe to be both reasonable and conservative. Actual results could differ from those estimates. Ceapro continually evaluates the estimates and assumptions.

m) Fair value and impairment

The Company relies on forecasts and estimates in its evaluation of the fair value of financial instruments and the recoverable amounts of non-financial assets in relation to impairment testing. The accuracy of such forecasts are inherently vulnerable to assumptions related to the timing of future events, the size of anticipated markets, forecasted costs, and the expected growth of sales.

n) Public health crisis

The Company is exposed to risks related to pandemics or epidemics such as the ongoing COVID-19 virus pandemic. The Company could experience disruptions in our raw materials supply chain, in our manufacturing operations, and our shipping activities as a result of quarantines, facility closures, travel and logistics restrictions, and other limitations in connection with the outbreak. COVID-19 may adversely affect our employees, our operations, our suppliers, and our customers. In addition to the impact on operations, these same disruptions may also adversely affect our research and development partners, research institutions, and laboratories which can negatively impact and delay our research programs. While we would expect this to be temporary, there is uncertainty around the duration of this pandemic, especially considering the variants of the virus that have emerged, and its broader impact. The extent to which the current pandemic or future ones will impact the Company’s results will depend on further developments which are highly uncertain and cannot be predicted with great certainty.

Additional Information

Additional information relating to Ceapro Inc., including a copy of the Company’s Annual Report and Proxy Circular, can be found on SEDAR at www.sedar.com.

C-18

ANNEX D – RAYMOND JAMES FAIRNESS OPINION

December 14, 2023

Board of Directors (in its capacity as such)

Aeterna Zentaris Inc.

c/o Norton Rose Fulbright Canada LLP

222 Bay Street, Suite 3000

Toronto, Ontario

M5K 1E7

Members of the Board of Directors:

We understand that Ceapro Inc., a corporation existing under the federal laws of Canada (“Ceapro”), and Aeterna Zentaris Inc., a corporation existing under the federal laws of Canada (the “Company”), propose to enter into an Arrangement Agreement (the “Arrangement Agreement”), pursuant to which, among other things, (a) immediately prior to the Effective Date (as defined in the Arrangement Agreement) and not through the effect of the filing of the Articles of Arrangement (as defined in the Arrangement Agreement) and the issuance of the Certificate of Arrangement (as defined in the Arrangement Agreement), the Company shall issue 2,534,424 Aeterna Zentaris New Warrants (as defined in the Arrangement Agreement) to the holders of Aeterna Zentaris Shares and the holders of Aeterna Zentaris Adjusted Warrants (as defined in the Arrangement Agreement), (b) the Company will acquire all of the issued and outstanding common shares in the authorized share structure of Ceapro, as existing on the date of the Arrangement Agreement (the “Ceapro Shares”), and (c) subject to the terms of the Arrangement Agreement and the Plan of Arrangement (as defined in the Arrangement Agreement), at the Effective Time (as defined in the Plan of Arrangement) each Ceapro Share held by a Ceapro Shareholder (as defined in the Plan of Arrangement) (other than Ceapro Shares held by Dissenting Shareholders (as defined in the Plan of Arrangement)), shall, without any further act or formality by or on behalf of the Ceapro Shareholders, be deemed to be assigned and transferred by the holder thereof to Aeterna Zentaris in exchange for the the right to receive such number of Aeterna Zentaris Shares as is equal to the Exchange Ratio (as defined in the Plan of Arrangement) multiplied by the number of Ceapro Shares being exchanged. Upon consummation of the Plan of Arrangement, the holders of Aeterna Zentaris Shares immediately prior thereto, and the holders of Ceapro Shares immediately prior thereto, shall each own, in the aggregate, 50% of the outstanding Aeterna Zentaris Shares on a fully-diluted basis. The terms and conditions of the Plan of Arrangement are more completely described in the Arrangement Agreement. Terms used in this opinion letter which are not defined herein have the meanings ascribed to them in the Arrangement Agreement.

The Board of Directors of the Company, in its capacity as such (the “Board”), has requested that Raymond James & Associates, Inc. (“Raymond James”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, and after giving effect to the issuance of the Aeterna Zentaris New Warrants as described above, the Exchange Ratio is fair from a financial point of view to the holders of Aeterna Zentaris Shares.

In connection with our review of the proposed Arrangement and the preparation of this Opinion, we have, among other things:

1.	reviewed the financial terms and conditions of the Plan of Arrangement as stated in the draft of the Arrangement Agreement dated as of December 13, 2023, such draft being the last draft of the Arrangement Agreement provided to us;
2.	reviewed certain information related to the historical operations, condition and prospects of Ceapro, as made available to Raymond James by or on behalf of the Company, including, but not limited to, financial projections approved for our use by management of the Company for the period from January 1, 2024 through December 31, 2026 (the “Ceapro Projections”);
3.	reviewed certain information related to the historical operations, condition and prospects of the Company, as made available to Raymond James by or on behalf of the Company, including, but not limited to, financial projections prepared by the management of the Company for the period from January 1, 2024 through December 31, 2040 (the “Company Projections” and, together with the Ceapro Projections, the “Projections”);
4.	The Company’s audited financial statements for years ended December 31, 2021 and December 31, 2022 and unaudited financial statements for the quarterly periods ended September 30, 2023, June 30, 2023 and March 31, 2023;
5.	Ceapro’s audited financial statements for years ended December 31, 2021 and December 31, 2022 and unaudited financial statements for the quarterly periods ended September 30, 2023, June 30, 2023 and March 31, 2023;
6.	Reviewed the Company’s and Ceapro’s recent public filings and certain other publicly available information regarding the Company and Ceapro;
7.	reviewed the financial and operating performance of the Company and Ceapro and those of other selected public companies that we deemed to be relevant;
8.	considered certain publicly available financial terms of certain transactions we deemed to be relevant;
9.	performed a discounted cash flow analysis with respect to the Company based upon the Company Projections;
10.	performed a discounted cash flow analysis with respect to Ceapro based upon the Ceapro Projections;
11.	reviewed the current and historical market prices for each of the Aeterna Zentaris Shares and the Ceapro Shares;
12.	considered certain discussions and negotiations between representatives of the Company and Ceapro in which we participated;
13.	received a certificate addressed to Raymond James from the Chief Financial Officer of the Company regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of the Company; and
14.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

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With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company or otherwise reviewed by or discussed with us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company or Ceapro. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Company and Ceapro, as applicable, and we have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We express no opinion with respect to the Projections, or the assumptions on which they are based. We have assumed that the final form of the Arrangement Agreement will be substantially similar to the draft reviewed by us, and that the Plan of Arrangement will be consummated in accordance with the terms of the Arrangement Agreement without waiver or amendment of any conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Arrangement Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Arrangement Agreement without being waived. We have relied upon and assumed, without independent verification, that (i) the Plan of Arrangement will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Plan of Arrangement will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Plan of Arrangement, the Company or Ceapro that would be material to our analyses or this Opinion.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of the date hereof and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or Ceapro since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.

We express no opinion as to the underlying business decision to effect the Plan of Arrangement, the structure or tax consequences of the Plan of Arrangement or the availability or advisability of any alternatives to the Plan of Arrangement. While we provided advice to the Company with respect to the proposed Arrangement, we did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Plan of Arrangement. In addition, we do not express any opinion as to the likely trading range of the Aeterna Zentaris Shares following the Plan of Arrangement, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of the Company at that time.

Our opinion is limited as to whether, as of the date hereof, and after giving effect to the issuance of the Aeterna Zentaris New Warrants as described above, the Exchange Ratio is fair from a financial point of view to the holders of Aeterna Zentaris Shares. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board to approve or consummate the Plan of Arrangement. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Company has been assisted by legal, accounting and tax advisors and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Company, Ceapro and the Plan of Arrangement.

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In formulating our opinion, we have considered only what we understand to be the Exchange Ratio as is described above and we did not consider and we express no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any person or entity (including any of the Company’s or Ceapro’s officers, directors or employees) or class of any persons and/or entities, whether relative to the consideration to be paid by the Company or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Plan of Arrangement to the holders of any class of securities, creditors, or other constituencies of the Company or Ceapro, or to any other party (other than the holders of Aeterna Zentaris Shares) or (2) the fairness of the Plan of Arrangement to any one class or group of the Company’s, Ceapro’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of the Company’s, Ceapro’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Plan of Arrangement amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the impact of the Plan of Arrangement on the solvency or viability of the Company or Ceapro or the ability of the Company or Ceapro to pay their respective obligations when they come due.

The delivery of this opinion was approved by an opinion committee of Raymond James. Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Arrangement and will receive a fee for such services, which is contingent upon consummation of the Plan of Arrangement. Raymond James will also receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Plan of Arrangement or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company and Ceapro for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. There are no material relationships that existed during the two years prior to the date of this Opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Raymond James and any party to the Plan of Arrangement. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Company or other participants in the Plan of Arrangement in the future, for which Raymond James may receive compensation.

It is understood that this letter is solely for the information of the Board (solely in each director’s capacity as such) in evaluating the proposed Arrangement and does not constitute a recommendation to the Board or any shareholder of the Company or Ceapro regarding how the Board or any said shareholder should act or vote with respect to the proposed Arrangement or any other matter. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This Opinion may not be disclosed, reproduced, quoted, summarized, referred to at any time, in any manner, or used for any other purpose, nor shall any references to Raymond James or any of its affiliates be made, without our prior written consent, except that this Opinion may be disclosed in and filed with a proxy statement or prospectus filed with any registration statement that is required to be filed in connection with the Plan of Arrangement that is required to be filed with the Securities and Exchange Commission, provided that this Opinion is quoted in full in such proxy statement or prospectus.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, and after giving effect to the issuance of the Aeterna Zentaris New Warrants as described above, the Exchange Ratio is fair, from a financial point of view, to the holders of Aeterna Zentaris Shares.

Very truly yours,

(signed) “Raymond James & Associates, Inc.”

RAYMOND JAMES & ASSOCIATES, INC.

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Up to 2,534,424 Aeterna Zentaris New Warrants

Up to 2,534,424 Common Shares

PRELIMINARY PROSPECTUS

The date of this prospectus is        , 2024

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 124 of the Canada Business Corporations Act (the “CBCA”), the registrant may indemnify a present or former director or officer of the registrant or another individual who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity. The registrant may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the registrant or other entity to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the registrant as a matter of right if he or she was not judged by the Court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above. The registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if he or she does not fulfill the conditions set forth above to qualify for indemnification.

In accordance with the provisions of the CBCA described above, the by-laws of the registrant provide that the Company shall, to the full extent provided by law, indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The registrant has also agreed to indemnify and save harmless the directors and its senior corporate officers as well as the managing director of its German subsidiary pursuant to various Director and Officer Indemnification Agreements against certain costs, charges, damages, awards, settlements, liabilities, interest, judgments, fines, penalties, statutory obligations, professional fees and retainers and other expenses of whatever nature or kind, provided that any such costs, charges, professional fees and other expenses are reasonable (collectively, “Expenses”) and from and against all Expenses sustained or incurred by the indemnified party as a result of serving as a director, officer or employee of the registrant in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted, omitted or acquiesced in by the indemnified party as a director, officer or employee of the registrant. The form of Director and Officer Indemnification Agreement has been furnished to the SEC as Exhibit 99.1 to the registrant’s Report on Form 6-K dated October 21, 2016.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below are the sales of all unregistered securities of ours sold by us within the past three years (i.e., since February 14, 2021, up to the date of this registration statement) which were not registered under the Securities Act:

On February 19, 2021, the Company completed an underwritten public offering of 820,390 common shares at $36.25 per common share, resulting in aggregate gross proceeds of $29.7 million less underwriting discounts, commissions and offering expenses of $2.8 million. The Company also granted to the underwriter and placement agent (the “Underwriter”), a 30-day over-allotment option to purchase up to 123,058 additional common shares at a price of $36.25 per common share (the “Underwriter Option”). Additionally, the Company issued warrants underlying 57,427 common shares to the Underwriter, with each warrant bearing an exercise price of $45.31 (the “February 2021 Placement Agent Warrants”). The February 2021 Placement Agent Warrants expire on February 17, 2026.

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The privately placed securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following documents are filed as part of this registration statement:

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

None.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8. A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Index

2.1*	Arrangement Agreement dated December 14, 2023 (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K filed with the Commission on December 22, 2023)
3.1*	Restated Certificate of Incorporation and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on May 25, 2011)
3.2*	Certificate of Amendment and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on October 3, 2012)
3.3*	Certificate of Amendment and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K furnished to the Commission on November 17, 2015)
3.4*	Amended and Restated By-Law One of the Registrant (incorporated by reference to Exhibit 1.3 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2012 filed with the Commission on March 22, 2013)
4.1*	Amended and Restated Shareholder Rights Plan Agreement between the Registrant and Computershare Trust Company of Canada, as Rights Agent, dated as of May 8, 2019 (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on May 9. 2019)
4.2**	Form of Aeterna Zentaris Warrant Agreement
4.3**	Form of Aeterna Zentaris New Warrants
5.1**	Opinion of Norton Rose Fulbright Canada, LLP, Canadian counsel to the Company, as to the validity of the Common Shares
10.1*	Second Amended and Restated Stock Option Plan of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2013 filed with the Commission on March 21, 2014)
10.2*	2018 Long-Term Incentive Plan of the Registrant (incorporated by reference to Exhibit 4.7 of the Registrant’s Form S-8 filed with the Commission on May 8, 2018)
10.3*	License and Assignment Agreement, dated January 16, 2018 by and between Aeterna Zentaris GmbH and Strongbridge Ireland Limited (incorporated by reference to Exhibit 99.2 of the Registrant’s report on Form 6-K furnished to the Commission on January 19, 2018)
10.4*	Form of Warrant Agreement (incorporated by reference to Exhibit 99.1 of the Registrant’s report on Form 6-K furnished to the Commission on September 20, 2019)
10.5*	Placement Agency Agreement between the Registrant and Maxim Group LLC, dated as of September 20, 2019 (incorporated by reference to Exhibit 99.2 of the Registrant’s report on Form 6-K furnished to the Commission on September 20, 2019)
10.6*	Form of Securities Purchase Agreement by and between the Registrant and certain institutional investors, dated as of September 20, 2019 (incorporated by reference to Exhibit 99.3 of the Registrant’s report on Form 6-K furnished to the Commission on September 20, 2019)
10.7*	Form of Investor Warrant (incorporated by reference to Exhibit 99.1 of the Registrant’s report on Form 6-K furnished to the Commission on February 21, 2020)
10.8*	Form of Placement Agent Warrant (incorporated by reference to Exhibit 99.4 of the Registrant’s report on Form 6-K furnished to the Commission on February 21, 2020)
10.9*	Form of Common Share Purchase Warrant (incorporated by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 30, 2020)
10.10±*	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.6 of the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 30, 2020)
10.11*	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.7 of the Registrant’s Registration Statement Form F-1 filed with the Commission on June 30, 2020)
10.12*	Form of Investor Warrant (incorporated by reference to Exhibit 99.1 of the Registrant’s report on Form 6-K furnished to the Commission on August 5, 2020)
10.13*	Form of Placement Agent Warrant (incorporated by reference to Exhibit 99.5 of the Registrant’s report on Form 6-K furnished to the Commission on August 5, 2020)
10.14*	Amendment Agreement dated November 16, 2020, by and between Aeterna Zentaris GmbH and Novo Nordisk Biopharm Limited. (incorporated by reference to Exhibit 99.1 of the Registrant’s report on Form 6-K furnished to the Commission on November 16, 2020)
10.15*	License Agreement effective December 7, 2020, by and between Aeterna Zentaris GmbH and Consilient Health Ltd. (incorporated by reference to Exhibit 99.1 of the Registrant’s report on Form 6-K furnished to the Commission on December 7, 2020)
10.16*	Engagement Letter dated February 14, 2021 between the Registrant and H.C. Wainwright & Co.
10.17*	Novo Nordisk Early – Termination of Amendment Agreement (“Agreement”) dated as of 16 November 2020
21.1*	Subsidiaries of the Registrant (incorporated by reference to Exhibit 8.1 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2019 filed with the Commission on March 31, 2020)
23.1**	Consent of Ernst & Young LLP
23.2**	Consent of PricewaterhouseCoopers LLP
23.3**	Consent of Raymond Chabot Grant Thornton LLP
23.4**	Consent of Raymond James & Associates, Inc.
23.5**	Consent of Norton Rose Fulbright Canada, LLP (included in Exhibit 5.1)
24.1**	Power of Attorney (included on the signature pages to this Registration Statement)
107**	Filing Fee Table
*	Incorporated by reference
**	Filed herewith
±	Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, South Carolina, on February 15, 2024.

AETERNA ZENTARIS INC.

By:	/s/ Klaus Paulini
Name:	Klaus Paulini, PhD
Title:	President and Chief Executive Officer

SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Klaus Paulini, PhD and Giuliano La Fratta and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the U.S. Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the SEC granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on February 15, 2024.

Signature	Title

/s/ Klaus Paulini	President, Chief Executive Officer, and Director
Klaus Paulini, PhD	(Principal Executive Officer)

/s/ Giuliano La Fratta	Senior Vice President, Chief Financial Officer
Giuliano La Fratta	(Principal Financial Officer and Principal Accounting Officer)

/s/ Carolyn Egbert	Director and Chair of the Board
Carolyn Egbert

/s/ Dennis Turpin	Director
Dennis Turpin

/s/ Peter G. Edwards	Director
Peter G. Edwards

/s/ Gilles Gagnon	Director
Gilles Gagnon

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form F-1, solely in the capacity of the duly authorized representative of Aeterna Zentaris Inc. in the United States, on February 15, 2024.

AETERNA ZENTARIS INC.

By:	/s/ Klaus Paulini
Name:	Klaus Paulini, PhD
Title:	Authorized Signatory

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